UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

MATERIAL SCIENCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Stockholder:

The Board of Directors of Material Sciences Corporation (“MSC”) has adopted, and MSC has entered into, an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 8, 2014, among MSC, Zink Acquisition Holdings Inc. (“Parent”) and Zink Acquisition Merger Sub Inc. (“Merger Sub”), a wholly owned subsidiary of Parent, which provides for the merger of Merger Sub with and into MSC, with MSC surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of New Star Metals Inc. If the Merger is completed, each share of MSC common stock that you own will be converted into the right to receive $12.75 in cash, without interest and less applicable withholding taxes, unless you exercise and perfect your appraisal rights under the Delaware General Corporation Law as more fully described in the accompanying proxy statement.

You will be asked, at a special meeting of MSC’s stockholders, to consider and vote on a proposal to adopt the Merger Agreement.

At the special meeting, you also will be asked to consider and vote upon a proposal to approve, by an advisory vote, the compensation that may be paid or become payable to or on behalf of MSC’s named executive officers that is based on or otherwise relates to the Merger and the agreements and understandings pursuant to which such compensation may be paid or become payable, as disclosed in the accompanying proxy statement under the heading “The Merger—Interests of Executive Officers and Directors of MSC in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger.”

You will also be asked to approve the adjournment of the special meeting, if necessary or appropriate, for the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.

After careful consideration, our Board of Directors adopted the Merger Agreement and the transactions contemplated by the Merger Agreement and declared that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of MSC and its stockholders. The Board of Directors of MSC unanimously recommends that you vote FOR adoption of the Merger Agreement, FOR approval, by non-binding advisory vote, of the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger, and FOR the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

The proxy statement accompanying this letter provides you with information about the Merger and the special meeting of MSC’s stockholders. MSC encourages you to read the entire proxy statement carefully, including the attached Annexes. You may also obtain more information about MSC from documents MSC has filed with the Securities and Exchange Commission.

This proxy statement is dated February 20, 2014, and is first being mailed to stockholders of MSC on or about February 21, 2014.

Your vote is important. Adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of MSC common stock entitled to vote thereon. The failure of any stockholder to vote will have the same effect as a vote against adopting the Merger Agreement. Accordingly, whether or not you plan to attend the special meeting, you are requested to promptly vote your shares by completing, signing and dating the enclosed proxy card and returning it in the envelope provided, or by voting over the telephone or over the Internet as instructed in these materials. If you sign, date and mail your proxy card without indicating how you wish to vote, the shares represented by your properly signed proxy will be voted FOR adoption of the Merger Agreement, FOR approval (on an advisory basis) of the executive compensation that may be paid or become payable in connection with the Merger and FOR adjourning the special meeting, if necessary or appropriate, to solicit additional proxies.

If your shares of MSC common stock are held in “street name” by your bank, brokerage firm or other nominee, you should have received voting instructions with these materials from that organization. You should instruct such organization to vote your shares following the procedures they provided. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting. Failure to instruct your bank, brokerage firm or other nominee to vote your shares will have the same effect as voting AGAINST the adoption of the Merger Agreement.

Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

If you have any questions or need assistance voting your shares of MSC common stock, please contact Morrow & Co., LLC, MSC’s proxy solicitation agent, by calling toll-free at (800) 662-5200 or collect at (203) 658-9400, or e-mailing MASC.info@morrowco.com.

Thank you for your cooperation and continued support.

Sincerely,

JOHN P. REILLY

Non-Executive Chairman of the Board

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 20, 2014

To the Stockholders of Material Sciences Corporation:

A special meeting of the stockholders of Material Sciences Corporation (“MSC”), a Delaware corporation, will be held at 10:00 a.m., local time, on March 20, 2014, at MSC’s principal executive offices located at 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007 for the following purposes:

1.	Adoption of the Merger Agreement. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of January 8, 2014, among MSC, Zink Acquisition Holdings Inc. (“Parent”) and Zink Acquisition Merger Sub Inc. (“Merger Sub”), a wholly owned subsidiary of Parent, as it may be amended from time to time (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into MSC, with MSC surviving the merger as a wholly owned subsidiary of Parent (the “Merger”);

2.	Approval of Executive Compensation that May Be Paid or Become Payable in Connection with the Merger. To consider and vote on a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to or on behalf of MSC’s named executive officers that is based on or otherwise relates to the Merger and the agreements and understandings pursuant to which such compensation may be paid or become payable, as disclosed in the accompanying proxy statement under the heading “The Merger—Interests of Executive Officers and Directors of MSC in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger”;

3.	Adjournment of the Special Meeting. To approve the adjournment of the special meeting or any adjournment or postponement thereof, if necessary or appropriate, for the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement; and

4.	To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof by or at the direction of MSC’s board of directors.

The Board of Directors of MSC unanimously recommends that you vote FOR adoption of the Merger Agreement, FOR approval, by non-binding advisory vote, of the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger, and FOR adjourning the special meeting, if necessary or appropriate, to solicit additional proxies.

Only stockholders of record at the close of business on February 18, 2014 are entitled to notice of and to vote at the special meeting and at any adjournment of the special meeting. A list of stockholders entitled to vote at the special meeting will be available for inspection by stockholders of record during business hours at MSC’s principal executive offices located at 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007 for ten days prior to the date of the special meeting and will also be available at the special meeting. All stockholders of record are cordially invited to attend the special meeting in person. To ensure your representation at the meeting in case you cannot attend, you are urged to vote your shares by completing, signing, dating and returning the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose or submitting your proxy by telephone or through the Internet in accordance with the instructions contained in the accompanying proxy statement under the heading “Questions and Answers About the Merger – How do I vote?” Any stockholder attending the special meeting may vote in person even if he or she has returned or otherwise submitted a proxy card.

Stockholders of MSC that do not vote in favor of adopting the Merger Agreement will have the right to seek appraisal of the fair value of their shares if the Merger is completed, but only if they submit a written demand for appraisal to MSC prior to the time the vote is taken on the Merger Agreement and comply with all other requirements of the Delaware General Corporation Law (“DGCL”). A copy of the applicable DGCL statutory provisions is included as Annex C to the accompanying proxy statement, and a summary of these provisions can be found under the heading “Appraisal Rights” in the accompanying proxy statement.

The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of MSC common stock entitled to vote thereon. The failure to vote will have the same effect as a vote against adopting the Merger Agreement. Even if you plan to attend the special meeting in person, please complete, sign, date and return the enclosed proxy or vote over the telephone or the Internet as instructed in these materials as promptly as possible to ensure that your shares will be represented at the special meeting if you are unable to attend. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person. If you sign, date and mail your proxy card without indicating how you wish to vote, the shares represented by your properly signed proxy will be voted FOR the adoption of the Merger Agreement, FOR the approval, by an advisory vote, of the executive compensation that may be paid or become payable in connection with the Merger, and FOR adjourning the special meeting, if necessary or appropriate, to solicit additional proxies. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will effectively be counted as a vote against the adoption of the Merger Agreement.

If your shares of MSC common stock are held in “street name” by your bank, brokerage firm or other nominee, you should have received voting instructions with these materials from that organization. You should instruct such organization to vote your shares following the procedures they provided. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting. Failure to instruct your bank, brokerage firm or other nominee to vote your shares will have the same effect as voting AGAINST the adoption of the Merger Agreement.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders of MSC. Registration will begin at 9:00 a.m., local time, and seating will begin at 9:45 a.m., local time. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock through a bank, brokerage firm or other nominee (“street name” holders) will need to bring a copy of the voting instruction card or a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and certain other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors,

James D. Pawlak

Vice President, Chief Financial Officer,

Corporate Controller and Corporate Secretary

Elk Grove Village, Illinois

February 20, 2014

PROXY STATEMENT	1

SUMMARY	2
Parties to the Merger	2
Stockholder Votes	2
Price for Your Shares	3
Treatment of Equity Awards, Phantom Stock Units and the Employee Stock Purchase Plan	3
Board Recommendation; Reasons for the Merger	3
Opinion of MSC’s Financial Advisor	4
Financing	4
The Special Meeting of MSC’s Stockholders	5
Procedure for Receiving the Per Share Merger Consideration	6
Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders	6
Required Antitrust Approvals	6
Solicitation of Other Offers (the “Go-Shop” Provision)	7
Conditions to the Merger	7
Termination of the Merger Agreement	8
Termination Fees and Expenses	9
Interests of MSC’s Directors and Executive Officers in the Merger	9
Appraisal Rights	9
Shares Held by Directors and Executive Officers	9
Delisting and Deregulation	9
MSC’s Stock Price	10
Questions	10

QUESTIONS AND ANSWERS ABOUT THE MERGER	11

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	19

THE SPECIAL MEETING	20
Date, Time and Place of the Special Meeting	20
Purpose of the Special Meeting	20
MSC Board Recommendation	20
Who Can Vote at the Special Meeting	20
Quorum	20
Vote Required	21
Proxies and Revocation	23
Adjournments	23
Rights of Stockholders Who Object to the Merger	24
Solicitation of Proxies	24

THE PARTIES TO THE MERGER	25
Material Sciences Corporation	25
Zink Acquisition Holdings Inc.	25
Zink Acquisition Merger Sub Inc.	25

THE MERGER (PROPOSAL 1)	26
Background of the Merger	26
The Recommendation of the Board; Reasons for the Merger	34
Interests of Executive Officers and Directors of MSC in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger	37
Opinion of the Company’s Financial Advisor	45

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PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by Material Sciences Corporation (“MSC,” the “Company,” “we,” “us” or “our”), on behalf of MSC’s Board of Directors (the “Board”), to be used at a special meeting of stockholders, which will be held on March 20, 2014 at 10:00 a.m., local time, at MSC’s principal executive offices located at 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007. The purpose of the special meeting is for our stockholders to consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of January 8, 2014, among MSC, Zink Acquisition Holdings Inc. (“Parent”) and Zink Acquisition Merger Sub Inc. (“Merger Sub”), a wholly owned subsidiary of Parent, as it may be amended from time to time (the “Merger Agreement”). Parent and Merger Sub are subsidiaries of New Star Metals Inc. (“New Star”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into MSC (the “Merger”), with MSC surviving the merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”). A copy of the Merger Agreement is attached to this proxy statement as Annex A. This proxy statement and the accompanying proxy card are being mailed to stockholders on or about February 21, 2014.

SUMMARY

This summary highlights selected information from this proxy statement. It may not contain all of the information that is important to you. You are urged to read carefully the entire proxy statement and the other documents referred to in this proxy statement in order to fully understand the Merger Agreement and the proposed Merger. Each item in this summary refers to the page of this proxy statement on which that subject is discussed in more detail. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section titled “Where You Can Find More Information” on page 95 of this proxy statement.

Parties to the Merger (see page 25)

Material Sciences Corporation

MSC, a Delaware corporation, is a leading provider of material-based solutions for acoustical and coated applications. The Company uses its expertise in materials, which it leverages through relationships and a network of partners, to solve customer-specific problems. The principal trading market for MSC common stock (NASDAQ: MASC) is the NASDAQ Capital Market (“NASDAQ”). MSC’s principal executive offices are located at 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007, and MSC’s telephone number is (847) 439-2210.

Zink Acquisition Holdings Inc.

Zink Acquisition Holdings Inc., which we refer to as Parent, is a Delaware corporation and was formed by New Star solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement and related financing transactions. Parent has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement and the related financing transactions. Upon the consummation of the Merger, Parent will own all of the outstanding shares of MSC common stock, and MSC will be a wholly owned subsidiary of Parent. Parent’s principal executive offices are located at 1400 Civic Place, Suite 250, Southlake, Texas 76092. Its telephone number is (817) 488-7775.

New Star provides steel processing, building products and supply chain management across a diverse array of end markets. Based in the Chicago area, New Star Metals operates through its four divisions: Electric Coating Technologies, Premier Resource Group, World Class Corrugating and Canfield Coating.

Zink Acquisition Merger Sub Inc.

Zink Acquisition Merger Sub Inc., which we refer to as Merger Sub, is a Delaware corporation and is a wholly owned subsidiary of Parent. Merger Sub was formed by Parent solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement and the related financing transactions. Merger Sub has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement and the related financing transactions. Upon completion of the Merger, Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at 1400 Civic Place, Suite 250, Southlake, Texas 76092. Its telephone number is (817) 488-7775.

Stockholder Votes (see page 21)

You are being asked to vote to (i) adopt the Merger Agreement, pursuant to which MSC would be acquired by Parent; (ii) approve, by a non-binding advisory vote, the compensation that may be paid or become payable to or on behalf of MSC’s named executive officers that is based on or otherwise relates to the Merger and the agreements and understandings pursuant to which such compensation may be paid or become payable; and (iii) approve the adjournment of the special meeting, if necessary or appropriate, for the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement. Adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of MSC common stock outstanding at the close of business on the record date (the “Stockholder Approval”), as described herein. Approval of the executive compensation that may be paid or become payable in connection with the Merger and approval of the adjournment of the special meeting, if necessary or appropriate, for the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement each requires the affirmative vote of a majority of the shares of MSC common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

Price for Your Shares (see page 64)

Upon completion of the Merger, holders of shares of MSC common stock will receive $12.75 per share in cash, without interest and less applicable withholding taxes (the “Per Share Merger Consideration”), other than shares held by stockholders who properly demand and perfect appraisal rights under the Delaware General Corporation Law (the “DGCL”).

Treatment of Equity Awards, Phantom Stock Units and the Employee Stock Purchase Plan (see page 64)

Options to purchase shares of MSC common stock, restricted stock and phantom stock units outstanding at the effective time of the Merger, and MSC’s Employee Stock Purchase Plan, will be treated as follows under the Merger Agreement:

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Stock Options. Immediately prior to the effective time of the Merger, each outstanding stock option, whether or not vested, will become fully vested and exercisable and, at the effective time of the Merger, will be cancelled and converted into the right to receive a cash payment equal to the excess, if any, of $12.75 over such option’s exercise price. Each outstanding stock option that has an exercise price equal to or greater than $12.75 will be cancelled without the right to receive any consideration.

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Restricted Stock. Immediately prior to the effective time of the Merger, each outstanding share of MSC restricted stock, whether or not vested, will become free of all restrictions, fully vested and transferable and, at the effective time of the Merger, other than shares held by stockholders who properly demand and perfect appraisal rights under the DGCL, will be cancelled and converted into the right to receive $12.75 in cash, without interest and less applicable withholding taxes, under the same terms and conditions as apply to the receipt of the Per Share Merger Consideration by holders of shares of the Company’s common stock generally.

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Phantom Stock Units. In connection with the consummation of the Merger, MSC is required to redeem each outstanding phantom stock unit held by members of the Board, in accordance with the terms of the grant agreements therefor, at the same $12.75 Per Share Merger Consideration (without interest and less applicable withholding taxes) in cash payable to stockholders of MSC in the Merger.

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Employee Stock Purchase Plan. Pursuant to the Merger Agreement, the Company will take all action necessary to suspend or terminate the Material Sciences Corporation 2007 Employee Stock Purchase Plan (the “Stock Purchase Plan”), in accordance with the suspension and termination provisions of the Stock Purchase Plan, effective as of February 28, 2014 (i.e., the end of the current purchase period). Effective as of such suspension or termination, no additional purchase periods will commence, and no additional purchases of shares of MSC common stock will be permitted, under the Stock Purchase Plan.

Board Recommendation; Reasons for the Merger (see page 34)

After consideration of various factors, including those described in the section titled “The Merger — Recommendation of the Board; Reasons for the Merger,” the Board unanimously determined that it is advisable and in the best interests of MSC and its stockholders to consummate the Merger and the other transactions contemplated by the Merger Agreement, and unanimously recommends that stockholders vote FOR the proposal to adopt the Merger Agreement, FOR the approval, by a non-binding advisory vote, of the executive compensation that may be paid or become payable in connection with the Merger and FOR the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. In making this determination, the Board considered various factors described in the section titled “The Merger — The Recommendation of the Board; Reasons for the Merger.”

In considering the recommendation of the Board with respect to the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that may be different from, or in addition to, yours. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the stockholders of the Company. See the section titled “The Merger — Interests of Executive Officers and Directors of MSC in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger” beginning on page 37.

Opinion of MSC’s Financial Advisor (see page 45)

In connection with the Merger, the Company’s financial advisor, Robert W. Baird & Co. Incorporated (“Baird”), delivered an oral opinion, subsequently confirmed in writing, to the Board, based upon and subject to the qualifications, limitations, procedures and assumptions stated in its written opinion and as of the date of the opinion, as to the fairness, from a financial point of view, to MSC’s stockholders (other than Parent and its affiliates) of the Per Share Merger Consideration to be paid to those stockholders in the Merger.

The full text of the written opinion, which describes the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached to this proxy statement as Annex B and is incorporated herein by reference. You should read the opinion carefully in its entirety. Baird’s opinion was provided to the Board (solely in its capacity as the Board) in connection with its evaluation of the Per Share Merger Consideration from a financial point of view. Baird’s opinion did not address any other aspects or implications of the Merger and did not constitute a recommendation to the Board, any holder of shares of MSC common stock or any other person as to how such person should vote or act with respect to the Merger Agreement or any other matter.

Financing (see page 56)

Parent and Merger Sub estimate that the total amount of funds necessary to pay the consideration under the Merger Agreement, and the fees and expenses related to the Merger, is approximately $150 million. On January 8, 2014, New Star Metals Holdings LLC (“New Star Holdings”) entered into (i) a binding debt commitment letter, dated January 8, 2014, with GSO Capital Partners LP (the “GSO Debt Commitment Letter”), which provides for a $160 million senior secured term loan facility for New Star Holdings, New Star and its subsidiaries, and (ii) a binding debt commitment letter, dated January 8, 2014, from PNC Bank, National Association (the “PNC Debt Commitment Letter” and, together with the GSO Debt Commitment Letter, the “Debt Commitment Letters”), which provides for a $90 million senior secured revolving credit facility for New Star Holdings, New Star and its subsidiaries. The funding under each of the Debt Commitment Letters, which is subject to certain conditions, will be used to fund part of the cash consideration for the Merger and related fees and expenses. Also on January 8, 2014, Insight Equity II LP (“Insight II”) entered into a binding equity commitment letter with New Star (the “Insight Equity Commitment Letter”) pursuant to which Insight II committed to purchase, at or immediately prior to the consummation of the Merger, $15 million of equity securities of New Star in the aggregate, and New Star entered into a binding equity commitment letter with Parent (the “New Star Equity Commitment Letter” and, together with the Insight Equity Commitment Letter, the

“Equity Commitment Letters”) pursuant to which New Star committed to purchase, at or immediately prior to the consummation of the Merger, $15 million of equity securities of Parent, in order to allow Parent to fund a portion of the aggregate consideration and to pay fees and expenses related to the Merger. Of the $265 million to be raised under the Debt Commitment Letters and the Equity Commitment Letters, approximately $85 million will be used to refinance existing indebtedness of Parent. Parent and Merger Sub have represented that, with the aggregate proceeds of this debt and equity financing, they will have sufficient funds at the closing of the Merger to fund the payment of the consideration for the Merger, and the fees and expenses related to the Merger. For a more complete description of Parent’s financing for the Merger, see the section titled “The Merger — Financing.”

The Special Meeting of MSC’s Stockholders (see page 20)

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Date, Time and Place. The special meeting will be held at 10:00 a.m., local time, on March 20, 2014, at MSC’s principal executive offices located at 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007.

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Who Can Vote at the Meeting. All stockholders of record of shares of MSC common stock as of the record date, which was the close of business on February 18, 2014, are entitled to receive notice of the special meeting or any adjournments of the special meeting. Each holder of MSC common stock will be entitled to cast one vote on each matter presented at the special meeting for each share of MSC common stock that such holder owned as of the record date. On the record date, there were 10,331,549 shares of MSC common stock outstanding. The presence, in person or by proxy, of holders of a majority of the outstanding shares of MSC common stock will constitute a quorum for purposes of the special meeting. Shares held in “street name” whose nominees are not provided with voting instructions by the beneficial owner (which we refer to as broker non-votes) will not be voted at the special meeting but will be counted as part of the quorum. If you own shares that are registered in the name of someone else, such as a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the special meeting.

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Vote Required. The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of MSC common stock outstanding at the close of business on the record date described above. A failure to vote or a vote to abstain has the same effect as a vote AGAINST approval of the Merger Agreement. Each of Frank L. Hohmann III, a member of the Board, and Privet Fund LP and Privet Fund Management LLC (collectively, “Privet”), which collectively beneficially own shares of MSC’s common stock representing approximately 19% of the outstanding shares, has entered into a voting agreement (each, a “Voting Agreement” and, collectively, the “Voting Agreements”) with Parent. Pursuant to each Voting Agreement, the stockholder party thereto has agreed, among other things, to vote shares beneficially owned by such stockholder (and has granted Parent an irrevocable proxy with respect to such matters) in favor of the adoption of the Merger Agreement. Ryan J. Levenson, a member of the Board, is the managing member of Privet Fund Management LLC. Approval of the executive compensation that may be paid or become payable in connection with the Merger and approval of the adjournment of the special meeting, if necessary or appropriate, for the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement each requires the affirmative vote of a majority of the shares of MSC common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. A failure to vote will have no effect on the proposal to approve the Merger-related executive compensation or the proposal to adjourn the special meeting, if necessary or appropriate, and a vote to abstain will have the same effect as a vote AGAINST such proposals.

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Procedure for Voting. You can vote shares you hold of record by attending the special meeting and voting in person, by mailing the enclosed proxy card, or by voting over the telephone or over the Internet in accordance with the instructions in the section titled “Questions and Answers About the

Merger — How do I vote?” If you sign and return a proxy card without giving voting instructions, your shares will be voted FOR adoption of the Merger Agreement, FOR approval (on a non-binding advisory basis) of the executive compensation that may be paid or become payable in connection with the Merger and FOR adjourning the special meeting, if necessary or appropriate, to solicit additional proxies. If your shares of MSC common stock are held in “street name” by a bank, brokerage firm or other nominee, you should instruct your bank, broker or other nominee on how to vote your shares using the instructions provided by your bank, broker or other nominee. If you do not instruct your bank, broker or other nominee to vote your shares, your shares will not be voted.

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How to Revoke Your Proxy. You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise MSC’s Corporate Secretary in writing, deliver a proxy dated after the date of the proxy you wish to revoke, or attend the meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy. If you have instructed your broker to vote your shares, you must follow the directions provided by your broker to change those instructions.

Procedure for Receiving the Per Share Merger Consideration (see page 65)

Parent will appoint a paying agent to coordinate the payment of the cash Per Share Merger Consideration in respect of shares of MSC common stock following the Merger. If you own shares of MSC common stock that are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to surrender your “street name” shares and receive cash for those shares. If you hold certificated shares, the paying agent will send you written instructions for surrendering your certificates and obtaining the cash Per Share Merger Consideration at or shortly after the date on which MSC completes the Merger. Do not send in your share certificates now.

Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders (see page 59)

The receipt of cash in exchange for MSC common stock will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under applicable state, local, foreign or other tax laws. In general, U.S. holders of MSC common stock who receive cash in exchange for their shares pursuant to the Merger Agreement will recognize a gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the holder’s adjusted tax basis in the shares exchanged and the amount of cash received (determined before the deduction of any applicable withholding taxes). Tax matters are very complex, and the tax consequences of the Merger to you will depend on the facts of your own situation. You are urged to read the discussion in the section titled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders” beginning on page 59 and to consult your tax advisor as to the U.S. federal income tax consequences of the Merger, as well as the effects of state, local and non-U.S. tax laws or any other U.S. federal tax laws.

Required Antitrust Approvals (see page 60)

Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Merger may not be consummated until notification and report forms have been filed with the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) and the Federal Trade Commission (the “FTC”) by Parent and MSC, and the applicable waiting period has expired or been terminated. Parent and MSC filed the notification and report forms under the HSR Act with the FTC and the Antitrust Division on January 23, 2014, and requested early termination of the waiting period. Termination of the waiting period was granted on February 10, 2014.

Parent and MSC have determined that the Merger does not require the filing of information with, or obtaining the approval of, antitrust or competition authorities under any foreign merger control statutes or regulations.

Solicitation of Other Offers (the “Go-Shop” Provision) (see page 72)

From the date of the Merger Agreement until 11:59 p.m. (Chicago time) on February 12, 2014 (the “Go-Shop Period”), MSC and its representatives were permitted to solicit or engage in discussions or negotiations with any third party regarding a proposal to acquire MSC or a significant interest in MSC, and to continue discussions or negotiations until 11:59 p.m. (Chicago time) on February 27, 2014, with any third party that made an acquisition proposal during the Go-Shop Period which MSC’s Board of Directors determined constituted or could reasonably be expected to lead to a “superior proposal” (as defined in the section titled “The Merger Agreement — Other Acquisition Proposals”). MSC did not receive any alternative acquisition proposals during the Go-Shop Period.

Now that the Go-Shop Period has expired, the Merger Agreement contains restrictions on MSC’s ability to solicit or engage in discussions or negotiations with any third party regarding a proposal to acquire MSC or a significant interest in MSC. Under certain limited circumstances, the Company may respond to an acquisition proposal that did not result from a breach of the non-solicitation provisions of the Merger Agreement and terminate the Merger Agreement to enter into an acquisition agreement with respect to a “superior proposal.” In the event that MSC terminates the Merger Agreement to enter into an acquisition agreement with respect to a superior proposal, MSC will be required to pay Parent a termination fee. See the section titled “The Merger Agreement — Termination Fees and Reimbursement of Expenses.”

Conditions to the Merger (see page 77)

Each party’s obligation to complete the Merger is subject to the satisfaction or waiver of various conditions, including the following:

•	the approval of the Merger Agreement by MSC’s stockholders;

•	the expiration or termination of the waiting period under the HSR Act and under any other applicable antitrust law; and

•	the absence of any injunctions or other legal prohibitions preventing the consummation of the Merger.

The obligation of Parent and Merger Sub to complete the Merger is subject to the satisfaction or their waiver of certain additional conditions, including the following:

•	the accuracy of MSC’s representations and warranties in the Merger Agreement to varying standards depending on the representation and warranty;

•	MSC’s performance of its obligations contained in the Merger Agreement in all material respects;

•	no “Company Material Adverse Effect” has occurred (as defined in the section titled “The Merger Agreement — Representations and Warranties”); and

•	the delivery to Parent of an officer’s certificate from MSC confirming that the conditions described in the immediately preceding three bullets have been satisfied.

MSC’s obligation to complete the Merger is subject to the satisfaction or its waiver of certain additional conditions, including the following:

•

the accuracy of Parent’s and Merger Sub’s representations and warranties in the Merger Agreement, unless such inaccuracies, individually or in the aggregate, would not prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement;

•	each of Parent’s and Merger Sub’s performance of its obligations contained in the Merger Agreement in all material respects; and

•	the delivery to MSC of an officer’s certificate from Parent confirming that the conditions described in the immediately preceding two bullets have been satisfied.

Termination of the Merger Agreement (see page 78)

The Merger Agreement can be terminated under certain circumstances, including:

•	by mutual written consent of MSC and Parent;

•	by either Parent or MSC, if:

•	the Merger has not been consummated on or before July 8, 2014;

•	the Stockholder Approval is not obtained at the special meeting or any postponement or adjournment thereof; or

•	there is an order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger.

•	by MSC if:

•

MSC enters into an alternative acquisition agreement with respect to a superior proposal immediately prior to, or substantially concurrently with, the termination of the Merger Agreement, provided that MSC pays the applicable termination fee and complies with certain other requirements;

•

either of Parent or Merger Sub materially breaches or fails to perform any of its representations, warranties, covenants or agreements in the Merger Agreement such that the conditions to MSC’s obligation to complete the Merger would not be satisfied, and such breach is not cured by Parent or Merger Sub within certain time periods;

•

a change of recommendation occurs (as described in the section titled “The Merger Agreement — Other Acquisition Proposals”), provided that MSC pays the applicable termination fee and complies with certain other requirements; or

•	if the Merger is not consummated within three business days after the conditions to the obligations of Parent and Merger Sub to complete the Merger have been satisfied.

•	by Parent if:

•

a change of recommendation occurs, the Board approves, recommends or enters into an agreement with respect to another acquisition proposal, MSC breaches, in any material respect, the non-solicitation provisions (as described in “The Merger Agreement — Other Acquisition Proposals”), MSC fails to include the Board recommendation in this proxy statement, the Board authorizes any of the foregoing or the Board fails to recommend against a tender offer within 10 business days after its public announcement or commencement;

•

MSC materially breaches or fails to perform any of its representations, warranties, covenants or agreements in the Merger Agreement such that the conditions to Parent’s and Merger Sub’s obligations to complete the Merger would not be satisfied, and such breach is not cured within certain time periods; or

•	there has been a “Company Material Adverse Effect” (as defined in the section titled “The Merger Agreement — Representations and Warranties”).

Termination Fees and Expenses (see page 80)

Upon termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a “superior proposal,” the Company will be required to pay Parent a termination fee of $4.0 million, or $2.5 million depending on the circumstances, or reimburse certain expenses of Parent up to $1.25 million. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $8.5 million under certain specified circumstances set forth in the Merger Agreement. See the section titled “The Merger Agreement — Termination Fees and Reimbursement of Expenses.”

Interests of MSC’s Directors and Executive Officers in the Merger (see page 37)

You should be aware that some of MSC’s directors and executive officers have interests in the Merger that are different from, or are in addition to, the interests of MSC’s stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, and in recommending that the Merger Agreement be adopted by our stockholders. These interests relate to, among other things, equity awards held by such persons; severance arrangements with MSC’s executive officers; indemnification of MSC’s directors and officers by the Surviving Corporation following the Merger; and the possibility of continuing employment of certain executive officers with the Surviving Corporation. For a more complete description of the interests of our directors and executive officers in the Merger, see “The Merger — Interests of Executive Officers and Directors of MSC in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger.”

Appraisal Rights (see page 83)

If certain criteria are satisfied, the DGCL provides you with the right to seek an appraisal of your shares, provided that you perfect those rights in the manner provided for in the DGCL. This means that if you are not satisfied with the amount you are receiving in the Merger, you may be entitled to have the value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation. The amount you ultimately receive as a dissenting stockholder in an appraisal proceeding may be more, the same as or less than the amount you would be entitled to receive under the terms of the Merger Agreement. Annex C to this proxy statement contains the full text of Section 262 of the DGCL, which relates to appraisal rights. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. We encourage you to read these provisions carefully and in their entirety.

Shares Held by Directors and Executive Officers (see page 88)

As of the close of business on February 18, 2014, the directors and executive officers of MSC on such date were deemed to beneficially own an aggregate of 2,433,714 shares of MSC common stock, which represented approximately 22.8% of the shares of MSC common stock outstanding on that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) as described in the section titled “Security Ownership of Certain Beneficial Owners and Management.”

Delisting and Deregistration (see page 61)

If the Merger is completed, MSC’s common stock will be delisted from NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we would no longer file reports with the SEC on account of our common stock.

MSC’s Stock Price (see page 87)

Shares of MSC’s common stock are listed on NASDAQ under the trading symbol “MASC.” On January 8, 2014, which was the last trading day before the announcement of the Merger, the closing price for MSC’s common stock was $11.22 per share. On February 18, 2014, which was the most recent practicable date before this proxy statement was mailed to stockholders, the closing price for MSC’s common stock was $12.74 per share.

Questions

If you have additional questions about the Merger or other matters discussed in this proxy statement after reading this proxy statement, you should contact Morrow & Co., LLC, MSC’s proxy solicitation agent (“Morrow”). The address of Morrow is 470 West Avenue, Stamford, CT 06902. If you would like additional copies of this proxy statement, without charge, or if you have questions about the Merger, including the procedures for voting your shares, you can call Morrow toll-free at (800) 662-5200 or collect at (203) 658-9400, or you can e-mail Morrow at MASC.info@morrowco.com.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed Merger. These questions and answers may not address all questions that may be important to you as a stockholder of MSC. Please refer to the more detailed information contained elsewhere in this proxy statement, including the Annexes and the documents we refer to or incorporate by reference in this proxy statement.

Q:	Why am I receiving these materials?

A:	You are receiving this proxy statement and the proxy card because you own shares of MSC common stock. The Board is providing these proxy materials to give you information for use in determining how to vote in connection with the special meeting.

The Merger and Related Transactions

Q:	What is the proposed transaction?

A:	The proposed transaction is the acquisition of MSC by Parent pursuant to the Merger Agreement. Once the Merger Agreement has been adopted by MSC’s stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived (other than those which, by their nature, are to be satisfied at the closing of the Merger), Merger Sub will merge with and into MSC. MSC will be the surviving corporation in the Merger and will become wholly owned by Parent. Parent and Merger Sub are affiliates of New Star. The Merger Agreement is attached as Annex A to this proxy statement.

Q:	As an MSC stockholder, what will I receive in the Merger?

A:	If the Merger is completed, you will be entitled to receive $12.75 in cash, without interest and less applicable withholding taxes, for each share of MSC common stock that you own immediately prior to the effective time of the Merger, unless you exercise and perfect your appraisal rights under the DGCL.

Q:	How are stock options and restricted stock treated in the Merger?

A:	Immediately prior to the effective time of the Merger, each outstanding stock option, whether or not vested, will become fully vested and exercisable and, at the effective time of the Merger, will be cancelled and converted into the right to receive the option’s spread value in cash (i.e., a cash payment equal to the excess, if any, of $12.75 over such option’s exercise price). Each outstanding stock option that has an exercise price equal to or greater than $12.75 will be cancelled without the right to receive any cash payment or other consideration. Immediately prior to the effective time of the Merger, each outstanding share of MSC restricted stock, whether or not vested, will become free of all restrictions, fully vested and transferable and, at the effective time of the Merger, other than shares held by stockholders who properly demand and perfect appraisal rights under the DGCL, will be cancelled and converted into the right to receive $12.75 in cash, without interest and less applicable withholding taxes under the same terms and conditions as apply to the receipt of the Per Share Merger Consideration by holders of shares of MSC’s common stock generally.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted by MSC’s stockholders or if the Merger is not completed for any other reason, you will not receive any payment for your shares of MSC common stock in connection with the Merger. Instead, MSC will remain a publicly traded company and its common stock will continue to be listed and traded on NASDAQ. The Merger Agreement contains certain termination rights for MSC and Parent. Upon termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a “superior proposal,” the Company will be required to pay Parent a termination fee of $4.0 million, or $2.5 million depending on the circumstances, or reimburse certain expenses of Parent up to $1.25 million. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $8.5 million under certain specified circumstances set forth in the Merger Agreement. See “The Merger Agreement — Termination Fees and Reimbursement of Expenses.”

Q:	What effects will the Merger have on the Company?

A:	Upon completion of the Merger, MSC will cease to be a publicly traded company and will be a wholly owned subsidiary of Parent. As a result, you will no longer have any monetary interest in our future performance. Following completion of the Merger, the registration of our common stock and our reporting obligations with respect to our common stock under the Exchange Act are expected to be terminated and shares of MSC’s common stock will no longer be listed on NASDAQ.

Q:	Is completion of the Merger subject to any conditions?

A:	Yes. Consummation of the Merger is subject to customary conditions, including the approval of the Merger by the holders of a majority of the outstanding shares of common stock of the Company entitled to vote on the Merger and the expiration or termination of the waiting period applicable to the consummation of the Merger under the HSR Act. For a more complete description of the conditions that must be satisfied or waived prior to completion of the Merger, see the section titled “The Merger Agreement — Conditions to the Merger.”

Q:	What are the United States federal income tax consequences of the Merger to holders of MSC common stock?

A:	The receipt of cash in exchange for MSC common stock will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under applicable state, local, foreign or other tax laws. In general, U.S. holders of MSC common stock who receive cash in exchange for their shares pursuant to the Merger will recognize a gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the holder’s adjusted tax basis in the shares exchanged and the amount of cash received (determined before the deduction of any applicable withholding taxes). Tax matters are very complex, and the tax consequences of the Merger to you will depend on the facts of your own situation. You are urged to read the discussion in the section titled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders” beginning on page 59 for a more detailed description of U.S. federal income tax consequences of the Merger and to consult your tax advisor as to the U.S. federal income tax consequences of the Merger, as well as the effects of state, local and non-U.S. tax laws or any other U.S. federal tax laws.

Q:	When do you expect the Merger to be completed?

A:	MSC and Parent are working to complete the Merger as quickly as possible after the special meeting. However, the exact timing and likelihood of completion of the Merger cannot be predicted because the Merger is subject to certain conditions, including adoption of the Merger Agreement by our stockholders and receipt of regulatory approvals. Neither MSC nor Parent or Merger Sub is obligated to complete the Merger unless the applicable closing conditions in the Merger Agreement have been satisfied or waived. See “The Merger Agreement — Conditions to the Merger.”

Q:	Do any MSC directors or officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

A:

Yes. In considering the recommendation of the Board with respect to the adoption of the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by our stockholders. See “The Merger — Interests of Executive Officers and Directors of MSC in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger.”

The Special Meeting

Q:	Where and when is the special meeting?

A:	The special meeting will take place at 10:00 a.m., local time, on March 20, 2014, at MSC’s principal executive offices located at 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007.

Q:	Who is eligible to vote?

A:	Holders of MSC common stock as of the close of business on February 18, 2014, the record date for the special meeting, are eligible to vote.

Q:	How many votes do MSC’s stockholders have?

A:	Each holder of MSC common stock has one vote for each share of MSC common stock that such holder owned at the close of business on February 18, 2014, the record date for the special meeting. As of the record date for the special meeting, 10,331,549 shares of MSC common stock were issued and outstanding.

Q:	What vote of MSC’s stockholders is required to approve the Merger Agreement and the other matters being decided at the special meeting?

A:	The following are the vote requirements for the proposals:

•

Adoption of the Merger Agreement. In order to complete the Merger, holders of a majority of the outstanding shares of MSC common stock entitled to vote thereon must vote FOR the adoption of the Merger Agreement.

Because the affirmative vote required to approve the proposal to adopt the Merger Agreement is based upon the total number of outstanding shares of MSC common stock, if you fail to submit a proxy or vote in person at the special meeting, or abstain, or if your shares are held in “street name” and you do not provide your bank, brokerage firm or other nominee with voting instructions on the proposal, as applicable, this will have the same effect as a vote AGAINST the proposal to adopt the Merger Agreement.

•	Advisory vote approving the executive compensation that may be paid or become payable in connection with the Merger.

In order to approve, by an advisory (non-binding) vote, the executive compensation that may be paid or become payable in connection with the Merger, holders of a majority of the shares present in person or represented by proxy at the special meeting and entitled to vote thereon must vote FOR the approval, by an advisory (non-binding) vote, of the executive compensation that may be paid or become payable in connection with the Merger.

If you fail to submit a proxy or vote in person at the special meeting, or if your shares are held in “street name” and you do not provide your bank, brokerage firm or other nominee with voting instructions on the issue, as applicable, the shares of MSC common stock held by you or your broker will not be counted in respect of, and will not have an effect on, the proposal to approve the executive compensation that may be paid or become payable in connection with the Merger. If you abstain, the shares of MSC common stock held by you will have the same effect as a vote against the proposal to approve the executive compensation that may be paid or become payable in connection with the Merger.

•

Adjournment (if necessary). The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the special meeting and entitled to vote thereon will be required to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

If you fail to submit a proxy or vote in person at the special meeting, or if your shares are held in “street name” and you do not provide your bank, brokerage firm or other nominee with voting instructions on the issue, as applicable, the shares of MSC common stock held by you or your broker will not be counted in respect of, and will not have an effect on, the proposal to adjourn the special meeting. If you abstain, the shares of MSC common stock held by you or your broker will have the same effect as a vote against the proposal to adjourn the special meeting.

Q:	Why am I being asked to cast an advisory (non-binding) vote to approve the executive compensation that may be paid or become payable in connection with the Merger?

A:	The SEC has adopted rules that require MSC to seek an advisory (non-binding) vote with respect to certain payments that may be paid or become payable to MSC’s named executive officers in connection with the Merger.

Q:	What will happen if the stockholders do not approve the executive compensation that may be paid or become payable in connection with the Merger?

A:	Approval of the executive compensation that may be paid or become payable in connection with the Merger is not a condition to the completion of the Merger. The vote with respect to the executive compensation that may be paid or become payable in connection with the Merger is an advisory vote and will not be binding on MSC. Therefore, if the other requisite stockholder approvals are obtained and the Merger is completed, the amounts that may be paid or become payable as executive compensation in connection with the Merger will still be paid to MSC’s executive officers as long as any other conditions applicable thereto are satisfied.

Q:	What constitutes a quorum for the special meeting?

A:	A quorum of stockholders is required in order to transact business at the special meeting. A majority of the outstanding shares of MSC common stock entitled to vote being present in person or represented by proxy constitutes a quorum for the special meeting. If you are a stockholder of record and you submit a properly executed proxy card by mail, submit your proxy by telephone or via the Internet or vote in person at the special meeting, then your shares of MSC common stock will be counted as part of the quorum. If you are a “street name” holder of shares and you provide your bank, brokerage firm or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the special meeting, then your shares will be counted as part of the quorum. Broker non-votes will be counted as part of the quorum. All shares of MSC common stock held by stockholders that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted as part of the quorum.

Q:	How does MSC’s Board recommend that I vote?

A:	The Board unanimously determined that it is advisable and in the best interests of MSC and its stockholders to consummate the Merger and the other transactions contemplated by the Merger Agreement, and recommends that stockholders vote FOR the proposal to adopt the Merger Agreement, FOR the approval, by advisory (non-binding) vote, of the executive compensation that may be paid or become payable in connection with the Merger and FOR the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. The Board is soliciting stockholder votes consistent with the Board’s recommendation. You should read the section titled “The Merger — The Recommendation of the Board; Reasons for the Merger” for a discussion of the factors that the Board considered in deciding to recommend voting for adoption of the Merger Agreement.

Q:	Have any stockholders already agreed to adopt the Merger Agreement?

A:	Each of Frank L. Hohmann III, a member of the Board, and Privet, which collectively beneficially own shares of the Company’s common stock representing approximately 19% of the outstanding shares of the Company’s common stock, has entered into a Voting Agreement with Parent, pursuant to which such stockholder has agreed, among other things, to vote shares beneficially owned by such stockholder (and has granted Parent an irrevocable proxy with respect to such matters) in favor of the adoption of the Merger Agreement.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares of MSC common stock are registered directly in your name with MSC’s transfer agent, you are considered, with respect to those shares of MSC common stock, as the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by MSC.

If your shares are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of shares of MSC common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of MSC common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of MSC common stock in connection with the Merger by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker or other agent.

Q:	How do I vote?

A:	If you are a stockholder of record, you may vote in person at the special meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. If you vote by proxy, your shares will be voted as you specify on the proxy card, over the telephone or on the Internet. Whether or not you plan to attend the meeting, MSC urges you to vote by proxy to ensure your vote is counted. You may still attend the special meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the special meeting and you will be given a ballot when you arrive.

•

To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. If you return your signed proxy card to MSC before the special meeting, MSC will vote your shares as you direct.

•

To vote over the telephone, dial the toll-free telephone number located on the enclosed proxy card using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on March 19, 2014 to be counted.

•

To vote on the Internet, go to the web address located on the enclosed proxy card to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on March 19, 2014 to be counted.

If you are a beneficial owner and your shares of common stock are held in “street name” by your bank, brokerage firm or other nominee, you should have received voting instructions with these proxy materials from that organization rather than MSC. You should instruct such organization to vote your shares following the procedures they provided. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

MSC provides Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Q:	If my shares of MSC common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of common stock for me?

A:	Brokers that hold shares in street name for their customers which are the beneficial owners of those shares typically have the authority to only vote on certain “routine” items in the event that they have not received instructions from beneficial owners. When a proposal is not a “routine” matter and a broker has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm may not vote the shares on that proposal since it does not have discretionary authority to vote those shares on that matter. A “broker non-vote” is submitted when a broker returns a proxy card and indicates that, with respect to a particular matter, it is not voting a specified number of shares on that matter, as it has not received voting instructions with respect to those shares from the beneficial owner and does not have discretionary authority to vote those shares on such matter. While “broker non-votes” are considered present, in person or represented by proxy, for purposes of determining whether a quorum is present at the special meeting, they will not be considered entitled to vote at the special meeting with respect to the matters to which they apply. “Broker non-votes” with respect to the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, and will not have any effect on the proposal to approve the Merger-related executive compensation or on the proposal to adjourn the special meeting.

Q:	May I vote in person?

A:	If you are the stockholder of record of shares of MSC common stock, you have the right to vote in person at the special meeting with respect to those shares. If you are the beneficial owner of shares of MSC common stock, you are invited to attend the special meeting. However, if you are not the stockholder of record with respect to any shares of MSC common stock, you may not vote those shares in person at the special meeting, unless you obtain a legal proxy from your broker, bank or other nominee giving you the right to vote such shares at the special meeting. Even if you plan to attend the special meeting as a stockholder of record, we recommend that you also submit your proxy card or voting instructions as described in the above Q&A titled “How do I vote?” so that your vote will be counted if you later decide not to, or are unable to, attend the special meeting.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. If you are a stockholder of record, you can change your vote at any time before your proxy is voted at the special meeting by properly submitting a later-dated proxy either by mail, Internet or telephone or attending the special meeting in person and voting. You also may revoke your proxy by delivering notice of revocation to MSC’s Corporate Secretary at 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007, Attention: Corporate Secretary, prior to the vote at the special meeting. If your shares of MSC common stock are held in “street name,” you must contact your bank, brokerage firm or other nominee to revoke your proxy.

Q:	What happens if I sell or otherwise transfer my shares of MSC common stock before the special meeting?

A:

The record date for the special meeting is earlier than the date of the special meeting and the date the Merger is expected to be completed. If you sell or otherwise transfer your shares of MSC common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but you will transfer your right to receive the Per Share Merger Consideration. Even if you sell or otherwise transfer your shares of MSC common stock after the record date, we urge you to complete, sign, date and return the enclosed proxy or submit your proxy card via the Internet or telephone.

Q:	What does it mean if I receive more than one set of materials?

A:	This means you own shares of MSC common stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must complete, sign, date and return each of the proxy cards that you receive, or vote all of your shares by telephone or via the Internet in accordance with the instructions above in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope and control number(s); if you vote by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card, and if you vote by telephone or via the Internet, use the control number(s) on each proxy card.

Q:	Am I entitled to appraisal rights under the DGCL instead of receiving the Per Share Merger Consideration for my shares of MSC common stock?

A:	Yes. As a holder of MSC common stock, you are entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the Merger if you take certain actions and meet certain conditions. See “Appraisal Rights” and Annex C of this proxy statement for more information.

Q:	Should I send in my stock certificates now?

A:	No. After the date of completion of the Merger, if you hold certificated shares, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to Parent’s paying agent in order to receive the Per Share Merger Consideration. You should use the letter of transmittal to exchange stock certificates for the Per Share Merger Consideration to which you are entitled as a result of the Merger. Do not send any stock certificates with your proxy.

If you own shares of MSC common stock that are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to surrender your shares held in “street name” and receive the Per Share Merger Consideration for those shares following the completion of the Merger.

Q:	How can I receive the Per Share Merger Consideration if I do not know where my stock certificate is?

A:	The materials the paying agent will send you after completion of the Merger will include the procedures that you must follow if you have misplaced your stock certificate. These will include an affidavit that you will need to sign attesting to the loss of your certificate and an indemnity agreement that you will enter into with Parent. In addition, you may also have to provide a bond in order to cover any potential losses.

Q:	What do I need to do now?

A:	Please read this proxy statement carefully, including its Annexes, to consider how the Merger affects you and how you should vote on each of the proposals to be considered at the special meeting. After you read this proxy statement, you should complete, sign and date your proxy card and mail it in the enclosed return envelope or submit your proxy by telephone or via the Internet as soon as possible so that your shares can be voted at the special meeting of MSC’s stockholders. If you sign, date and mail your proxy card without indicating how you wish to vote, the shares represented by your properly signed proxy will be voted FOR the adoption of the Merger Agreement, FOR the approval, by non-binding advisory vote, of the executive compensation that may be paid or become payable in connection with the Merger, and FOR the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:	Who can help answer my questions?

A:	The information provided above in the question-and-answer format is for your convenience only and is merely a summary of some of the information in this proxy statement. You should carefully read the entire proxy statement, including its Annexes. If you would like additional copies of this proxy statement, without charge, or if you have questions about the Merger, including the procedures for voting your shares, you should contact Morrow & Co., LLC, MSC’s proxy solicitation agent. The address of Morrow is 470 West Avenue, Stamford, CT 06902. You can call Morrow toll-free at (800) 662-5200 or collect at (203) 658-9400, or you can e-mail Morrow at MASC.info@morrowco.com.

You should also consult your legal, tax and/or financial advisors with respect to any aspect of the Merger, the Merger Agreement or other matters discussed in this proxy statement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), including statements regarding the proposed Merger, the expected timing of completion of the Merger, current expectations of MSC about its prospects and opportunities and other expectations, beliefs, plans, intentions and strategies of MSC. The Company has tried to identify these statements by using words such as “expect,” “anticipate,” “believe,” “could,” “would,” “should,” “estimate,” “intend,” “may,” “plan,” “predict,” “project,” “forecast,” “guidance,” “projection” and “will” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. For each of these statements, MSC claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: uncertainties as to the timing of the Merger, including the possibility that the Merger may be delayed or may not be completed at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including a termination under circumstances that could require MSC to pay Parent a termination fee of $4.0 million, or $2.5 million depending on the circumstances, or reimburse certain expenses of Parent up to $1.25 million; the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the Merger; the possibility that alternative acquisition proposals will be made; the possibility that the transaction may otherwise be delayed or may not be completed at all; risks related to any litigation (including, but not limited to, any litigation relating to the Merger itself) in which MSC is currently or may become involved; the failure of Parent and its affiliates to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the Merger Agreement; the disruption of management’s attention from the Company’s ongoing business operations due to the Merger, including the potential adverse effect on MSC’s business and operations because of certain covenants MSC agreed to in the Merger Agreement; the effect of the announcement of the Merger on the Company’s relationships with its customers, operating results and business generally; the amount of the costs, fees and expenses related to the Merger; the loss, or changes in the operations, financial condition, or results of operations of one or more of the Company’s significant customers or suppliers; uncertainty in the industries in which the Company operates — most significantly the automotive industry, which generates the majority of the Company’s sales; the Company’s ability to respond to competitive factors — including domestic and foreign competition for both acoustical and coated applications, and pricing pressures; the rate of acceptance of the Company’s acoustical products for brake shims, engine components and body panel parts by vehicle manufacturers in North America, Europe and Asia; changes in vehicle production levels or the loss of business with respect to a vehicle model for which it is a significant supplier; the Company’s ability to provide cost-effective solutions to our customers’ mass reduction challenges; supply shortages or price increases in raw material, energy and commodities; labor disputes involving Material Sciences or its significant customers or suppliers; risks, costs, recoveries and penalties associated with past and present manufacturing operations; the effects of local and national economic, credit and capital market conditions; and other risk factors set forth from time to time in the Company’s other filings with the SEC, including the disclosures under “Risk Factors” in those filings.

For a detailed discussion of factors that could affect MSC’s future operating results, see MSC’s filings with the SEC, including the disclosures under “Risk Factors” in those filings. Any forward-looking statements speak only as of the date on which the statements were made. Except as expressly required by the federal securities laws, MSC undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this proxy statement. You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by MSC or persons acting on MSC’s behalf.

THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

The special meeting will take place at 10:00 a.m., local time, on March 20, 2014, at MSC’s principal executive offices located at 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007.

Purpose of the Special Meeting

At the special meeting, MSC’s stockholders will be asked to consider and vote upon:

•	a proposal to adopt the Merger Agreement;

•	a proposal to approve, by an advisory (non-binding) vote, the executive compensation that may be paid or become payable in connection with the Merger; and

•

a proposal to adjourn the special meeting, if necessary or appropriate, for the solicitation of additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.

MSC does not expect that any matter other than the proposals listed above will be brought before the special meeting. If, however, other matters are properly brought before the special meeting, or any adjournment or postponement of the special meeting, the persons named as proxies will vote in accordance with their judgment on such matters.

MSC Board Recommendation

The Board unanimously determined that it is advisable and in the best interests of MSC and its stockholders to consummate the Merger and the other transactions contemplated by the Merger Agreement, and recommends that the stockholders vote FOR the proposal to adopt the Merger Agreement, FOR the proposal to approve, by a non-binding advisory vote, the executive compensation that may be paid or become payable in connection with the Merger and FOR the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Who Can Vote at the Special Meeting

Only holders of record of MSC common stock as of the close of business on February 18, 2014, which is the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. If you own shares that are registered in the name of someone else, such as a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the special meeting. On the record date, there were 10,331,549 shares of MSC common stock outstanding.

Quorum

To conduct business at the special meeting, there must be a sufficient number of shares of MSC common stock represented (in person or by proxy) to constitute a quorum. A majority of the outstanding shares of MSC common stock entitled to vote being present in person or represented by proxy constitutes a quorum for the special meeting. If you are a stockholder of record and you submit a properly executed proxy card by mail, submit your proxy by telephone or via the Internet or vote in person at the special meeting, then your shares of MSC common stock will be counted as part of the quorum. If you are a “street name” holder of shares and you provide your bank, brokerage firm or other nominee with instructions as to how to vote your shares or obtain a legal proxy from such broker or nominee to vote your shares in person at the special meeting, then your shares will be counted as part of the quorum. Broker non-votes will be counted as part of the quorum. All shares of MSC common stock held by stockholders that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted as part of the quorum. If a quorum shall fail to attend the meeting, the stockholders entitled to vote at the special meeting, present in person or by proxy, may adjourn the meeting to another place, date or time.

Vote Required

The approval of the proposal to adopt the Merger Agreement requires MSC to obtain the affirmative vote of a majority of the outstanding shares of MSC common stock entitled to vote thereon. For the proposal to adopt the Merger Agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will not be counted as votes cast in favor of the proposal to adopt the Merger Agreement, but they will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy, fail to vote in person at the special meeting, or abstain, it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

If your shares of MSC common stock are registered directly in your name with MSC’s transfer agent, you are considered, with respect to those shares of MSC common stock, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by MSC.

If your shares of MSC common stock are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of those shares of MSC common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of MSC common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following instructions they have provided to you. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker, brokerage firm or other nominee.

Brokers that hold shares in street name for their customers which are the beneficial owners of those shares typically have the authority to only vote on certain “routine” items in the event that they have not received instructions from beneficial owners. When a proposal is not a “routine” matter and a broker has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm may not vote the shares on that proposal since it does not have discretionary authority to vote those shares on that matter. A “broker non-vote” is submitted when a broker returns a proxy card and indicates that, with respect to a particular matter, it is not voting a specified number of shares on that matter, as it has not received voting instructions with respect to those shares from the beneficial owner and does not have discretionary authority to vote those shares on such matter. While “broker non-votes” are considered present, in person or represented by proxy, for purposes of determining whether a quorum is present at the special meeting, they will not be considered entitled to vote at the special meeting with respect to the matters to which they apply. “Broker non-votes” with respect to the special meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, and will not have any effect on the proposal to approve the Merger-related executive compensation or on the proposal to adjourn the special meeting.

The affirmative vote of a majority of the shares of MSC common stock present in person or represented by proxy at the special meeting and entitled to vote thereon will be required to approve, by a non-binding advisory vote, the executive compensation that may be paid or become payable in connection with the Merger. For the proposal to approve the executive compensation that may be paid or become payable in connection with the Merger, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you fail to submit a proxy or vote in person at the special meeting, or if your shares are held in “street name” and you do not provide your bank, brokerage firm or other nominee with voting instructions on the issue, as applicable, the shares of MSC common stock held by you or your broker will not be counted in respect of, and will not have an effect on, the proposal to approve the Merger-related executive compensation. If you abstain, the shares of MSC common stock held by you will have the same effect as a vote “AGAINST” the proposal to approve the executive compensation that may be paid or become payable in connection with the Merger.

The affirmative vote of a majority of the shares of MSC common stock present in person or represented by proxy at the special meeting and entitled to vote thereon will be required to approve the adjournment of the special meeting, if necessary or appropriate, for the solicitation of additional proxies, whether or not a quorum is present. For the proposal to adjourn the special meeting, if necessary or appropriate, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you fail to submit a proxy or vote in person at the special meeting, or if your shares are held in “street name” and you do not provide your bank, brokerage firm or other nominee with voting instructions on the issue, as applicable, the shares of MSC common stock held by you or your broker will not be counted in respect of, and will not have an effect on, the proposal to adjourn the special meeting. If you abstain, the shares of MSC common stock held by you will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting.

If you are a stockholder of record, you may vote in person at the special meeting, vote by proxy using the enclosed proxy card, vote by proxy by telephone, or vote by proxy via the Internet. If you vote by proxy, your shares will be voted as you specify on the proxy card, by telephone or via the Internet. Whether or not you plan to attend the meeting, MSC urges you to vote by proxy to ensure your vote is counted if you decide not to, or are unable to, attend the special meeting. You may still attend the special meeting and vote in person if you have already voted by proxy.

To summarize, you may vote as follows:

•	To vote in person, come to the special meeting and you will be given a ballot when you arrive.

•

To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the enclosed return envelope. If you return your signed proxy card to MSC before the special meeting, the designated proxies will vote your shares as you direct.

•

To vote by telephone, dial the toll-free telephone number located on the enclosed proxy card using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on March 19, 2014 to be counted.

•

To vote via the Internet, go to the web address located on the enclosed proxy card to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on March 19, 2014 to be counted.

If you are a beneficial owner and your shares of common stock are held in “street name” by your bank, brokerage firm or other nominee, you should have received voting instructions with these proxy materials from that organization rather than MSC. You should instruct your bank, brokerage firm or other nominee to vote your shares following the procedures provided by that organization. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for submitting a proxy by telephone or via the Internet. If you choose to submit your proxy by mailing a proxy card, your proxy card must be filed with our Corporate Secretary by the time the special meeting begins. Please do NOT send in your stock certificates with your proxy card. If you are a holder of stock certificates, when the Merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the Per Share Merger Consideration in exchange for your stock certificates.

If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, or other proxies named by you, will vote your shares of MSC common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of MSC common stock should be voted FOR or AGAINST or to ABSTAIN from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares of our common stock should be voted on a matter, the shares of MSC common stock represented by your properly signed proxy will be voted “FOR” the adoption of the Merger Agreement, “FOR” the approval of the proposal to approve, by non-binding advisory vote, the executive compensation that may be paid or become payable in connection with the Merger, and “FOR” the approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

It is important that you submit a proxy to vote your shares of MSC common stock promptly. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid envelope or submit your proxy by telephone or via the Internet. Stockholders who attend the special meeting may revoke their proxies by voting in person.

Proxies and Revocation

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, via the Internet, or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special meeting. If your shares of MSC common stock are held in “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of MSC common stock using the instructions provided by your bank, brokerage firm or other nominee.

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise MSC’s Corporate Secretary in writing at 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007, deliver a proxy dated after the date of the proxy you wish to revoke, or attend the special meeting and vote your shares in person. Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by MSC’s Corporate Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received by 11:59 p.m., Eastern Time, on March 19, 2014. Attendance at the special meeting will not by itself constitute revocation of a proxy. If you have instructed your broker to vote your shares, you must follow the directions provided by your broker to change those instructions.

Adjournments

Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the adoption of the Merger Agreement. If a quorum is present at the meeting, any such adjournment must be approved by the affirmative vote of the majority of the votes cast at the special meeting. If no instructions are indicated on your proxy card, your shares of common stock will be voted “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow MSC’s stockholders who have already sent in their proxies to revoke them at any time before voting occurs at the special meeting, as adjourned. Under the Merger Agreement, MSC is permitted to adjourn or postpone the special meeting in the following cases:

•	with the consent of Parent in its sole discretion;

•	for the absence of a quorum;

•

to the extent necessary to ensure that any supplement or amendment to the proxy statement required under applicable law is provided to the holders of shares of MSC common stock within a reasonable period of time in advance of the special meeting;

•	to allow reasonable additional time to solicit additional proxies;

•	to the extent required by law or any court of competent jurisdiction; or

•

if the Company has provided a written notice to Parent that it intends to make a change of recommendation or enter into an alternative acquisition proposal in connection with a superior proposal and the applicable notice period has not yet expired.

Rights of Stockholders Who Object to the Merger

Stockholders of MSC are entitled to appraisal rights under the DGCL in connection with the Merger. This means that you are entitled to have the value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the Merger Agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before the vote is taken on the Merger Agreement, you must not vote in favor of the proposal to adopt the Merger Agreement and you must continuously hold your shares of MSC common stock from the date you make the demand for appraisal through the effective date of the Merger. Merely voting against adoption of the Merger Agreement will not preserve your appraisal rights, which require you to take all steps provided under the DGCL. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See “Appraisal Rights” and the full text of Section 262 of the DGCL, which relates to appraisal rights, reproduced in its entirety as Annex C to this proxy statement. If you hold your shares of MSC common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

Solicitation of Proxies

MSC will pay all of the costs of this proxy solicitation. In addition to soliciting proxies by mail, directors and officers of MSC may solicit proxies personally and by telephone, e-mail or otherwise. None of these persons will receive additional or special compensation for soliciting proxies. MSC will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of shares of MSC common stock and obtaining their voting instructions.

MSC has engaged Morrow & Co., LLC to assist in the solicitation of proxies for the special meeting. MSC will pay Morrow a fee of approximately $8,500, plus reimbursement of out-of-pocket expenses. You can call Morrow toll-free at (800) 662-5200 or collect at (203) 658-9400, or you can e-mail Morrow at MASC.info@morrowco.com.

THE PARTIES TO THE MERGER

Material Sciences Corporation

MSC, a Delaware corporation, is a leading provider of material-based solutions for acoustical and coated applications. The Company uses its expertise in materials, which it leverages through relationships and a network of partners, to solve customer-specific problems. The principal trading market for MSC common stock (NASDAQ: MASC) is the NASDAQ Capital Market. MSC’s principal executive offices are located at 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007, and MSC’s telephone number is (847) 439-2210. Additional information regarding MSC is contained in MSC’s filings with the SEC. See “Where You Can Find More Information” beginning on page 95.

Zink Acquisition Holdings Inc.

Zink Acquisition Holdings Inc., which we refer to as Parent, is a Delaware corporation and was formed by New Star solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement and related financing transactions. Parent has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement and the related financing transactions. Upon the consummation of the Merger, Parent will own all of the outstanding shares of MSC common stock, and MSC will be a wholly owned subsidiary of Parent. Parent’s principal executive offices are located at 1400 Civic Place, Suite 250, Southlake, Texas 76092. Its telephone number is (817) 488-7775.

New Star provides steel processing, building products and supply chain management across a diverse array of end markets. Based in the Chicago area, New Star Metals operates through its four divisions: Electric Coating Technologies, Premier Resource Group, World Class Corrugating and Canfield Coating.

Zink Acquisition Merger Sub Inc.

Zink Acquisition Merger Sub Inc., which we refer to as Merger Sub, is a Delaware corporation and is a wholly owned subsidiary of Parent. Merger Sub was formed by Parent solely for the purpose of entering into the Merger Agreement and completing the transactions contemplated by the Merger Agreement and the related financing transactions. Merger Sub has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement and the related financing transactions. Upon completion of the Merger, Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at 1400 Civic Place, Suite 250, Southlake, Texas 76092. Its telephone number is (817) 488-7775.

THE MERGER

(PROPOSAL 1)

The following is a discussion of the Merger, including the process undertaken by MSC and the Board in identifying and determining whether to engage in the proposed transaction. This discussion of the Merger is qualified by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Background of the Merger

The Board, together with senior management, regularly evaluates MSC’s business strategy, strategic alternatives, prospects for growth and opportunities to maximize value for MSC’s stockholders.

On October 9, 2012, Clifford Nastas, MSC’s Chief Executive Officer, met with Pat Murley, New Star’s Chief Executive Officer, to express MSC’s potential interest in acquiring New Star’s Electric Coating Technologies business. Mr. Murley subsequently responded that New Star was not interested in selling this business.

On July 10, 2013, MSC released financial results for the fiscal 2014 first quarter ended May 31, 2013. Net sales declined 17.6% versus the same period of the prior year, and net income declined 36%.

On July 31, 2013, Mr. Nastas met with Jack Waterstreet, Executive Vice President of New Star, and Mr. Waterstreet expressed a potential interest by New Star to acquire MSC.

On August 27, 2013, Mr. Nastas received a letter from Mr. Waterstreet providing a preliminary indication of interest in acquiring MSC at a valuation of $11.75 per share. In the letter, Mr. Waterstreet outlined the contemplated structure as the acquisition of 100% of the equity of MSC and the funding of the acquisition through a combination of debt and equity financing. Mr. Waterstreet indicated in the letter that New Star had retained financial and legal advisors, Moelis & Company (“Moelis”) and Hunton & Williams LLP (“Hunton”), respectively, for the transaction. Finally, the letter requested that New Star be permitted to conduct its due diligence.

On September 4, 2013, the Board held a telephonic meeting to discuss the August 27 letter, which James Pawlak, MSC’s Chief Financial Officer, and representatives of Katten Muchin Rosenman LLP, MSC’s outside legal counsel (“Katten”), also attended. At this meeting, the Board authorized Mr. Nastas to request additional information from New Star such as its potential financing sources, diligence requirements, and transaction timeline for the Board to begin to evaluate the proposal. The Board confirmed that there were no conflicts of interest between New Star and its affiliates and any of the Board members. In addition, the Board authorized Mr. Nastas to interview potential financial advisors to assist the Board in its evaluation of the offer. Management of MSC was currently in the process of preparing a strategic plan to present to the Board at a regularly scheduled October Board meeting, but the Board requested that MSC management accelerate the preparation of the three year strategic plan so that the Board could better analyze the proposal set forth in the letter in light of management’s standalone outlook for the Company. At this meeting, Katten discussed the fiduciary duties applicable to the Board in general and in the context of the letter from Mr. Waterstreet.

Following the September 4th Board meeting, Mr. Nastas requested additional information from New Star related to its proposal. On September 9, 2013, Mr. Waterstreet provided to Mr. Nastas a list of New Star’s initial business diligence requests, a list of New Star’s third party diligence service providers, and a proposed detailed timeline for New Star to complete its diligence. Mr. Nastas then provided this information to the Board.

On September 10, 2013, Mr. Nastas met separately with a representative of Baird and with a representative of another financial advisory firm to discuss potential engagement as a financial advisor to the Board, and invited representatives of Baird and the other advisory firm to meet with the Board on September 16, 2013.

On September 11, 2013, the Board held a telephonic meeting to again discuss the August 27 letter and the related additional materials from New Star, with Mr. Pawlak and representatives of Katten also in attendance. At this meeting, Mr. Pawlak reviewed with the Board a preliminary financial analysis of the proposed $11.75 per share price. Mr. Nastas and Mr. Pawlak also presented to the Board a financial forecast for MSC’s 2014 fiscal year and a preliminary discounted cash flow valuation analysis. The Board then reviewed the materials provided by New Star to MSC on September 9, and the Board confirmed no conflicts of interest between MSC and New Star’s advisors. Mr. Nastas also updated the Board on his meetings with potential financial advisors. The Board directed Mr. Nastas to continue the engagement process for a financial advisor and to provide New Star with an update that MSC was evaluating the proposal and retaining advisors.

Also at the September 11, 2013 Board meeting, John Reilly, Chairman of the Board, informed the Board of a conversation he had recently had with representatives of Party A regarding their potential interest in a strategic business combination between MSC and Party A. The Board directed Mr. Reilly and Mr. Nastas to schedule a meeting with Party A to explore a potential business combination.

On September 16, 2013, the Board held a meeting for the purpose of selecting a financial advisor. Immediately preceding the meeting the Board met separately with representatives of Baird and another financial advisory firm. The representatives of Baird met with the Board and discussed with them Baird’s credentials, the engagement professionals, the New Star proposal, advisory fee proposals, and possible next steps. The representatives of the other financial advisory firm also met with the Board and discussed their credentials, the engagement professionals, the New Star proposal, advisory fee proposals and possible next steps. Following these presentations, the Board discussed each firm’s credentials and experience, and the Board determined to engage Baird as its financial advisor.

On September 25, 2013, the Board held a telephonic meeting that Mr. Pawlak and representatives of Katten also attended. The meeting was called at the request of Board member Ryan Levenson to consider the formation of a special committee of the Board to serve as the main point of contact for, and to coordinate activities with, the Board’s advisors and MSC’s management with respect to a proposed transaction. Frank Hohmann, chairman of the Compensation, Organization and Corporate Governance Committee of the Board (the “COCG Committee”), reviewed discussions with the other members of the COCG Committee with respect to the scope of powers, membership and compensation of the proposed special committee. Based on these discussions, Mr. Hohmann noted that the COCG Committee recommended that the Board form a special committee. Following discussion by the Board on authority, composition and compensation of a special committee, the Board formed a special committee consisting of Dominick Schiano, as chairman, Mr. Levenson and John Reilly to assist with and coordinate activities with the Board’s advisors and MSC’s management with respect to the proposal from New Star and other strategic alternatives (the “Special Committee”). The Board resolved not to pay the members of the Special Committee any compensation.

On September 26, 2013, MSC executed an engagement letter with Baird.

On September 30, 2013, the Special Committee held a telephonic meeting, which representatives of Baird also attended, to establish procedures and a schedule in order for it to carry out its mandate. The Special Committee also discussed how to respond to New Star and the next steps for discussions with Party A. The Special Committee concluded that it would discuss how to respond to New Star at the next regularly scheduled Board meeting to be held on October 2 and 3, 2013.

On October 2, 2013, the Board held an in person meeting that Mr. Pawlak also attended and representatives of Baird and Katten attended telephonically. Representatives of Baird updated the Board on their work relating to the Company since the last Board meeting, discussed the Company’s updated current year financial forecast, discussed preliminary Company valuation ranges and suggested proposed next steps with New Star. Although the Board was not considering a sale of MSC prior to New Star submitting its offer, the Board authorized moving forward with discussions with New Star to determine whether such a transaction might be in the best interests of

MSC’s stockholders. The Board also requested that New Star be asked to submit a revised indication of interest and to increase its proposed price. The Board also directed the Special Committee to contact Party A and request a formal written proposal. Finally, the Special Committee reported to the Board on its actions taken to date, and the Board conducted regularly scheduled business, including, among other things, review of quarterly results and the strategic plan prepared by MSC management.

On October 4, 2013, a Baird representative had a discussion with Mr. Waterstreet and another officer of New Star. The Baird representative conveyed the Board’s desire for a higher price and asked that New Star submit a revised indication of interest. The Baird representative informed the New Star officers that, subject to New Star executing a customary non-disclosure agreement, MSC would provide certain non-public information and management would make a presentation to New Star to assist New Star in preparing a revised proposal.

On October 7 and 14, 2013, the Special Committee held telephonic meetings, which representatives of Baird also attended. A Baird representative reported on his discussions with representatives of New Star. The Special Committee discussed MSC’s updated forecast for 2014, the contents of the proposed management presentation to be made to New Star and the contemplated contents of the non-public information to be provided to New Star. Finally, Mr. Reilly reported he had left a message for representatives of Party A.

During the weeks of October 7 and 14, 2013, MSC management, representatives of Baird and Katten and representatives of New Star and Hunton negotiated the terms of a non-disclosure agreement, and on October 20, 2013, MSC and New Star executed a non-disclosure agreement. The non-disclosure agreement between MSC and New Star contains a standstill provision (a “standstill”) preventing New Star, for a period of eighteen months, from offering to purchase shares of MSC or taking certain other actions with respect to seeking control of MSC without the written invitation of MSC. In addition, the non-disclosure agreement contains a provision stating that New Star is not permitted to ask for a waiver of the standstill (a “no-ask, no-waiver” provision). Following execution of the non-disclosure agreement, representatives of Baird provided New Star with MSC’s historical and management’s most recent financial projections for MSC based upon MSC’s most current strategic plan.

On October 10, 2013, MSC released financial results for the fiscal 2014 second quarter ended August 31, 2013. Net sales declined 8% versus the same period last year, and net income declined 23%.

On October 16, 2013, Party A delivered a letter to the Board with an indication of interest in a potential stock for stock, no premium merger of Party A and MSC. The letter proposed that Party A would merge with and into MSC, with MSC being the surviving corporation and shareholders of Party A receiving shares of MSC, and that MSC, in connection with such merger, would declare a dividend to its legacy stockholders of all of its existing cash and assume Party A’s debt. Also, the letter proposed that Party A and its affiliates would assume a majority of the seats on the board of directors of the combined entity. Party A is a private company owned by a private equity investor.

On October 21, 2013, the Special Committee held a telephonic meeting that representatives of Baird also attended. The Special Committee discussed the contents of the proposed management presentation and the proposal from Party A. The Special Committee requested that Baird assist the Board in its evaluation of the Party A proposal at an upcoming meeting.

On October 22, 2013, on the evening prior to the management presentation by MSC, representatives of Baird and MSC met with representatives of New Star, and on October 23, 2013, MSC management delivered a management presentation to representatives of New Star.

On October 28, 2013, the Special Committee held a telephonic meeting that Mr. Nastas, Mr. Pawlak and representatives of Baird also attended. Mr. Nastas and a representative of Baird reported on the management presentation made to New Star, and a Baird representative discussed the progress of ongoing due diligence by New Star. The Special Committee also directed the Baird representatives to reiterate to New Star that it would need to increase its proposed price of $11.75 per share.

On November 1, 2013, MSC received a letter from New Star that maintained the $11.75 per share price noting MSC’s decrease in financial performance and stock price since New Star’s initial proposal, and outlined a timeline for completion of business due diligence and next steps for third party service provider confirmatory due diligence.

On November 4, 2013, the Board held a telephonic meeting that Mr. Pawlak and representatives of Baird and Katten also attended. Representatives of Baird and members of the Special Committee updated the Board on the status of the discussions with New Star and Party A since the last Board meeting on October 2, 2013. The Board discussed the revised indication of interest from New Star and discussed the Board’s desire for an increase in the purchase price in order for the Board to continue to consider a transaction, given that MSC was not otherwise exploring a sale. The Board directed Baird to continue discussions with New Star in an effort to increase the price and indicate that further due diligence would not be authorized unless New Star increased its price. The Board discussed the proposal from Party A.

During the weeks of November 4 and November 11, 2013, representatives of Baird and New Star had numerous conversations about diligence and valuation. On November 14, 2013, New Star orally conveyed to a representative of Baird that New Star was willing to increase its purchase price to $12.75 per share. After numerous further discussions between representatives of Baird and New Star, New Star stated that $12.75 per share represented its best and final offer, assuming that an acceptable merger agreement could be negotiated. New Star indicated that if the price was acceptable, New Star anticipated being able to complete confirmatory due diligence and sign a merger agreement in a 30-day time period.

On November 15, 2013, the Special Committee held a telephonic meeting that Mr. Nastas, Mr. Pawlak and representatives of Baird also attended. A Baird representative updated the Special Committee on his discussion with Mr. Waterstreet and the increased bid of $12.75 per share, which New Star indicated was its best and final offer. The Special Committee discussed with the Baird representatives whether a further price increase should be sought, and concluded that New Star had made its best and final offer. In light of the Company’s declining performance and the challenges and risks of continuing the Company’s standalone strategy and immediate prospects of the Company and after discussions with representatives of Baird, the Special Committee determined to recommend to the Board that MSC pursue a transaction with New Star at a purchase price of $12.75 per share. The Special Committee also discussed the potential transaction proposed by Party A.

On November 18, 2013, the Board held a telephonic meeting that Mr. Pawlak and representatives of Baird and Katten also attended. A representative of Baird informed the Board of the increased $12.75 per share purchase price offered by New Star and relayed New Star’s position that this represented New Star’s best and final offer. A representative of Baird discussed Baird’s preliminary evaluation of the $12.75 per share price. Mr. Schiano advised the Board that the Special Committee recommended pursuing a transaction with New Star at the $12.75 per share price in light of the Board’s views of the challenges and risks of continuing the Company’s standalone strategy and immediate prospects of the Company. Following discussions on the revised New Star bid, the Board authorized MSC management and its advisors to pursue a transaction with New Star at the $12.75 per share price by permitting New Star to commence confirmatory due diligence and the negotiation of a definitive merger agreement.

At the November 18, 2013 telephonic meeting the Board also discussed the proposal of a merger transaction with Party A. Representatives of Baird discussed the terms of the proposed transactions with New Star and Party A. The Board determined that Mr. Schiano should contact Party A to see if it had an interest in making an all-cash offer for MSC. Finally, representatives of Katten advised the Board of its fiduciary duties, in general and in connection with the proposals from New Star and Party A. The Board discussed potential market checks and concluded that any transaction that the Board would approve would require the flexibility for the Board to pursue an alternative transaction that is in the best interests of the MSC stockholders. Finally, the Board instructed Baird to prepare a list of other possible strategic acquirors.

On November 19, 2013, New Star delivered a letter to a representative of Baird with New Star’s proposal to acquire 100% of the equity of MSC for $12.75 per share and that this price was a best and final price.

On November 20, 2013, Mr. Schiano had a discussion with a representative of Party A. Mr. Schiano stated that if Party A was interested in a strategic transaction with MSC, Party A should make an all cash offer to acquire MSC. The representative of Party A indicated that the request would be discussed internally by Party A.

Also, on November 20, representatives of Katten and Hunton discussed the drafting of a definitive agreement. A representative of Baird had expressed to New Star the Board’s desire for the transaction to be structured as a tender offer and that a go-shop provision would need to be included in any merger agreement. Hunton indicated they had begun preparation of a definitive agreement with a contemplated structure as a one-step merger (i.e., no tender offer) and no go-shop provision.

On November 24, 2013 and December 2, 2013, the Special Committee held telephonic meetings that Mr. Nastas, Mr. Pawlak and representatives of Baird and Katten also attended. Representatives of Baird reported on the status of New Star’s due diligence and the progress in satisfying New Star’s requests for information. MSC management reported on the progress on the updated internal forecast for the remainder of the 2014 fiscal year. Representatives of Katten reported on their discussions with Hunton regarding the structure of the transaction. In addition, Mr. Schiano reported on his November 20 discussion with Party A, but that no further communication from Party A had been received since that date. Finally, the Special Committee reviewed a list of potential strategic acquisition parties prepared by Baird with the assistance of management and the Special Committee members. It was the Special Committee members’ view that contacting such parties would not be productive, and carried risks to the New Star transaction and to the ongoing business of the Company. The Special Committee determined that the list should be provided to the Board for discussion at the next scheduled meeting on December 5, 2013.

On December 5, 2013, the Board held a telephonic meeting that Mr. Pawlak and representatives of Baird and Katten also attended. At the meeting, representatives of Baird discussed the progress of New Star’s diligence and the proposed sources of financing for New Star’s funding of the merger consideration. Representatives of Baird reported that New Star planned to finance the transaction by increasing New Star’s existing asset-backed revolving credit facility and using additional debt financing in the form of a term loan with a third party lender. A Baird representative discussed with the Board that: (i) commitment letters from the sources of debt financing had not been provided; (ii) Hunton would be providing a draft definitive agreement; and (iii) he had conveyed to New Star that a “go-shop” period (i.e., a period of time after the execution of a definitive agreement during which MSC is permitted to solicit or engage in discussions or negotiations with third parties regarding a proposal to acquire MSC or a significant interest in MSC) would be imperative in order for the Board to support a transaction with New Star. Mr. Nastas and Mr. Pawlak discussed MSC’s year-to-date performance compared against the forecast and the upcoming site visits by representatives of New Star to certain MSC facilities. Mr. Schiano reported that there had been no response from Party A since his request for them to submit an all cash offer if they were interested in a combination. Finally, the Board discussed the list of potential acquirors prepared by representatives of Baird with the assistance of MSC management and the members of the Special Committee, which included Party A, and the probable interest and strategic logic with respect to each of the parties. The Board discussed the risk of compromising the potential transaction with New Star by contacting the parties on the list. The Board concluded that MSC should continue to pursue a transaction with New Star without contacting other potential acquirors, but that the inclusion of a go-shop period in the definitive agreement would need to be a condition to entering into any definitive agreement with New Star. The Board directed its advisors to continue to report to, and take direction from, the Special Committee on developments and comments on the draft definitive agreement once it was received. Mr. Schiano, as Chair of the Special Committee would have discretion as he determined to seek additional direction from the Special Committee and the Board as a whole in connection with, and to direct, the negotiations of the definitive agreement, provided the definitive agreement would in all events be subject to the review and approval of the entire Board.

Also on December 5, 2013, Hunton provided a draft merger agreement to Katten reflecting a one-step merger transaction with no go-shop period. Over the next few days, Hunton and Katten discussed the structure of the potential transaction and New Star agreed that it would consider structuring the transaction as a tender offer, but continued to resist a go-shop period. New Star directed Hunton to prepare a draft of the merger agreement that was structured as a tender offer. While awaiting this revised draft merger agreement, Katten and MSC management began reviewing and revising the representations and warranties in the initial draft merger agreement and began preparing related disclosure schedules.

On December 12, 2013, representatives of New Star and Hunton and representatives of Baird and Katten held a conference call to discuss the structure of the transaction. New Star expressed a strong preference for a one-step merger transaction, but indicated that Hunton would provide a draft reflecting a tender offer structure. New Star also expressed a position that it would only be willing to accept a go-shop period in the context of the one-step merger transaction. On December 13, 2013, Katten received a draft merger agreement from Hunton providing for a tender offer transaction that did not include a go-shop period and was otherwise identical to the one-step merger agreement, except for provisions related to a tender offer. Katten prepared and delivered to the Special Committee a summary of the material issues in the draft merger agreement for the Special Committee that included, among other things, (i) identities of the parties to the merger agreement, (ii) the limited financing covenants, (iii) the absence of a go-shop period, (iv) a five business day match right period, (v) a buyer favorable formulation of the definition of material adverse effect, (vi) a $4.0 million MSC termination fee accompanied in all instances by up to $2 million of expense reimbursement with no credit against the termination fee and (vii) a reverse termination fee of only $5 million.

On December 16, 2013, the Special Committee held a telephonic meeting that Mr. Nastas, Mr. Pawlak and representatives of Baird and Katten also attended. Representatives of Baird updated the Special Committee on the status of New Star’s due diligence and that substantially all requests had been satisfied. Mr. Nastas and Mr. Pawlak also updated the Special Committee on the performance of MSC through November as compared to the MSC forecast. Representatives of Katten then discussed the summary of material issues in the draft merger agreement that was previously provided to the members of the Special Committee. The Special Committee and the advisors discussed these issues and Katten was directed to deliver the summary to the Board prior to its upcoming meeting on December 20, 2013. Also, the Special Committee discussed the pros and cons of a one-step versus a tender offer and merger transaction and concluded that the advisors should engage New Star’s advisors in negotiating a one-step merger transaction if progress could be made on the issues raised by Hunton’s initial draft of the merger agreement. However, the Special Committee directed Baird and Katten not to engage in negotiations with respect to the draft merger agreement, other than with respect to representations and warranties, until drafts of the debt financing commitments were received and such drafts were in a form acceptable to MSC.

On December 19, 2013, at the direction of the Special Committee, Katten provided to Hunton a markup of the representations and warranties set forth in the draft merger agreement and an initial draft of the disclosure schedules. Over the course of the next day, Hunton provided a draft of its proposed voting agreement to be executed by certain stockholders of MSC.

On December 20, 2013, the Board held a telephonic meeting that Mr. Pawlak and representatives of Baird and Katten also attended. The Special Committee reported to the Board that there were delays from New Star’s proposed 30-day timeline due to negotiations between the parties on the structure of the transaction and delays in delivery of third party debt financing commitments. Representatives of Baird and Katten then discussed certain issues raised by the draft merger agreement. Following discussion on the structure of the transaction, the Board directed its advisors to engage with New Star with respect to a one-step merger transaction, so long as New Star was flexible with respect to the other issues raised by its proposed draft merger agreement, including the necessity of a go-shop period, provided the advisors should not engage with New Star’s advisors until the draft debt financing commitments were received and such drafts were in a form acceptable to MSC.

Between December 23 and 26, 2013, the proposed lenders to New Star provided their draft debt financing commitments. Katten reviewed and prepared markups of these debt financing commitments to limit the conditionality on funding.

On December 26, 2013, the Special Committee held a telephonic meeting that Mr. Pawlak and representatives of Baird and Katten also attended. Representatives of Baird and Katten discussed the terms of the debt financing commitments and the sources and uses of funds for the transaction. Representatives of Baird stated that New Star noted in its communications transmitting the debt commitment letters that the drafts were not complete and numerous conditions on funding were to be deleted. After discussion among the members of the Special Committee on these items, the Special Committee directed Katten to send to Hunton revised drafts of the merger agreement and the debt financing commitments. As directed, on December 26, Katten sent to Hunton revised drafts of the debt financing commitments, and on December 27, Katten sent to Hunton a revised draft of the merger agreement that was not structured as a tender offer but did include (i) New Star as the entity that is Parent, (ii) a go-shop provision with a 40-day go-shop period, no subsequent end date, and a $2 million termination fee payable by MSC for a transaction with an excluded party, (iii) a $4 million termination fee payable by MSC for transactions outside of the go-shop period or for certain other termination events, and (iv) up to a $1.5 million dollar expense reimbursement payable by MSC only in the event of a termination due to MSC’s breach of the merger agreement.

On December 29, 2013, Hunton delivered to Katten revised drafts of the disclosure schedules and the representations and warranties. On December 30, 2013, Hunton delivered to Katten drafts of the equity commitment and limited guaranty. On December 31, 2013, Katten delivered to Hunton a revised draft of the voting agreement, and Hunton delivered a fully revised draft of the merger agreement.

On January 2, 2014, Katten circulated to the members of the Special Committee a summary of key issues outstanding on the merger agreement, including, among others (i) the identities of the parties to the merger agreement, (ii) the financing covenants and lack of third party beneficiary rights for MSC under the equity commitment letters, (iii) that New Star would accept a 30 day go-shop period with a 10-day subsequent end date, (iv) the fiduciary out provisions, including a four business day match right period, (v) a $3 million termination fee payable by MSC for a transaction with an excluded party prior to the excluded party end date, (vi) expense reimbursement of up to $1.5 million payable by MSC with a $4.0 million termination fee payable by MSC in numerous instances and (vii) a reverse termination fee of $6 million. The Special Committee held telephonic meetings with representatives of Baird and Katten on January 2, 2014 in the morning and in the afternoon. During the morning meeting, the Special Committee discussed the key issues in the merger agreement as outlined in the summary prepared by Katten. The Special Committee directed Baird and Katten to have a call with New Star, Moelis and Hunton on these issues and report back to the Special Committee in the afternoon. During the afternoon call, representatives of Baird and Katten reported on the discussions with New Star and Hunton. The Special Committee directed Katten to return a revised draft of the merger agreement to Hunton substantially maintaining MSC’s positions on the key points discussed. On January 2, Katten delivered a revised draft of the merger agreement to Hunton, as directed, and revised drafts of the equity financing commitment and limited guaranty.

During the course of January 3, 2014, Hunton delivered revised drafts of the debt financing commitments that were substantially in the form proposed by Katten. In addition, Hunton delivered a summary of certain threshold issues that New Star wanted to resolve before engaging more broadly on the remaining issues in the merger agreement, including (i) the identity of Parent, with New Star proposing a newly formed entity as Parent and New Star and Insight II serving as guarantors under the limited guaranty, (ii) the amount of the reverse termination fee, with New Star proposing $7 million, (iii) that any damages for which New Star could be liable under the merger agreement be limited to the amount of the reverse termination fee and (iv) the duration of the go-shop period, with New Star proposing a 35-day go-shop period with a 15-day subsequent end date and a reduced termination fee of $2.5 million for MSC for a transaction with an excluded party prior to the excluded party end date. Finally, on January 3, 2014, Katten delivered a revised draft of the disclosure schedules to Hunton.

The Special Committee held a telephonic meeting on the morning of January 4, 2014, with representatives of Baird and Katten participating, to discuss the threshold issues provided by New Star. After lengthy discussion on the issues, the Special Committee directed Baird to communicate the following to Moelis: (i) New Star would not need to be a party to the merger agreement, but it and Insight II must guaranty the payment of the reverse termination fee, which would serve as the damages cap, and MSC must have third party beneficiary rights under the equity commitment letters, (ii) the go-shop period must be 35 days with a 15-day subsequent end date and (iii) a termination fee package consisting of a $9.5 million reverse termination fee and a $4.5 million Company termination fee that would be reduced to $2.5 million for a transaction with an excluded party prior to the excluded party end date with no additional expense reimbursement in any instance.

Later on January 4, 2014, representatives of Baird and Moelis held a call to discuss these threshold issues. The parties agreed in principal with the exception of the termination fee package, which would need to be discussed internally by New Star. With the exception of the termination fee package, during January 4, 2014, Katten and Hunton had extensive discussions to negotiate the remaining issues on the merger agreement. On January 5, 2014, Hunton delivered a revised draft of the merger agreement to Katten based on these negotiations. Katten subsequently prepared a summary of the remaining issues and delivered it to the Special Committee on January 5, 2014, and Katten also prepared revised drafts of the merger agreement, equity financing commitments and limited guaranty that were delivered to Hunton on January 6, 2014.

In the afternoon of January 6, 2014, representatives of Moelis called representatives of Baird and delivered a proposal with a reverse termination fee of $8 million and a termination fee for the Company of $4.0 million. Over the next 24 hours, the parties continued to negotiate the remaining open issues on the merger agreement, including the reverse termination fee amount, and the ancillary documents. Through the course of negotiations, the parties agreed to a reverse termination fee of $8.5 million, a $2.5 million termination fee payable by MSC for a transaction with an excluded party prior to the excluded party end date, a termination fee payable by MSC of $4.0 million for termination under other circumstances with expense reimbursement of $1.25 million only in one instance (with a credit against any termination fee payable in that instance), and finalized the terms of the merger agreement and ancillary documents. Hunton delivered a revised draft of the merger agreement and ancillary documents to Katten that were promptly reviewed, finalized and delivered to the Board.

On January 8, 2014, the Board held a telephonic meeting that Mr. Pawlak and representatives of Baird and Katten attended. Representatives of Katten provided an overview of the Board’s fiduciary duties, both generally and in the context of taking action with respect to the proposed transaction. The representatives of Katten then reviewed the structure and terms of the proposed transaction, the merger agreement and the ancillary documents, including the financing commitments and limited guaranty. Representatives of Baird discussed the financing in the proposed transaction, the terms of the go-shop, and the go-shop process that would commence upon execution of the merger agreement. Finally, representatives of Baird presented Baird’s financial analysis of the merger consideration offered by New Star to MSC’s stockholders (other than Parent and its affiliates). Baird then delivered to the Board its oral opinion (which was subsequently confirmed in writing) as of such date and subject to the qualifications, limitations, procedures and assumptions to be set forth in its written opinion, as to the fairness, from a financial point of view, to MSC’s stockholders (other than Parent and its affiliates) of the $12.75 per share merger consideration to be received by those stockholders. Representatives from Katten then also discussed certain items related to the proposed transaction with New Star, including amendments to the by-laws and to certain officers severance and change in control agreements, press release, employee communications, and a Current Report on Form 8-K. Following consideration of various matters and discussion, the Board unanimously adopted resolutions approving the Merger Agreement and recommending the Merger with New Star and the other business related to the Merger Agreement.

Following such meeting, in the evening of January 8, 2014, the Merger Agreement was signed. Prior to the opening of the financial markets in the United States on January 9, 2014, MSC and New Star issued a joint press release announcing the execution of the Merger Agreement.

Under the terms of the Merger Agreement, until 11:59 p.m., Chicago time, on February 12, 2014, MSC was permitted to initiate, solicit and encourage alternative acquisition proposals from third parties, provide nonpublic information to third parties pursuant to acceptable confidentiality agreements and participate in discussions and negotiations with third parties regarding alternative acquisition proposals (the “go-shop”). Representatives of Baird commenced the go-shop process on behalf of MSC on January 9, 2014. Baird contacted a total of 174 parties, including 38 strategic parties and 136 financial sponsors, during the go-shop period to inquire whether they would be interested in exploring a transaction with MSC. Party A was one of the parties contacted and it expressed no interest in exploring a transaction with MSC.

During the go-shop period, 11 entities, including three strategic parties and eight financial sponsors, signed confidentiality agreements to receive non-public information concerning MSC. Consistent with the terms of the Merger Agreement, these confidentiality agreements contained terms no less favorable to MSC than those contained in the non-disclosure agreement between MSC and New Star. These agreements therefore contained a “standstill” and a “no-ask, no waiver” provision. In addition, pursuant to the terms of the Merger Agreement, after the expiration of the go-shop period for all potential bidders other than an “Excluded Party,” and after the Excluded Party End Date for an Excluded Party (as such terms are defined in the Merger Agreement), MSC cannot grant a waiver or release of any “standstill” or similar agreement. Neither the existence of a “standstill” or a “no-ask, no waiver” provision nor MSC’s obligations under the Merger Agreement not to waive or release any “standstill” or similar agreement after the go-shop period prevented MSC from contacting potential bidders and seeking an alternative acquisition proposal during the go-shop period or from seeking an alternative acquisition proposal after the expiration of the go-shop period and before the Excluded Party End Date from an Excluded Party.

MSC did not receive any alternative acquisition proposals during the go-shop period, including from any of the 11 parties who signed confidentiality agreements, each of whom indicated that it was not interested in making an alternative acquisition proposal that might constitute a superior proposal. Nobody is, therefore, defined as an Excluded Party under the Merger Agreement, and, consistent with the terms of the Merger Agreement and the confidentiality agreements signed with certain potential bidders, none of the potential bidders who signed a confidentiality agreement can make an alternative acquisition proposal that might constitute a superior proposal or request that MSC grant a waiver of the standstill in order to make an alternative acquisition proposal that might constitute a superior proposal.

The Recommendation of the Board; Reasons for the Merger

The Board, at a meeting held on January 8, 2014, unanimously determined that it was in the best interests of the Company and its stockholders for the Company to enter into the Merger Agreement and approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger. The Board also directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the stockholders of the Company with the recommendation of the Board that the stockholders of the Company adopt the Merger Agreement.

In the course of its deliberations, the Board considered a number of factors, including the following:

•

Cash Consideration. The Per Share Merger Consideration to be paid to holders of shares of MSC’s common stock is cash, giving such holders an opportunity to immediately realize value for their investment in the Company and providing liquidity and certainty of value. The Board also considered the fact that the Per Share Merger Consideration of $12.75 per share represents a premium of approximately 13.8% over the closing price per share of the common stock on January 7, 2014, and a premium of approximately 27.8% over the volume-weighted average share price of the common stock during the 90-day period prior January 7, 2014.

•	Terms of the Merger Agreement. The Board considered the terms and conditions of the Merger Agreement, including, but not limited to:

•

MSC’s ability during the Go-Shop Period beginning on the date of the Merger Agreement and continuing until 11:59 p.m., Chicago time, on February 12, 2014 to initiate, solicit and encourage any inquiry or the making of acquisition proposals from third parties, including by providing third parties with nonpublic information pursuant to acceptable confidentiality agreements, and to engage or enter into, continue or otherwise participate in discussions or negotiations with any person with respect to any acquisition proposal;

•

following the expiration of the Go-Shop Period and prior to obtaining Stockholder Approval, to consider and respond, in certain circumstances and in accordance with the procedures set forth in the Merger Agreement, to an unsolicited third party proposal to acquire the Company that is, or would reasonably be expected to result in, a Superior Proposal (as defined in the Merger Agreement);

•

the ability of the Board to (i) change its recommendation in favor of the Merger and/or terminate the Merger Agreement prior to obtaining Stockholder Approval under certain circumstances in order to enter into a binding written agreement concerning a transaction that constitutes a superior proposal, if the Board determines in good faith that the failure to change its recommendation and/or terminate the Merger Agreement would be inconsistent with its fiduciary duties, and (ii) change its recommendation in favor of the Merger prior to obtaining Stockholder Approval, in the absence of a superior proposal, if a material event, fact or circumstance that affects MSC occurs that was not known prior to the date of the Merger Agreement that becomes known to the Board after the date of the Merger Agreement and the Board determines in good faith that the failure to change its recommendation would be inconsistent with its fiduciary duties;

•

the parties’ representations, warranties and covenants, the conditions to their obligations to complete the Merger and their ability to terminate the Merger Agreement, after consultation with legal counsel, were considered to be reasonable and consistent with precedents deemed relevant;

•

the $4 million termination fee, and the $2.5 million fee in connection with entering into an alternative acquisition agreement with an excluded party prior to the excluded party end date (as defined in the Merger Agreement), and reimbursement of certain expenses of Parent up to $1.25 million that could be payable to Parent upon the termination of the Merger Agreement for certain reasons set forth therein, which the Board believed were reasonable in the context of break-up fees and expense reimbursements that were payable in other comparable transactions and would not preclude acceptance of a superior proposal; and

•	the $8.5 million reverse termination fee that could be payable by Parent to the Company under certain circumstances set forth in the Merger Agreement.

•	Prospects as an Independent Public Company. The Board considered the Company’s prospects if it were to remain an independent public company.

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Historical Information and Projections. The Board considered historical information and projections concerning the Company’s business, financial performance and condition, operations, products, product development efforts, management and competitive position.

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Financial Market Conditions and Stock Prices. The Board considered current financial market conditions and historical market prices, volatility and trading information with respect to the common stock of the Company.

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Company and Industry Risks. The Board considered the inherent risks of the Company’s industry and business, as reflected in the risk factors disclosed in the Company’s filings with the SEC to which the Company and its stockholders would remain subject if the Company remains an independent public company.

•

Opinion and Analyses of the Company’s Financial Advisor. The Board considered Baird’s financial analyses with respect to the $12.75 Per Share Merger Consideration and its opinion to the Board, as of January 8, 2014, and based upon and subject to the various assumptions made, procedures followed, matters considered and limitations on the review undertaken as set forth in the written opinion, as to the fairness, from a financial point of view, to the Company’s stockholders (other than Parent and its affiliates) of the Per Share Merger Consideration of $12.75 per share of MSC common stock in cash to be received by those stockholders pursuant to the Merger, as more fully described in the section titled “Opinion of the Company’s Financial Advisor.”

•	Limited Guaranty and Equity Commitments. The Board considered that in connection with the execution of the Merger Agreement:

•

New Star and Insight II provided MSC with a limited guarantee in favor of MSC guaranteeing, jointly and severally, the payment of Parent’s cash reverse termination fee in the event it is payable by Parent; and

•

Insight II entered into the Insight Equity Commitment Letter pursuant to which Insight II committed to purchase, at or immediately prior to the consummation of the Merger, $15 million of equity securities of New Star in the aggregate, and New Star entered into the New Star Equity Commitment Letter pursuant to which New Star committed to purchase, at or immediately prior to the consummation of the Merger, $15 million of equity securities of Parent, in order to allow Parent to fund a portion of the aggregate consideration and to pay fees and expenses related to the Merger, and that MSC is a third party beneficiary of such equity commitment letters.

•

Likelihood of Completion. The Board considered its understanding that the Merger would likely be completed, based on, among other things, the fact that New Star and Insight II provided the limited guaranty and equity financing commitments, the limited conditions to Parent and Merger Sub’s obligation to complete the Merger and the absence of significant regulatory approvals necessary to complete the Merger that could potentially prevent or materially delay the Merger or require significant effort by, or resources of, the parties to the Merger Agreement. The Board also considered that, in connection with the execution of the Merger Agreement, PNC Bank, National Association and GSO Capital Partners LP had delivered binding commitment letters and that the terms of these commitment letters, including the limited number and the nature of the conditions to the consummation of the debt financings, increased the likelihood that the debt financings would be completed.

•

Appraisal Rights. The Board considered the availability of appraisal rights under the DGCL to stockholders who do not vote in favor of the Merger and comply with all of the required procedures under the DGCL, including the fact that such stockholders will have the right to demand appraisal and payment of the fair value of their shares of common stock as determined by the Delaware Court of Chancery.

The Board also considered a number of uncertainties, risks and negative factors in its deliberations concerning the transactions contemplated by the Merger Agreement. These negative factors included the following:

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Effect of Failure to Complete the Merger. The Board considered the possibility that the Merger might be materially delayed or might not be consummated and the adverse effects that a material delay or failure to consummate the Merger could have on (1) the Company’s business, operations and financial performance, (2) the Company’s relationships with customers, suppliers and other business partners and with key employees, and (3) the progress of certain business and product development initiatives, and the market price for MSC’s common stock. The Board considered the risk of loss of key employees, disruption in normal business relationships and substantial distraction of management attention while the Merger is pending.

•

Requirement for Financing. The Board considered the fact that Parent requires financing to complete the Merger, and the ongoing uncertainty in the financing markets generally, which the Board believed was mitigated by the debt commitment letters and equity commitment letters obtained by Parent described under “The Merger — Financing,” and the related remedies available to the Company.

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Limited Remedies. The Board considered the fact that MSC’s remedy in the event of a breach of the Merger Agreement by Parent or Merger Sub or other circumstances may be limited to receipt of the reverse termination fee, and that if the Merger Agreement is terminated under certain circumstances MSC may not be entitled to a reverse termination fee at all.

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Interests of Directors and Officers. The Board considered the fact that the Company’s directors and executive officers may have interests in the transaction that are different from, or in addition to, those of the Company’s other stockholders.

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Disruption of Operations. The Board considered the risk of disruptions to the operation of the Company’s business, including the risk that the operations of the Company would be disrupted by employee concerns or departures and any adverse impact on its ability to attract new personnel, or changes to or termination of the Company’s relationships with its customers, suppliers and/or other business partners, following announcement of the Merger.

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No Participation in Future Growth or Earnings. The Board considered the fact that the Company’s stockholders will not participate in future earnings or growth of the Company following the Merger and will not benefit from any appreciation in value of the Surviving Corporation.

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Interim Restrictions on Business. The Board considered the fact that the Merger Agreement restricts the Company’s ability to conduct its business to the extent that the Merger Agreement requires the Company to obtain Parent’s consent to engage in a variety of actions prior to the consummation of the Merger.

The Board concluded that, overall, the potential benefits of the Merger to the Company and its stockholders outweighed the risks, uncertainties, restrictions and other reasons not to consummate the Merger.

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive but includes the material factors considered by the Board. In view of the complexity and wide variety of factors considered, the Board did not find it useful to and did not attempt to quantify, rank or otherwise assign weights to these factors. In considering the factors described above, individual members of the Board may have given different weights to different factors.

The Board unanimously determined that the Merger Agreement, and the terms of the Merger and the other transactions contemplated by the Merger Agreement, are advisable, fair to and in the best interests of the Company and its stockholders, and unanimously recommends that stockholders vote FOR the proposal to adopt the Merger Agreement. When you consider the Board’s recommendation, you should be aware that our directors may have interests in the Merger that may be different from, or in addition to, your interests. These interests are described in “The Merger — Interests of Executive Officers and Directors of MSC in the Merger; Executive Compensation That May Be Paid or Become Payable in Connection with the Merger.”

Interests of Executive Officers and Directors of MSC in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger

In considering the recommendation of the Board with respect to the Merger, MSC stockholders should be aware that certain executive officers and directors of MSC have interests in the Merger that may be different from, or in addition to, the interests of MSC stockholders generally. The Board was aware of the interests described below and considered them, among other matters, when approving the Merger Agreement and recommending that MSC stockholders vote to adopt the Merger Agreement.

Prior to the execution of the Merger Agreement there were no agreements among New Star, Parent or any of their respective affiliates, on the one hand, and any executive officer or director of the Company, on the other hand, regarding the terms of any possible post-acquisition employment or other roles of such individuals with Parent or the Surviving Corporation.

Treatment of Stock Options

As of February 18, 2014, our executive officers and directors held options to purchase an aggregate of 559,984 shares of Company common stock granted under the Company’s equity incentive plans, of which options with respect to (1) an aggregate of 192,484 shares are vested but unexercised and (2) an aggregate of 367,500 shares are not vested. On March 1, 2014, outstanding options held by our executive officers with respect to an aggregate of 150,000 shares of Company common stock will vest and become exercisable pursuant to their terms. Pursuant to the terms of the Merger Agreement, immediately prior to the effective time of the Merger, each outstanding stock option, whether or not vested, will become fully vested and exercisable and, at the effective time of the Merger, will be cancelled and converted into the right to receive a cash payment equal to the excess, if any, of $12.75 over such option’s exercise price. Each outstanding stock option that has an exercise price equal to or greater than $12.75 will be cancelled without the right to receive any consideration.

The following table sets forth the proceeds resulting from the Merger, assuming completion of the Merger on February 18, 2014, relating to outstanding and unexercised stock options, vested or unvested, held by our executive officers and non-employee directors:

Name	Proceeds from Vested Stock Options ($)	Proceeds from Unvested Stock Options ($)	Total Proceeds from Stock Options ($)
Executive Officers

Clifford D. Nastas	645,000	630,000	1,275,000

Michael R. Wilson	354,127	262,500	616,627

James D. Pawlak	407,296	367,500	774,796

Matthew M. Murphy	407,877	288,750	696,627

Directors

Terry L. Bernander	—	—	—

Frank L. Hohmann III	—	—	—

Ryan J. Levenson	—	—	—

Samuel Licavoli	—	—	—

Patrick J. McDonnell	—	—	—

John P. Reilly	—	—	—

Dominick J. Schiano	—	—	—

Treatment of Restricted Stock

As of February 18, 2014, our executive officers and directors held an aggregate of 55,425 shares of Company restricted stock granted under the Company’s equity incentive plans. On February 28, 2014, an aggregate of 10,000 shares of MSC restricted stock held by Mr. Nastas will vest pursuant to the terms of the applicable incentive plan and award agreement. On March 8, 2014, an aggregate of 900 shares of MSC restricted stock held by Mr. Nastas will vest pursuant to the terms of the applicable incentive plan and award agreement. In addition, if the Merger does not occur prior to March 1, 2014, in accordance with the 2012 Long-Term Incentive Plan for Non-Employee Directors and the Material Sciences Corporation 2012 Incentive Compensation Plan, the Company intends to make, on March 1, 2014, its regularly scheduled grant on the first day of each fiscal quarter to each non-employee director of a number of shares of MSC restricted stock equal to the quotient of $8,500 divided by the closing sale price of MSC common stock on the day preceding the grant date. Immediately prior to the effective time of the Merger, each outstanding share of MSC restricted stock will become free of all restrictions, fully vested and transferable and, at the effective time of the Merger, other than shares held by stockholders who properly demand and perfect appraisal rights under the DGCL, will be cancelled and converted into the right to receive $12.75 in cash, without interest and less applicable withholding taxes, under the same terms and conditions as apply to the receipt of the Per Share Merger Consideration by holders of shares of the Company’s common stock generally.

The following table sets forth the proceeds resulting from the Merger, assuming completion of the Merger on February 18, 2014, relating to outstanding shares of Company restricted stock held by our executive officers and non-employee directors:

Name	Number of Shares of Restricted Stock	Proceeds from Restricted Stock ($)
Executive Officers

Clifford D. Nastas	20,900	266,475

Michael R. Wilson	—	—

James D. Pawlak	—	—

Matthew M. Murphy	—	—

Directors

Terry L. Bernander	5,324	67,881

Frank L. Hohmann III	5,324	67,881

Ryan J. Levenson	2,581	32,908

Samuel Licavoli	5,324	67,881

Patrick J. McDonnell	5,324	67,881

John P. Reilly	5,324	67,881

Dominick J. Schiano	5,324	67,881

Treatment of Phantom Stock Units

The Board adopted the Fiscal Year 2006 Long-Term Incentive Plan for Non-Employee Directors effective March 1, 2005 (which plan was terminated in June 2012 and replaced by the 2012 Long-Term Incentive Plan for Non-Employee Directors). The plan provided for phantom stock units (payable only in cash) to be granted to each non-employee director on the first trading day on or after March 1, June 1, September 1 and December 1 of each fiscal year. Each unit represents the number of shares of MSC common stock equal to the quotient of $8,500 divided by the closing sale price of MSC common stock on the trading day preceding the grant date (rounded up to the nearest whole number of shares). In connection with the consummation of the Merger (and the termination of the members of the Board concurrently therewith), MSC is required to redeem each outstanding phantom stock unit held by members of the Board, in accordance with the terms of the grant agreements therefor and the Fiscal Year 2006 Long-Term Incentive Plan for Non-Employee Directors, at the same $12.75 Per Share Merger Consideration (without interest and less applicable withholding taxes) in cash payable to holders of common stock of MSC in the Merger. In addition, on March 1, 2014, an aggregate of 50,496 phantom stock units are scheduled to be, and will be, redeemed, in accordance with the terms of the grant agreements therefor and the Fiscal Year 2006 Long-Term Incentive Plan for Non-Employee Directors, at a price per phantom stock unit equal to the average closing sales price for MSC’s common stock for the 30 consecutive trading days ending on March 1, 2014.

The following table sets forth the proceeds resulting from the Merger, assuming completion of the Merger on February 18, 2014, relating to outstanding phantom stock units held by our non-employee directors:

	Number of Phantom Stock Units	Proceeds from Phantom Stock Units ($)
Terry L. Bernander	43,554	555,314

Frank L. Hohmann III	43,554	555,314

Samuel Licavoli	43,554	555,314

Patrick J. McDonnell	43,554	555,314

John P. Reilly	43,554	555,314

Dominick J. Schiano	43,554	555,314

Severance and Change in Control Agreements

The Company entered into a severance and change in control agreement (as amended and in effect from time to time, each, a “Severance Agreement” and, collectively, the “Severance Agreements”) with (1) Clifford D. Nastas, Chief Executive Officer of MSC, which originally became effective on July 1, 2007, and was modified and reissued on July 1, 2011, (2) Michael R. Wilson, Vice President, Global Operations of the Company, which originally became effective on February 1, 2008, and was modified and reissued on July 1, 2011, (3) James D. Pawlak, Vice President, Chief Financial Officer, Corporate Controller and Corporate Secretary of MSC, which originally became effective on February 10, 2010, and was modified and reissued on July 1, 2011, and (4) Matthew M. Murphy, Vice President, Sales and Marketing of the Company, which originally became effective on April 24, 2008, and was modified and reissued on July 1, 2011. Each of the Severance Agreements entered into between the Company and the Company’s executive officers was amended on January 8, 2014 in connection with MSC’s entry into the Merger Agreement. The Severance Agreements have a term of one year and are automatically renewable for successive one-year terms unless either party gives written notice at least 60 days prior to the expiration of the then current term that such party seeks to terminate the agreement as of June 30 of the then current year.

The Severance Agreements provide that if, within 15 months of a change in control, the executive’s employment with the Company is terminated by the Company for any reason other than for cause, death or disability, or if the executive terminates his employment in the event of a constructive discharge, the executive will be entitled to receive the sum of all accrued but unpaid salary and accrued but unused paid time off as of the date of termination and severance in the amount of 1.5 times the sum of (1) the greater of the executive’s annual rate of salary as of (a) the date or event upon which the amount of compensation is being determined, or (b) the date that is 30 days prior to the date of a change in control, plus (2) the greater of (x) the cash amount paid or earned by the executive under the Company’s management incentive plan for the most recently completed fiscal year preceding the date or event upon which the amount of compensation is being determined, or (y) the amount earned during the current fiscal year, but not yet paid, in which the triggering event takes place (such sum, the “Compensation Amount”). The Severance Agreements also provide that if, prior to a change in control, the executive’s employment with the Company is terminated by the Company for any reason other than for cause, death or disability, or if the executive terminates his employment in the event of a constructive discharge, the executive will be entitled to receive severance benefits in the amount of 1.0 times such executive’s Compensation Amount.

The executives are also entitled to outplacement and other benefits, including the continuation of medical, dental, prescription drug and vision benefits, under the Severance Agreements, and are required, as a condition to receiving any payments or other benefits under the Severance Agreements, to agree to be bound by (1) non-solicitation covenants for a period of two years following the date of termination, and (2) non-competition covenants for periods ranging from twelve months (for terminations apart from a change in control) to eighteen months (for terminations occurring within 15 months after a change in control).

The definitions of “cause,” “change in control,” “constructive discharge” and “disability” under the Severance Agreements are as follows:

“Cause” means, with respect to the executive, one or more of the following: (1) the executive’s commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its affiliates or any of their customers or suppliers, (2) the executive’s reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other conduct causing the Company or any of its affiliates public disgrace or disrepute or economic harm, (3) failure by the executive to perform duties as reasonably directed by such Company officer or other employee to whom the executive primarily reports (or, with respect to the Chief Executive Officer, the Board), (4) any act or omission aiding or abetting a competitor, supplier or customer of the Company or any of its subsidiaries to the disadvantage or detriment of the Company and its affiliates, (5) breach of fiduciary duty, negligence or misconduct with respect to the Company or any of its affiliates, or (6) if the executive is covered by an employment agreement with the Company or an affiliate, any breach of such agreement which is not cured to the Company’s Chief Executive Officer’s (or, with respect to such Chief Executive Officer, the Board’s) reasonable satisfaction within fifteen days after written notice thereof to the executive.

“Change in Control” means (1) the acquisition by any person or persons acting in concert, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than fifty percent of the outstanding stock of the Company (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire stock); or (2) the consummation of (a) any consolidation or merger of the Company, other than a consolidation or merger of the Company in which holders of its common stock immediately prior to the consolidation or merger hold proportionately at least a majority of the outstanding common stock of the continuing or surviving corporation; or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company (“Transfer Transaction”), except where (i) the Company owns all of the outstanding equity of the transferee entity or (ii) the holders of the Company’s common stock immediately prior to the Transfer Transaction own proportionately at least a majority of the outstanding equity of the transferee entity, immediately after the Transfer Transaction; or (c) any consolidation or merger of the Company where, after the consolidation or merger, one person owns one hundred percent of the shares of common stock of the Company (except where the holders of the Company’s common stock immediately prior to such merger or consolidation own proportionately at least a majority of the outstanding equity of such person immediately after such consolidation or merger).

For purposes of the Severance Agreements, the consummation of the Merger would constitute a “Change in Control.”

“Constructive discharge” means the occurrence, without the express written consent of the executive, of any one of the following events: (1) the assignment to the executive of any duties significantly inconsistent with the executive’s position and status with the Company or a substantial adverse alteration in the nature or status of the executive’s employment responsibilities from those in existence on the date hereof; (2) the relocation of the executive’s office or job location to a location not within 75 miles of the executive’s present office or job location, except for required travel on the Company’s business to an extent substantially consistent with the executive’s present business travel obligations; (3) the liquidation, dissolution, consolidation or merger of the Company, or transfer of all or substantially all of its assets, other than a transaction or series of transactions in which the resulting or surviving transferee entity assumes the applicable Severance Agreement and all obligations and undertakings thereunder by operation of law or otherwise; or (4) a substantial reduction in the executive’s compensation, other than a reduction that is part of an overall reduction in the compensation of all officers of the Company. For purposes of the Severance Agreements, a substantial reduction in the executive’s compensation shall be deemed to have occurred if, at any time during the term thereof, the executive’s compensation is reduced below eighty-five percent of his compensation as of the effective date of his Severance Agreement.

An event shall not be considered a constructive discharge unless the executive provides written notice to the Company specifying the event relied upon for constructive discharge within sixty days after the occurrence of such event. Within thirty days of receiving such written notice from the executive, the Company may cure or cause to be cured the event upon which the executive claims a constructive discharge and no constructive discharge shall have been considered to have occurred with respect to such event. The Company and the executive, upon mutual written agreement, may waive any of the provisions listed above which would otherwise constitute a constructive discharge.

“Disability” means a mental or physical illness that entitles the executive to receive benefits under the long-term disability plan of the Company, or, if there is no such plan or the executive is not covered by such a plan or the executive is not an employee of the Company, a mental or physical illness that renders the executive totally and permanently incapable of performing the executive’s duties for the Company, as determined by the Compensation, Organization and Corporate Governance Committee of the Board. Notwithstanding the foregoing, no condition shall qualify as a disability for purposes of the Severance Agreement if it is the result of (1) a willfully self-inflicted injury or willfully self-induced sickness; or (2) an injury or disease contracted, suffered or incurred while participating in a criminal offence.

For additional information regarding the arrangements between the Company and Messrs. Nastas, Wilson, Pawlak and Murphy, see “Advisory Vote Regarding Certain Executive Compensation that may be Paid or become Payable in connection with the Merger — Golden Parachute Compensation.”

Indemnification of Executive Officers and Directors

Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation also may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, except that a corporation may not indemnify any person in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless an appropriate court determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the corporation upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any (1) breach of the director’s duty of loyalty to the corporation or its stockholders; (2) act or omission not in good faith or that involves intentional misconduct or a knowing violation of law; (3) liability under Section 174 of the DGCL (which relates to unlawful payment of dividends and unlawful stock purchases or redemptions); or (4) transaction from which the director derives an improper personal benefit.

Each of the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL. In addition, the Certificate of Incorporation limits the liability of directors to the full extent permitted by Section 102(b)(7) of the DGCL.

The Company has also entered into indemnification agreements with each of its directors and executive officers (each an “Indemnified Party”). These agreements require the Company, among other things, to indemnify and hold harmless each Indemnified Party to the fullest extent authorized by Delaware law against any expenses, judgments and other liabilities actually and reasonably incurred by such Indemnified Party in connection with any threatened, pending or completed action or proceeding by reason of the fact that such Indemnified Party is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another entity. Notwithstanding the foregoing, the indemnification agreements provide that the Company may only indemnify an Indemnified Party in connection with a proceeding initiated by such Indemnified Party if such proceeding was authorized by the Board. The indemnification agreements further require that, in the event of a proceeding against an Indemnified Party that may give rise to a right of indemnification, the Company shall advance reasonable expenses to an Indemnified Party for the defense of such proceeding, following a written request by such Indemnified Party upon receipt of (1) an undertaking to repay such advanced amount if it is ultimately determined by final judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified, and (2) satisfactory documentation as to the amount of the expenses. If the Company denies a written request for indemnification or advancement of expenses, or if payment in full pursuant to such request is not made within 30 days after response by the Company, the right to indemnification or advancement of expenses will be enforceable by the Indemnified Party in any court of competent jurisdiction (with costs and expenses incurred in connection with successfully establishing the Indemnified Party’s right to indemnification subject to indemnification by the Company). The indemnification agreements further require the Company to use its reasonable efforts to provide an Indemnified Party with directors’ and officers’ insurance coverage no less advantageous than that then in effect for directors and officers of the Company generally.

Pursuant to the Merger Agreement, Parent agreed that, during the period commencing at the effective time of the Merger and ending on the sixth anniversary thereof, the certificate of incorporation and bylaws of the Surviving Corporation, and the governing documents of each of its subsidiaries, contain will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of directors and officers than are set forth in the certificate of incorporation or bylaws of the Company or the governing documents of its applicable subsidiary as in effect on the date of the Merger Agreement.

The Merger Agreement further provides that during the period commencing at the effective time of the Merger and ending on the sixth anniversary thereof, the Surviving Corporation shall indemnify and hold harmless, to the fullest extent permitted under applicable law (and shall also advance expenses as incurred to the fullest extent permitted under applicable law upon receipt of an undertaking by or on behalf of a director or officer of the Company to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified), each person who was as of the date of the Merger Agreement, has been at any time prior to such date or who becomes prior to the effective time of the Merger a director or officer of the Company or any of its subsidiaries against any fees, costs or expenses (including reasonable attorneys’ fees and disbursements), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such director or officer’s service as a director, officer, employee or agent of the Company or any of its subsidiaries or services performed by such director or officer at the request of the Company or any of its subsidiaries; provided, however, that if, at any time prior to the six-year anniversary of the effective time of the Merger, any such director or officer delivers to the Surviving Corporation a written notice asserting a claim for indemnification under the Merger Agreement, then the foregoing obligations of the Surviving Corporation to indemnify, hold harmless and advance expenses to any such director or officer in respect of the claim asserted in such notice shall survive the six-year anniversary of the effective time of the Merger until such time as such claim is fully and finally resolved.

In addition, the Merger Agreement provides that the Company will use commercially reasonable best efforts prior to the effective time of the Merger to purchase a six-year non-cancellable prepaid “tail policy,” with terms, conditions, retentions and limits of liability that are at least as favorable to the beneficiaries thereof as provided in the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (the “D&O Insurance”) as of the date of the Merger Agreement, with respect to matters existing or occurring at or prior to the effective time of the Merger, covering, without limitation, the transactions contemplated by the Merger Agreement. In no event, however, will the Surviving Corporation be required to expend more than an amount per year in excess of 300% of the most recent annual premiums paid by the Company for the D&O Insurance to maintain insurance as otherwise required by the Merger Agreement. In the event annual premiums necessary to maintain the insurance coverage described above exceed such limit, the Surviving Corporation will be required to use commercially reasonable best efforts to maintain as much coverage as reasonably practicable for a cost not exceeding such limit. The Merger Agreement provides that the Company will not purchase the “tail policy” without the prior written consent of Parent.

If the Company fails for any reason to obtain the “tail policy” prior to the effective time of the Merger, the Surviving Corporation will maintain in effect for at least six years from the effective time of the Merger, at no expense to the beneficiaries thereof, the D&O Insurance, with terms, conditions, retentions and limits of liability that are at least as favorable to the beneficiaries thereof as provided as of the date of the Merger Agreement, with respect to matters existing or occurring at or prior to the effective time of the Merger (including the transactions contemplated by the Merger Agreement), subject to similar qualifications described above.

Termination of the Stock Purchase Plan

Pursuant to the Merger Agreement, the Company will take all action necessary to suspend or terminate the Stock Purchase Plan, in accordance with the suspension and termination provisions of the Stock Purchase Plan, effective as of February 28, 2014 (i.e., the end of the current purchase period). Effective as of such suspension or termination, no additional purchase periods will commence, and no additional purchases of shares of MSC common stock shall be permitted, under the Stock Purchase Plan.

Continuing Employment with the Surviving Corporation

As of the date of this proxy statement, there are no agreements among New Star, Parent or any of their respective affiliates, on the one hand, and any executive officer or director of the Company, on the other hand, regarding the terms of any possible post-acquisition employment or other roles of such individuals with Parent or the Surviving Corporation. Parent may request certain of the Company’s executive officers to continue their employment with the Surviving Corporation on an interim or long-term basis, with compensation and other terms of such employment to be negotiated between Parent and/or the Surviving Corporation and such executive officers. See “Severance and Change in Control Agreements” above for a description of the benefits each executive officer will receive in the event his employment with the Surviving Corporation is terminated by the Surviving Corporation in connection with, or within a specified period of time after, the consummation of the Merger.

Opinion of the Company’s Financial Advisor

The Company engaged Baird to act as its financial advisor in connection with the Merger, and to render an opinion to the Board (solely in its capacity as such) as to the fairness, from a financial point of view, to the holders of MSC common stock (other than Parent and its affiliates) of the Per Share Merger Consideration to be received by such holders in the Merger. As a part of Baird’s engagement, Baird was requested by the Company to solicit third party indications of interest in acquiring all or any part of the Company following MSC’s entry into the Merger Agreement. As such, upon execution of the Merger Agreement, Baird began a process to solicit acquisition proposals from potential third-party acquirors during the 35-day go-shop period provided under the terms of the Merger Agreement.

On January 8, 2014, Baird rendered its oral opinion, which opinion was subsequently confirmed in a written opinion dated January 8, 2014, to the Board to the effect that, subject to various assumptions, qualifications and limitations set forth in its written opinion, as of such date, the Per Share Merger Consideration of $12.75 in cash to be paid by Parent to the stockholders of the Company in the Merger was fair, from a financial point of view, to the holders of MSC common stock (other than Parent and its affiliates).

As a matter of policy, Baird’s opinion was approved by a fairness committee, a majority of the members of which were not involved in providing financial advisory services on Baird’s behalf to the Company in connection with the Merger.

The full text of Baird’s written opinion, dated January 8, 2014, which sets forth the assumptions made, general procedures followed, matters considered and limitations on the scope of review undertaken by Baird in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Baird’s opinion is directed only to the fairness of the Per Share Merger Consideration, as of the date of the opinion and from a financial point of view, to the holders of MSC common stock (other than Parent and its affiliates) and does not constitute a recommendation to any stockholder of the Company or any other person as to how such person should vote or act with respect to the Merger. Baird’s opinion expresses no opinion about the fairness of any amount or nature of the compensation (including any allocation of the Per Share Merger Consideration) payable to any of the Company’s creditors, officers, directors or employees, or any class of such persons, or to any particular stockholder relative to the Per Share Merger Consideration payable to the holders of MSC common stock. Baird was not asked to express, and its opinion does not express, any opinion with respect to any of the other financial or non-financial terms, conditions, determinations or actions with respect to the Merger. The summary of Baird’s opinion set forth below is qualified in its entirety by reference to the full text of such opinion attached as Annex B to this proxy statement. The Company’s stockholders are urged to read the opinion carefully in its entirety.

In conducting Baird’s investigation and analyses and in arriving at its opinion, Baird reviewed such information and took into account such financial and economic factors, investment banking procedures and considerations Baird deemed relevant under the circumstances. In that connection, and subject to the various assumptions, qualifications and limitations set forth in its opinion, Baird, among other things: (i) reviewed certain internal information, primarily financial in nature, including the Forecasts furnished to Baird, and prepared, by the Company’s management for purposes of Baird’s analyses; (ii) reviewed certain publicly available information, including, but not limited to, the Company’s recent filings with the SEC and equity analyst research reports covering the Company prepared by various research firms, including earnings estimates for the Company for the fiscal year ending February 28, 2014; (iii) reviewed the principal financial terms of the draft Merger Agreement dated January 8, 2014 (the “Draft Agreement”) in the form presented to the Board as they related to Baird’s analysis; (iv) compared the financial position and operating results of the Company with those of certain other publicly traded companies Baird deemed relevant; (v) compared the historical market prices, trading activity and market trading multiples of MSC common stock with those of certain other publicly traded companies Baird deemed relevant; (vi) compared the proposed Per Share Merger Consideration payable by Parent to stockholders of MSC (other than Parent and its affiliates) in the Merger with the reported implied enterprise value of certain other business combinations Baird deemed relevant; and (vii) considered the estimated present values of the forecasted cash flows of the Company reflected in the Forecasts. Baird also held discussions with members of the Company’s senior management concerning the Company’s historical and then-current financial condition and operating results, as well as the future prospects of the Company. Baird also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Baird deemed relevant in arriving at its opinion.

In arriving at its opinion, Baird assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information that was publicly available or provided to Baird by or on behalf of the Company. Baird did not independently verify any information that was publicly available or supplied by the Company concerning the Merger that formed a substantial basis for Baird’s opinion. Baird was not engaged to independently verify, did not assume any responsibility to verify, assumed no liability for, and expressed no opinion on any such information, and assumed, without independent verification, that the Company was not aware of any information prepared by it or its advisors that might be material to its opinion that was not provided to Baird. Baird assumed, without independent verification, that: (i) all material assets and liabilities (contingent or otherwise, known or unknown) of the Company were as set forth in the Company’s financial statements provided to Baird; (ii) the financial statements of the Company provided to Baird presented fairly the results of operations, cash flows and financial condition of the Company for the periods, and as of the dates, indicated and were prepared in conformity with U.S. generally accepted accounting principles consistently applied; (iii) the Forecasts for the Company were reasonably prepared on bases reflecting the best available estimates and good faith judgments of the Company’s senior management as to the future performance of the Company, and Baird relied, without independent verification, upon such Forecasts in the preparation of its opinion, although Baird expressed no opinion with respect to the Forecasts or any judgments, estimates, assumptions or bases on which they were based, and Baird assumed, without independent verification, that the Forecasts used in Baird’s analyses will be realized in the amounts and on the time schedule contemplated; (iv) the Merger will be consummated in accordance with the terms and conditions of the Draft Agreement without any amendment thereto and without waiver by any party of any of the conditions to their respective obligations thereunder; (v) the representations and warranties contained in the Draft Agreement were true and correct and that each party will perform all of the covenants and agreements required to be performed by it under the Draft Agreement; and (vi) all corporate, governmental, regulatory or other consents and approvals (contractual or otherwise) required to consummate the Merger had been, or will be, obtained without the need for any changes to the Per Share Merger Consideration or other financial terms or conditions of the Merger or that would otherwise materially affect the Company or Baird’s analyses. Baird relied, without independent verification, as to all legal matters regarding the Merger on the advice of legal counsel to the Company. In conducting its review, Baird did not undertake or obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise, known or unknown) or solvency of the Company nor did Baird make a physical inspection of the properties or facilities of the Company. Baird did not consider any expenses or potential adjustments to the Per Share Merger Consideration relating to the Merger as part of its analyses. In each case above, Baird made the assumptions and took the actions or inactions described above with the knowledge and consent of the Board.

Baird’s opinion is based upon economic, monetary and market conditions as in effect on, and the information made available to Baird as of, the date of the opinion, and Baird’s opinion does not predict or take into account any changes which may occur, or information which may become available, after the date thereof. It should be understood that subsequent developments may affect Baird’s opinion, and Baird does not have any obligation to update, revise or reaffirm its opinion. Furthermore, Baird did not express any opinion as to the price or trading range at which any of the Company’s securities (including MSC’s common stock) will trade following the date of the opinion or as to the effect of the Merger (or announcement thereof) on such price or trading range. Such price and trading range may be affected by a number of factors, including but not limited to: (i) dispositions of MSC common stock by stockholders within a short period of time after, or other market effects resulting from, the announcement and/or effective date of the Merger; (ii) changes in prevailing interest rates and other factors which generally influence the price of securities; (iii) adverse changes in the current capital markets; (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or in the Company’s industry; (v) actions by, or restrictions of, federal, state or other governmental agencies or regulatory authorities; and (vi) whether or not the Merger is timely completed on terms and conditions that are acceptable to all parties to the Merger.

Baird’s opinion does not address the relative merits or risks of: (i) the Merger, the Merger Agreement or any other agreements or other matters provided for, or contemplated by, the Merger Agreement; (ii) any other transactions that may be, or might have been, available as an alternative to the Merger; or (iii) the Merger compared to any other potential alternative transactions or business strategies considered by the Board and, accordingly, Baird relied upon discussions with the senior management of the Company with respect to the availability and consequences of any alternatives to the Merger. Baird’s opinion does not constitute a recommendation to the Board, any stockholder of the Company or any other person as to how such person should vote or act with respect to the Merger.

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion does not necessarily lend itself to summary description. Baird arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion. Accordingly, Baird believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its analyses, Baird considered industry performance; general business, economic, market and financial conditions, and other matters existing as of the date of its opinion, many of which are beyond the Company’s control. No company, business or transaction reviewed is identical to the Company or the Merger. An evaluation of these analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or other values of the companies, business segments or transactions reviewed. Any estimates contained in Baird’s analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or to necessarily reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, Baird does not assume responsibility for their accuracy.

Baird was not requested to, and it did not, recommend the Per Share Merger Consideration. The type and amount of the Per Share Merger Consideration was determined through negotiations between the Company and

Parent, and the decision to enter into the Merger Agreement was solely that of the Board. Baird’s opinion was only one of many factors considered by the Board in its evaluation of the Merger and should not be viewed as determinative of the views of the Board or management of the Company with respect to the Merger or the Per Share Merger Consideration.

The following is a summary of the material financial analyses performed by Baird in connection with rendering its opinion, which is qualified in its entirety by reference to the full text of such opinion attached as Annex B to this proxy statement and to the other disclosures contained in this section. In preparing its opinion, Baird performed a variety of financial and comparative analyses, including those described below. The following summary, however, does not purport to be a complete description of the financial analyses performed by Baird. The order of analyses described does not indicate the relative importance or weight given to the analyses performed by Baird, and Baird did not assign any particular weight or importance to any particular analysis. Some of the summaries of the financial analyses include information presented in a tabular format. These tables must be read together with the full text of each summary and alone are not a complete description of Baird’s financial analyses. Except as otherwise noted, the following quantitative information is based on market and financial data as it existed on or before January 6, 2014 and is not necessarily indicative of current market conditions.

Implied Valuation and Transaction Multiples

Based on the Per Share Merger Consideration, Baird calculated the implied “equity purchase price” (defined as the Per Share Merger Consideration multiplied by the total number of diluted shares of common stock of the Company outstanding, including phantom stock units and gross shares issuable upon the exercise of stock options, less assumed option proceeds) to be $139.1 million. In addition, Baird calculated the implied “total purchase price” (defined as the equity purchase price plus the book value of the Company’s total debt-like liabilities, less cash and cash equivalents, each as reflected on the Company’s balance sheet as of November 30, 2013) to be $106.6 million. Baird then calculated the multiples of the total purchase price to the Company’s last twelve months (“LTM”) ended November 30, 2013, estimated calendar year 2013 and projected calendar year 2014 revenue; adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”); and adjusted earnings before interest and taxes (“EBIT”), as provided by the senior management of the Company. Adjustments taken to arrive at adjusted EBITDA and adjusted EBIT include non-recurring items specified by management, including but not limited to pension and environmental expenses, gain on sale of assets, impairment charges, restructuring costs, certain product development costs and incentive plan adjustments. Baird also calculated the multiples of the Per Share Merger Consideration to the Company’s LTM, estimated calendar year 2013 and projected calendar year 2014 adjusted fully diluted earnings per share based on information provided by the senior management of the Company and assuming the total number of diluted shares of common stock of the Company outstanding. These transaction multiples are summarized in the table below.

	LTM November 30, 2013		Calendar Year
			2013E		2014P
Revenue	0.9	x	0.9	x	0.8	x
Adj. EBITDA	9.5		9.5		7.0
Adj. EBIT	15.0		14.7		9.7
Fully Diluted Adj. Earnings Per Share (“EPS”)	29.9		29.3		19.4

Selected Publicly Traded Company Analysis

Baird reviewed certain publicly available financial information and stock market information for certain publicly traded companies that Baird deemed generally relevant for comparative purposes. The group of selected publicly traded companies reviewed is listed below.

• Core Molding Technologies, Inc.	• STRATTEC Security Corporation
• Friedman Industries, Incorporated	• Superior Industries International, Inc.
• Lydall, Inc.	• Tower International, Inc.
• Shiloh Industries, Inc.	• UFP Technologies, Inc.
• SIFCO Industries, Inc.

Baird selected these companies based on a review of publicly traded companies that, in Baird’s professional judgment, possessed a combination of operating, margin, size and end market characteristics representative of companies in the industry in which the Company operates. Baird noted that none of the companies reviewed is identical to the Company and that, accordingly, the analysis of such companies necessarily involves complex considerations and judgments concerning differences in the business, operating and financial characteristics of each company and other factors that affect the public market values of such companies.

For each company, Baird calculated the “equity market value” (defined as the market price per share of each company’s common stock multiplied by the total number of diluted common shares outstanding of such company, including net shares issuable upon the exercise of stock options and warrants). In addition, Baird calculated the “total market value” (defined as the equity market value plus the book value of each company’s total debt-like liabilities, preferred stock and minority interests, less cash, cash equivalents and marketable securities). Baird calculated the multiples of each company’s total market value to its LTM (ended September 30, 2013 for all companies except Shiloh Industries, Inc., which ended October 31, 2013), estimated calendar year 2013 and projected calendar year 2014 revenue, adjusted EBITDA and adjusted EBIT. Baird also calculated multiples of each company’s price per share to its LTM and to its estimated calendar year 2013 and projected calendar year 2014 adjusted fully diluted earnings per share. Baird then compared the transaction multiples implied in the Merger with the corresponding trading multiples for the selected companies. Stock market and historical financial information for the selected companies was based on publicly available information as of January 6, 2014, and projected financial information, when it existed, was based on publicly available research reports as of such date and mean consensus estimates as compiled by S&P Capital IQ. A summary of the implied multiples is provided in the table below.

	Implied Transaction Multiple		Selected Company Multiples
			Low		Mean		Median		High
Revenue
LTM	0.9	x	0.4	x	0.7	x	0.6	x	1.5	x
CY 2013E	0.9		0.5		0.6		0.5		1.1
CY 2014P	0.8		0.5		0.6		0.5		1.1
Adj. EBITDA
LTM	9.5	x	5.2	x	6.8	x	6.6	x	9.1	x
CY 2013E	9.5		5.0		6.2		6.4		7.6
CY 2014P	7.0		4.7		5.6		5.6		6.7

	Implied Transaction Multiple		Selected Company Multiples
			Low		Mean		Median		High
Adj. EBIT
LTM	15.0	x	7.4	x	10.2	x	9.8	x	13.1	x
CY 2013E	14.7		7.2		9.8		9.6		11.9
CY 2014P	9.7		7.0		8.7		8.5		11.0
Fully Diluted Adj. EPS
LTM	29.9	x	11.3	x	16.2	x	15.4	x	26.3	x
CY 2013E	29.3		9.7		15.0		12.3		24.3
CY 2014P	19.4		7.8		14.3		13.3		22.8

In addition, Baird calculated the implied per share equity values of MSC common stock based on the trading multiples of the selected public companies shown in the table above and compared such values to the Per Share Merger Consideration. The implied per share equity values, based on the multiples that Baird deemed relevant, are summarized in the table below.

	Implied MSC Equity Value Per Share
	Low	Mean	Median	High
Revenue
LTM	$7.02	$10.63	$9.38	$17.92
CY 2013E	8.27	9.72	8.53	14.57
CY 2014P	8.69	10.41	8.85	15.24
Adj. EBITDA
LTM	$8.49	$10.06	$9.88	$12.33
CY 2013E	8.30	9.54	9.71	10.89
CY 2014P	9.62	10.90	10.85	12.30
Adj. EBIT
LTM	$7.96	$9.74	$9.53	$11.61
CY 2013E	7.96	9.61	9.47	10.98
CY 2014P	10.11	11.81	11.57	13.99
Fully Diluted Adj. EPS
LTM	$4.82	$6.90	$6.57	$11.20
CY 2013E	4.24	6.54	5.37	10.58
CY 2014P	5.16	9.40	8.72	15.01
Avg. Equity Value per Share	$7.55	$9.61	$9.04	$13.05

Selected Transaction Analysis

Baird reviewed certain publicly available financial information concerning completed acquisition transactions that Baird deemed relevant. The group of selected acquisition transactions is listed below.

Date Announced	Target	Acquiror
10/16/2012	• Carolina Commercial Heat Treating, Inc.	• Bodycote plc
10/09/2012	• Cytec Industries Inc., Coating Resins Business	• Advent International Corporation
04/02/2012	• Curtiss-Wright Corp., Heat Treatment Business	• Bodycote plc
01/17/2012	• Deloro Stellite Holdings 1 Limited	• Kennametal Inc.
03/04/2010	• Delta plc	• Valmont Industries, Inc.
03/31/2008	• AAA Galvanizing-Joliet, Inc.	• AZZ incorporated
06/24/2007	• Cumerio SA	• Norddeutsche Affinerie AG

Baird chose these acquisition transactions based on a review of completed acquisition transactions that, in its professional judgment, involved target companies possessing a combination of size, product and operating characteristics which were representative of companies in the industry in which the Company operates. Baird noted that none of the acquisition transactions or subject target companies reviewed is identical to the Merger or the Company, respectively, and that, accordingly, the analysis of such acquisition transactions necessarily involves complex considerations and judgments concerning differences in the business, operating and financial characteristics of each subject target company and each acquisition transaction and other factors that affect the values implied in such acquisition transactions.

For each transaction, Baird calculated the implied “total purchase price” (defined as the equity purchase price plus the book value of each target company’s total debt-like liabilities, preferred stock and minority interests, less cash, cash equivalents and marketable securities). Baird calculated the multiples of each target company’s implied total purchase price to its LTM revenue, adjusted EBITDA and adjusted EBIT. A summary of the implied multiples is provided in the tables below.

	Implied LTM Acquisition Transaction Multiple*		Selected Acquisition Multiples
			Low		Mean		Median		High
Revenue	0.9	x	0.3	x	1.1	x	1.3	x	1.9	x
Adj. EBITDA	9.5		3.9		6.7		7.8		8.0
Adj. EBIT	15.0		4.6		7.7		6.8		10.9

*	Calculated based on estimated November 30, 2013 LTM revenue, adjusted EBITDA and adjusted EBIT as provided by Company management.

In addition, Baird calculated the implied per share equity values of MSC common stock based on the acquisition transaction multiples of the selected acquisition transactions shown in the table above and compared such values to the Per Share Merger Consideration. The implied per share equity values, based on the multiples that Baird deemed relevant, are summarized in the table below.

	Implied MSC Equity Value Per Share
	Low	Mean	Median	High
Revenue (LTM)	$6.11	$14.44	$16.00	$22.73
Adj. EBITDA (LTM)	7.20	9.94	11.07	11.23
Adj. EBIT (LTM)	6.16	8.17	7.58	10.17
Avg. Equity Value per Share	$6.49	$10.85	$11.55	$14.71

Discounted Cash Flow Analysis

Baird performed a discounted cash flow analysis utilizing the Company’s projected unlevered free cash flows (defined as after-tax operating income, using a tax rate of 35% based on Company management’s expectations, plus depreciation and amortization, less increases in net working capital (excluding cash and debt), less capital expenditures) from the periods including the fourth quarter of fiscal year 2014 through fiscal year 2019, as provided by the Company’s senior management. Baird has assumed that the Company will realize its projected unlevered free cash flows for purposes of the discounted cash flow analysis. In such analysis, Baird calculated the present values of the unlevered free cash flows from the periods including the fourth quarter of fiscal year 2014 through fiscal year 2019 by discounting such amounts at rates ranging from 18.5% to 21.5%, which are estimates of the Company’s weighted average cost of capital based on the selected publicly traded companies and include a small company size premium of 8.9% as estimated by Ibbotson Associates. Baird calculated the present values of the free cash flows beyond fiscal year 2019 by assuming terminal values ranging from 5.5x to 6.5x fiscal year 2019 adjusted EBITDA, determined by Baird in its professional judgment based on the selected companies, as well as the Company’s historical trading multiples, and discounting the resulting terminal values at rates ranging from 18.5% to 21.5%. The summation of the present values of the unlevered free cash flows and the present values of the terminal values produced equity values ranging from $11.86 to $14.11 per share. Baird compared these implied per share equity values with the Per Share Merger Consideration.

Supplemental Price Activity Information

Although not an integral part of its analyses, Baird reviewed certain historical price and trading activity of MSC common stock with the Board and noted that the high and low closing prices for MSC common stock were $11.81 and $5.80, respectively, over the last three years as of January 6, 2014. Baird also noted that MSC’s common stock price rose approximately 16% over the last twelve months and approximately 74% over the last three years.

Baird also calculated the premiums that the Per Share Merger Consideration represented over the closing market price of MSC common stock for various time periods ranging from one day to 360 days prior to January 6, 2014, based on the Per Share Merger Consideration. These premiums, along with selected acquisition premiums of all U.S. target announced transactions with an enterprise value between $50 million and $500 million (excluding premiums less than 0% and greater than 100%) between January 6, 2014 and the prior 360 days, that Baird identified, are summarized in the table below.

As of January 6, 2014
	Stock Price		Selected Acquisition Premiums
		Implied Transaction Premium	Low	Mean	Median	High
1-Day Prior	$11.80	8.1%	0.9%	30.6%	24.6%	96.3%
7-Days Prior	$11.65	9.4%	1.0%	31.5%	28.4%	84.2%
30-Days Prior	$10.24	24.5%	0.3%	35.0%	33.1%	96.8%
180-Days Prior	$10.07	26.6%	2.2%	46.0%	43.7%	93.4%
360-Days Prior	$10.11	26.1%	1.0%	46.3%	40.3%	96.9%

Additional Information about Baird and Its Engagement

As part of its investment banking business, Baird is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Pursuant to an engagement letter, dated September 26, 2013, entered into with the Company, the Company has agreed to pay to Baird a transaction fee equal to 1.67% of the transaction value for its services contingent upon the consummation of the Merger, estimated to be approximately $1.8 million; however $25,000 of which was paid 45 days after execution of the engagement letter, another $25,000 of which was paid 90 days after execution of the engagement letter, $400,000 of which will be paid in connection with the delivery of Baird’s opinion (and is payable regardless of the conclusions reached in such opinion or whether the Merger is consummated) and the remainder of which is payable contingent upon the consummation of the Merger. In the event that the Company should be entitled to receive any reverse termination fee payable by Parent, then the Company shall pay to Baird in cash an additional fee equal to the lesser of: (1) 20% of the amount of such reverse termination fee net of any expenses or costs incurred by or on behalf of the Company in connection with the negotiation of such payment or any dispute arising with respect thereto or (2) the fee otherwise payable to Baird had the Merger been consummated. In addition, the Company has agreed to reimburse Baird for certain of its expenses and to indemnify Baird against certain liabilities that may arise out of its engagement, including liabilities under the federal securities laws. Baird will not receive any other payment or compensation contingent upon the successful completion of the Merger.

Within the past two years, Baird has had no material relationship with the Company, Parent, any other party to the Merger, or any of their affiliates and no such relationship is mutually understood to be contemplated in which it is intended that Baird would receive any compensation. However, Baird served as a co-manager in connection with an initial public offering of securities by Emerge Energy Services LP (“Emerge Energy”), a company controlled by Insight Equity Holdings LLC (“Insight Equity”), an affiliate of Insight II, that was completed in May 2013, for which Baird received standard underwriting compensation in the approximate amount of $375,000. In its capacity as a co-manager for Emerge Energy’s initial public offering, Baird sold an aggregate of 375,000 common units of Emerge Energy out of the total offering of 7.5 million common units. Nobody from Baird who performed services in connection with Emerge Energy’s initial public offering performed services for MSC in connection with any aspect of the transactions described herein.

Baird is a full service securities firm. As such, in the ordinary course of its business, Baird may from time to time provide investment banking, advisory, brokerage and other services to clients that may be competitors or suppliers to, or customers, employees or security holders of, the Company or Parent or that may otherwise participate or be involved in the same or a similar business or industry as the Company or Parent. Baird may also from time to time trade the securities of the Company (including MSC common stock) for its own account or for the accounts of its customers and, accordingly, may at any time hold long or short positions or effect transactions in such securities.

Certain Financial Projections

In connection with the Board’s evaluation of a possible transaction, the Company’s management prepared certain forecasts through February 28, 2014, and a five-year projection through February 28, 2019, concerning the business and operations of the Company (the “Forecasts”). In the course of negotiations relating to the Merger, the Company’s management provided the Forecasts to Parent and met with Parent to discuss the Forecasts and the underlying assumptions. The Company’s management also provided Baird with the Forecasts for its use in connection with the rendering of its opinion to the Board and performing its related financial analyses. The Company has included the material portions of the Forecasts below in order to give its stockholders access to this information as well. The risks inherent in the Forecasts were considered by the Board and discussed in management’s meetings with Parent and representatives of Baird.

The Company’s management employed the following key assumptions in preparing the Forecasts summarized in the table below, which were provided to the Board, Baird and Parent:

Financial Forecasts

($ in millions)	2014E	2014 E Stub (1)	2015P	2016P	2017P	2018P	2019P
Net Sales	$115.7	$28.9	$128.1	$154.9	$175.7	$184.5	$193.8
Gross Profit	$25.1	$6.9	$29.4	$37.0	$44.9	$47.7	$50.5
Adjusted EBITDA (2)	$12.6	$4.0	$15.7	$22.4	$29.3	$31.1	$33.1
Depreciation & Amortization	$3.9	$0.9	$4.3	$4.5	$4.3	$4.5	$4.7
Capital Expenditures	$5.5	$1.0	$3.5	$3.5	$3.5	$3.5	$3.5
(Increase)/Decrease in Net Working Capital	$(2.6)	$(0.5)	$(2.5)	$(5.4)	$(4.2)	$(1.8)	$(1.8)

(1)	Stub period represents December 2013 through February 2014.
(2)	Presented on a non-GAAP basis as described below. MSC also estimated that it incurred certain costs as a public company that some potential buyers would not incur such as costs of being a public company, pension expense, non-cash stock compensation expense and certain other non-recurring items. These cost estimates totaled approximately $1.7 million in 2014, $1.9 million in 2015, $1.7 million in 2016 and $1.8 million in 2017.

Unlevered free cash flow was derived from the estimates and projections relating to the Company’s Adjusted EBITDA, or earnings before interest expense, income taxes, depreciation and amortization expense (adjusted to take into account certain non-recurring items), prepared by the Company (and made available to Parent and Baird) in order to calculate the Company’s tax affected operating income, which were further adjusted to arrive at unlevered free cash flow. The unlevered free cash flow information is summarized below.

($ in millions)	2014E Stub (1)	2015P	2016P	2017P	2018P	2019P
Adjusted EBITDA (2)	$4.0	$15.7	$22.4	$29.3	$31.1	$33.1
Less:
Depreciation & Amortization	$(0.9)	$(4.3)	$(4.5)	$(4.3)	$(4.5)	$(4.7)
Adjusted EBIT (2)	$3.1	$11.4	$18.0	$25.0	$26.6	$28.4
Tax Rate	35%	35%	35%	35%	35%	35%

Tax-affected EBIT (2)	$2.0	$7.4	$11.7	$16.3	$17.3	$18.5

Plus:
Depreciation and Amortization	$0.9	$4.3	$4.5	$4.3	$4.5	$4.7
Less:
CapEx	$(1.0)	$(3.5)	$(3.5)	$(3.5)	$(3.5)	$(3.5)
(Increase)/Decrease in Working Capital	$(0.5)	$(2.5)	$(5.4)	$(4.2)	$(1.8)	$(1.8)

Unlevered Free Cash Flow (2)	$1.4	$5.7	$7.3	$12.9	$16.5	$17.9

(1)	Stub period represents December 2013 through February 2014.
(2)

Presented on a non-GAAP basis. In the course of preparing the Forecasts, the Company did not develop estimates as to unlevered free cash flow. The unlevered free cash flow was calculated based upon the

Forecasts provided by the Company, as set forth above, as Adjusted EBITDA less depreciation and amortization, less taxes, plus depreciation and amortization, less capital expenditures, less increases in net working capital. The Company did not deliver estimates as to unlevered free cash flows to Parent.

The Company does not typically make public any forecasts as to future performance or earnings. The Company’s financial forecasts are generally prepared solely for internal use, such as budgeting and other management decisions. The Forecasts are not being included in this proxy statement to influence your decision whether to vote for or against the proposal to adopt the Merger Agreement, but are being included in this proxy statement because this information was provided to Parent, and was part of the information considered by the Board in evaluating the transaction with Parent. The Forecasts also were provided to the Company’s financial advisor. The Forecasts were not prepared with a view toward public disclosure of any kind. The Forecasts also were not prepared in compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The Company’s independent registered public accounting firm has not examined, compiled or otherwise applied procedures to the Forecasts and, accordingly, assumes no responsibility for them.

The Forecasts do not purport to present operations in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization expense (EBITDA), adjusted to take into account non-recurring items specified by management, including but not limited to pension and environmental expenses, gain on sale of assets, impairment charges, restructuring costs, certain product development costs and incentive plan adjustments. Adjusted EBITDA is not a financial measure pursuant to GAAP and should not be considered in isolation. Adjusted EBITDA has limitations as an analytical tool because, among other things, Adjusted EBITDA: (1) does not reflect the Company’s cash expenditures or future requirements for capital expenditures; (2) does not reflect changes in, or cash requirements for, the Company’s working capital needs; (3) does not reflect cash requirements for income taxes; (4) EBITDA does not reflect interest expense for the Company’s corporate indebtedness; and (5) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced, and Adjusted EBITDA does not reflect any cash requirements for these replacements. The Company’s stockholders are encouraged to review the Company’s GAAP consolidated financial statements included in its periodic reports filed with the SEC, and the Company’s stockholders should not rely solely or primarily on Adjusted EBITDA or any other single financial measure to evaluate the Company’s liquidity or financial performance calculated and presented in accordance with GAAP.

The Forecasts reflect numerous estimates and assumptions made by the Company’s management at the time they were prepared regarding industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. The Forecasts also reflect subjective judgments made by the Company’s management which are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Accordingly, there can be no assurance that the assumptions, estimates and judgments made in preparing the Forecasts will prove accurate or that any of the Forecasts will be realized. In addition, the Forecasts cover multiple years and such information by its nature becomes less predictive with each successive year.

The Forecasts will be affected by our ability to achieve strategic goals, objectives and targets over the applicable periods. The assumptions upon which the Forecasts were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. The Forecasts also reflect assumptions as to certain business decisions that are subject to change. The inclusion of the Forecasts in this proxy statement should not be regarded as an indication that any of the Company, Parent or their respective affiliates or representatives considered or consider the Forecasts to be a prediction of actual future events, and the Forecasts should not be relied upon as such. The Forecasts do not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the Merger Agreement. Further, the Forecasts do not take into account the effect of any failure of the Merger to occur and should not be viewed as accurate or continuing in that context. None of the Company, Parent or any of their respective affiliates or representatives intends to update or otherwise revise the Forecasts to reflect circumstances existing or arising after the date the Forecasts were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions, estimates and judgments underlying the Forecasts are shown to be in error or the Forecasts otherwise become inaccurate.

The Forecasts are subject to substantial risks and uncertainties that could cause actual results to differ materially from the forecasted results, including important factors described below and under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended February 28, 2013, and in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2013. All forecasts contained in this proxy statement are forward-looking statements, and these and other forward-looking statements are expressly qualified in their entirety by the risks described or referred to above in “Cautionary Statement Concerning Forward-Looking Statements.”

The Company’s stockholders are cautioned not to place undue reliance, if any, on the Forecasts included in this proxy statement.

Financing

Parent and Merger Sub estimate that the total amount of funds required to complete the Merger and pay the fees and expenses related to the Merger will be approximately $150 million. Parent expects to fund this amount through a combination of equity and debt financing (which are described in this section). The financing commitments obtained by Parent are subject to certain conditions, including conditions that relate directly to the Merger Agreement. We cannot assure you that the amounts committed under the financing commitments will be sufficient to complete the Merger. Those amounts might be insufficient if, among other things, one or more of the parties to the financing commitments fails to fund the committed amounts in breach of such financing commitments and/or if any of the conditions to such financing are not satisfied. Although obtaining the proceeds of any financing, including the financing under the equity and debt commitments described below, is not a condition to the completion of the Merger, the failure of Parent to obtain any portion of the equity and debt financing (or alternative financing) is likely to result in the failure of the Merger to be completed. In that case, Parent may be obligated to pay MSC a reverse termination fee of $8.5 million. The obligation of Parent to pay the reverse termination fee is guaranteed by New Star and Insight II, as described below under the heading “The Merger — Limited Guaranty.”

Equity Financing

On January 8, 2014, Insight II entered into the Insight Equity Commitment Letter with New Star, pursuant to which Insight II committed to purchase, at or immediately prior to the consummation of the Merger, $15 million of equity securities of New Star in the aggregate, and New Star entered into the New Star Equity Commitment Letter with Parent, pursuant to which New Star committed to purchase, at or immediately prior to the consummation of the Merger, $15 million of equity securities of Parent, in order to allow Parent to fund a portion of the aggregate consideration and to pay fees and expenses related to the Merger. The obligations of Insight II and New Star under the Equity Commitment Letters are subject to, among other things, the following conditions:

•

the satisfaction or waiver of each of the conditions to the obligations of Parent and Merger Sub to complete the Merger (other than any conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction of such conditions); and

•

the concurrent funding of the financing contemplated under the Debt Commitment Letters (as defined below) (or any alternative financing permitted by the Merger Agreement), or confirmation that the financing contemplated under the Debt Commitment Letters (or alternative financing) will be funded at the closing of the Merger if the equity commitment is funded at the closing.

The Equity Commitment Letters will terminate upon the earliest to occur of (i) the closing of the Merger or (ii) the termination of the Merger Agreement in accordance with its terms. MSC is an express third-party beneficiary of the Equity Commitment Letters and has the right, under the circumstances in which MSC would be permitted by the Merger Agreement to obtain specific performance, to seek specific performance to enforce the obligations of Insight II and New Star under the Equity Commitment Letters.

Debt Financing

In connection with Parent and Merger Sub’s entry into the Merger Agreement, on January 8, 2014, New Star Holdings entered into (i) the GSO Debt Commitment Letter with GSO Capital Partners LP, which provides for a $160 million senior secured term loan facility for New Star Holdings, New Star and its subsidiaries (the “Term Loan Facility”), and (ii) the PNC Debt Commitment Letter with PNC Bank, National Association, which provides for a $90 million senior secured revolving credit facility for New Star Holdings, New Star and its subsidiaries (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Credit Facilities”).

Upon consummation of the Merger, the co-borrowers under the Credit Facilities are expected to be New Star Holdings, New Star and its subsidiaries, including MSC (collectively, the “Borrowers”). The Credit Facilities are expected to be guaranteed by certain subsidiaries of the Borrowers. The Term Loan Facility will be secured by (i) a first priority security interest in and lien on substantially all of the assets (excluding accounts receivable and inventory and general intangibles, contract rights, all rights to the payment of money, instruments, documents and chattel paper related to accounts receivable or inventory) of New Star Holdings, MSC and each subsidiary guarantor (collectively, the “Loan Parties”), (ii) a pledge of all stock of the Loan Parties (other than New Star Holdings), and (iii) subject to an intercreditor agreement with the parties to the Revolving Credit Facility, a second priority security interest and lien on all of the assets of the Loan Parties securing the Revolving Credit Facility (including, without limitation, accounts receivable and inventory and general intangibles, contract rights, all rights to the payment of money, instruments, documents and chattel paper related to accounts receivable or inventory). The Revolving Credit Facility is expected to be secured by (1) a first priority security interest in and lien on the accounts receivable, inventory and general intangibles, contract rights, rights to the payment of money, instruments, documents and chattel paper related to accounts receivable or inventory of the Loan Parties, and (2) subject to an intercreditor agreement with the parties to the Term Loan Facility, a second priority security interest in (A) the stock of the Loan Parties (other than New Star Holdings) and (B) all of the assets of the Loan Parties securing the Term Loan Facility.

Borrowings under the Term Loan Facility will bear interest at an annual rate of LIBOR plus 8.00%, subject to a 1.25% LIBOR floor. Borrowings under the Revolving Credit Facility will bear interest at either (i) a floating base rate equal to the highest of (A) the annual prime rate announced by PNC Bank, National Association, (B) the Federal Funds Open Rate plus 0.5% and (C) the one-month LIBOR rate plus 1%, plus a margin of 1.5%, or (ii) the one, two or three month LIBOR rate plus a margin of 2.5%.

Conditions to Debt Financing

The Credit Facilities contemplated by the Debt Commitment Letters are subject to certain closing conditions, including, without limitation:

•	since the execution of the Debt Commitment Letters, there has been no occurrence of a Material Adverse Event (as defined in the Merger Agreement);

•	execution and delivery of definitive loan documentation;

•	payment of applicable fees and expenses;

•	the accuracy of certain representations and warranties in the Merger Agreement and the definitive loan documentation;

•	consummation of the Merger and related transactions in accordance with the Merger Agreement substantially concurrently with the closing under the Credit Facilities;

•	the absence of any waivers, modifications or consents with respect to the Merger Agreement that are materially adverse to the lenders under the Credit Facilities;

•

evidence that all actions necessary to perfect and protect the security interests of the lenders under the Credit Facilities have been or will be taken simultaneously with the closing under the Credit Facilities; and

•	delivery of certain customary closing documents (including, among other things, legal opinions, officers’ certificates, resolutions, insurance certificates, and guarantees).

In addition, the closing of the Term Loan Facility contemplated by the GSO Debt Commitment Letter is subject to the receipt by GSO Capital Partners LP of satisfactory evidence of the consummation of the equity financing described above, and the closing of the Revolving Credit Facility contemplated by the PNC Debt Commitment Letter is subject to the conditions that (i) the ultimate borrower under the Revolving Credit Facility has minimum excess revolving credit availability of $10 million at the closing of the Revolving Credit Facility and (ii) PNC Bank, National Association has received evidence of insurance coverage reasonably satisfactory thereto, and a lender’s loss payee endorsement, naming PNC Bank, National Association as loss payee or as an additional insured, as applicable.

The commitment under the GSO Debt Commitment Letter will expire upon the earliest of (i) the date the definitive documentation for the Term Loan Facility becomes effective, (ii) June 7, 2014, and (iii) the date the parties mutually determine to terminate the GSO Debt Commitment Letter. The commitment under the PNC Debt Commitment Letter will expire upon the earliest of (i) the date the definitive documentation for the Revolving Credit Facility becomes effective, (ii) April 6, 2014, and (iii) the date New Star Holdings gives written notice of its decision to terminate the PNC Debt Commitment Letter. See “The Merger Agreement — Financing; Cooperation” for a description of Parent’s obligations to use its commercially reasonable best efforts to obtain the equity and debt financing on the terms and conditions described in the Equity Commitment Letters and the Debt Commitment Letters.

Although the debt financing described in this proxy statement is not subject to due diligence or a “market out” provision, which would have allowed lenders not to fund their commitments if certain conditions in the financial markets prevail, there is still a risk that such debt financing may not be funded when required. Under the Merger Agreement, if any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letters, Parent must use its commercially reasonable best efforts to promptly arrange and obtain any such portion from alternative sources on terms not materially less favorable to Parent than those set forth in the Debt Commitment Letters (taking into account flex provisions) (as determined in the sole discretion of Parent).

The documentation governing the debt financing has not been finalized and, accordingly, the actual terms may differ from those described in this proxy statement.

Limited Guaranty

New Star and Insight II have entered into a limited guaranty in favor of the Company, pursuant to which New Star and Insight II have agreed to guarantee certain payment obligations of Parent and Merger Sub pursuant to the Merger Agreement, including the payment of the $8.5 million reverse termination fee, if any, that may become payable by Parent to the Company pursuant to the Merger Agreement. The liability of New Star and Insight II under the limited guaranty is limited to the $8.5 million amount of the reverse termination fee.

Voting Agreements and Irrevocable Proxies

In connection with the parties’ entry into the Merger Agreement, each of Frank L. Hohmann III, a member of the Board, and Privet Fund LP and Privet Fund Management LLC (collectively, “Privet”), entered into a voting agreement (each, a “Voting Agreement” and, collectively, the “Voting Agreements”). Ryan J. Levenson, a member of the Board, is the managing member of Privet Fund Management LLC.

Pursuant to each Voting Agreement, the stockholder party to such Voting Agreement has agreed to vote shares beneficially owned by such stockholder (and such stockholder has granted Parent an irrevocable proxy with respect to such matters): (1) FOR the adoption of the Merger Agreement, (2) AGAINST any “acquisition proposal” (as defined in the Merger Agreement) or any other proposal made in opposition of the adoption of the Merger Agreement, and (3) AGAINST any agreement or action that is intended to, or that could reasonably be expected to, prevent, materially impede, interfere with or delay the consummation of the Merger. The Voting Agreements will terminate upon the first to occur of (a) the effective time of the Merger, (b) the termination of the Merger Agreement in accordance with its terms, (c) the date of any material modification, waiver or amendment of the Merger Agreement that affects adversely the consideration payable to the Company’s stockholders pursuant to the Merger Agreement, and (d) the mutual written consent of Parent and the stockholder party thereto.

As of February 18, 2014, Mr. Hohmann was the beneficial owner of an aggregate of 1,008,861 shares of MSC common stock that were subject to a Voting Agreement and Privet was the beneficial owner of an aggregate of 951,996 shares of MSC common stock that were subject to a Voting Agreement, collectively representing approximately 19% of the outstanding shares of the Company’s common stock.

Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders

The following discussion summarizes the material U.S. federal income tax considerations that may be relevant to U.S. Holders (as defined below) of MSC common stock whose shares will be converted into cash in the Merger and who will not own (actually or constructively) any shares of MSC common stock after the Merger. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), treasury regulations, administrative decisions and rulings of the Internal Revenue Service (the “IRS”), court decisions, and other applicable authorities, all as in effect as of the date hereof, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation, which could result in U.S. federal income tax consequences different from those discussed below.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to beneficial holders of MSC common stock in light of their particular circumstances or to persons subject to special treatment under the U.S. federal income tax laws. In particular, this discussion deals only with persons that beneficially hold shares of MSC common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Except as expressly provided below, this discussion does not address the tax treatment of special classes of persons, such as banks, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, traders in securities, regulated investment companies, real estate investment trusts, S corporations, persons holding shares of MSC common stock as part of a hedge, straddle or other risk reduction, constructive sale, conversion transaction, or other integrated transaction, U.S. expatriates, U.S. Holders whose functional currency is not the U.S. dollar, U.S. Holders who exercise appraisal rights, U.S. Holders that beneficially own stock of Parent, and persons who acquired shares of MSC common stock as compensation, pursuant to the exercise of MSC options or otherwise in connection with the performance of services to MSC or any of its affiliates. This discussion does not address any state, local or non-U.S. tax considerations or alternative minimum tax or non-U.S. federal income tax considerations or any other U.S. federal tax laws, including the estate and gift tax laws and the tax on certain net investment income imposed under Section 1411 of the Code. Furthermore, this discussion does not discuss the U.S. federal income tax consequences to a beneficial owner of MSC common stock who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust.

For purposes of the following discussion, a “U.S. Holder” means a beneficial owner of MSC common stock that is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, or an entity treated as a partnership for U.S. federal income tax purposes, holds shares of MSC common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion does not address the tax treatment of partnerships or persons who hold their shares of MSC common stock through partnerships for U.S. federal income tax purposes. A partner in a partnership holding shares of MSC common stock should consult its tax advisor regarding the consequences to them of the Merger.

Each holder of MSC common stock is urged to consult his, her or its own tax advisor regarding the specific U.S. federal, state, local and non-U.S. tax consequences of the Merger.

The exchange of shares of MSC common stock for cash pursuant to the Merger generally will be a taxable transaction to U.S. Holders for U.S. federal income tax purposes. A U.S. Holder of MSC common stock that exchanges such common stock in the Merger for cash should recognize a capital gain or loss equal to the difference, if any, between the amount of cash received in the Merger (determined before the deduction of any applicable withholding taxes) in exchange for such common stock and the U.S. Holder’s adjusted basis in such common stock. Gain or loss should be determined separately for each identifiable block of shares of MSC common stock (generally, such stock acquired at different prices or at different times). Such gain or loss should be capital gain or loss and should be long-term capital gain or loss if the U.S. Holder’s holding period for such shares is more than one year at the time of the Merger. The deductibility of capital losses is subject to certain limitations.

Cash payments received by a U.S. Holder in exchange for such U.S. Holder’s MSC common stock in the Merger may be subject to information reporting, and may be subject to backup withholding at the applicable rate (currently 28%), unless the U.S. Holder or other payee (i) provides a valid taxpayer identification number on IRS Form W-9 (or other appropriate withholding form) and complies with certain certification procedures or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional U.S. federal income tax, rather any amounts withheld may be credited against the U.S. Holder’s federal income tax liability, and if the backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS, provided that the required information is timely furnished to the IRS.

The discussion set forth above is included for general information only. Each beneficial owner of shares of MSC common stock should consult his, her or its own tax advisor as to the U.S. federal income tax consequences of the Merger, as well as the effects of state, local and non-U.S. tax laws or any other U.S. federal tax laws.

Required Antitrust Approvals

The Merger is subject to the HSR Act, which provides that certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied.

On January 23, 2014, each of Parent and MSC filed under the HSR Act a Notification and Report Form for Certain Mergers and Acquisitions with the Antitrust Division and the FTC in connection with the acquisition of shares of MSC common stock pursuant to the Merger. The filings were subject to a 30-day initial waiting period, for which early termination was requested. Termination of the waiting period was granted on February 10, 2014.

The FTC and the Antitrust Division frequently scrutinize the legality under the Antitrust Laws (as defined below) of transactions such as Parent’s acquisition of shares of MSC common stock pursuant to the Merger. At any time before or after the consummation of the Merger, either or both the Antitrust Division or the FTC could take such action under the Antitrust Laws as it deems or they deem necessary or desirable in the public interest, including seeking to enjoin the acquisition of shares pursuant to the Merger or otherwise seeking divestiture of substantial assets of Parent or its subsidiaries. Private parties, as well as state governments, may also bring legal action under the Antitrust Laws under certain circumstances. While Parent and MSC believe that the consummation of the Merger will not violate any Antitrust Laws, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if a challenge is made, what the result will be. If any such action is threatened or commenced by the FTC, the Antitrust Division or any state or any other person, Parent may not be obligated to consummate the Merger.

As used in this proxy statement, “Antitrust Laws” means and includes the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other U.S. federal and state statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

Parent and MSC have determined that the Merger does not require the filing of information with, or obtaining the approval of, antitrust or competition authorities under any foreign merger control statutes or regulations.

Litigation Related to the Merger

MSC and members of the Board were named as defendants in a purported class action brought by an alleged MSC stockholder on January 15, 2014. The lawsuit, which named us, our directors, Parent, Merger Sub, New Star and Insight Equity as defendants, was filed in the Court of Chancery of the State of Delaware and is captioned Hilary Coyne v. Material Sciences Corporation., et al., Case No. 9257. The action, purportedly brought on behalf of a class of our stockholders, asserted claims that our directors purportedly breached their fiduciary duties to our stockholders in connection with the proposed Merger. The action further claimed that New Star and Insight Equity aided and abetted those alleged breaches of fiduciary duties. The plaintiff in the action sought equitable relief, including an injunction preventing the consummation of the Merger, rescission in the event the Merger is consummated, and an award of attorneys’ and other fees and costs. We believe that the claims were without merit, and on February 12, 2014, the plaintiff in the lawsuit filed a notice of dismissal without prejudice which the Court granted on February 13, 2014.

Delisting and Deregistration of Our Common Stock

If the Merger is completed, MSC’s common stock will be delisted from, and no longer traded on, NASDAQ and will be deregistered under the Exchange Act. Following the closing of the Merger, MSC will no longer be a public company and, as such, we will no longer file reports with the SEC.

Effects on the Company if the Merger is not Completed

If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, our stockholders will not receive any payment for their shares of MSC common stock pursuant to the Merger Agreement. Instead, we will remain a public company and MSC common stock will continue to be registered under the Exchange Act and quoted on NASDAQ. In addition, if the Merger is not completed, we expect that our management will operate our business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities to which they currently are subject, including, among other things, the nature of the industry on which our business largely depends, and general industry, economic, regulatory and market conditions.

If the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of MSC common stock. In the event the Merger is not completed, the Board will continue to evaluate and review our business operations, prospects and capitalization, make such changes as are deemed appropriate and seek to identify acquisitions, joint ventures or strategic alternatives to enhance stockholder value. If the Merger Agreement is not adopted by MSC’s stockholders, or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to MSC will be offered or that MSC’s business, prospects or results of operations will not be adversely impacted.

Upon termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a “superior proposal,” the Company will be required to pay Parent a termination fee of $4.0 million, or $2.5 million depending on the circumstances, or reimburse certain expenses of Parent up to $1.25 million. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $8.5 million under certain specified circumstances set forth in the Merger Agreement. See “The Merger Agreement — Termination Fees and Reimbursement of Expenses.”

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A, and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety because it is the legal document that governs the Merger.

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement and the transactions contemplated thereby and is not intended to modify or supplement any factual disclosures about the Company in the Company’s public reports filed with the SEC. In particular, the Merger Agreement and this summary of its terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to the Company, Parent, Merger Sub, their respective subsidiaries and affiliates or any other party. The representations, warranties and covenants contained in the Merger Agreement have been negotiated only for the purpose of the Merger Agreement and are intended solely for the benefit of the parties thereto. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain supplemental disclosures provided by the parties to one another in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, Parent, Merger Sub, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not have been fully reflected in this proxy statement.

The Merger

The Merger Agreement provides that at the effective time of the Merger, Merger Sub will be merged with and into MSC. As a result of the Merger, the separate corporate existence of Merger Sub will cease and MSC will continue as the Surviving Corporation following the Merger as a wholly owned subsidiary of Parent.

At the effective time of the Merger, the certificate of incorporation and bylaws of MSC will be amended and restated as a result of the Merger so as to read in their entirety as set forth in the respective forms attached as exhibits to the Merger Agreement and, as so amended, shall be the certificate of incorporation and bylaws of the Surviving Corporation, until duly amended as provided therein or by applicable law.

After the effective time of the Merger, the directors of Merger Sub immediately prior to the effective time of the Merger will be the directors of the Surviving Corporation, until their successors are duly elected or appointed and qualified in accordance with applicable law and the terms of the certificate of incorporation and bylaws of the Surviving Corporation.

After the effective time of the Merger, the officers of MSC immediately prior to the effective time of the Merger will be the officers of the Surviving Corporation, until their successors are duly elected or appointed and qualified in accordance with applicable law and the terms of the certificate of incorporation and bylaws of the Surviving Corporation.

Closing and Effective Time of the Merger

The closing of the Merger will take place no later than the third business day after the date on which the conditions to closing of the Merger (described in “The Merger Agreement — Conditions to the Merger”) have been satisfied or waived (other than the conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of those conditions), unless another date is agreed to in writing by the parties to the Merger Agreement.

At the closing, the parties will file a certificate of merger with the Secretary of State of the State of Delaware. The effective time of the Merger will occur on the date that such certificate of merger is duly filed (or such later time as mutually agreed to by MSC and Parent and as specified in the certificate of merger).

Merger Consideration

At the effective time of the Merger, each outstanding share of MSC’s common stock (other than (1) shares owned by Parent, Merger Sub, or any other wholly owned subsidiary of Parent, (2) shares owned by MSC as treasury stock or by any of its wholly owned subsidiaries, (3) shares that are also shares of MSC restricted stock and (4) shares owned by persons who properly exercise appraisal rights under Delaware law) will be automatically converted into the right to receive the Per Share Merger Consideration, without interest. All such shares of common stock converted into the right to receive the Per Share Merger Consideration will no longer be outstanding and will automatically be cancelled and will cease to exist, and holders of shares of MSC common stock immediately prior to the effective time of the Merger will cease to have any rights as a stockholder, except the right to receive the Per Share Merger Consideration, without interest.

Shares of MSC’s common stock held by MSC as treasury stock or by any of its wholly owned subsidiaries or owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent will be cancelled and no payment will be made with respect to those shares. Shares of MSC’s common stock held by stockholders who did not vote in favor of the Merger (or consent thereto in writing) and who have properly exercised their appraisal rights for such shares in accordance with Section 262 of the DGCL will be entitled to payment of the appraised value of such shares in accordance with Section 262 of the DGCL. If, after the effective time of the Merger, any such stockholder fails to perfect, withdraws or otherwise loses such stockholder’s rights to appraisal pursuant to Section 262 of the DGCL, that stockholder’s shares will be converted into and become exchangeable for the right to receive $12.75 per share in cash without interest and less applicable withholding taxes. See the section titled “Appraisal Rights” for more information on exercising your appraisal rights.

Treatment of Outstanding MSC Stock Options and Restricted Stock and the Employee Stock Purchase Plan

MSC Stock Options

Immediately prior to the effective time of the Merger, each outstanding and unexercised option to purchase shares of MSC common stock, whether or not vested, will become fully vested and exercisable and, at the effective time, each such option not exercised will be cancelled and automatically converted into the right to receive the option’s spread value in cash (i.e., a cash payment equal to the excess, if any, of $12.75 over such option’s exercise price), without interest. Each outstanding option that has an exercise price equal to or greater than $12.75 will be cancelled without the right to receive any cash payment or other consideration.

MSC Restricted Stock

Immediately prior to the effective time of the Merger, each outstanding share of MSC restricted stock, whether or not vested, will become free of all restrictions, fully vested and transferable and, at the effective time, will be cancelled and converted into the right to receive $12.75 in cash without interest under the same terms and conditions as apply to the receipt of Per Share Merger Consideration by holders of MSC common stock generally. If any stockholder holding shares of MSC restricted stock was seeking appraisal rights, but ceases to be seeking appraisal rights, Parent will pay to the holder of such shares of MSC restricted stock $12.75 per share in cash without interest and less applicable withholding taxes.

Employee Stock Purchase Plan

MSC will take all action necessary to suspend or terminate the Material Sciences Corporation 2007 Employee Stock Purchase Plan, in accordance with the suspension and termination provisions set forth therein, effective as of the end of the current purchase period, which such purchase period expires on February 28, 2014. Effective as of such suspension or termination, no additional purchase periods will commence, and no additional purchases of common stock will be permitted.

Payment Procedures

Immediately prior to the effective time of the Merger, Parent will appoint a paying agent for the payment of the Per Share Merger Consideration in exchange for each share of MSC’s common stock and will deposit with the paying agent the consideration to be paid under the Merger Agreement with respect to MSC common stock. Promptly after the effective time of the Merger, but not later than three business days after the effective time of the Merger, Parent will cause the paying agent to mail to each holder of record of MSC common stock at the effective time of the Merger (other than MSC and its subsidiaries, Parent, Merger Sub, any subsidiary of Parent, holders of MSC restricted stock, and persons who properly exercise appraisal rights under Delaware law) a letter of transmittal and instructions for use in such exchange.

Stockholders should not return their stock certificates with the enclosed proxy card and should not forward stock certificates to the paying agent without a letter of transmittal.

Upon (i) surrender of the stock certificate together with a properly completed letter of transmittal, or (ii) in the case of uncertificated shares the receipt of an “agent’s message” by the paying agent or other evidence of transfer of uncertificated shares as the paying agent may reasonably request, the holder of such shares will be entitled to receive $12.75 per share and such shares will be cancelled. Until so surrendered, each such certificate or uncertificated share will represent after the effective time of the Merger only the right to receive the Per Share Merger Consideration, without interest.

In the event of a transfer of ownership of shares of common stock that is not registered in the transfer records of MSC, payment to be delivered upon compliance with the procedures described above may be made to the transferee if the applicable letter of transmittal is accompanied by all documents reasonably required by the Surviving Corporation to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the Per Share Merger Consideration, you must (i) make an affidavit of the loss, theft or destruction, (ii) deliver an indemnity agreement reasonably acceptable to Parent, and (iii) if required by the Surviving Corporation, post a bond in a reasonable amount as directed by Parent as indemnity against any claim that may be made against it with respect to such certificate.

From and after the effective time of the Merger, there will be no further registration of transfers of shares of MSC’s common stock that were outstanding prior to the effective time of the Merger. If, after the effective time of the Merger, certificated or uncertificated shares of MSC common stock are presented to the Surviving Corporation or the paying agent, they will be canceled and exchanged for the Per Share Merger Consideration. Any portion of the merger consideration made available to the paying agent that remains unclaimed one year after the effective time of the Merger will be returned to the Surviving Corporation, upon request, and any holder who has not exchanged shares of MSC’s common stock prior to that time may thereafter look only to the Surviving Corporation and Parent for payment of the merger consideration due to such holder, without any interest thereon. None of MSC, Parent, the Surviving Corporation or the paying agent will be liable to any holder of shares of MSC’s common stock for any merger consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

Financing; Cooperation

Parent and Merger Sub will each use its commercially reasonable best efforts to obtain equity financing on the terms and conditions described in the Equity Commitment Letters. Neither Parent nor Merger Sub will amend, alter or waive, or agree to amend, alter or waive, any term of the Equity Commitment Letters, without the prior written consent of MSC.

Parent will use its commercially reasonable best efforts to obtain debt financing on the terms and conditions described in the Debt Commitment Letters (including flex provisions). Parent will not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, such Debt Commitment Letters, without the prior written consent of MSC, if such amendment, modification or waiver (i) reduces the aggregate amount of the debt financing, unless the equity financing is increased by a corresponding amount on terms no less favorable in any material respect or (ii) imposes new or additional conditions or otherwise amends, modifies or expands any of the conditions to the receipt of the debt financing in a manner that would reasonably be expected to delay or prevent the closing of the Merger or the funding the debt financing. However, Parent and Merger Sub may amend the Debt Commitment Letters to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letters, if the addition of such additional parties, individually or in the aggregate, would not prevent, materially delay or materially impede the availability of the debt financing or the consummation of the transactions contemplated by the Merger Agreement, and enter into additional financing commitment letters with respect to the debt financing of the transactions contemplated by the Merger Agreement so long as the commitment letters do not contain any new or additional conditions other than those set forth in the Debt Commitment Letters or terms that could reasonably be expected to prevent, delay or impede the closing of the Merger or the funding of the debt financing and if such commitments are reduced, the Equity Commitment Letters are increased by an amount corresponding to such reduction.

Parent will also use its commercially reasonable best efforts to:

•	maintain in effect the Debt Commitment Letters pursuant to their terms;

•	satisfy, perform and observe on a timely basis all conditions and, in all material respects, all covenants applicable to Parent or Merger Sub in the Debt Commitment Letters;

•	negotiate in good faith and enter into definitive agreements with respect to the debt financing on the terms and conditions (including any flex provisions) contemplated by the Debt Commitment Letters;

•	upon satisfaction of the conditions contained in the Equity Commitment Letters and Debt Commitment Letters, consummate the financing at or prior to closing of the Merger; and

•	refrain from using any proceeds of the debt financing as a dividend to Parent’s stockholders, if necessary.

Parent is required to give MSC prompt notice of:

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any material breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any material breach or default) by any party to any financing commitment or definitive document related to the financing; and

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the receipt of any written notice or other written communication from any party to any financing commitment or any definitive document related to the financing with respect to any material breach or default, termination or repudiation by any party to any financing commitment or any definitive document related to the financing or any provisions of the financing commitments or any definitive document related to the financing.

If any portion of the debt financing becomes unavailable on the terms and conditions previously contemplated under the Debt Commitment Letters, Parent will use its commercially reasonable best efforts to promptly arrange and obtain alternative financing in an amount sufficient to consummate the Merger with terms and conditions not materially less favorable to Parent than the original terms (taking into account flex provisions). The obtaining of the financing, or any alternative financing, is not a condition to the closing of the Merger.

At Parent’s sole expense, MSC has agreed to use its commercially reasonable best efforts to provide Parent and Merger Sub with cooperation in connection with the financing of the Merger including: (i) participating in a reasonable number of meetings, presentations, road shows, due diligence sessions, and drafting sessions; (ii) assisting Parent and Merger Sub with the preparation of customary offering memoranda, bank information memoranda, and similar documents relating to the debt financing; (iii) delivery to Parent, Merger Sub and their financing sources of all information with respect to the business, operations, financial condition, projections and prospects of MSC and its subsidiaries as may be reasonably requested by Parent; (iv) participation by senior management of MSC in the negotiation of, and the execution and delivery of, the definitive agreements contemplated by the Debt Commitment Letters; (v) providing and executing documents as may be reasonably requested by Parent; (vi) executing and delivering customary pledge and security documents, affidavits of title, estoppels and ground lease estoppels and consents, and otherwise facilitating the pledge of collateral; (vii) cooperating with marketing efforts of Parent, Merger Sub and their financing sources for all or any portion of the debt financing; (viii) using commercially reasonable efforts to obtain accountant’s comfort letters and legal opinions from MSC’s current outside legal counsel reasonably requested by Parent; and (ix) using commercially reasonable best efforts to arrange for customary payoff letters, lien terminations and instruments of discharge in connection with the repayment of outstanding Indebtedness of MSC and its subsidiaries, as contemplated by the financing commitments. Upon MSC’s written request, Parent will promptly reimburse MSC for its out-of-pocket costs and expenses (including reasonable attorney’s fees) incurred and documented in connection with the foregoing cooperation. Additionally, Parent will indemnify MSC, its subsidiaries, and their respective representatives against any losses incurred in connection with the arrangement of the financing and any information used in connection therewith, except such information provided by MSC or its subsidiaries.

Representations and Warranties

The Merger Agreement contains representations and warranties made by MSC, Parent and Merger Sub to each other as of specific dates. The statements embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement. In addition, some of those representations and warranties made as of a specific date may be subject to a contractual standard of materiality different from that generally applicable to stockholders or may have been used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

The representations and warranties made by MSC to Parent and Merger Sub include representations and warranties relating to, among other things:

•	due organization, existence, good standing and qualification to do business of MSC and its subsidiaries;

•	the capitalization of MSC and its subsidiaries and the absence of preemptive or other similar rights, repurchase or redemption obligations, or voting agreements;

•	the absence of encumbrances on MSC’s ownership of the equity interests of its subsidiaries;

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MSC’s corporate power and authority to execute, deliver and perform, and to consummate the transactions contemplated by, the Merger Agreement, and the enforceability of the Merger Agreement against MSC;

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the adoption, approval, and declaration of advisability of the Merger Agreement and the transactions contemplated by the Merger Agreement by the Board, and the recommendation of approval of the Merger Agreement and the transactions contemplated by the Merger Agreement by the Board to the stockholders;

•	the receipt by MSC’s Board of a fairness opinion from Baird;

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the absence of required action or filings with governmental authorities other than the filing of this proxy statement and the certificate of merger and other filings and actions taken to comply with applicable antitrust laws, securities laws, and NASDAQ rules;

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the absence of violations of or conflicts with MSC’s organizational documents, applicable laws, or material contracts as a result of the execution of the Merger Agreement and consummation of the Merger;

•	MSC’s SEC filings since February 28, 2010 and the financial statements included therein, including the accuracy and compliance with GAAP of such financial statements;

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MSC’s compliance with certain securities laws and listing rules, including, among other things, its disclosure controls and procedures and internal control over financial reporting, compliance with the Sarbanes-Oxley Act of 2002 and the listing rules of NASDAQ;

•	the absence of a Company Material Adverse Effect (as defined below) and certain other changes, and the ordinary course operations of MSC from August 31, 2013 to the date of the Merger Agreement;

•	the absence of legal proceedings pending or threatened against MSC or its subsidiaries;

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the absence of liabilities, required by GAAP to be disclosed on a balance sheet, not disclosed in MSC’s financial statements, other than those incurred in the ordinary course of business or as related to the Merger Agreement;

•	material contracts and the absence of any defaults thereunder;

•	employee benefit plans and the absence of additional payments and benefits to employees as a result of the Merger Agreement and the transactions contemplated thereby;

•	compliance with applicable laws and license requirements, compliance with anticorruption laws and the absence of governmental orders or investigations against MSC or its subsidiaries;

•	the absence of antitakeover provisions affecting MSC;

•	compliance with applicable environmental laws and other environmental matters;

•	compliance with applicable tax laws and other tax-related matters;

•	compliance with applicable laws related to employment and labor practices and the absence of legal claims and disputes relating to labor and employment matters;

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various matters related to MSC’s intellectual property and practices related thereto, including, among other things, sufficiency of rights and ownership in MSC’s intellectual property, the absence of legal claims relating to or liens on intellectual property, MSC’s use of and licenses the intellectual property of others and MSC’s safeguarding of its intellectual property;

•	the effectiveness of MSC’s insurance policies;

•	MSC’s owned and leased real property;

•	good title and valid interests in MSC’s personal property, free and clear of any liens;

•	the accuracy of the information provided by MSC for inclusion in this proxy statement;

•	affiliate and related party transactions;

•	MSC’s significant customers and suppliers;

•	absence of product recalls and product liability claims;

•	MSC’s information technology systems;

•	broker’s fees and commissions; and

•	MSC’s joint ventures.

Many of MSC’s representations and warranties are qualified as to, among other things, “materiality” or “Company Material Adverse Effect.” For the purposes of the Merger Agreement, a “Company Material Adverse Effect” means any change, event, circumstance or occurrence that has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business, operations, assets, results of operations of MSC and its subsidiaries, taken as a whole. However, none of the following will constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:

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changes generally affecting the economy, credit, securities, or financial markets or political conditions in the United States or elsewhere in the world, including any suspension of trading in securities generally on any securities exchange or over-the-counter market and changes in interest rates, exchange rates, stock, bond and/or debt prices;

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changes that are the result of acts of war (whether or not declared), armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), armed hostilities, sabotage or terrorism;

•	epidemics, pandemics, earthquakes, tsunamis, hurricanes, tornadoes, floods, mudslides, wild fires or other natural disasters, or weather conditions;

•	changes that are the result of factors generally affecting the industries in which MSC and its subsidiaries operate;

•	changes or prospective changes in any law, GAAP or rules and policies of the Public Company Accounting Oversight Board or interpretation or enforcement thereof after the date hereof;

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any failure by MSC to meet any internal or public projections or forecasts or estimates of revenues, earnings or other financial performance or results of operations for any period (it being understood that the exception in this clause shall not prevent or otherwise affect a determination that any change, event, circumstance or occurrence underlying such failure has resulted in, or contributed to, a Company Material Adverse Effect);

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any actions taken or failure to take action, in each case, to which Parent has approved, consented to or requested in writing, or the failure to take any action that is prohibited by the Merger Agreement;

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any decline in the price or trading volume of MSC’s common stock on NASDAQ (it being understood that the exception in this clause shall not prevent or otherwise affect a determination that any change, event, circumstance or occurrence underlying such decline has resulted in, or contributed to, a Company Material Adverse Effect); and

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changes attributable to any loss of, or change in, the relationship of MSC or any of its subsidiaries, contractual or otherwise, with its customers, suppliers, vendors, lenders, or employees arising out of the execution, delivery or performance of the Merger Agreement, the consummation of the transactions contemplated by the Merger Agreement or the announcement of any of the foregoing.

In the case of each of the first five bullets above, the exceptions provided for in each such bullet do not apply, to the extent any such change, event, circumstances or occurrence has a materially disproportionate adverse effect on MSC and its subsidiaries, taken as a whole, as compared to other companies operating in the industries in which MSC and its subsidiaries operate.

The representations and warranties made by Parent and Merger Sub to MSC include representations and warranties relating to, among other things:

•	due organization, existence and good standing of Parent and Merger Sub;

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Parent and Merger Sub’s corporate power and authority to execute, deliver and perform, and to consummate the transactions contemplated by, the Merger Agreement, and the enforceability of the Merger Agreement against them;

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the absence of required action or filings with governmental authorities other than the filing of the certificate of merger and other filings and actions taken to comply with applicable antitrust laws and, securities laws;

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the absence of conflicts with, or violations of, the organizational documents of Parent and Merger Sub, applicable laws or other material agreements to which they are a party as a result of the Merger Agreement and consummation of the Merger;

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the absence of any legal proceedings pending or threatened against Parent or any of its subsidiaries and the absence of any orders to which Parent or any of its subsidiaries are subject and, in each case, that would reasonably be expected to prevent, materially delay or materially impede the ability of Parent or Merger Sub consummate the Merger and the other transactions contemplated by the Merger Agreement;

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the enforceability of the Equity Commitment Letters and the Debt Commitment Letters, the absence of any default thereunder and the absence of conditions precedent related to the funding of the financing other than as set forth in the financing commitments;

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the sufficiency of funds in the financing arrangements contemplated by the Equity Commitment Letters and the Debt Commitment Letters to pay the consideration related to the Merger and all other payment obligations of Parent or Merger Sub under the Merger Agreement;

•	Parent’s ownership of all of the outstanding capital stock of Merger Sub and the absence of other business activities of Merger Sub;

•	broker’s fees and commissions;

•	the solvency of Parent and the Surviving Corporation as of the effective time of the Merger;

•	the execution and enforceability of the limited guaranty by New Star and Insight II (as described in “The Merger — Limited Guaranty”) and the absence of any default thereunder;

•	that Parent and Merger Sub do not own any shares of MSC’s common stock;

•	the accuracy of the information provided by Parent or Merger Sub for inclusion in this proxy statement; and

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the absence of any written agreements between Parent and its affiliates, on the one hand, and any director, officer or employee of MSC, on the other hand, relating to the transactions contemplated by the Merger Agreement or the operations of MSC after the effective time of the Merger, other than the Voting Agreements.

Conduct of Business Pending the Merger

Under the Merger Agreement, MSC has agreed that, subject to certain exceptions, from the date of the Merger Agreement until the effective time of the Merger, MSC will, and will cause each of its subsidiaries to conduct their respective businesses in the ordinary course and use their respective commercially reasonable best efforts to preserve their respective business organizations intact and maintain existing relations and goodwill with governmental entities, customers, suppliers, employees and business associates.

MSC has also agreed that from the date of the Merger Agreement until the effective time of the Merger and subject to certain exceptions, it will not and it will not permit any of its subsidiaries to:

•	amend or otherwise change its governing documents;

•	merge or consolidate with any other person or restructure, reorganize or completely or partially liquidate MSC or any of its subsidiaries;

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issue, sell, pledge, dispose of, grant, confer, award, transfer or encumber any shares of capital stock of MSC or any its subsidiaries or grant any additional stock-based awards, or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities (other than (i) the issuance of shares of MSC common stock upon the exercise of MSC stock options, the vesting of MSC restricted stock or pursuant to the Company’s stock purchase plan, (ii) the issuance or transfer of capital stock by a wholly owned subsidiary of MSC to MSC or another wholly owned subsidiary of MSC or (iii) restricted stock grants made to directors of MSC in the ordinary course of business consistent with past practice, which shall not exceed a value of $8,500 per fiscal quarter per non-employee director);

•	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

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reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock;

•	incur any indebtedness or guarantee such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt security of MSC or any of its subsidiaries;

•	make any material changes in accounting methods, principles or practices, except as required by changes in GAAP;

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increase the compensation or other benefits payable or to become payable to present or former directors, employees, consultants, independent contractors or service providers of MSC or any of its subsidiaries, grant or increase any retention, severance or termination pay to, or enter into, amend or renew any retention agreement, severance agreement or termination agreement with any present or former directors, employees, consultants, independent contractors or service providers of MSC or any of its subsidiaries, enter into, amend or renew any employment agreement with any officers or employees of MSC or any of its subsidiaries earning an annual base salary in excess of $100,000, or establish, adopt, enter into, amend or renew any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries;

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enter into any new, or amend, terminate or renew any existing, bonus or change in control or severance agreement with or for the benefit of any officers, directors or employees of MSC or its subsidiaries, establish, adopt, enter into, amend, renew or terminate any benefit plan, make any deposits or contributions of cash or other property to, or take any other action to fund or in any other way secure the payment of compensation or benefits under, benefit plans or agreements subject to benefit plans or any other plan, agreement, contract or arrangement of MSC, or hire or terminate any employee earning an annual base salary in excess of $100,000, other than in the ordinary course of business consistent with past practice;

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grant, confer or award options, convertible securities, restricted stock units, phantom stock or units, or other rights to acquire any capital stock of MSC or any of its subsidiaries or take any action to cause to be exercisable any otherwise unexercisable option or to vest any otherwise unvested restricted stock;

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acquire any person or any division thereof, or all or substantially all of the assets of any person in connection with acquisitions or investments, or enter into any agreement, arrangement or understanding with respect to any such acquisition or investment;

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modify or amend in any material respect any material contract, waive, release or assign any material rights or claims under any material contract or enter into any contract that if in existence on the date hereof would have been a material contract involving payments to or by MSC or any subsidiary of MSC in excess of $250,000 and otherwise in the ordinary course of business consistent with past practice;

•	sell, lease, license, transfer, exchange or swap, or otherwise dispose of, any of its properties or assets with a value in excess of $250,000 in the aggregate;

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file any amendment to any tax return or make any election relating to taxes, change any election relating to taxes already made, adopt or change any accounting method relating to taxes, enter into any closing agreement relating to taxes, settle any claim or assessment relating to taxes or consent to any claim or assessment relating to taxes or any waiver of the statute of limitations for any such claim or assessment;

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initiate, settle, compromise, discharge or agree to settle, compromise or discharge any litigation, investigation, arbitration or proceeding, other than those that do not involve the payment by MSC or any of its subsidiaries of monetary damages in excess of $100,000 in the aggregate and do not involve any injunctive or other non-monetary relief or impose restrictions on the business or operations of MSC or its subsidiaries;

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make any capital expenditures, except capital expenditures made in accordance with MSC’s annual budget and capital expenditure plan for the current fiscal year and in accordance with MSC’s proposed annual budget and capital expenditure plan for the fiscal year ending February 28, 2015;

•	take any action or fail to take any action which action or failure to act would result in the material loss or reduction in value of MSC’s intellectual property;

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enter into any “non-compete,” “non-solicit” or similar agreement that would restrict the businesses of the Surviving Corporation or its subsidiaries or their ability to solicit customers or employees following the effective time;

•	effectuate a “plant closing” or “mass layoff,” as those terms are defined in the WARN Act; or

•	authorize or enter into any written agreement or otherwise make any commitment to do any of the foregoing.

Other Acquisition Proposals

From the date of the Merger Agreement until 11:59 p.m. (Chicago time) on February 12, 2014 (the “Go-Shop Period”), MSC and its representatives were permitted to:

•	initiate, solicit, facilitate and encourage any inquiry, discussion, offer or request that would have constituted, or could have reasonably been expected to lead to, an acquisition proposal; and

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engage in discussions and negotiations with, and furnish non-public information relating to MSC and its subsidiaries and afford access to the books and records of MSC and its subsidiaries to any person in connection with an acquisition proposal or any inquiry, discussion, offer or request that could have reasonably been expected to lead to an acquisition proposal (however prior to furnishing non-public information, MSC was required to enter into an “acceptable confidentiality agreement” (as defined below) with the recipient and MSC was required to have previously provided or made available such information to Parent).

An “acceptable confidentiality agreement” means a customary agreement with respect to the confidentiality of material non-public information concerning MSC and its subsidiaries that contains terms no less favorable to MSC than those contained in the non-disclosure agreement between MSC and New Star. The non-disclosure agreement between MSC and New Star contains a standstill provision (a “standstill”) preventing New Star, for a period of eighteen months, from offering to purchase shares of MSC or taking certain other actions with respect to seeking control of MSC without the written invitation of MSC. In addition, the non-disclosure agreement contains a provision stating that New Star is not permitted to ask for a waiver of the standstill (a “no-ask, no-waiver” provision).

Except with respect to an Excluded Party (as defined below) prior to 11:59 p.m. (Chicago time) on February 27, 2014 (the “Excluded Party End Date”), MSC agreed that, following the expiration of the Go-Shop Period, it would cease all ongoing discussions and negotiations with other parties related to an acquisition proposal, and also agreed that it will not, and it will not authorize or permit any subsidiary or representative to:

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initiate, solicit or take any action to knowingly facilitate or encourage the making of any acquisition proposals or any inquiries, offers or proposals that may reasonably be expected to lead to an acquisition proposal;

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engage in or otherwise participate in any discussions or negotiations with any person or persons with respect to any acquisition proposals or any discussions or negotiations that could reasonably be expected to lead to an acquisition proposal;

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provide any non-public information concerning MSC or any of its subsidiaries to, or afford access to the business, properties, assets, books or records of MSC or any of its subsidiaries to, any person or persons with the intent to initiate, solicit or knowingly encourage the making of any acquisition proposals;

•	grant any waiver or release under any standstill or similar agreement entered into by MSC; or

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enter into any letter of intent, term sheet, acquisition agreement, merger agreement or other similar agreement relating to an acquisition proposal or that requires MSC to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or to breach its obligations under the Merger Agreement.

For purposes of the Merger Agreement, an “Excluded Party” is any person or “group” from which MSC received during the Go-Shop Period a written acquisition proposal that: (i) remains pending as of, and shall not have been withdrawn prior to, the expiration of the Go-Shop Period; and (ii) the Board determines, in good faith during the two business day period commencing upon the expiration of the Go-Shop Period, constitutes or could reasonably be expected to lead to a superior proposal. However, a person that is an Excluded Party shall cease to be an Excluded Party upon the earlier of the Excluded Party End Date and at such time as the acquisition proposal made by such Excluded Party is withdrawn, terminated or expires. MSC has agreed to notify Parent within two business days of the end of the Go-Shop Period of the identity of each Excluded Party and the material terms and conditions of the pending acquisition proposal made by such Excluded Party, and to deliver to Parent copies of all draft agreements sent by such Excluded Party to MSC or any of its representative in connection with the pending acquisition proposal made by such Excluded Party. MSC did not receive any alternative acquisition proposals during the Go-Shop Period and the Go-Shop Period has expired. As a result, nobody is defined as an Excluded Party.

However, after the expiration of the Go-Shop Period and prior to the time stockholder approval is obtained, if MSC receives an acquisition proposal from a third party, which did not result from a breach of the non-solicitation provisions of the Merger Agreement, MSC and its representatives may contact such third party to clarify the terms of such acquisition proposal. If the Board determines in good faith that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to lead to a superior proposal, then, after signing an acceptable confidentiality agreement with the third party, MSC may furnish information with respect to MSC and its subsidiaries to the third party making such acquisition proposal and may participate in discussions or negotiations with such person regarding the acquisition proposal.

Except as permitted by the terms of the Merger Agreement described below, MSC has agreed in the Merger Agreement that the Board will not:

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withhold, withdraw, modify, amend or qualify, or publicly propose to withhold, withdraw, modify, amend or qualify, in a manner adverse to Parent, the unanimous recommendation by the Board that stockholders of MSC adopt the Merger Agreement and approve the Merger;

•	authorize, adopt, approve, recommend or otherwise declare advisable any acquisition proposal; or

•	cause or permit MSC to enter into any letter of intent, term sheet, acquisition agreement, merger agreement or other similar agreement relating to an acquisition proposal.

Notwithstanding the foregoing, at any time prior to obtaining stockholder approval of the Merger Agreement, (i) if any material event, fact or circumstance that affects MSC and its subsidiaries, taken as a whole, occurs (subject to certain exceptions and unrelated to an acquisition proposal) that was not known prior to the date of the Merger Agreement becomes known by the Board after the date of the Merger Agreement (an “Intervening Event”), the Board may withhold, withdraw, modify, amend or qualify, or publicly propose to withhold, withdraw, modify, amend and or qualify, the unanimous recommendation by the Board that stockholders of MSC adopt the Merger Agreement and approve the Merger, or (ii) the Board may authorize, adopt, approve, recommend or otherwise declare advisable any acquisition proposal made after the date of the Merger Agreement that the Board determines in good faith is a superior proposal, in each case if the Board determines in good faith that failure to do so would be inconsistent with its fiduciary duties under applicable law. Any such action set forth in clauses (i) and (ii), is defined in the Merger Agreement as a “Change of Recommendation.” Despite the foregoing, MSC may not effect a Change of Recommendation prior to the taking of the following actions:

•

providing prior written notice to Parent at least three business days in advance that it intends to effect a Change of Recommendation or enter into an alternative acquisition agreement in connection with a superior proposal;

•

upon Parent’s request, providing the facts and circumstances giving rise to the Change of Recommendation or the material terms of the superior proposal, as applicable, including copies of relevant documents relating to the superior proposal (and if there are any material revisions to such superior proposal, delivering a new written notice to Parent and providing a two business day waiting period);

•

during the three business day (or two business day, if applicable) notice period, negotiating with Parent in good faith to make such adjustments to the Merger Agreement as would enable the Board not to make a Change of Recommendation or to determine that the third party’s acquisition proposal would cease to constitute a superior proposal;

•

following the three business day (or two business day, if applicable) notice period, the Board determining in good faith and taking into account any changes to the Merger Agreement and the ancillary documents proposed in writing by Parent, that (a) a failure to effect a Change in Recommendation for an Intervening Event would continue to be inconsistent with its fiduciary duties under applicable law, or (b) such superior proposal continues to constitute a superior proposal; and

•

if MSC enters into an alternative acquisition agreement with respect to the superior proposal, terminating the Merger Agreement and paying to Parent the termination fee described under “The Merger Agreement — Termination Fees and Reimbursement of Expenses” below.

From and after the expiration of the Go-Shop Period, MSC has agreed to notify Parent promptly after receipt by MSC or any of its representatives of any acquisition proposal, any request for non-public information, engaging or entering into negotiations or of any amendment to a previously disclosed acquisition proposal, which notice will identify the third party making the acquisition proposal and the material terms and conditions of the acquisition proposal (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements).

An “acquisition proposal” means any bona fide offer or proposal to engage in:

•

the purchase or other acquisition from MSC by any person or “group” directly or indirectly, of 20% or more of the common stock outstanding as of the consummation of such purchase or other acquisition, or any tender offer or exchange offer by any person or “group” that, if consummated in accordance with its terms, would result in such person or “group” beneficially owning 20% or more of the common stock outstanding as of the consummation of such tender or exchange offer;

•

a merger, consolidation, business combination or other similar transaction involving MSC, pursuant to which the stockholders of MSC immediately preceding such merger, consolidation, business combination or other similar transaction own less than 80% of the voting equity interests in the surviving or resulting entity of such merger, consolidation, business combination or other similar transaction; or

•

a sale, transfer, acquisition or disposition, directly or indirectly, of 20% or more of the consolidated assets of MSC and its subsidiaries, taken as a whole, measured by the fair market value thereof.

A “superior proposal” means a written acquisition proposal (with the percentages set forth in the definition of such term changed from 20% or 80%, as the case may be, to 50%) that the Board determines in good faith, if consummated, would result in a transaction that is more favorable from a financial point of view to MSC’s stockholders (in their capacity as such) than the transactions contemplated by the Merger Agreement, taking into account all of the terms and conditions of such acquisition proposal and the Merger Agreement, including any written proposal by Parent and Merger Sub to amend the terms of the Merger Agreement and any break-up fees, expense reimbursement or similar provisions.

Nothing in the Merger Agreement will prohibit the Board from complying with its disclosure and other obligations under applicable law, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9, Rule 14e-2 under the Exchange Act or any “stop, look and listen” communication by the Board pursuant to Rule 14d-9(f) of the Exchange Act, or any similar communication to MSC’s stockholders.

Proxy Statement and Stockholders Meeting

MSC agreed to prepare and file this proxy statement, including the unanimous recommendation by the Board that stockholders of MSC adopt the Merger Agreement (with such exceptions as set forth above in “The Merger Agreement — Other Acquisition Proposals”), as soon as practicable following the date the Merger Agreement was signed and to notify Parent of any comments received from the SEC to this proxy statement. Additionally, MSC agreed to establish a record date and hold the special meeting of stockholders as soon as practicable following clearance of the proxy statement by the SEC for the purpose of voting on the approval and adoption of the Merger Agreement. However, MSC may adjourn or postpone the stockholders meeting (i) with the consent of Parent, (ii) for the absence of a quorum, (iii) to the extent necessary to ensure that any required supplement or amendment to the proxy statement is provided to MSC’s stockholders, (iv) to allow reasonable time to solicit additional proxies, (v) to the extent required by applicable law or any court of competent jurisdiction, or (vi) if MSC has notified Parent that it intends to effect a Change of Recommendation or enter into any alternative acquisition proposal.

Reasonable Best Efforts

Parent, Merger Sub and MSC have each agreed to cooperate and to use their commercially reasonable best efforts to promptly take all actions necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement as promptly as practicable, including efforts needed to obtain all necessary regulatory and governmental approvals. The parties have also agreed to keep each other informed on a reasonably timely basis of any material communications received by such party from, or given by such party to, a governmental authority or private party, in each case regarding the Merger, and to involve the other party in resolving any related matters.

Employee Benefits

For one year after the closing of the Merger, the Surviving Corporation and its subsidiaries will use commercially reasonable best efforts to provide employees of MSC and its subsidiaries who remain employed during such period with base salary, bonus opportunities and employee benefits (other than equity, equity-based or change in control compensation) that are substantially comparable in the aggregate, in each case, to the base salaries, bonus opportunities and employee benefits in effect immediately prior to the effective time of the Merger. In addition, Parent will use its commercially reasonable best efforts to cause each employee of MSC to receive full credit for service with MSC or any of its subsidiaries accrued or deemed accrued immediately prior to the effective time of the Merger for purposes of eligibility to participate and vesting and, in the case of vacation, or severance pay only benefit accrual under, any employee benefit plan, program or arrangement established or maintained by Parent, the Surviving Corporation or any of their respective subsidiaries under which any such employee becomes eligible to participate from or after the effective time of the Merger to the same extent recognized by MSC or any of its subsidiaries under an analogous benefit plan in effect immediately prior to the effective time of the Merger. Also, Parent shall use commercially reasonable best efforts to (i) cause to be waived all limitations as to pre-existing conditions and at-work conditions, if any, with respect to participation and coverage requirements applicable to each MSC employee and his or her eligible dependents under any welfare benefit plans maintained by Parent, the Surviving Corporation or any of their respective subsidiaries in which any MSC employee becomes eligible to participate from or after the effective time of the Merger to the same extent waived under an analogous benefit plan of Parent, (ii) cause any eligible expenses incurred by any MSC employee and his or her eligible dependents under a benefit plan during the plan year in which such individuals move to an analogous welfare benefit plan to be taken into account under such plan for purposes of satisfying all deductible, co-insurance and maximum out-of-pocket requirements applicable to such employee and his or her eligible dependents as if such amounts had been paid in accordance with such welfare benefit plan of Parent and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to an MSC employee and his or her eligible dependents from or after the effective time of the Merger during the plan year in which such individual moves to an analogous welfare benefit plan. Nothing in the Merger Agreement creates any third party beneficiary rights with respect to the foregoing in any person that is not a party to the Merger Agreement.

Indemnification and Directors’ and Officers’ Insurance

For a period of six years after the effective time of the Merger, the Surviving Corporation will assume all obligations of MSC and its subsidiaries to indemnify its directors, officers and employees for acts or omissions occurring at or prior to the effective time of the Merger as provided in MSC’s and its subsidiaries’ organizational documents and certain indemnification agreements, and will not amend the organizational documents of the Surviving Corporation to contain less favorable indemnification provisions. Additionally, prior to the effective time of the Merger, MSC will use commercially reasonable best efforts to purchase, and following the effective time of the Merger the Surviving Corporation will maintain, six-year “tail” policies to the current directors’ and officers’ liability insurance and fiduciaries liability insurance policies maintained as of the date hereof by MSC, which tail policies will cover a period of six years from the effective time of the Merger with respect to claims arising from facts or events that existed or occurred prior to or at the effective time, and which tail policies shall contain at least the same coverage as, and contain terms and conditions that are equivalent to, the coverage set forth in the current policies (provided that such tail policies will not exceed more than 300% of the premium paid by MSC for its current policies).

Other Covenants

The Merger Agreement contains additional agreements between MSC, Parent and Merger Sub relating to, among other things:

•

Access to Information. Subject to certain exceptions, MSC will give Parent and its representatives reasonable access during normal business hours to MSC’s and its subsidiaries’ properties, books, contracts and records, and MSC will promptly furnish to Parent information concerning its business, properties and personnel as Parent may reasonably request. Such activities, however, will be conducted in such a manner as not to disrupt or interfere with the business operation of MSC.

•	Public Announcements. Neither MSC nor Parent will issue any press release or make any public announcement with respect to the Merger Agreement or the Merger without the prior written agreement of the other party, except as required by applicable law or the rules or regulations of any applicable securities exchange or governmental entity to which the relevant party is subject, in which case the party required to make such announcement will use its reasonable best efforts to allow the other party reasonable time to comment on such announcement in advance of issuance. However, MSC need not consult with Parent or Merger Sub in connection with any press release or public statement issued in connection with an acquisition proposal or Change of Recommendation.

•

Litigation. MSC will promptly notify Parent of any litigation related to the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement and will keep Parent reasonably informed with respect to the status thereof. MSC will give Parent the opportunity to consult with MSC regarding the defense or settlement of any such litigation, and, at Parent’s sole discretion and expense, participate in the defense or settlement of any such litigation. MSC will not settle, compromise, discharge or agree to settle, compromise or discharge any such litigation without Parent’s prior written consent, which consent will not be unreasonably withheld, delayed or conditioned.

•

Notification of Certain Matters. MSC and Parent will give prompt notice to the other party of, among other things, becoming aware that any representation or warranty has become untrue or inaccurate in any material respect such that the closing condition with respect to representations and warranties made by such party would not be satisfied, and any failure by such party of its obligations under the Merger Agreement such that the closing condition with respect to obligations of such party would not be satisfied.

•

Forum Selection Bylaw. In connection with the approval of the Merger Agreement, the Board adopted a forum selection bylaw establishing Delaware as the sole and exclusive forum for derivative actions or actions against MSC.

Conditions to the Merger

Each party’s obligation to consummate the Merger is subject to the satisfaction or waiver of various conditions, which include the following:

•	the Stockholder Approval has been obtained;

•

any applicable waiting period under the HSR Act relating to the Merger has expired or been earlier terminated and all required approvals and clearances applicable to the Merger under any other applicable antitrust law shall have been obtained and any applicable waiting period (or extension thereof) thereunder shall have expired or been earlier terminated; and

•

no governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

The obligation of Parent and Merger Sub to consummate the Merger is subject to the satisfaction or waiver of the following further conditions:

•

the representations and warranties of MSC regarding capitalization are true and correct in all respects both when made and on the closing date of the Merger, except for de minimis inaccuracies, the representations of MSC regarding corporate authority, anti-takeover laws and brokers are true and correct in all material respects both when made and on the closing date of the Merger, and all other representations and warranties of MSC are true and correct (without giving effect to any materiality or material adverse effect qualifications therein) both when made and on the closing date of the Merger, except for such failures to be true and accurate would not, individually or in the aggregate, reasonably be expected to have a “Company Material Adverse Effect” as discussed above in “The Merger Agreement — Representations and Warranties;”

•	MSC has performed or complied in all material respects with all of its obligations under the Merger Agreement on or prior to the closing date of the Merger;

•	since the date of the Merger Agreement, no Company Material Adverse Effect shall have occurred; and

•	Parent has received a certificate signed by a duly authorized officer of MSC certifying the satisfaction of the three above-described conditions.

The obligation of MSC to consummate the Merger is subject to the satisfaction or waiver of the following further conditions:

•

the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement are true and correct both when made and on the closing date of the Merger, unless the failure of any such representations and warranties to be true and correct would not, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement;

•	each of Parent and Merger Sub have performed or complied in all material respects with all of its obligations under the Merger Agreement on or prior to the closing date of the Merger; and

•	MSC has received a certificate signed by an executive officer of Parent with respect to the satisfaction of the two above-described conditions.

Termination

MSC and Parent may mutually agree to terminate the Merger Agreement and abandon the Merger at any time prior to the effective time of the Merger, even after the stockholders of MSC have adopted the Merger Agreement.

The Merger Agreement may also be terminated and the Merger may be abandoned at any time prior to the effective time of the Merger (notwithstanding any adoption of the Merger Agreement by the stockholders of MSC) as follows:

by either MSC or Parent, if:

•

the Merger has not been consummated on or before July 8, 2014, whether such date is before or after the date the Stockholder Approval is obtained (provided that this right to terminate the Merger Agreement will not be available to a party if the failure of the Merger to be consummated by July 8, 2014 was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement);

•	the Stockholder Approval was not obtained at the stockholders meeting or at any adjournment or postponement thereof; or

•

any order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger shall become final and non-appealable, whether such order becomes final and non-appealable before or after Stockholder Approval is obtained (provided that this right to terminate the Merger Agreement shall not be available to any party hereto whose actions or omissions have been the primary cause of, or the primary factor that resulted in, such order being issued and such order shall have caused the failure of any condition to the Merger to be satisfied and the party entitled to rely on any such condition shall not elect to waive such condition);

by MSC, if:

•

at any time prior to the time that the Stockholder Approval is obtained, if (i) the Board authorizes MSC, subject to complying with the terms of the Merger Agreement, other than go-shop and non-solicitation provisions (as described above under the “Merger Agreement — Other Acquisition Proposals”), in all material respects and complying with the go-shop and non-solicitation provisions in all respects other than de minimis non-compliance, to enter into an alternative acquisition agreement with respect to a superior proposal, (ii) immediately prior to or substantially concurrently with the termination of the Merger Agreement, MSC enters into an alternative acquisition agreement with respect to such superior proposal and (iii) MSC, immediately prior to or substantially concurrently with such termination, pays to Parent the applicable termination fee described below under “The Merger Agreement — Termination Fees and Reimbursement of Expenses”;

•

at any time prior to the effective time of the Merger, Parent or Merger Sub has materially breached or failed to perform any of its representations, warranties, covenants or agreements in the Merger Agreement or any such representations or warranties shall have become untrue causing a condition to the obligations of MSC to effect the Merger not to be satisfied, and such breach or failure is not curable or, if curable, is not cured prior to the earlier of 30 days after written notice of such breach or failure is given to Parent and the date that is three business days prior to July 8, 2014, provided that MSC will not have this right to terminate the Merger Agreement if MSC is in breach of the Merger Agreement such that it cannot satisfy certain closing conditions;

•

at any time prior to the time that the Stockholder Approval is obtained, if (i) the Board shall have effected a Change of Recommendation (as described above under the “Merger Agreement — Other Acquisition Proposals”) in response to, or as a result of, an Intervening Event (as described above under the “Merger Agreement — Other Acquisition Proposals”), subject to complying with the terms of the Merger Agreement, other than go-shop and non-solicitation provisions, in all material respects and complying with the go-shop and non-solicitation provisions in all respects other than de minimis non-compliance and (ii) MSC, immediately prior to or substantially concurrently with such termination, pays to Parent the applicable termination fee described below under “The Merger Agreement — Termination Fees and Reimbursement of Expenses”, provided that MSC will not have this right to terminate the Merger Agreement if MSC is in breach of the Merger Agreement such that it cannot satisfy certain closing conditions; or

•

at any time prior to the effective time of the Merger, and prior to July 8, 2014, Parent fails to effect the Merger within three business days after the conditions to the obligations of Parent and Merger Sub to effect the Merger (other than conditions that by their nature are to be satisfied at the closing of the Merger and are capable of being satisfied or conditions that have not been satisfied due to Parent or Merger Sub’s breach of any of their respective covenants in the Merger Agreement) have been satisfied and MSC has in good faith indicated in writing that it is ready, willing and able to consummate the Merger;

by Parent if:

•

at any time prior to the time that the Stockholder Approval is obtained, (i) the Board shall have effected a Change of Recommendation, (ii) MSC or the Board shall publicly approve, adopt or recommend any acquisition proposal or approve or recommend, or enter into or allow MSC or any of its subsidiaries to enter into, a letter of intent, agreement in principle or definitive agreement for an acquisition proposal, (iii) MSC shall have breached, in any material respect, any of its obligations the go-shop and non-solicitation provisions, (iv) MSC shall have failed to include in the proxy statement distributed to stockholders the Board’s the unanimous recommendation by the Board that stockholders of MSC adopt the Merger Agreement and approve the Merger, (v) MSC or the Board shall formally authorize or publicly propose any of the foregoing, or (vi) in the event a tender or exchange offer that constitutes an acquisition proposal (whether or not a superior proposal) is commenced by a third party and, within 10 business days after the public announcement of such acquisition proposal, MSC shall not have filed a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 under the Exchange Act recommending that the stockholders reject such acquisition proposal;

•

at any time prior to the effective time, MSC has materially breached or failed to perform any of its representations, warranties, covenants or agreements in the Merger Agreement or any such representation or warranty shall have become untrue causing a condition to the obligations of Parent and Merger Sub to effect the Merger not to be satisfied, and such breach or failure is not curable or, if curable, is not cured prior to the earlier of 30 days after written notice of such breach or failure is given to Parent and the date that is three business days prior to July 8, 2014, provided that Parent will not have this right to terminate the Merger Agreement if Parent or Merger Sub is in breach of the Merger Agreement such that it cannot satisfy certain closing conditions; or

•	if, since the date of the Merger Agreement, a Company Material Adverse Effect shall have occurred that cannot reasonably be expected to be cured by July 8, 2014.

Termination Fees and Reimbursement of Expenses

MSC is required to pay Parent a termination fee of $4.0 million (but in no event will MSC be required to pay a termination fee on more than one occasion) if:

•

(i) the Merger Agreement is terminated because the Merger has not been consummated by July 8, 2014 or because the Stockholder Approval was not obtained at the stockholders meeting, (ii) after the date of the Merger Agreement and prior to such termination an acquisition proposal was publicly announced and (iii) in the 12 months after such termination, MSC consummates an acquisition transaction, the Board recommends stockholders approve an acquisition proposal or MSC enters into an acquisition agreement with a third party;

•	the Merger Agreement is terminated by Parent because MSC effected a Change of Recommendation;

•	the Merger Agreement is terminated by Parent because of MSC’s material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement; or

•

the Merger Agreement is terminated by MSC because MSC enters into an alternative acquisition agreement in connection with a superior proposal or because of a Change of Recommendation in response to, or as a result of, an Intervening Event.

However, MSC is required to pay Parent a termination fee of $2.5 million (but in no event will MSC be required to pay a termination fee on more than one occasion) if:

•

the Merger Agreement is terminated by Parent because MSC effected a Change of Recommendation and the Change of Recommendation is in connection with an acquisition proposal from an Excluded Party that results in the entry into an alternative acquisition agreement with such Excluded Party and executed prior to February 27, 2014 (see the discussion of Excluded Party above under “The Merger Agreement — Other Acquisition Proposals”); or

•

the Merger Agreement is terminated by MSC because MSC enters into an alternative acquisition agreement in connection with a superior proposal and such alternative acquisition agreement is with an Excluded Party and executed prior to February 27, 2014.

If the Merger Agreement is terminated by MSC or Parent because Stockholder Approval is not obtained at the special meeting or at any adjournment or postponement thereof, MSC must promptly reimburse up to $1.25 million of Parent’s reasonable out-of-pocket costs and expenses incurred by or on behalf of Parent in connection with the Merger prior to termination of the Merger Agreement. The amount of this expense reimbursement will be deducted from any later termination fee paid by MSC to Parent.

Parent is required to pay MSC a termination fee of $8.5 million (but in no event will Parent be required to pay a termination fee on more than one occasion) if:

•	the Merger Agreement is terminated by MSC because of Parent’s material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement; or

•

the Merger Agreement is terminated by MSC because Parent fails to effect the Merger within three business days after the conditions to the obligations of Parent and Merger Sub to effect the Merger (other than conditions that by their nature are to be satisfied at the closing of the Merger and are capable of being satisfied or conditions that have not been satisfied due to Parent or Merger Sub’s breach of any of their respective covenants in the Merger Agreement) have been satisfied and MSC has in good faith indicated in writing that it is ready, willing and able to consummate the Merger.

New Star and Insight II have agreed, pursuant to a limited guaranty, to guarantee, on a joint and several basis, the obligation of Parent to pay this Parent termination fee, as further described under “The Merger — Limited Guaranty.”

Fees and Expenses

All fees and expenses incurred in connection with the Merger Agreement and Merger will be paid by the party incurring such fees or expenses, except (i) MSC’s reimbursement of Parent’s expenses upon Parent’s termination of the Merger Agreement under the circumstances described under “The Merger Agreement — Termination Fees and Reimbursement of Expenses,” (ii) Parent’s reimbursement of MSC’s expenses in connection with its cooperation with Parent in arranging Parent’s financing as discussed under “The Merger Agreement — Financing; Cooperation” and (iii) costs and expenses in connection with a suit to obtain any termination fee that results in a judgment against MSC or Parent for payment of such termination fee, which shall be paid by the party against whom the judgment is made.

Amendment; Waiver

Any provision of the Merger Agreement may be amended by written agreement of the parties to the Merger Agreement. However, in the event that the Stockholder Approval has been obtained, no amendment shall be made to the Merger Agreement that requires the approval of stockholders under applicable law without such approval.

Additionally, a party may extend the time for the performance of any of the other party’s obligations or waive any closing conditions, inaccuracies in representations and warranties, or compliance by the other party with any of their agreements contained in the Merger Agreement. Such agreement to an extension or waiver must be set forth in writing and signed by the party granting the extension or waiver.

Remedies

Subject to MSC’s specific performance rights described below, receipt by MSC of the Parent termination fee will be the sole and exclusive remedy of MSC, its subsidiaries, its stockholders and any of their affiliates or representatives against Parent, Merger Sub, any of their affiliates and representatives, New Star, Insight II, or the debt financing sources, for any loss suffered as a result of any breach of any covenant or agreement in the Merger Agreement or the failure of the Merger to be consummated. Upon payment of the Parent termination fee, none of such persons will have any further liability or obligation relating to or arising out of the Merger Agreement, the Merger, the financing or the other transactions contemplated by the Merger Agreement.

Subject to Parent’s specific performance rights described below, Parent’s receipt of the applicable MSC termination fee or the expense reimbursement, as applicable, will be the sole and exclusive remedy of Parent, Merger Sub and their respective affiliates and representatives against MSC and its affiliates or representatives for any loss suffered as a result of any breach of any covenant or agreement in the Merger Agreement or the failure of the Merger to be consummated. Upon payment of such amounts, none of such persons will have any further liability or obligation relating to or arising out of the Merger Agreement, the Merger, the financing or the other transactions contemplated by the Merger Agreement.

Prior to termination of the Merger Agreement, Parent and Merger Sub may obtain an injunction, specific performance or other equitable relief to prevent breaches of the Merger Agreement by MSC and to otherwise enforce the terms of the Merger Agreement, including MSC’s obligation to consummate the Merger.

Prior to termination of the Merger Agreement, MSC may obtain an injunction, specific performance or other equitable relief to cause the Equity Commitment Letters to be funded to consummate the Merger, but only if

(i) all the conditions to Parent and Merger Sub’s obligations to close the Merger (other than conditions that by their nature are to be satisfied at the closing of the Merger) have been satisfied or waived and Parent and Merger Sub fail to complete the closing of the Merger within two business days after satisfaction or waiver of all the closing conditions, (ii) the debt financing has been funded or will be funded at the closing of the Merger if the equity financing is also funded at the closing, (iii) Parent and Merger Sub fail to complete the closing of the Merger within three business days after satisfaction or waiver of all the closing conditions and (iv) MSC has irrevocably confirmed in writing that if specific performance is granted and equity financing and debt financing are funded, then it would take such actions required of it under the Merger Agreement to cause the closing of the Merger to occur. Other than as it relates to such right to cause Parent to cause the Equity Commitment Letters to be funded and to consummate the Merger, prior to the termination of the Merger Agreement, MSC may obtain an injunction, specific performance or other equitable relief to prevent breaches of the Merger Agreement by Parent and Merger Sub and to otherwise enforce the terms of the Merger Agreement. MSC may pursue both specific performance and the termination fee payable by Parent, but will not be entitled to receive both specific performance and the termination fee paid by Parent.

The Board recommends that you vote FOR the adoption of Merger Agreement.

APPRAISAL RIGHTS

Under the DGCL, if you do not wish to accept the Per Share Merger Consideration provided for in the Merger Agreement, you have the right to seek appraisal of your shares of MSC common stock and to receive payment in cash for the fair value of your shares of MSC common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The “fair value” of your shares of MSC common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $12.75 per share that you are otherwise entitled to receive under the terms of the Merger Agreement. These rights are known as appraisal rights. The Company’s stockholders who do not vote in favor of the proposal to adopt the Merger Agreement and who properly demand appraisal for their shares in compliance with the provisions of Section 262 of the DGCL will be entitled to appraisal rights. Strict compliance with the statutory procedures in Section 262 is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.

This section is intended only as a brief summary of the material provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears as Annex C to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

Under Section 262 of the DGCL, when a merger agreement is to be submitted for adoption at a meeting of stockholders, the Company must notify the stockholders that appraisal rights will be available not less than 20 days before the meeting to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company’s notice to our stockholders that appraisal rights are available in connection with the Merger and the full text of Section 262 is attached to this proxy statement as Annex C, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of MSC common stock, the Company believes that if a stockholder is considering exercising such rights, such stockholder should seek the advice of legal counsel.

If you wish to demand appraisal of your shares of MSC common stock, you must satisfy each of the following conditions: You must deliver to the Company a written demand for appraisal of your shares of MSC common stock before the vote is taken to approve the proposal to adopt the Merger Agreement, which must reasonably inform us of the identity of the stockholder of record of shares of MSC common stock who intends to demand appraisal of his, her or its shares of MSC common stock; and you must not vote or submit a proxy in favor of the proposal to adopt the Merger Agreement.

If you fail to comply with either of these conditions and the Merger is completed, you will be entitled to receive payment for your shares of MSC common stock as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your shares of MSC common stock. A holder of shares of MSC common stock wishing to exercise appraisal rights must hold of record the shares of MSC common stock on the date the written demand for appraisal is made and must continue to hold the shares of MSC common stock of record through the effective time of the Merger, because appraisal rights will be lost if the shares of MSC common stock are transferred prior to the effective time of the Merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against the proposal to adopt the Merger Agreement or abstain from voting on the proposal to adopt the Merger Agreement. Voting against or failing to vote for the proposal to adopt the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the Merger Agreement.

All written demands for appraisal of shares of MSC common stock must be mailed or delivered to the Corporate Secretary, Material Sciences Corporation, 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007, or should be delivered to the Corporate Secretary at the special meeting, prior to the vote on the adoption of the Merger Agreement. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of the “fair value” of his, her or its shares of MSC common stock. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the special meeting of stockholders will constitute a waiver of appraisal rights.

Only a stockholder of record of shares of MSC common stock is entitled to demand an appraisal of the shares registered in that holder’s name. Accordingly, to be effective, a demand for appraisal by a holder of MSC common stock must be made by, or in the name of, the record stockholder, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificate(s) or in the transfer agent’s records, in the case of uncertificated shares, should specify the stockholder’s mailing address and the number of shares registered in the stockholder’s name, and must state that the person intends thereby to demand appraisal of the stockholder’s shares in connection with the Merger. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of MSC common stock of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of MSC common stock. If you hold your shares of MSC common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or the other nominee to determine the appropriate procedures for the making of a demand for appraisal.

If shares of MSC common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity. If the shares of MSC common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the stockholder or stockholders of record and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the stockholder of record. A stockholder of record, such as a bank, brokerage firm or other nominee, who holds shares of MSC common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of MSC common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of MSC common stock as to which appraisal is sought. Where no number of shares of MSC common stock is expressly mentioned, the demand will be presumed to cover all shares of MSC common stock held in the name of the stockholder of record.

Within 10 days after the effective time of the Merger, the surviving corporation in the Merger must give written notice that the Merger has become effective to each of the Company’s stockholders who has properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the Merger Agreement. At any time within 60 days after the effective time of the Merger, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the consideration specified by the Merger Agreement for that stockholder’s shares of MSC common stock by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the Merger will require written approval of the Surviving Corporation. Unless the demand is properly withdrawn by the stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party within 60 days after the effective date of the Merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Court deems just. If the Surviving Corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the Merger Agreement.

Within 120 days after the effective time of the Merger, but not thereafter, either the Surviving Corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of MSC common stock held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the Surviving Corporation. The Surviving Corporation has no obligation to file such a petition, has no present intention to file a petition and holders should not assume that the Surviving Corporation will file a petition. Accordingly, it is the obligation of the holders of MSC common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of MSC common stock within the time prescribed in Section 262 and the failure of a stockholder to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal. In addition, within 120 days after the effective time of the Merger, any stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the Merger Agreement, will be entitled to receive from the Surviving Corporation, upon written request, a statement setting forth the aggregate number of shares of MSC common stock not voted in favor of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after such written request has been received by the Surviving Corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of MSC common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the Surviving Corporation such statement.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the Surviving Corporation, then the Surviving Corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of MSC common stock and with whom agreements as to the value of their shares of MSC common stock have not been reached. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of MSC common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of MSC common stock, the Delaware Court of Chancery will appraise the shares of MSC common stock, determining their fair value as of the effective time of the Merger after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares of MSC common stock. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the Merger and the date of payment of the judgment.

You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the Merger, is not an opinion as to fair value under Section 262. Although we believe that the Per Share Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Merger Consideration. Moreover, we do not anticipate offering more than the Per Share Merger Consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of MSC common stock is less than the Per Share Merger Consideration. In determining “fair value,” the Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Delaware Courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the Surviving Corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of MSC common stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time of the Merger, be entitled to vote shares of MSC common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of MSC common stock, other than with respect to payment as of a record date prior to the effective time of the Merger. If no petition for appraisal is filed within 120 days after the effective time of the Merger, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder will be deemed to have been converted at the effective time of the Merger into the right to receive the $12.75 per share cash payment (without interest) for his, her or its shares of MSC common stock pursuant to the Merger Agreement. A stockholder will fail to perfect, or effectively lose, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 and accept the Per Share Merger Consideration offered pursuant to the Merger Agreement.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s statutory appraisal rights.

In view of the complexity of Section 262 of the DGCL, the Company’s stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

MARKET PRICE OF MSC’S COMMON STOCK

MSC’s common stock is listed on the NASDAQ Capital Market under the trading symbol “MASC.” The following table sets forth, for each of the periods indicated, the high and low reported sales price for MSC’s common stock on NASDAQ, based on published financial sources:

	High	Low
Fiscal Year Ended February 28, 2012
First Quarter	$8.21	$6.03
Second Quarter	$8.96	$6.08
Third Quarter	$8.63	$6.00
Fourth Quarter	$9.06	$7.75
Fiscal Year Ended February 28, 2013
First Quarter	$9.18	$7.50
Second Quarter	$9.13	$7.44
Third Quarter	$9.27	$8.39
Fourth Quarter	$10.95	$8.81
Fiscal Year Ending February 28, 2014
First Quarter	$11.19	$9.50
Second Quarter	$10.38	$9.30
Third Quarter	$10.03	$8.60
Fourth Quarter (through February 18, 2014)	$12.90	$10.06

The closing sale price of the common stock on NASDAQ on January 8, 2014, which was the last trading day before the announcement of the Merger, was $11.22. On February 18, 2014, which was the most recent practicable date before this proxy statement was mailed to stockholders, the closing price for MSC’s common stock was $12.74 per share.

MSC has not paid cash dividends other than a nominal amount in lieu of fractional shares in connection with stock dividends, and MSC has no present intention to pay cash dividends. In addition, in accordance with the Merger Agreement, MSC cannot pay any dividends prior to the closing of the Merger or termination of the Merger Agreement without the prior consent of Parent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 18, 2014, by (a) each person known by us that beneficially owns 5% or more of our outstanding shares of common stock based on their filings of Schedules 13D and 13G with the SEC, (b) each of our directors and named executive officers and (c) all of our current directors and executive officers as a group.

Beneficial ownership amounts and percentages have been determined in accordance with Rule 13d-3 under the Exchange Act and generally include voting or investment power with respect to the securities. The information is not necessarily indicative of beneficial ownership for any other purpose. In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of that date. Accordingly, this table includes shares that each person has the right to acquire on or before April 19, 2014. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

As of February 18, 2014, 10,331,549 shares of MSC common stock were issued and outstanding. Unless otherwise indicated, to our knowledge, each person listed below has sole dispositive and voting power with respect to the shares of our common stock shown below as beneficially owned by such person, except to the extent authority is shared by spouses under applicable law and except for the shares of our common stock set forth next to our directors and executive officers listed as a group. Unless otherwise indicated, the address for each holder listed below is c/o Material Sciences Corporation, 2200 East Pratt Blvd., Elk Grove Village, IL 60007.

Name and Address of Beneficial Owner	Shares of Common Stock	Shares under Exercisable Options	Total Shares Beneficially Owned(2)	Percent of Class
Non-Employee Directors:
Terry L. Bernander	5,324	—	5,324	*
Frank L. Hohmann III(1)	1,013,861	—	1,013,861	9.8
Ryan J. Levenson	954,577	—	954,577	9.2
Samuel Licavoli	10,324	—	10,324	*
Patrick J. McDonnell	10,324	—	10,324	*
John P. Reilly	8,324	—	8,324	*
Dominick J. Schiano	5,324	—	5,324	*
Named Executive Officers:
Clifford D. Nastas	79,372	120,000	199,372	1.9
Michael R. Wilson	—	67,974	67,974	*
James D. Pawlak	3,500	76,536	80,036	*
Matthew M. Murphy	300	77,974	78,274	*
5% Stockholders:
Privet Fund Management LLC(2)	951,996	—	951,996	9.2
Wellington Management Company, LLP(3)	597,774	—	597,774	5.8
Dimensional Fund Advisors LP(4)	850,349	—	850,349	8.2
Greenwood Investments, Inc.(5)	682,045	—	682,045	6.6
Royce & Associates, LLC(6)	617,470	—	617,470	6.0
All Directors and Executive Officers as a Group (11 persons)	2,091,230	342,484	2,433,714	22.8

*	Less than 1%.
(1)	Mr. Hohmann has sole voting and dispositive power with respect to 1,013,861 shares. The number of shares beneficially owned includes: 1,008,861 shares held by Mr. Hohmann individually and 5,000 shares held in trust for the daughter of Mr. Hohmann, for which Mr. Hohmann is not the trustee and for which he disclaims beneficial ownership.
(2)	Based on information contained in the Voting Agreement to which Privet is a party and the amendment to Schedule 13D filed by Privet on January 21, 2014, Privet Fund LP is the beneficial owner of an aggregate of 872,818 shares of our common stock, and Privet Fund Management LLC, as the managing partner of Privet Fund LP, is the beneficial owner of 951,996 shares of our common stock, which includes the 872,818 shares of our common stock beneficially owned by Privet Fund LP. Mr. Levenson is the managing member of Privet Fund Management LLC. Accordingly, Mr. Levenson may be deemed to hold shared voting and dispositive power with respect to the shares beneficially owned by Privet Fund Management LLC. The address for Privet Fund Management LLC is 3280 Peachtree Rd NE, Suite 2670, Atlanta, GA 30305.
(3)	Based on the amendment to Schedule 13G filed by Wellington Management Company, LLP (“Wellington”) on February 14, 2014. Wellington shares voting and dispositive power with Wellington Trust Company, NA with respect to all shares. The address for Wellington is 280 Congress Street, Boston, MA 02210.
(4)	Based on the amendment to Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional Fund”) on February 14, 2014. Dimensional Fund has sole voting power with respect to 836,232 of such shares and sole dispositive power with respect to all 850,349 shares. According to the Schedule 13G, all of the shares are owned by certain investment companies, trusts and accounts to which Dimensional Fund serves as an investment manager or advisor and, Dimensional Fund disclaims beneficial ownership of all such shares. The address for Dimensional Fund is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.
(5)	Based on the amendment to Schedule 13G filed by Greenwood Investments, Inc. (“Greenwood”), Steven Tannenbaum, Greenwood Capital Limited Partnership, MGPLA, L.P., and PVF-ST, LP. on February 14, 2014 Greenwood has sole voting power and sole dispositive power with respect to all shares. The address for Greenwood is 200 Clarendon Street, 25th Floor, Boston, MA 02116.
(6)	Based on a Form 13F as of December 31, 2013, filed on February 10, 2014, by Royce & Associates, LLC (“Royce”). Royce has sole voting power and sole dispositive power with respect to all shares. The address for Royce is 745 Fifth Avenue, New York, NY 10151.

ADVISORY VOTE REGARDING CERTAIN EXECUTIVE COMPENSATION THAT MAY BE PAID

OR BECOME PAYABLE IN CONNECTION WITH THE MERGER

(PROPOSAL 2)

Golden Parachute Compensation

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of the Company that is based on or otherwise relates to the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the Merger-related compensation payable to our named executive officers. The “golden parachute” compensation payable to these individuals is subject to a nonbinding advisory vote of the Company’s stockholders, as described below in this section.

Our named executive officers hold outstanding stock options to purchase shares of our common stock and shares of restricted stock, and the terms of the Merger Agreement provide for the treatment of outstanding stock options and shares of restricted stock in connection with the consummation of the Merger. In addition, each of our named executive officers is entitled to certain “double-trigger” severance payments and benefits pursuant to the Severance Agreements. The treatment of outstanding stock options and shares of restricted stock in connection with the consummation of the Merger and payments to which our named executive officers may be entitled in connection with the Merger pursuant to the Severance Agreements are described above in “The Merger — Interests of Executive Officers and Directors of MSC in the Merger; Executive Compensation that May Be Paid or Become Payable in Connection with the Merger.”

The amounts set forth in the table below assume the following:

•	the effective time of the Merger occurred on February 18, 2014;

•	the Per Share Merger Consideration paid in the Merger is $12.75; and

•

for purposes of estimating severance payments, the Company’s named executive officers were terminated, other than for cause, disability or death or a constructive discharge (as such terms are defined in the Severance Agreements), immediately following the consummation of the Merger on February 18, 2014.

The amounts reported below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect certain compensation actions that may occur before completion of the Merger. As a result, the actual amounts, if any, to be received by a named executive officer may differ materially from the amounts set forth below.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Other ($)(4)	Total ($)
Clifford D. Nastas	1,403,765	1,541,475	30,290	20,000	2,995,530
Michael R. Wilson	773,738	616,627	28,121	20,000	1,438,486
James D. Pawlak	742,109	774,796	26,296	20,000	1,563,201
Matthew M. Murphy	664,589	696,627	900	20,000	1,382,116

(1)	Represents amounts to be paid to the named executive officers under the terms of the Severance Agreement to which such named executive officer is a party upon a termination of employment by the Company other than for cause, disability or death or a termination by the executive for a constructive discharge, immediately following the consummation of the Merger. All cash severance amounts reflected in the table above are “double-trigger” payments.

(2)	Represents the proceeds that our named executive officers will receive in respect of their various equity awards in the Merger:

Name	Proceeds from Stock Options Outstanding ($)	Proceeds from Restricted Stock ($)	Total) ($)
Clifford D. Nastas	1,275,000	266,475	1,541,475
Michael R. Wilson	616,627	0	616,627
James D. Pawlak	774,796	0	774,796
Matthew M. Murphy	696,627	0	696,627

(3)	Represents the estimated value as of February 18, 2014, of the cost of the continuation of medical, dental, prescription drug and vision benefits for the executive officer and family (if dependent coverage was provided) for 18 months following the executive officer’s employment termination.
(4)	Upon termination of an executive officer’s employment by the Company for any reason other than for cause, disability or death or constructive discharge, the executive officer is entitled to outplacement services up to an aggregate cost of $20,000. This reflects the maximum amount payable under the Severance Agreements.

Merger-Related Compensation Proposal

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) of the Exchange Act, the Company is seeking a non-binding, advisory stockholder approval of the compensation that may be payable to its named executive officers in connection with the Merger, as disclosed above in this section. The proposal gives the Company’s stockholders the opportunity to express their views on certain payments to be paid to the Company’s named executive officers in connection with the Merger. MSC is asking its stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to MSC’s named executive officers in connection with the Merger and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “Advisory Vote Regarding Certain Executive Compensation that may be Paid or become Payable in Connection with the Merger — Golden Parachute Compensation,” including the associated narrative discussion, are hereby APPROVED on an advisory (non-binding) basis.”

Vote Required and the Company Board Recommendation

The vote on this proposal is a vote separate and apart from the vote to adopt the Merger Agreement. Accordingly, you may vote not to approve this proposal on Merger-related named executive officer compensation and vote to adopt the Merger Agreement and vice versa. Because the vote is advisory in nature, it will not be binding on the Company, regardless of whether the Merger Agreement is adopted. Approval of the non-binding, advisory proposal with respect to the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger is not a condition to completion of the Merger, and failure to approve this advisory matter will have no effect on the vote to adopt the Merger Agreement. Because the Merger-related compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger is based on contractual arrangements with the named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, if the Merger Agreement is adopted (subject only to the contractual conditions applicable thereto).

The proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Merger requires the affirmative vote of the holders of a majority of the shares of MSC common stock present in person or represented by proxy and entitled to vote on the matter at a meeting. Broker non-votes will have no effect on this proposal and abstentions will have the same effect as a vote against this proposal.

The Board recommends that you vote FOR the approval, on a non-binding advisory basis, of this proposal.

AUTHORITY TO ADJOURN THE SPECIAL MEETING

(PROPOSAL 3)

We may ask our stockholders to vote on a proposal to authorize the Board, in its discretion, to adjourn the special meeting or any adjournment or postponement thereof to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement. We currently do not intend to propose that the Board have discretionary authority to adjourn the special meeting if there are sufficient votes to adopt the Merger Agreement. If any proposal to authorize the Board, in its discretion, to adjourn the special meeting for the purpose of soliciting additional proxies is submitted to our stockholders for approval, such approval requires the affirmative vote of the holders of a majority of the shares of MSC common stock present in person or represented by proxy and entitled to vote on the matter. Broker non-votes will have no effect on this proposal and abstentions will have the same effect as a vote against this proposal.

The Board recommends that you vote FOR any proposal to authorize the Board, in its discretion, to adjourn the special meeting or any adjournment or postponement thereof, if necessary, to solicit additional proxies.

OTHER MATTERS

We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Pursuant to our bylaws, business transacted at the special meeting will be limited to the purposes stated in the notice of the special meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting by or at the direction of the Board, we intend that shares of MSC common stock represented by properly submitted proxies will be voted in accordance with the recommendations of the Board.

It is important that your shares be represented at the special meeting, regardless of the number of shares which you hold. Therefore, we urge you to complete, sign, date and return the accompanying proxy card as promptly as possible in the prepaid envelope enclosed for that purpose or to submit a proxy via the Internet or by telephone.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

FOR 2014 ANNUAL MEETING

If the Merger is completed, there will be no public stockholders of MSC and no public participation in any future meetings of MSC’s stockholders. However, if the Merger is not completed, MSC will hold a 2014 annual meeting of stockholders. In that event, in order to be considered for inclusion in the proxy statement and related proxy card for MSC’s 2014 annual meeting, stockholder proposals must have been submitted in writing to MSC by January 24, 2014. If the date of the 2014 annual meeting of stockholders is not within 30 days of the anniversary date of the 2013 annual meeting, which was held on June 27, 2013, the deadline for inclusion of proposals in MSC’s proxy statement and related proxy card for the 2014 annual meeting will instead be a reasonable time before MSC begins to print and send its proxy materials. Stockholder proposals for MSC’s 2014 annual meeting of stockholders should be sent to the following address:

Material Sciences Corporation

2200 East Pratt Boulevard

Elk Grove Village, Illinois 60007

Attn: Corporate Secretary

Under MSC’s bylaws, stockholders may nominate directors or bring other business before MSC’s 2014 annual meeting by delivering notice to MSC at the address set forth above (containing certain information specified in MSC’s bylaws) no earlier than March 29, 2014, or later than April 28, 2014. Please note that these requirements are separate and apart from, and in addition to, the SEC’s requirements that a stockholder must meet to have a stockholder proposal included in MSC’s proxy statement as discussed above. A copy of the full text of the provisions of MSC’s bylaws discussed above may be obtained from MSC’s public filings with the SEC or by submitting a written request to Material Sciences Corporation at the address set forth above. Stockholders are advised to review MSC’s bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

WHERE YOU CAN FIND MORE INFORMATION

MSC files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the following location of the SEC:

Public Reference Room

Room 1580

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at (800) 732-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Room 1580, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. MSC’s public filings are also available to the public from document retrieval services and the website maintained by the SEC at http://www.sec.gov.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (in each case, other than information and exhibits “furnished” to and not “filed” with the SEC in accordance with SEC rules and regulations):

•	Annual Report on Form 10-K for the fiscal year ended February 28, 2013 (filed on May 6, 2013);

•

Quarterly Reports on Form 10-Q for the fiscal quarter ended May 31, 2013 (filed on July 10, 2013); for the fiscal quarter ended August 31, 2013 (filed on October 10, 2013); and for the fiscal quarter ended November 30, 2013 (filed on January 9, 2014);

•	Current Reports on Form 8-K filed May 10, 2013; July 1, 2013; January 9, 2014 (only with respect to Items 1.01, 5.02, 5.03 and 8.01); and February 14, 2014; and

•	Definitive Proxy Statement for MSC’s 2013 annual meeting of stockholders (filed on May 30, 2013).

Any person, including any beneficial owner of shares of MSC common stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or oral request directed to Material Sciences Corporation, Attention: Shareowner Relations Department, 2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007 or (847) 439-2210, or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

You should rely only on the information contained in this proxy statement. No persons have been authorized to give any information or to make any representations other than such information or representations contained, or incorporated by reference, in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by MSC or any other person. MSC has supplied all information contained in this proxy statement relating to MSC and its affiliates. Parent has supplied all information contained in this proxy statement relating to Parent, Merger Sub and their affiliates.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 20, 2014

The Company’s Proxy Statement for the March 20, 2014 Special Meeting of the Company’s stockholders is available at www.matsci.com under “Annual Report and Proxy Materials” in the “Investors” section.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. THIS PROXY STATEMENT IS DATED FEBRUARY 20, 2014. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

ZINK ACQUISITION HOLDINGS INC.,

ZINK ACQUISITION MERGER SUB INC.

and

MATERIAL SCIENCES CORPORATION

Dated as of January 8, 2014

A-i

6.5	Effect of Termination	A-57
6.6	Damages Limitation	A-59
Article VII	Miscellaneous and General	A-60
7.1	Survival	A-60
7.2	Amendment	A-60
7.3	Extension; Waiver	A-60
7.4	Counterparts	A-60
7.5	Governing Law	A-60
7.6	Consent to Jurisdiction	A-60
7.7	WAIVER OF JURY TRIAL	A-60
7.8	Remedies; Specific Performance	A-61
7.9	Notices	A-62
7.10	Entire Agreement	A-63
7.11	No Third Party Beneficiaries	A-63
7.12	Obligations of the Company and the Surviving Corporation	A-64
7.13	Severability	A-64
7.14	Assignment	A-64
EXHIBIT A	FORM OF VOTING AGREEMENT
EXHIBIT B	FORM OF SURVIVING CORPORATION CERTIFICATE OF INCORPORATION

A-ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of January 8, 2014 by and among Zink Acquisition Holdings Inc., a Delaware corporation (“Parent”), Zink Acquisition Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Material Sciences Corporation, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement and have approved and declared advisable this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, each of Frank L. Hohmann III (“Hohmann”) and Privet Fund LP and Privet Fund Management LLC (collectively, “Privet”) is entering into a voting agreement with Parent, in the form attached hereto as Exhibit A (each a “Voting Agreement” and, collectively, the “Voting Agreements”), pursuant to which, among other things, and subject to the terms and conditions contained therein, each of Hohmann and Privet has agreed to vote the Common Shares beneficially owned by him or it, as applicable, in favor of the Merger, this Agreement and the other transactions contemplated hereby;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, New Star Metals Inc., a Delaware corporation (“New Star”), and Insight Equity II LP, a Delaware limited partnership (“Insight Equity” and each of New Star and Insight Equity, a “Guarantor” and collectively, the “Guarantors”), have jointly and severally provided a limited guaranty in favor of the Company (the “Limited Guaranty”);

WHEREAS, concurrently with the execution of this Agreement, and as a condition and material inducement to the willingness of the Company to enter into this Agreement, (i) New Star has agreed to make a cash investment in Parent and (ii) Insight Equity has agreed to make a cash investment in New Star (the financing pursuant to clauses (i) and (ii), the “Equity Financing” with New Star and Insight Equity in such capacity, collectively, the “Equity Provider”), in each case subject to the terms and conditions of an equity commitment letter (collectively, the “Equity Financing Commitment”); and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

Article I

DEFINITIONS; INTERPRETATION; CONSTRUCTION

1.1 Definitions.

(a) For purposes of this Agreement, each of the following terms has the meaning assigned to such term in this Section 1.1(a):

“Acceptable Confidentiality Agreement” means a customary agreement with respect to the confidentiality of material nonpublic information concerning the Company and its Subsidiaries that is either (i) in effect on the date hereof or (ii) executed and delivered after the date hereof and, in each case, does not prohibit compliance by the Company with any of the provisions of Section 4.2 and contains terms no less favorable to the Company than those contained in the Confidentiality Agreement.

“Acquisition Proposal” means any bona fide offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) the purchase or other acquisition from the Company by any Person or “group,” within the meaning of Section 13(d) of the Exchange Act, directly or indirectly, of twenty percent (20%) or more of the Common Shares outstanding as of the consummation of such purchase or other acquisition, or any tender offer or exchange offer by any Person or “group,” within the meaning of Section 13(d) of the Exchange Act, that, if consummated in accordance with its terms, would result in such Person or “group” beneficially owning twenty percent (20%) or more of the Common Shares outstanding as of the consummation of such tender or exchange offer; (ii) a merger, consolidation, business combination or other similar transaction involving the Company, pursuant to which the stockholders of the Company immediately preceding such merger, consolidation, business combination or other similar transaction own less than eighty percent (80%) of the voting equity interests in the surviving or resulting entity of such merger, consolidation, business combination or other similar transaction; or (iii) a sale, transfer, acquisition or disposition, directly or indirectly, of twenty percent (20%) or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole, measured by the fair market value thereof.

“Affiliate” means, when used with respect to any Person, any other Person that is an “affiliate” of that Person within the meaning of Rule 405 promulgated under the Securities Act.

“Antitrust Law” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Book-Entry Shares” means the Common Shares held in the Direct Registration System.

“Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in Chicago, Illinois.

“Closing Date” means the date on which the Closing actually occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Material Adverse Effect” means a change, event, circumstance or occurrence that has, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business, operations, assets, results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following, and no changes, events, circumstances or occurrences, individually or in the aggregate, to the extent arising out of, resulting from or attributable to any of the following, shall constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur: (i) changes generally affecting the economy, credit, securities, or financial markets or political conditions in the United States or elsewhere in the world, including any suspension of trading in securities generally on any securities exchange or over-the-counter market and changes in interest rates, exchange rates, stock, bond and/or debt prices; (ii) changes that are the result of acts of war (whether or not declared), armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), armed hostilities, sabotage or terrorism; (iii) epidemics, pandemics, earthquakes, tsunamis, hurricanes, tornadoes, floods, mudslides, wild fires or other natural disasters, or weather conditions; (iv) changes that are the result of factors generally affecting the industries in which the Company and its Subsidiaries operate; (v) changes or prospective changes in any Law, GAAP or rules and policies of the Public Company Accounting Oversight Board or interpretation or enforcement thereof after the date hereof; (vi) any failure by the Company to meet any internal or public projections or forecasts or estimates of revenues, earnings or other financial performance or results of operations for any period (it being understood that the exception in this clause shall not prevent or otherwise affect a determination that any change, event, circumstance or occurrence underlying such failure has resulted in, or contributed to, a Company Material Adverse Effect); (vii) any actions taken or failure to take action, in each case, to which Parent has approved, consented to or requested in writing, or the failure to take any action that is prohibited by this Agreement; (viii) any decline in the price or trading volume of the Common Shares on NASDAQ (it being understood that the exception in this clause shall not prevent or otherwise affect a determination that any change, event, circumstance or occurrence underlying such decline has resulted in, or contributed to, a Company Material Adverse Effect); and (ix) changes attributable to any loss of, or change in, the relationship of the Company or any of its Subsidiaries, contractual or otherwise, with its customers, suppliers, vendors, lenders, or employees arising out of the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated by this Agreement or the announcement of any of the foregoing; provided, further, that any change, event, circumstance or occurrence referred to in clause (i), (ii), (iii), (iv) or (v) may be taken into account in determining whether there has been a Company Material Adverse Effect if and to the extent such change, event, circumstance or occurrence has a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole, as compared to other companies operating in the industries in which the Company and its Subsidiaries operate.

“Company Restricted Stock” means any Common Share that is subject to restrictions on transfer and/or forfeiture granted pursuant a Stock Plan.

“Company Stock-Based Award” means each right of any kind, contingent or accrued, to receive Common Shares or benefits measured in whole or in part by the value of a number of Common Shares issued under a Stock Plan or the Stock Purchase Plan (including performance shares, restricted stock units, phantom units, deferred stock units and dividend equivalents, but not including any 401(k) plan of the Company), other than Company Options and Company Restricted Stock.

“Contract” means a written or oral agreement, lease, license, contract, note, bond, mortgage, indenture, commitment, arrangement, understanding, permit or other instrument or obligation.

“Controlled Group” means any trade or business (whether or not incorporated) (a) under common control (within the meaning of Section 4001(b)(1) of ERISA) with the Company or (b) which together with the Company is treated as a single employer under Section 414(t) of the Code.

“Copyrights” means all published and unpublished works of authorship (including designs and computer software), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof.

“Direct Registration System” means the service of The Depository Trust Company that provides for electronic direct registration of securities in an investor’s name on the books for the transfer agent or issuer, and allows securities to be transferred between a transfer agent and broker electronically.

“Debt Financing Sources” means the Persons that have agreed to provide the Debt Financing pursuant to the Debt Financing Commitments.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis, and Retrieval system.

“Employee” means a current or former employee or officer of the Company or any of its Subsidiaries.

“Environmental Law” means any Law regulating, relating to or imposing liability, standards or obligations of conduct concerning any (i) pollution, natural resources, or protection of human health, occupational safety or the Environment; (ii) Release of Hazardous Materials; or (iii) the manufacture, use, generation, storage, burial, transportation, treatment, disposal or other dealing with or exposure to Hazardous Materials, with, in all cases, any amendment or reauthorization thereto or thereof, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Oil Pollution Act of 1990, 33 U.S.C. §§ 2701 et seq.; the Endangered Species Act of 1973 (16 U.S.C. 1531 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. §§ 11001 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), with any amendments or reauthorization thereto or thereof, and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Excluded Party” means any Person or “group” (within the meaning of Section 13(d) of the Exchange Act (so long as such Person and the other members of such group, if any, who were members of such group immediately prior to the expiration of the Go-Shop Period constitute at least 65% of the equity financing of such group at all times following the expiration of the Go-Shop Period and prior to the termination of this Agreement) from which the Company received during the Go-Shop Period a written Acquisition Proposal that: (i) remains pending as of, and shall not have been withdrawn prior to, the expiration of the Go-Shop Period; and (ii) the Board of Directors of the Company determines in good faith during the two (2) Business Day period commencing upon the expiration of the Go-Shop Period, after consultation with the Company’s outside legal counsel and independent financial advisor, constitutes or could reasonably be expected to lead to a Superior Proposal; provided, however, that a Person that is an Excluded Party shall cease to be an Excluded Party upon the withdrawal, termination or expiration of such Acquisition Proposal (as it may be amended, adjusted, changed, revised, extended and supplemented). Notwithstanding anything contained in this definition to the contrary, any Excluded Party shall cease to be an Excluded Party for all purposes under this Agreement upon the earlier of (A) the Excluded Party End Date and (B) immediately at such time as such Acquisition Proposal made by such party is withdrawn, terminated or expires.

“Financing Sources” means the Debt Financing Sources and the Equity Provider.

“Hazardous Material” means any (i) chemical waste, substance or material (whether solid, liquid or gas) designated, listed, defined, or classified by an Environmental Law as a “pollutant,” “contaminant,” “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous constituent,” “special waste,” “toxic substance,” “toxin,” “radioactive,” “dangerous,” “ignitable,” “corrosive,” reactive,” or “hazardous”; or (ii) petroleum or petroleum product (including waste or used oil, gasoline, heating oil, kerosene and any other petroleum products or substances or materials derived from or commingled with any petroleum products), off-specification commercial chemical product, solid waste, radioactive materials, infectious medical waste, toxic mold or asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls (PCBs), and radon gas.

“Indebtedness” means, with respect to a Person, without duplication, all obligations and liabilities on a consolidated basis for (a) indebtedness for borrowed money of any kind or nature, including funded and unfunded debt, and any non-contingent obligations under hedging agreements or arrangements, regardless of whether evidenced by any note, debenture, bond or other instrument, including indebtedness for borrowed money; (b) other indebtedness that is evidenced by a note, bond or debenture; (c) all obligations to pay the deferred purchase price of property or services (other than current unsecured trade accounts payable which arise in the ordinary course of business and that are not overdue more than six (6) months unless the same are being contested in good faith); (d) all obligations to acquire or for the acquisition of any fixed asset, including capitalized lease obligations, or improvements which are payable over a period longer than one year, regardless of the term thereof; (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right to be secured by) a Lien on any asset of the Person whether or not the indebtedness is assumed; (g) all obligations in respect of letters of credit, bankers acceptances, surety bonds or similar instruments issued or accepted by banks or other financial institutions for the account of the Person; (h) any other obligation for borrowed money which in accordance with GAAP should be shown as a liability on the Company Balance Sheet, (i) any guaranty of the type of obligations described in (a)-(h) above; and (j) all accrued interest, fees, premiums, penalties and/or other amounts due in respect of any of the foregoing.

“Intellectual Property” means (i) Trademarks, (ii) Patents, (iii) Trade Secrets, (iv) Copyrights, (v) software, and (vi) all other intellectual property or proprietary rights and claims or causes of action arising out of or related to any infringement, misappropriation or other violation of any of the foregoing, including rights to recover for past, present and future violations thereof.

“Intervening Event” means any material event, fact or circumstance that affects the Company and its Subsidiaries, taken as a whole, that was not known prior to the date hereof that becomes known by the Board of Directors of the Company after the date hereof; provided that none of the following shall be deemed (either alone or in combination) to constitute, or be taken into account in determining whether there has been or would be, an Intervening Event: (a) any changes, effects, developments or events in the economy or the financial, credit or securities markets in general (including changes in interest or exchange rates), (b) any changes, effects, developments or events generally affecting the industry in which the Company and its Subsidiaries operate, (c) any changes, effects, developments or events resulting from the announcement or pendency of the transactions contemplated by this Agreement (including positive changes in connection with customers, suppliers, employees or other business relationships), (d) any changes, effects, developments or events in the Company’s operations or financial results, including exceeding forecasts, budgets or financial projections or any increases in the trading price or volume of Common Shares (provided, however, the underlying causes giving rise to or contributing to any such increase shall not prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred, except to the extent such underlying causes are otherwise excluded pursuant to this definition), (e) acts of God, natural disasters, the engagement in, or cessation of, hostilities by the United States, or the occurrence or defeat of a military or terrorist attack in the United States, (f) any changes in Law or GAAP or any interpretation thereof, (g) any action or failure to act by the Company that is required by this Agreement or breach by any holder of Common Shares of his, her or its respective Voting Agreement, in each case above, no matter how material, or (h) any Acquisition Proposals or Superior Proposals.

“Knowledge of Parent” means the actual knowledge of Jack F. Waterstreet and Patrick J. Murley.

“Knowledge of the Company” means the actual knowledge of the persons listed on Section 1.1(a) of the Company Disclosure Letter.

“NASDAQ” means the NASDAQ Global Market.

“Patents” means patents and pending patent applications, invention disclosures and all renewals, reissues, reexaminations, divisionals, continuations, continuations-in-part and extensions thereof.

“Permitted Lien” means (a) Liens for Taxes, assessments and other charges of Governmental Entities not yet due and payable or being contested in good faith and for which adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, (b) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like Liens arising or incurred in the ordinary course of business or by operation of Law for amounts not yet due and payable, (c) pledges or deposits made in the ordinary course of business to secure obligations under workers’ compensation Laws relating to amounts not yet due and payable, (d) with respect to the Real Property (i) any conditions that are shown by a current title policy (excluding any monetary liens) or survey made available to or obtained by the Parent prior to the date of this Agreement, (ii) easements, encroachments, restrictions, rights-of-way and any other non-monetary title defects and (iii) zoning, building and other similar restrictions; provided, however, that none of the foregoing described in this clause (d) will, individually or in the aggregate, materially impair the continued use and operation of the Real Property to which they relate as presently conducted, (e) Liens the existence of which are reflected or disclosed in the Company Reports, and (f) any other Liens that do not materially impair the continued use and operation, as presently conducted, of the assets or properties to which they relate.

“Person” means any individual, corporation (including a not-for-profit corporation and/or professional corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Record Holder” means, with respect to any Common Shares, a Person who was, immediately prior to the Effective Time, the holder of record of such Common Shares.

“Regulation S-K” means Regulation S-K promulgated by the SEC.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injection, escaping, leaching, migrating, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material or pollutant or contaminant).

“Representatives” means, with respect to a Person, the Affiliates of such Person, and the directors, officers, managers, members, shareholders, partners, employees, financial advisors, investment bankers, financing sources, consultants, attorneys, accountants and other advisors, agents and representatives of such Person and such Affiliates.

“Solvent” means, with respect to any Person as of any date of determination, that (i) the amount of the fair saleable value of the assets of such Person, as of such date, exceeds the sum of (A) the value of all liabilities of such Person, including a reasonable estimate of contingent and other liabilities, as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors and (B) the amount that will be required to pay the probable liabilities of such Person, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (ii) such Person does not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged, (iii) such Person has the ability to pay its liabilities, as of such date, including a reasonable estimate of contingent and other liabilities, as they mature and (iv) such Person is not insolvent as defined in Section 101 of Title 11 of the United States Code. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “ability to pay its liabilities, as of such date, including a reasonable estimate of contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the Board of Directors (or other governing body performing similar functions as a Board of Directors) is directly or indirectly owned by such first Person.

“Superior Proposal” means a written Acquisition Proposal for an Acquisition Transaction (with the percentages set forth in the definition of such term changed from twenty percent (20%) or eighty percent (80%), as the case may be, to fifty percent (50%)) that the Board of Directors of the Company determines in good faith (after consultation with the Company’s outside legal counsel and independent financial advisor and considering such factors as the Board of Directors considers to be appropriate, including the likelihood of consummation and all legal, financial and regulatory aspects of such Acquisition Proposal, including the financing thereof and any conditions thereto), if consummated, would result in a transaction that is more favorable from a financial point of view to the Company’s stockholders (in their capacity as such) than the transactions contemplated by this Agreement, taking into account all of the terms and conditions of such Acquisition Proposal and this Agreement, including any written proposal by Parent and Merger Sub to amend the terms of this Agreement and any break-up fees, expense reimbursement or similar provisions.

“Tax Returns” means any and all material returns, forms, declarations, claims for refund or information returns or statements, reports and forms relating to Taxes filed or required to be filed with any Governmental Entity having jurisdiction over the assessment, determination, collection or imposition of any such Tax, including any schedule or attachment thereto and any amendment thereof.

“Taxes” means any and all federal, state, local and foreign income, profits, corporation, franchise, gross receipts, capital gains, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, workers’ compensation, alternative or add-on minimum, sales, use, property, withholding, excise, production, value added, ad valorem, margin, capital, transfer, estimated, occupancy and other taxes, charges, fees, levies, imposts, duties and governmental fees or other like assessments or charges in the nature of a tax, together with all interest, penalties and additions imposed with respect thereto.

“Trademarks” means registered and unregistered trademarks, service marks, internet domain names, logos, trade dress, trade names and other indicia of origin, and all registrations and applications for registration for the foregoing, including all renewals of the same, and all goodwill associated therewith and symbolized thereby.

“Trade Secrets” means anything that would constitute a “trade secret” under applicable Law, including, without limitation (to the extent they would constitute a “trade secret” under applicable Law), ideas, formulas, compositions, know-how, undisclosed inventions (whether patentable or unpatentable), processes, procedures, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans, customer and supplier lists and information, databases and other proprietary information and rights.

“Treasury Regulations” means the regulations promulgated under the Code.

(b) For purposes of this Agreement, each of the terms set forth below has the meaning assigned to such term in the Section of this Agreement set forth opposite such term.

Term	Section in Agreement
2006 Plan	3.1(b)(ii)
2012 Plan	3.1(b)(ii)
Affected Employees	4.9(a)
Agreement	Preamble
Alternative Acquisition Agreement	4.2(b)
Alternative Financing	4.13(d)
Applicable Date	3.1(e)(i)
Baird	3.1(c)(iii)
Bankruptcy and Equity Exception	3.1(c)(i)
Benefit Plan	3.1(j)(i)
Bylaws	2.5

Term	Section in Agreement
Certificate	2.8(a)
Certificate of Merger	2.3
Change of Recommendation	4.2(d)(ii)
Charter	2.4
Closing	2.2
Common Share	2.8(a)
Company	Preamble
Company Balance Sheet	3.1(h)(iii)
Company Disclosure Letter	3.1
Company Option	2.10(a)
Company Recommendation	3.1(c)(ii)
Company Reports	3.1(e)(i)
Company Requisite Vote	3.1(c)(i)
Company Systems	3.1(x)(iv)
Confidentiality Agreement	4.17
Current D&O Insurance Policies	4.11(b)
Debt Financing	3.2(e)(i)
Debt Financing Commitments	3.2(e)(i)
DGCL	2.1
Dissenting Shares	2.8(a)
Dissenting Stockholders	2.8(a)
Draft Financials	3.1(f)(ii)
Effective Time	2.3
End Date	6.2(a)
Equity Financing	Recitals
Equity Financing Commitment	Recitals
Equity Provider	Recitals
Exchange Act	3.1(d)(i)
Exchange Fund	2.9(a)
Excluded Party End Date	4.2(c)
Excluded Shares	2.8(a)
Expense Reimbursement	6.5(b)(iv)
FCPA	3.1(k)(iii)
Financing	3.2(e)(i)
Financing Commitments	3.2(e)(i)
Financing Group	4.13(c)
GAAP	3.1(f)(i)
Go-Shop Period	4.2(a)
Governmental Entity	3.1(d)(i)
Guarantor	Recitals
Hohmann	Recitals
HSR Act	3.1(d)(i)
Improvements	3.1(r)(iv)
Indemnified Parties	4.11(a)
Insight Equity	Recitals
IT Contract	3.1(x)(iv)
IT Contract Supplier	3.1(x)(iv)
Joint Venture Contract	3.1(z)(iv)
Laws	3.1(k)(i)
Lease	3.1(r)(ii)
Leased Real Property	3.1(r)(ii)

Term	Section in Agreement
Letter of Transmittal	2.9(b)
Licenses	3.1(k)(ii)
Lien	3.1(b)(iv)
Limited Guaranty	Recitals
Material Contract	3.1(i)
Merger	Recitals
Merger Sub	Preamble
New Star	Recitals
Option Consideration	2.10(a)
Order	5.1(c)
Owned Real Property	3.1(r)(i)
Parent	Preamble
Parent Fee	6.5(c)
Parent Welfare Benefit Plans	4.9(c)
Participating Preferred Shares	3.1(b)(i)
Paying Agent	2.9(a)
PBGC	3.1(j)(v)(B)
Pension Plan	3.1(j)(iv)
Per Share Merger Consideration	2.8(a)
Preferred Shares	3.1(b)(i)
Privet	Recitals
Productive Research	3.1(z)(ii)
Proxy Statement	4.3(a)
Real Property	3.1(r)(ii)
Registered Intellectual Property	3.1(p)(i)
Restricted Stock Consideration	2.10(b)
SEC	3.1
Securities Act	3.1(b)(iv)
Stock Plans	3.1(b)(ii)
Stock Purchase Plan	2.10(c)
Stockholders Meeting	4.4
Surviving Corporation	2.1
Tekno Joint Venture	3.1(z)(i)
Termination Fee	6.5(b)(i)
Voting Agreement	Recitals

1.2 Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect the meaning or interpretation of this Agreement.

(b) No summary of this Agreement prepared by a party hereto shall affect the meaning or interpretation of this Agreement.

(c) Where a reference in this Agreement is made to an Article, Section or Exhibit, such reference shall be to an Article or Section of or Exhibit to this Agreement, unless otherwise indicated.

(d) Where a reference in a Section of this Agreement is made to clause, such reference shall be to a clause of such Section, unless otherwise indicated.

(e) The words “hereof,” “herein,” “hereunder,” “hereby” and “herewith” and words of similar import when used in this Agreement shall, unless otherwise indicated, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(f) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” unless otherwise indicated.

(g) All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person may require.

(h) Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(i) A reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors and permitted assigns.

(j) A reference to any Law in this Agreement means such Law as amended, modified, codified, replaced or reenacted, and all rules and regulations promulgated thereunder.

(k) All accounting terms used and not defined herein have the respective meanings given to them under GAAP.

(l) All references to “dollars” or “$” in this Agreement are to United States dollars.

(m) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(n) The phrase “made available” or any like phrase means that the document, information or Contract in question has been posted to the Intralinks “data room” managed by or on behalf of the Company or is available through EDGAR or is otherwise provided or delivered to Parent.

Article II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the provisions of the General Corporation Law of the State of Delaware (the “DGCL”) and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes referred to herein as the “Surviving Corporation”), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in this Article II. The Merger shall have the effects provided in this Agreement or as otherwise specified in the DGCL.

2.2 Closing. Unless otherwise mutually agreed in writing between the Company and Parent or unless this Agreement has been terminated in accordance with its terms, the closing of the Merger (the “Closing”) shall take place at the offices of Hunton & Williams LLP, 1445 Ross Avenue, Suite 3700, Dallas, Texas 75225, at 10:00 a.m. (Central Time) on the third (3rd) Business Day following the satisfaction or waiver in accordance with this Agreement of all of the conditions set forth in Article V (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions).

2.3 Effective Time. Subject to the provisions of this Agreement, prior to the Closing, the Company and Parent will jointly prepare, and as soon as practicable following the Closing, the Company and Parent will cause to be filed with the office of the Secretary of State of the State of Delaware, a certificate of merger (the “Certificate of Merger”), in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the office of the Secretary of State of the State of Delaware or at such later time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger (the “Effective Time”).

2.4 Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company shall be amended and restated as a result of the Merger so as to read in its entirety as set forth in Exhibit B and, as so amended, shall be the certificate of incorporation of the Surviving Corporation (the “Charter”), until duly amended as provided therein or by applicable Law.

2.5 Bylaws. At the Effective Time, the bylaws of the Company shall be amended and restated so as to read in their entirety as set forth on Exhibit C, and, as so amended, shall be the bylaws of the Surviving Corporation (the “Bylaws”), until duly amended as provided therein or by applicable Law.

2.6 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the Charter and the Bylaws.

2.7 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the Charter and the Bylaws.

2.8 Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company or the sole stockholder of Merger Sub:

(a) Merger Consideration. Each share of the common stock, par value $0.02 per share, of the Company (a “Common Share”) issued and outstanding immediately prior to the Effective Time (other than issued and outstanding Common Shares (i) that are owned by Parent, Merger Sub or any other direct or indirect wholly-owned Subsidiary of Parent, (ii) that are owned by the Company as treasury stock or any direct or indirect wholly-owned Subsidiary of the Company, (iii) that are also shares of Company Restricted Stock, which are subject to Section 2.10(b) or (iv) that are owned by stockholders (“Dissenting Stockholders”) that have perfected and not withdrawn a demand for, or lost their right to, appraisal pursuant to Section 262 of the DGCL with respect to such Common Shares (the “Dissenting Shares,” and, together with the Common Shares referred to in the immediately preceding clauses (i), (ii) and (iii), the “Excluded Shares”) shall be automatically converted into the right to receive $12.75 per Common Share in cash (the “Per Share Merger Consideration”), without interest. At the Effective Time, all of the Common Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate (a “Certificate”) formerly representing any of the Common Shares (other than Excluded Shares) shall thereafter represent only the right to receive the Per Share Merger Consideration for each such Common Share, without interest, in accordance with this Article II.

(b) Cancellation of Excluded Shares. Each Excluded Share shall cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist, subject to the right of the Record Holder of any Dissenting Shares to receive the payment for such Dissenting Shares pursuant to Section 2.9(f) and subject to the right of a holder of any shares of Company Restricted Stock that are not Dissenting Shares to receive the Restricted Stock Consideration therefor pursuant to Section 2.10(b).

(c) Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

2.9 Exchange of Certificates and Book-Entry Shares.

(a) Paying Agent. Immediately prior to, or at, the Effective Time, Parent shall deposit, or shall cause to be deposited, with a commercial bank or trust company mutually acceptable to Parent and the Company (the “Paying Agent”), for the benefit of the Record Holders of Common Shares (other than Excluded Shares), a cash amount in immediately available funds necessary for the Paying Agent to make payments under Section 2.8 (such cash amount, the “Exchange Fund”). If a Dissenting Stockholder effectively withdraws its demand for, or fails to perfect or otherwise loses its rights to, appraisal pursuant to Section 262 of the DGCL with respect to any Dissenting Shares, (i) such Common Shares shall cease to be Excluded Shares and (ii) Parent shall make available, or cause to be made available, to the Paying Agent additional cash funds in an amount equal to the product of (x) the number of Dissenting Shares for which the Dissenting Stockholder has withdrawn its demand for, or failed to perfect or otherwise lost its rights to, appraisal pursuant to Section 262 of the DGCL and (y) the Per Share Merger Consideration.

(b) Exchange Procedures. Promptly (and in any event within three (3) Business Days) after the Effective Time, Parent shall cause the Paying Agent to mail to each Record Holder of Common Shares (other than Excluded Shares) (i) a letter of transmittal (“Letter of Transmittal”) specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof as provided in Section 2.9(e)) to the Paying Agent, the Letter of Transmittal to be in customary form and to have such other provisions as Parent and the Company may reasonably agree prior to the Closing, and (ii) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 2.9(e)) or Book-Entry Shares in exchange for the amount to which such Record Holder is entitled as a result of the Merger pursuant to Section 2.8. If any Excluded Shares cease to be Excluded Shares pursuant to Section 2.9, the Surviving Corporation shall cause the Paying Agent promptly (and in any event within three (3) Business Days) after the date on which such Excluded Shares cease to be Excluded Shares to mail to the Record Holder of such Common Shares the Letter of Transmittal and instructions referred to in the immediately preceding sentence, with respect to such Common Shares. Upon delivery of such Letter of Transmittal by any Record Holder of Common Shares (other than Excluded Shares), duly completed and duly executed in accordance with its instructions, and the surrender to the Paying Agent of a Certificate that immediately prior to the Effective Time represented such Common Shares (or affidavit of loss in lieu thereof as provided in Section 2.9(e)), or receipt by the Paying Agent of an “agent’s message” or other evidence of transfer of Book-Entry Shares as the Paying Agent may reasonably request, the holder of such Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor a cash amount by check or wire transfer of immediately available funds to an account designated by such holder (less any required Tax withholdings as provided in Section 2.11) equal to the product of (x) the number of Common Shares represented by such Certificate (or affidavit of loss in lieu thereof as provided in Section 2.9(e)) or Book-Entry Shares immediately prior to the Effective Time and (y) the Per Share Merger Consideration, and the Certificate so surrendered shall immediately be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates, affidavits of loss or Book-Entry Shares, as the case may be. In the event of a transfer of ownership of Common Shares that is not registered in the transfer records of the Company, payment to be delivered upon compliance with the procedures described above may be made to the transferee if the applicable letter of transmittal is accompanied by all documents reasonably required by the Surviving Corporation to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

(c) No Further Registration of Transfers. From and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Company of the Common Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and, subject to compliance with the procedures set forth in Section 2.9(b), exchanged for the cash amount to which the Record Holder thereof is entitled pursuant to this Article II (less any required Tax withholdings as provided in Section 2.11), to be paid by check or wire transfer of immediately available funds to an account designated by such Record Holder.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the Record Holders of the Common Shares one (1) year after the Effective Time shall be delivered to the Surviving Corporation upon demand. Any Record Holder of Common Shares (other than Excluded Shares) that has not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of the amount to which such Record Holder is entitled as a result of the Merger pursuant to Section 2.8(a) (less any required Tax withholdings as provided in Section 2.11), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any holder of Common Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(e) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in the form and amount reasonably required by Parent as indemnity against any claim that may be made against it, the Paying Agent or the Surviving Corporation with respect to such Certificate, the Paying Agent will pay to such Person by check or wire transfer of immediately available funds to an account designated by such Person an amount (less any required Tax withholdings as provided in Section 2.11) equal to the product of (i) the number of Common Shares represented by such lost, stolen or destroyed Certificate and (ii) the Per Share Merger Consideration.

(f) Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, no Person that has perfected a demand for appraisal rights pursuant to Section 262 of the DGCL with respect to any Dissenting Shares shall be entitled to receive the Per Share Merger Consideration with respect to such Dissenting Shares unless and until such Person shall have effectively withdrawn its demand for, or failed to perfect or otherwise lost its right to, appraisal under the DGCL with respect to such Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, unless and until a Dissenting Stockholder shall have effectively withdrawn its demand for, or failed to perfect or otherwise lost its right to, appraisal under the DGCL with respect to Dissenting Shares, each Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to such Dissenting Shares. If any Dissenting Stockholder effectively withdraws its demand for, or fails to perfect or otherwise loses its rights to, appraisal pursuant to Section 262 of the DGCL with respect to any Dissenting Shares, then the right of such Dissenting Stockholder to receive the payment provided by Section 262 of the DGCL shall cease and such Dissenting Shares shall be deemed to have been automatically converted into, as of the Effective Time, and shall represent only, the right to receive the Per Share Merger Consideration, without interest, pursuant to the provisions of this Section 2.9. At the Effective Time, the Dissenting Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except such rights provided in this Section 2.9(f). The Company shall give Parent (i) prompt notice of any written demands for appraisal pursuant to Section 262 of the DGCL received by the Company prior to the Effective Time, any withdrawals of such demands and any other demands, notices or instruments delivered to the Company pursuant to Section 262 of the DGCL prior to the Effective Time that relate to such demands and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demand, notice or instrument. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

2.10 Treatment of Outstanding Company Options and Company Restricted Stock Under Stock Plans; Suspension of Stock Purchase Plan.

(a) Company Options. Immediately prior to the Effective Time, or sooner as provided under the Stock Plans, each outstanding and unexercised option to purchase Common Shares issued under a Stock Plan (a “Company Option”), whether or not then vested or exercisable, shall become fully vested and exercisable and, at the Effective Time, each such Company Option not theretofore exercised shall be cancelled and shall only entitle the holder thereof to receive an amount (less any required Tax withholdings as provided in Section 2.11) in cash equal to the product of (i) the total number of Common Shares subject to such Company Option immediately prior to the Effective Time and (ii) the excess, if any, of (A) the Per Share Merger Consideration over (B) the exercise price per Common Share under such Company Option (the “Option Consideration”), without interest. For the avoidance of doubt, in the event that the exercise price per Common Share of any Company Option is equal to or greater than the Per Share Merger Consideration, at the Effective Time, such Company Option shall be cancelled without any consideration being payable in respect thereof. Parent shall, or shall cause the Surviving Corporation to, pay to (or pay to the Surviving Corporation’s payroll provider for payment to) each holder of a Company Option the Option Consideration owed to such holder pursuant to this Section 2.10. Notwithstanding the above, Parent may require execution and delivery to the Company of a consent to cancellation in a form reasonably satisfactory to Parent and Company from any or all holders of Company Options as a condition to the payment of the Option Consideration to such holder.

(b) Company Restricted Stock. Immediately prior to the Effective Time, or sooner as provided under the Stock Plans, each outstanding share of Company Restricted Stock, whether or not then vested, shall become free of all restrictions, fully vested and transferable (subject to any required Tax withholdings as provided in Section 2.11) and, at the Effective Time, each such share of Company Restricted Stock shall be cancelled and shall only entitle the holder thereof to receive an amount (less any required Tax withholdings as provided in Section 2.11) in cash equal to the Per Share Merger Consideration (the “Restricted Stock Consideration”), without interest, subject, however, to any rights of the holder of such share of Restricted Stock pursuant to Section 2.9(f). Parent shall, or shall cause the Surviving Corporation to, pay to each holder of a share of Company Restricted Stock (other than a Dissenting Share) the Restricted Stock Consideration owed to such holder pursuant to this Section 2.10(b). If any shares of Company Restricted Stock that are also Dissenting Shares cease to be Dissenting Shares pursuant to Section 2.9(a), Parent shall, or shall cause the Surviving Corporation to, pay to the holder of such shares of Company Restricted Stock the Restricted Stock Consideration owed to such holder pursuant to this Section 2.10(b). Notwithstanding the above, Parent may require execution and delivery to the Company of a consent to cancellation in a form reasonably satisfactory to Parent and Company from any or all holders of Company Restricted Stock as a condition to the payment of the Consideration to such holder.

(c) Suspension of Stock Purchase Plan. The Company will take all action necessary to suspend or terminate the Material Sciences Corporation 2007 Employee Stock Purchase Plan (the “Stock Purchase Plan”), in accordance with the suspension and termination provisions of the Stock Purchase Plan, effective as of the end of the current purchase period, which such purchase period expires on February 28, 2014. Effective as of such suspension or termination, no additional purchase periods will commence, and no additional purchases of Common Shares shall be permitted, under the Stock Purchase Plan. Additionally, in the event that the Effective Time occurs prior to February 28, 2014, the Company shall use commercially reasonable best efforts to cause each individual who is participating in the current purchase period under the Stock Purchase Plan, to agree to terminate his/her participation effective immediately prior to the Effective Time and receive, as full consideration for the current purchase period, the amount that such participant would have received had such participant received the Common Shares issuable to such participant immediately prior to the Effective Time, less the amount of his/her credit in his/her purchase account.

(d) Corporate Actions.

(i) Prior to the Effective Time, if and as required by the applicable Stock Plan and/or Stock Purchase Plan, the Company shall; (A) provide notice to each holder of a Company Option or share of Company Restricted Stock describing the treatment of and payment for such Company Option or Company Restricted Stock under Section 2.10(a) or Section 2.10(b), as applicable; and (B) provide notice to each Stock Purchase Plan participant of the suspension or termination of the Stock Purchase Plan as provided under Section 2.10(c).

(ii) At or prior to the Effective Time, the Company, the Board of Directors of the Company and the Compensation, Organization and Corporate Governance Committee of the Board of Directors of the Company, as applicable, shall adopt resolutions and shall take such other appropriate actions (including obtaining any required consents) to implement the provisions of Section 2.10(a) and Section 2.10(b) and Section 2.10(c) and to terminate the Stock Plans at the Effective Time.

(iii) From and after the Effective Time, each Company Option and each Company Stock-Based Award shall no longer represent the right to acquire Common Shares. The Company shall take all actions necessary to ensure that, from and after the Effective Time, neither Parent nor the Surviving Corporation shall be required to deliver Common Shares or other capital stock of the Company to any Person pursuant to or in settlement of Company Options or Company Stock-Based Awards.

2.11 Withholding Taxes. Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable in respect of the Common Shares, Company Options and Company Restricted Stock cancelled at the Effective Time such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Paying Agent, as the case may be, such withheld amounts (i) shall be remitted by the Surviving Corporation, Parent or the Paying Agent, as applicable, to the applicable Governmental Entity and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Common Shares, Company Options or Company Restricted Stock in respect of which such deduction and withholding was made by the Surviving Corporation, Parent or the Paying Agent, as the case may be.

2.12 Adjustments to Prevent Dilution. In the event that, after the date hereof and prior to the Effective Time, the Company changes the number of Common Shares or securities convertible or exchangeable into or exercisable for Common Shares issued and outstanding prior to the Effective Time, in each case as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction (whether in violation of or with the consent of Parent pursuant to Section 4.1(a)), the Per Share Merger Consideration shall be equitably adjusted to reflect such change and as so adjusted shall, from and after the date of such event, be the Per Share Merger Consideration.

2.13 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub, the Company, Parent and Merger Sub shall, and shall be authorized to, cause their respective directors and officers to take all such lawful and necessary or desirable action, so long as such action is not inconsistent with this Agreement.

Article III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in (i) the Company Reports filed with the Securities and Exchange Commission (the “SEC”) prior to the date hereof, in each case, only if and to the extent the relevance of the applicable disclosure in such Company Report to a representation or warranty in this Section 3.1 is reasonably apparent (but specifically excluding (x) any risk factor disclosures set forth under the heading “Risk Factors” and (y) any disclosure of risks included in any “forward-looking statements” disclaimer or any other forward-looking statements of risk), other than any matters required to be disclosed for the purposes of Section 3.1(b) (Capitalization) of this Agreement, which matters shall be specifically disclosed in Section 3.1(b) of the Company Disclosure Letter, and not disclosed by reference to a Company Report), or (ii) the disclosure letter delivered to Parent by the Company simultaneously with entering into this Agreement (the “Company Disclosure Letter”), the Company hereby represents and warrants to Parent and Merger Sub that:

(a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries (i) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization,

(ii) has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (iii) is duly qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business requires such qualification, except, with respect to clauses (ii) and (iii), where any such failure to be so qualified, in good standing or to have such power or authority would not, individually or in the aggregate, have a Company Material Adverse Effect. Section 3.1(a) of the Company Disclosure Letter contains a correct and complete list, as of the date hereof, of each Subsidiary of the Company, together with the jurisdiction of organization of each such Subsidiary, the authorized and issued capital stock or other equity interests of each such Subsidiary and the name of each holder thereof. The Company has made available to Parent complete and correct copies of the Company’s and its Subsidiaries’ certificates of incorporation and bylaws or equivalent governing documents, each as amended to the date of this Agreement, and each as so made available is in full force and effect.

(b) Capitalization.

(i) The authorized capital stock of the Company consists of forty million (40,000,000) Common Shares, ten million (10,000,000) shares of preferred stock, par value $1.00 per share (the “Preferred Shares”) and one million (1,000,000) shares of Designated Series B Junior Participating Preferred Stock (the “Participating Preferred Shares”). As of the date hereof, (A) 10,328,012 Common Shares are issued and outstanding, (B) 8,824,172 Common Shares are held by the Company as treasury shares, (C) no Preferred Shares are issued and outstanding, and (D) no Participating Preferred Shares are issued and outstanding.

(ii) As of the date hereof, there are 2,063,109 Common Shares reserved for issuance under the Company’s 2012 Incentive Compensation Plan (the “2012 Plan”) and no Common Shares reserved for issuance under the Company’s 2006 Long-Term Incentive Plan for Non-Employee Directors (the “2006 Plan” and, collectively with the 2012 Plan, the Company’s Amended and Restated 1992 Omnibus Awards Plan for Key Employees, the Company’s 2001 Compensation Plan for Non-Employee Directors and each other plan set forth in Section 3(b)(ii) of the Company Disclosure Letter, the “Stock Plans”). Additionally, as of the date hereof, there are 580,472 Common Shares reserved for issuance under the Stock Purchase Plan. Section 3.1(b)(ii) of the Company Disclosure Letter contains a correct and complete list, as of the date hereof, of (A) all outstanding Company Options, indicating with respect to each such Company Option the name of the holder thereof, the Stock Plan under which such Company Option was issued, the number of Common Shares subject to such Company Option, the date of grant of such Company Option, the vesting schedule of such Company Option and the exercise price of such Company Option and (B) all outstanding awards of Company Restricted Stock, indicating with respect to each such award of Company Restricted Stock the name of the holder thereof, the Stock Plan under which such Company Restricted Stock was issued, the number of Common Shares subject to such award of Company Restricted Stock, the date of grant of such award of Company Restricted Stock and the vesting schedule of such award of Company Restricted Stock. For the purchase period ending March 1, 2014, the aggregate amount of contributions expected for all participants in the Stock Purchase Plan will not result in more than 2,000 Common Shares being purchased during such period. The Company has made available to Parent complete and correct copies of all Stock Plans, the forms of all stock option agreements evidencing Company Options and the forms of all agreements evidencing Company Restricted Stock and Company Stock-Based Awards.

(iii) All outstanding Common Shares are, and all Common Shares that may be issued pursuant to any Stock Plan prior to the Effective Time (all such Common Shares that have been issued pursuant to any Stock Plan are set forth in Section 3.1(b)(iii) of the Company Disclosure Letter) will be, when issued in accordance with the terms of the applicable Stock Plan, duly authorized, validly issued, fully paid and nonassessable.

(iv) Each of the outstanding shares of capital stock of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid, nonassessable and owned by the Company or by a direct or indirect wholly-owned Subsidiary of the Company, free and clear of any lien, charge, pledge, security interest, mortgage, easement, claim, deed of trust, security agreement, attachment, levy, concession, restriction, covenant, conditional sale or title retention agreement, encroachment, title defect or other encumbrance (each, a “Lien”), except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933 (the “Securities Act”) and other applicable securities Laws. Other than as set forth in Section 3.1(b)(iv) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or other equity securities, or any securities or obligations convertible or exchangeable into or exercisable for capital stock or other equity securities, of any Person that is not a Subsidiary of the Company.

(v) Except (A) as set forth in this Section 3.1(b) and (B) as reserved for future grants under the Stock Plans, as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other equity securities of, or voting interests in, the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity securities of, or voting interests in, the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(vi) The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into, exchangeable for or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(vii) Other than the Stock Plans, the Company does not have any stock appreciation, phantom or other equity compensation arrangements measured by the value of the capital stock of the Company other than as set forth in Section 3.1(b)(vii) of the Company Disclosure Letter. Except for this Agreement and the Voting Agreements, neither the Company nor any of its Subsidiaries is a party to or is bound by any agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company. There are no registration rights by which the Company or any of its Subsidiaries is bound with respect to any equity security of any class of the Company or any of its Subsidiaries.

(viii) There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Common Shares or other equity securities of the Company or any of its Subsidiaries or to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, the Company or any Subsidiary of the Company or any other Person for any purpose other than as provided in award agreements relating to Company Options or Company Restricted Stock as they relate to using Common Shares to pay the exercise price thereof or to pay required withholding of income Taxes.

(c) Corporate Authority; Approval and Fairness; Opinion of Financial Advisor.

(i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and, subject only to adoption of this Agreement by the holders of a majority of the outstanding Common Shares entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose (the “Company Requisite Vote”), to perform its obligations under this Agreement and to consummate the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject only to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”). The Company Requisite Vote is the only vote of the holders of any class or series of the Company’s capital stock or other securities necessary to adopt this Agreement.

(ii) As of the date hereof, the Board of Directors of the Company has, by resolutions duly adopted at a meeting duly called and held, which resolutions have not been rescinded, modified or withdrawn as of the time of the execution and delivery of this Agreement, by unanimous vote, (A) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, (B) approved and declared advisable this Agreement and the Merger and the other transactions contemplated hereby, and has resolved to recommend adoption of this Agreement to the holders of Common Shares, and (C) directed that this Agreement be submitted to the holders of Common Shares for their adoption at a stockholders’ meeting duly called and held for such purpose (collectively, the “Company Recommendation”).

(iii) As of the date hereof, the Board of Directors of the Company has received the opinion of the Company’s financial advisor, Robert W. Baird & Co. (“Baird”), to the effect that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth therein, the Per Share Merger Consideration to be received in the Merger by the holders of Common Shares is fair, from a financial point of view, to such holders. An executed copy of such opinion will be delivered, solely for informational purposes, to Parent promptly after execution of this Agreement.

(d) Governmental Filings; No Violations.

(i) Except for: (A) the applicable requirements of the Securities Act, the Securities Exchange Act of 1934 (the “Exchange Act”) and state securities or “blue sky” laws; (B) the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and any other applicable Antitrust Law; (C) the applicable requirements of NASDAQ; and (D) the filing with the office of the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, no notices, reports or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or any of its Subsidiaries from, any domestic, foreign or supranational governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental or quasi-governmental entity (each, a “Governmental Entity”), in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, individually or in the aggregate, have a Company Material Adverse Effect.

(ii) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of the certificate of incorporation and bylaws or equivalent governing documents of the Company or any of its Subsidiaries, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligation under, or the creation of a Lien on any of the assets of the Company or any of its Subsidiaries pursuant to, any Material Contract or (C) assuming compliance with the matters referred to in Section 3.1(d)(i), a violation of any Law to which the Company or any of its Subsidiaries is subject, except, in the case of clauses (B) and (C), for any such violation that would not, individually or in the aggregate, have a Company Material Adverse Effect.

(e) Company Reports.

(i) The Company has filed or furnished, as applicable, on a timely basis all registration statements, forms, reports and other documents required to be filed or furnished by it with the SEC pursuant to the Securities Act or the Exchange Act on or after February 28, 2010 (the “Applicable Date”) (the registration statements, forms, reports and other documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date hereof, including any schedules, exhibits and amendments thereto, the “Company Reports”). Each of the Company Reports, at the time of its filing or being furnished complied or, if not yet filed or furnished, will comply when filed or furnished as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding and unresolved comments in comment letters received from the SEC or its staff with respect to any of the Company Reports. There has been no material correspondence between the SEC and the Company since the Applicable Date that is not available on EDGAR. No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

(ii) Since the Applicable Date, subject to any applicable grace periods, the Company has been and is in compliance in all material respects with the applicable provisions of (A) the Sarbanes-Oxley Act of 2002 and (B) the applicable listing and corporate governance rules and regulations of NASDAQ.

(iii) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act that are reasonably designed, and to the Knowledge of the Company such disclosure controls and procedures are effective, to ensure that material information required to be disclosed by the Company is made known on a timely basis to the Chief Executive Officer or Chief Financial Officer of the Company. The Company maintains internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act). Such internal controls over financial reporting provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on the most recent evaluation of such internal controls prior to the date of this Agreement, to the Company’s auditors and the Audit Committee of the Board of Directors of the Company (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) to the Knowledge of the Company, any fraud that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(iv) As of the date hereof, neither the Company nor any of its Subsidiaries has outstanding “extensions of credit” to directors or executive officers of the Company within the meaning of Section 402 of the Sarbanes-Oxley Act of 2002.

(f) Financial Statements.

(i) Each of the consolidated financial statements, including any related notes and schedules, included in or incorporated by reference into the Company Reports, as amended prior to the date hereof, or, in the case of Company Reports filed after the date hereof, to be included in or incorporated by reference into the Company Reports, at the time filed, (1) was or will be prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (2) fairly presented or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods indicated (subject, in the case of unaudited interim financial statements for the periods ending after March 1, 2013, to notes and year-end adjustments, none of which were material or are reasonably expected to be material). No financial statements of any Person other than the Subsidiaries of the Company are, or have been, required by GAAP to be included in the consolidated financial statements of the Company. Neither the Company nor any of its Subsidiaries has any “off-balance sheet arrangements” (as defined in Item 303 of Regulation S-K promulgated by the SEC).

(ii) The Company has made available to Parent a draft of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2013, including the draft financial statements required to be set forth therein (the “Draft Financials”). Subject to the qualifications set forth therein and any adjustments made prior to filing with the Company’s Quarterly Report on Form 10-Q, none of which are reasonably expected to be material individually or in the aggregate based on the Knowledge of the Company as of the date hereof, the Draft Financials were prepared in accordance with GAAP, and fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of that date, and their consolidated results of operations and cash flows for the period then ended, except as may be noted therein.

(g) Absence of Certain Changes. Except in connection with this Agreement and the transactions contemplated hereby, since August 31, 2013, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects only in accordance with the ordinary course of such businesses, consistent with past practices, (ii) as of the date of this Agreement, none of the Company or any of its Subsidiaries has taken any action that, had such action occurred after the date of this Agreement and prior to the Effective Time, would have required the approval of Parent under Section 4.1(a) and (iii) there has not occurred any Company Material Adverse Effect.

(h) Litigation and Liabilities.

(i) As of the date of this Agreement, (A) there is no investigation or review pending or, to the Knowledge of the Company, threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries, and (B) there are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations or other proceedings pending or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries or, to the Knowledge of the Company, joint ventures, which, in each case, if adversely determined, would or could reasonably be expected to result in damages to the Company or any of its Subsidiaries in excess of $100,000 individually or $500,000 in the aggregate.

(ii) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity imposed upon the Company or any of its Subsidiaries.

(iii) Neither the Company nor any of its Subsidiaries has any liabilities, debts or obligations (accrued, unaccrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise, and whether due or to become due) that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries, other than liabilities, debts and obligations (A) reflected or reserved against in the Company’s consolidated balance sheet (and the related notes thereto) as of August 31, 2013 (the “Company Balance Sheet”), included in the Company Reports, (B) incurred in the ordinary course of business since August 31, 2013, (C) arising or incurred in connection with the Merger or any other transaction or agreement contemplated by this Agreement or (D) which have been or are permitted by this Agreement.

(i) Material Contracts. Except as filed with the Company Reports or as disclosed in Section 3.1(i) of the Company Disclosure Letter (other than those Material Contracts that are also Benefit Plans), none of the Company and its Subsidiaries is party to or bound by any Material Contract. For purposes of this Agreement, “Material Contract” means any of the types of Contracts hereafter listed in this Section 3.1(i) to which the Company or any of its Subsidiaries is a party or by which any of them are bound as of the date of this Agreement:

(i) any Contract (other than a Stock Plan) required to be listed as an exhibit, pursuant to Item 601(b)(10) of Regulation S-K;

(ii) except for any purchase orders with customers or suppliers in the ordinary course of business (provided that if such purchase orders are pursuant to any “master” or overall agreement with any customer or supplier that such master or overall agreement shall be set forth in the Company Disclosure Letter), any Contract or group of related Contracts pursuant to which the Company or a Subsidiary of the Company paid, or was paid, or reasonably expect to pay, or be paid, in the aggregate during the Company’s current fiscal year, $500,000 or more, other than those that can be terminated by the Company or any Subsidiary on less than 90 days’ notice without payment by the Company or any Subsidiary in an amount in excess of $100,000;

(iii) any Contract that creates or governs a joint venture or partnership;

(iv) other than offer letters for officers and employees terminable at will and containing no current obligations of the Company or any of its Subsidiaries, (A) for or relating to the employment by the Company or any of its Subsidiaries of any director, officer or employee involving base salary in excess of $100,000 per annum or (B) any other type of Contract with any of the directors, officers or employees of the Company or any of its Subsidiaries that, in the case of this clause (B), cannot be terminated without the Company and its Subsidiaries incurring aggregate obligations and liabilities to any individual of $100,000 or more, including any Contract requiring the Company or any of its Subsidiaries to make aggregate payments of $100,000 or more to any individual director, officer or employee of the Company or any of its Subsidiaries, as a result of the Merger, any transaction contemplated by this Agreement or any Contract that is entered into in connection with this Agreement;

(v) relating to outstanding Indebtedness of the Company or any of its Subsidiaries other than Indebtedness in respect of capital leases with annual obligations of greater than $50,000 individually or $250,000 in the aggregate, or intercompany Indebtedness;

(vi) that materially restricts the Company or any of its Subsidiaries from (A) engaging in any aspect of its business, (B) participating or competing in any line of business, market or geographic area or (C) freely setting prices for its products, services or technologies (including most favored customer pricing provisions);

(vii) that grants any material exclusive rights, rights of refusal, rights of first negotiation or similar rights to any Person;

(viii) relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of its capital stock or other securities or any options, warrants or other rights to purchase or otherwise acquire any such shares of capital stock, other securities or options, warrants or other rights therefor, except for those Contracts evidencing equity awards under a Stock Plan;

(ix) to which or with respect to which any director, officer or Affiliate of the Company or any of its Subsidiaries is also a party, or that is a Contract between the Company or any of its Subsidiaries, on the one hand, and any Person beneficially owning 5% or more of the Company Common Stock (or any of such Person’s Affiliate’s), on the other hand, in each case other than any Contracts relating to any such Person’s employment by the Company or any of its Subsidiaries;

(x) any Contract relating to capital expenditures with a total consideration payable after the date hereof under any such agreement in excess of $250,000;

(xi) requiring that the Company or any of its Subsidiaries give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement, or understanding relating to any Acquisition Proposal or similar transaction;

(xii) that is a Lease;

(xiii) are indemnification agreements with respect to any officer, director, employee or agent of the Company;

(xiv) constituting or incorporating any express warranty or product warranty by the Company or any of its Subsidiaries;

(xv) relating to any currency, interest rate, commodity or other hedging or forward purchasing activity;

(xvi) (A) imposing any confidentiality obligation on the Company or any of its Subsidiaries (other than customary confidentiality obligations of employees or customary confidential provisions contained in customer, supplier or vendor Contracts entered into in the ordinary course of business), or (B) contains any standstill agreement pursuant to which (x) the Company or any of its Subsidiaries has agreed not to acquire the assets or securities of another Person or (y) any Person has agreed not to acquire the assets or securities of the Company;

(xvii) (A) with any labor union or any collective bargaining agreement or similar Contract with its employees or (B) any employee leasing Contract (other than Contracts that provide for the hiring of employees on a temporary basis);

(xviii) that is required to be disclosed in the Company Reports pursuant to Section 404(a) of Regulation S-K; or

(xix) any other Contract, if a breach or termination of such Contract could reasonably be expected to have a Company Material Adverse Effect.

Each of the Material Contracts is valid and binding on the Company and/or each of its Subsidiaries that is a party thereto, as applicable (but, in each case subject solely to the Bankruptcy and Equity Exception) and, to the Knowledge of the Company, on each other party thereto and is in full force and effect. There is no material default under any Material Contract by the Company and/or any of its Subsidiaries that is a party thereto, and, to the Knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a material default thereunder by the Company or any of its Subsidiaries that is a party thereto. As of the date of this Agreement, no counterparty to any Material Contract has, to the Knowledge of the Company, threatened in writing to or has notified the Company or any of its Subsidiaries in writing of any intention to, cancel any such Material Contract.

(j) Employee Benefits.

(i) Section 3.1(j) of the Company Disclosure Letter sets forth a list of (i) all “employee benefit plans,” as defined in Section 3(3) of ERISA, (ii) all other material severance pay, salary continuation, bonus, incentive, stock option, retirement, pension, profit sharing, perquisite, welfare, or deferred compensation plans, contracts, programs, funds or arrangements of any kind, and (iii) all other material employee benefit plans, contracts, programs, funds or arrangements, in each case, in respect of any current or former employees (including temporary employees) of the Company or its Subsidiaries, or the beneficiaries or dependents of such employees and former employees, that are sponsored or maintained by the Company or its Subsidiaries, or with respect to which the Company or its Subsidiaries has, or may have, any liability or obligation (all of the above being herein individually or collectively referred to as an “Benefit Plan” or “Benefit Plans,” respectively).

(ii) Each Benefit Plan has been maintained, operated and administered in compliance with its terms and any related documents or agreements and in compliance with all applicable Laws, in each case except for such noncompliance that would not have a Company Material Adverse Effect. Neither the Company nor any Subsidiary of the Company, nor to the Knowledge of the Company, any other party, has engaged in any prohibited transaction or breach of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) by ERISA, nor has any other event occurred with respect to any Benefit Plan, which transaction, breach or event would reasonably be expected to result in any material liability or excise tax under ERISA or the Code being imposed on the Company or any of its Subsidiaries.

(iii) In respect of each Benefit Plan intended to be qualified under Section 401(a) of the Code, the Company or one of its Subsidiaries has received a determination letter from the Internal Revenue Service, or is entitled to rely an opinion letter from the Internal Revenue Service, that such Benefit Plan is so qualified, and nothing has occurred since the date of such determination letter that would reasonably be expected to jeopardize the tax exempt status of any such Benefit Plan.

(iv) Other than as set forth in Section 3.1(j) of the Company Disclosure Letter, neither the Company nor any Subsidiary of the Company nor any member of the Controlled Group currently has, or within the last six (6) years has, maintained or otherwise had, an obligation to contribute to a “defined benefit plan” as defined in Section 3(35) of ERISA, a pension plan subject to Title IV of ERISA and the funding standards of Section 302 of ERISA or Section 412 of the Code (a “Pension Plan”), a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA or Section 414(f) of the Code, or a “multiple employer plan” as defined in Section 413(c) of the Code, or a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.

(v) Other than as set forth in Section 3.1(j) of the Company Disclosure Letter, with respect to each Pension Plan:

(A) the minimum funding standard under Section 302 of ERISA and Section 412 of the Code has been satisfied and no waiver of any minimum funding standard or any extension of any amortization period has been requested or granted;

(B) all amounts due to the Pension Benefit Guaranty Corporation (“PBGC”) pursuant to Section 4007 of ERISA have been timely paid;

(C) no notice of intent to terminate any Pension Plan has been filed and no amendment to treat a Pension Plan as terminated has been adopted, and the PBGC has not instituted proceedings to treat any Pension Plan as terminated;

(D) no accumulated funding deficiency, whether or not waived, exists with respect to any Pension Plan;

(E) as of the date of this Agreement, no Pension Plan is considered to be in “at risk” status under Section 430 of the Code;

(F) neither the Company nor any Subsidiary has incurred or is expected to incur any liability or obligation to the PBGC or otherwise under Title IV of ERISA other than PBGC premiums which have been timely paid; and

(G) neither the Company nor any Subsidiary has any current or potential liability or obligation under Sections 4063 or 4064 of ERISA.

(vi) All contributions and payments to or with respect to each Benefit Plan have been made in material compliance with the terms of such Benefit Plan and applicable Law, and no Benefit Plan has unfunded accrued benefits that are not fully reflected in the Financial Statements as required by GAAP.

(vii) With respect to each group health plan benefiting any current or former employee of the Company or any member of the Controlled Group, the Company and each member of the Controlled Group has complied in all material respects with the continuation coverage requirements of Section 4980B of the Code and Sections 601-608 of ERISA, as well as the portability, access, privacy and renewability provisions of Section 701 et. seq. of ERISA. Except as set forth on Section 3.1(j) of the Company Disclosure Letter, neither the Company nor any Subsidiary of the Company has any obligation or liability to any employee or former employee for any post-employment healthcare benefits, other than COBRA coverage mandated by Section 601 et. seq. of ERISA and Section 4980B of the Code.

(viii) Except as set forth in Section 3.1(j) of the Company Disclosure Letter, no amount or benefit that could be received as a result of, or in connection with, any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of the Company Subsidiaries who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any Benefit Plan would be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code), and no such payment or benefit to any disqualified individual or other officer or highly compensated employee will be non-deductible under Section 280G or 162(m) of the Code.

(ix) Except as set forth in Section 3.1(j) of the Company Disclosure Letter, and except as otherwise specifically contemplated in this Agreement, with respect to each current or former employee or independent contractor of the Company or any of its Subsidiaries, the consummation of the transactions contemplated by this Agreement, in and of itself, will not: (i) entitle any such person to severance pay, bonus amounts, change in control payments or benefits, retirement benefits, job security benefits or similar benefits, (ii) trigger or accelerate the time of payment or funding (through a grantor trust or otherwise) of any compensation or benefits payable to any such person or (iii) accelerate the vesting of any compensation or benefits of any such person (including any stock options or other equity-based awards, any incentive compensation or any deferred compensation entitlement).

(x) Except for premium increases in the ordinary course or as may be required by applicable Law, there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, a Benefit Plan which would increase materially the expense of maintaining such Benefit Plan above the level of the expense incurred in respect thereof for the fiscal year ended February 28, 2013.

(xi) Except as set forth in Section 3.1(j) of the Company Disclosure Letter, other than the terms of any such Benefit Plan no condition exists that would prevent the Company from amending or terminating any Benefit Plan without liability, other than the obligation for ordinary benefits accrued prior to the amendment or termination of such plan.

(k) Compliance with Laws; Licenses; FCPA.

(i) The Company and each of its Subsidiaries are, and have been since February 28, 2010, in compliance in all material respects with and are not in violation of any federal, state, local or foreign statute, law, common law, constitution, treaty, convention, ordinance, code, rule, order, judgment, injunction, writ, decree, directive, regulation or similar requirement enacted, adopted, promulgated or applied by any Governmental Entity (collectively, “Laws”) that is binding upon or applicable to the Company and its Subsidiaries, with respect to the conduct of its business or the ownership or use of its properties or assets. Since February 28, 2010, none of the Company or any of its Subsidiaries has received any written notice alleging any material violation of Law or any written demand or request for documents or testimony from any Governmental Entity.

(ii) The Company and its Subsidiaries have obtained and are in compliance in all material respects with all permits, licenses, certifications, accreditations, approvals, registrations, consents, authorizations, franchises, variances, exemptions and orders issued or granted by a Governmental Entity (“Licenses”) necessary to conduct their businesses as presently conducted. The Company and its Subsidiaries, as applicable, are in compliance in all material respects with the terms of the Licenses and all such Licenses are currently in full force and effect and all applications for the renewal of such Licenses have been duly filed on a timely basis with the appropriate Governmental Entity.

(iii) None of the Company, any of its Subsidiaries, or any directors, officers, managers, or employees of the Company or any of its Subsidiaries, or, to the Knowledge of the Company, agents or other representatives of the Company or any of its Subsidiaries, has directly or indirectly, in violation of any Applicable Law (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, regardless of form, whether in money, property, or services (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, or (C) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any of its Subsidiaries. The Company and each of its Subsidiaries have at all times since February 28, 2010 conducted their respective businesses in compliance in all material respects with the FCPA (including the recordkeeping provisions of the FCPA) and all similar Laws, domestic and foreign, and the Company and each of its Subsidiaries have instituted and maintained policies, procedures, and controls designed to ensure continued compliance therewith and with all similar Laws.

(l) Section 203 of the DGCL. Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 3.2(j), the Board of Directors of the Company has taken all actions necessary so that the restrictions contained in Section 203 of the DGCL, or any other applicable “fair price,” “moratorium,” “control share acquisition” or antitakeover statute, applicable to a “business combination,” within the meaning of Section 203 of the DGCL, shall not apply to the execution, delivery or performance of this Agreement, the consummation of the Merger or the other transactions contemplated by this Agreement. The Company does not have in effect any stockholder rights plan or “poison pill.”

(m) Environmental Matters.

(i) There is no asbestos or asbestos-containing materials existing within any building, structure or other form of improvement on the Real Property in a condition that requires removal or encapsulation pursuant to any Environmental Law.

(ii) The Company and its Subsidiaries are, and since February 28, 2009 have been, in compliance in all material respects with all applicable Environmental Laws.

(iii) There has been no material Release of any Hazardous Material at the Real Property or, to the Knowledge of the Company, at any other property previously owned, used or operated by the Company or any of its Subsidiaries that currently gives rise to, or could reasonably be expected to give rise to, material liabilities or obligations under any Environmental Law.

(iv) Except as has been fully resolved prior to the date of this Agreement, none of the Company or its Subsidiaries has (i) entered into or been subject to any consent decree, compliance order or administrative order pursuant to any Environmental Law, (ii) received written notice under the citizen suit provisions of any Environmental Law, (iii) received any written notice of violation, demand letter, or complaint or claim with respect to any Environmental Law, or (iv) been subject to or threatened in writing with any governmental or citizen enforcement action with respect to any Environmental Law and, with respect to provisions (i) through (iv), to the Knowledge of the Company, there are no such consent decrees, orders, notices, demand letters, complaints or claims threatened in writing.

(v) The Company and its Subsidiaries each holds, and has obtained in a timely manner, all material Licenses required under any Environmental Law that are necessary for the Company’s and its Subsidiaries’ activities and operations as currently conducted.

(vi) (i) Each License required for the operation of the Company’s business as currently conducted is currently in full force and effect; (ii) the Company and its Subsidiaries are each in compliance in all material respects with the terms and conditions of each such License (including, without limitation, any plans, reporting, documentation and sampling required thereunder); and (iii) all applications for the renewal of such Licenses have been duly filed on a timely basis with the appropriate Governmental Entity, and all other filings and reports required to have been made with respect to such Licenses have been duly made on a timely basis with the appropriate Governmental Entity.

(vii) To the Knowledge of the Company, there has not been at any time any (i) off-site shipment of any Hazardous Materials by the Company or any of its Subsidiaries that currently gives rise to, or could reasonably be expected to give rise to, material liabilities or obligations under any Environmental Law or (ii) land fill, underground or aboveground storage tanks, underground piping, surface impoundments, disposal areas or friable asbestos material on, under, at or in any way affecting any Real Property or any real property previously owned, leased or operated by any of the Company or any of its Subsidiaries that currently gives rise to, or could reasonably be expected to give rise to, material liabilities or obligations under any Environmental Law.

(viii) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has assumed by contract, agreement (including any administrative order, consent agreement, lease or sale-leaseback) or operation of law, or otherwise agreed to (i) indemnify or hold harmless any other Person for any violation of Environmental Law or any obligation or liability arising thereunder, or (ii) assume any liability for any Release of any Hazardous Materials, conduct any removal or remedial action with regard to any Release of any Hazardous Materials or implement any institutional controls (including any deed restrictions) that the Company is currently responsible to implement or maintain regarding any existing Hazardous Materials, and to the extent that it is subject to any such agreement set forth in clauses (i) or (ii) of this Section 3.1(m), it has no outstanding obligations.

(ix) To the Knowledge of the Company, none of the Company or its Subsidiaries has given any release or waiver of liability that would waive or impair any claim, demand, or action related to any Release of any Hazardous Materials in, on, under, to or from any real property against a previous owner or operator of any real property or against any other Person who may be potentially responsible for such Release.

(x) The Company and its Subsidiaries have delivered to the Parent, to the extent in the possession or control of the Company or a Subsidiary of the Company, complete copies and results of all environmental reports (including Phase I and Phase II environmental site assessments and letter reports) and audits, regardless of whether such documents are in draft or final form, that both (i) relate to real property or business of the Company and its Subsidiaries and (ii) address any environmental, health and safety matters or liabilities, including those arising under any Environmental Laws or relating to the use, generation, storage, treatment, transportation, manufacture, refinement, handling, production, or Release of any Hazardous Materials.

(n) Taxes.

(i) Except as set forth on Section 3.1(n) of the Company Disclosure Letter,

(A) neither the Company nor any Subsidiary of the Company (i) has ever filed a consolidated Federal Income Tax Return or a consolidated, unitary or combined State Income Tax Return, or been included in any such Tax Return filed by another entity (except for the affiliated group, within the meaning of Section 1504(a) of the Code, of which the Company is the common parent) or (ii) has any liability for Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor or by Contract;

(B) each of the Company and its Subsidiaries has timely filed (taking into account all applicable extensions) all material Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is correct and complete in all material respects;

(C) each of the Company and its Subsidiaries has paid all Taxes due and payable by it (whether or not shown on any Tax Returns), except to the extent disputed in good faith and by appropriate proceedings;

(D) there are no Liens for Taxes (other than Permitted Liens) upon any of the assets of the Company or any Subsidiary of the Company;

(E) each of the Company and its Subsidiaries has received all required Forms W-9 and has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and all Forms 1099 required with respect thereto have been properly completed and timely filed;

(F) neither the Company nor any Subsidiary of the Company has granted (nor is it subject to) any waiver currently in effect of the period of limitations for the assessment or collection of Tax;

(G) neither the Company nor any Subsidiary of the Company has received written notice from any Governmental Entity (i) asserting any unpaid Tax deficiency against or with respect to the Company or any Company Subsidiary which has not been paid or resolved, or (ii) of any pending examination, administrative or judicial proceeding, or deficiency or refund litigation, with respect to any Taxes of the Company or any Company Subsidiary or for which the Company or any Company Subsidiary may be liable;

(H) no claim has ever been made by a Governmental Entity in a jurisdiction where the Company or any Subsidiary of the Company does not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction;

(I) neither the Company nor any Subsidiary of the Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(1) adjustment pursuant to Section 481 of the Code or the regulations thereunder (or any similar provision of state, local or foreign Law) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date;

(2) installment sale or open transaction completed on or prior to the Closing Date (including any corresponding provision under foreign Tax Law;

(3) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date; or

(4) prepaid amount (including any corresponding provisions of foreign Tax Law) received on or prior to the Closing Date;

(J) since February 28, 2010, neither the Company nor any Subsidiary of the Company has distributed to its stockholders or security holders stock or securities of a controlled corporation in a transaction to which Section 355(a) of the Code applies, nor has any stock or securities of the Company or any Subsidiary of the Company been distributed in such a transaction;

(K) neither the Company nor any Subsidiary of the Company is a party to, or obligated under, any Tax sharing, Tax allocation, or Tax indemnity agreement;

(L) neither the Company nor any Subsidiary of the Company has engaged in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or any predecessor regulation, and the Company and each Subsidiary of the Company has properly disclosed in its Federal Income Tax Returns all “reportable transactions” within the meaning of Treasury Regulations § 1.6011-4(b)(1), any predecessor regulation, or any similar provision of state or foreign Law;

(M) neither the Company nor any Subsidiary of the Company has made or entered into, and does not hold any asset subject to, a consent filed pursuant to former Section 341(f) of the Code and the regulations thereunder or a “safe harbor lease” subject to former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended before the Tax Reform Act of 1984, and the regulations thereunder, nor does the Company or any Subsidiary of the Company hold any asset that is “tax-exempt use property “ within the meaning of Section 168(h) of the Code or “tax-exempt bond financed property” within the meaning of Section 168(g)(5) of the Code;

(N) except as reserved for in the Company’s consolidated financial statements, the income Tax Returns of the Company and any Subsidiary of the Company, copies of which have been provided to Parent, accurately set forth the amounts of all losses and Tax credits available to be carried forward, and none of such losses is subject to any limitation under Section 382 or 383 of the Code or any other provision of Law;

(O) Each foreign Subsidiary of the Company has been treated as a controlled foreign corporation for federal income Tax purposes under Section 957 of the Code;

(P) Each foreign Subsidiary of the Company has been resident for tax purposes in the jurisdiction of its organization and nowhere else at all times for the past three years and will be so resident at the Closing and none has, or has had, a branch, agency, or permanent establishment in any country other than that of its incorporation during the past three years; and

(Q) no material adjustments have been required to be made by the Company or any Subsidiary of the Company with respect to transfer pricing.

(o) Personnel.

(i) Other than as set forth on Section 3.1(o) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or subject to any collective bargaining agreements. Since February 28, 2010, neither the Company nor any of its Subsidiaries have experienced any strike, picketing, boycott, walkout, work stoppage or slowdown or other similar labor dispute, nor to the Knowledge of the Company, is any such event threatened against the Company or any of its Subsidiaries. To the Knowledge of the Company, there is not, nor has there been since February 28, 2010, (A) a threatened or existing union representation petition or written demand for recognition of a labor union pertaining to the Company’s or any of its Subsidiaries’ employees or (B) any union campaign conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certifications election with respect to the Company’s or the Company Subsidiaries’ employees. Other than as set forth on Section 3.1(o) of the Company Disclosure Letter, neither the Company nor the Company Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to its current or former employees, officers, directors or employment practices. Since February 28, 2010, the Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to labor and employment, including provisions thereof relating to wages, hours, health and safety, equal opportunity, discrimination, compensation, employee benefits, proper classification of workers, contracting and subcontracting, immigration, workers’ compensation, union recognition/collective bargaining and the payment of social security, employment insurance and wage, payroll and other Taxes. The Company and its Subsidiaries, as applicable, have, since February 28, 2010, complied in all respects with the terms of all consultant and independent contractor agreements to which the Company and/or any of its Subsidiaries is a party, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Section 3.1(o) of the Company Disclosure Letter, there is no pending or, to the Knowledge of the Company, threatened charge, complaint, claim, action, lawsuit, governmental investigation or audit alleging any violation of any applicable Law relating to labor and employment, including claims of unfair labor practice, employment discrimination, retaliation, wage and hour violations, unpaid compensation, misclassification of workers, wrongful termination or similar matters against the Company or its Subsidiaries relating to employment, in each case that would reasonably be expected to result in a material liability to the Company or any Subsidiary of the Company.

(ii) Section 3.1(o) of the Company Disclosure Letter contains a correct and complete list as of the date of this Agreement of all employees of the Company and its Subsidiaries whose annual rate of base compensation exceeds $100,000, along with the position, annual rate of base compensation and annual bonus opportunity, of each such person.

(iii) To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries is in material violation of any employment Contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with such employee’s former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or actions undertaken by the employee while employed with the Company or any of its Subsidiaries.

(p) Intellectual Property.

(i) Section 3.1(p) of the Company Disclosure Letter contains a correct and complete list of (A) all Trademark registrations and registration applications, Copyright registrations and registration applications, Patents and internet domain name registrations owned by the Company or any of its Subsidiaries as of the date hereof that are currently registered with or subject to a pending application for registration before any Governmental Entity or internet domain name registrar (collectively, the “Registered Intellectual Property”) and (B) all Contracts pursuant to which any Intellectual Property that is material to the business of the Company and its Subsidiaries is licensed to the Company or a Subsidiary of the Company, excluding any such Contracts for readily available “off the shelf” or open source software and any non-disclosure agreements entered into in the ordinary course of business. All Registered Intellectual Property is subsisting and, to the Knowledge of the Company, is valid and enforceable, and the Company and its Subsidiaries have taken commercially reasonable measures to maintain its enforceability to the extent it is material to the business of the Company and its Subsidiaries. All Registered Intellectual Property registered with or subject to a pending application for registration before any Governmental Entity or internet domain name registrar in the United States is owned free and clear of any Liens (other than Permitted Liens).

(ii) The Company and its Subsidiaries own, free and clear of any Liens (other than Permitted Liens), or otherwise possess the right to use, all Intellectual Property that is necessary for the conduct of their businesses as of the date of this Agreement. Since February 28, 2010, no written claim by any third party has been delivered to the Company or a Subsidiary of the Company contesting the validity, enforceability or ownership of the Registered Intellectual Property, nor, to the Knowledge of the Company, is any such claim threatened. Since February 28, 2010, neither the Company nor any of its Subsidiaries has received written notice from any third party alleging that the Company or any of its Subsidiaries has infringed or otherwise violated any Intellectual Property rights of any third party or offering to grant a license to such third party Intellectual Property rights (that were the subject of such an allegation), which is material to the business of the Company and its Subsidiaries. To the Knowledge of the Company, no Person is infringing upon or otherwise violating any Intellectual Property owned by the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries taken as a whole. Since February 28, 2010, neither the Company nor any of its Subsidiaries has given written notice to any third party alleging that such third party has infringed or otherwise violated any material Intellectual Property rights of the Company or any of its Subsidiaries or offering to grant a license to any Intellectual Property rights that were the subject of such an allegation. To the Knowledge of the Company, the conduct of the businesses of the Company and its Subsidiaries as of the date of this Agreement does not infringe upon or otherwise violate, and, within the applicable statute of limitations periods, has not infringed upon or otherwise violated, any Intellectual Property owned by a third party.

(iii) To the Knowledge of the Company, the Intellectual Property that is the subject of the Exclusive License Agreement dated August 15, 2013 between the Company and Productive Research is licensed to the Company free and clear of any other obligations (other than those set forth in the applicable Contracts between the Company and Productive Research) or Liens (other than Permitted Liens) and has not been licensed by Productive Research to any other Person.

(q) Insurance. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) all material insurance policies owned or held by the Company or any of its Subsidiaries are in full force and effect (except for Insurance Policies that have expired under their terms in the ordinary course and have been replaced by insurance policies with substantially similar coverage), (ii) neither the Company nor any Subsidiary of the Company, is in breach or default under an Insurance Policy and (iii) to the Knowledge of the Company, no written notice of cancellation or modification of any Insurance Policy has been received other than in connection with ordinary renewals.

(r) Real Property.

(i) With respect to the real property owned by the Company or its Subsidiaries, including, without limitation, all material improvements and fixtures located thereon and all material easements, rights-of-way and other appurtenances relating thereto (the “Owned Real Property”), the Company or one of its Subsidiaries, as applicable, has good and marketable fee simple title to the Owned Real Property, free and clear of any Lien (other than Permitted Liens). A true and complete list of all Owned Real Property is set forth in Section 3.1(r)(i) of the Company Disclosure Letter. With respect to each Owned Real Property: (A) there are no pending or, to the Knowledge of the Company, threatened condemnation or expropriation proceedings (or negotiations regarding transfers in lieu thereof) relating to any of the Owned Real Property or any material portion thereof, or other proceedings affecting materially and adversely the current use or occupancy thereof, or, with respect to the Owned Real Property in Elk Grove, Illinois and Buchenau, Germany, the value thereof; (B) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties (other than the Company’s Subsidiaries) the right of use or occupancy of any material portion of the Owned Real Property; and (C) there are no outstanding options or rights of first refusal to purchase the Owned Real Property or any portion thereof or interest therein.

(ii) With respect to the real property leased, subleased or licensed to the Company or its Subsidiaries (the “Leased Real Property” and together with the Owned Real Property, the “Real Property”), the lease, sublease or license (collectively, a “Lease” or the “Leases”) for such property is legal, valid, binding and enforceable on the Company or its Subsidiaries, as applicable, and to the Knowledge of the Company, each other party thereto, and in full force and effect, subject in each case to the Bankruptcy and Equity Exception, and none of the Company or any of its Subsidiaries is in breach of or default under such Lease, and no event has occurred which, with notice, lapse of time or both, would constitute a breach of or default by any of the Company or its Subsidiaries under such Lease, where such breach or default would reasonably be expected to result in the termination, modification or acceleration by any lessor thereunder or obligate the Company or any of its Subsidiaries to pay the lessor thereunder an amount in excess of $100,000. A true and complete list of all Leases and Leased Real Property is set forth on Section 3.1(r)(ii) of the Company Disclosure Letter. With respect to each of the Leased Real Properties and Leases, respectively: (A) to the Knowledge of the Company, there are no pending or threatened condemnation or expropriation proceedings (or negotiations regarding transfers in lieu thereof) relating to any of the Leased Real Property, the Improvements (as defined below) or any material portion thereof, or other proceedings affecting materially and adversely the current use, occupancy or value to the Company thereof; (B) the Company’s or its Subsidiary’s possession and quiet enjoyment of any such Leased Real Property has not been disturbed; (C) neither the Company nor any of its Subsidiaries owes any brokerage commissions or finder’s fees with respect to such Lease; (D) neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any other party the right to use or occupy such Leased Real Property or any portion thereof; (E) neither the Company nor any of its Subsidiaries has collaterally assigned or granted any security interest in such Lease or any interest therein; and (F) to the Knowledge of the Company, there are no Liens on the leasehold that materially and adversely affect the current operation of the Company’s or its Subsidiaries’ businesses thereon.

(iii) The Real Property constitutes all Owned Real Property and Leased Real Property occupied or owned in the operation of the Company’s and its Subsidiaries’ businesses and all such Real Property is sufficient in all material aspects for the operations conducted thereat.

(iv) All buildings, structures, fixtures and improvements included within the Owned Real Property and the Leased Real Property (the “Improvements”) are in reasonable operating condition and repair, subject to ordinary wear and tear, and are adequate for the purposes for which they are presently being used or held for use, and to the Knowledge of the Company, there are no facts or conditions affecting any of the Improvements that, individually or in the aggregate, would reasonably be expected to materially interfere with the current use, occupancy or operation thereof as currently utilized. To the Knowledge of the Company, there do not exist any facts or circumstances that could reasonably be expected to materially prevent, impair or interfere with the Company’s or its Subsidiaries’ use and occupancy of material portions of the Owned Real Property, the Leased Real Property and the Improvements for their businesses, as currently conducted. The Company’s and its Subsidiaries’ means of access to the Owned Real Property and Leased Real Property is sufficient in all material respects for the operation of their respective businesses as currently conducted, and the utilities provided to the Owned Real Property and Leased Real Property are sufficient in all material respects for the operation of their respective businesses as currently conducted.

(s) Personal Property. The Company or a Subsidiary of the Company has good and valid title to or valid leasehold interest in or a valid right to use all of the personal property, tangible or intangible, reflected in the Company Balance Sheet, included in the Company Reports (together with any material property acquired after the date thereof, but excluding any properties and assets disposed of since the date thereof) as being owned by the Company or a Subsidiary of the Company or, in the case of a lease or Contract, as a legal, valid, binding and enforceable right to use the property and assets subject thereto, in all cases free and clear of all Liens except for Permitted Liens and such property is in reasonable operating condition, subject to ordinary wear and tear.

(t) Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. The information to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will not, on the date the Proxy Statement is first mailed to the stockholders of the Company, at the time of any amendment of supplement thereto or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by Parent or any Affiliate or Representative of Parent in writing in connection with the preparation of the Proxy Statement for inclusion or incorporation by reference therein).

(u) Related Party Transactions. Neither the Company nor any of its Subsidiaries has entered into any transaction that would be subject to disclosure pursuant to Item 404(a) of Regulation S-K that has not been disclosed in the Company Reports. To the Knowledge of the Company, neither the Company nor its Subsidiaries have purchased, licensed or leased or otherwise acquired any material property or assets or obtained any services from, or sold, licensed, leased or otherwise disposed of any material property or assets or provided any services to, any employee (except with respect to remuneration for services as an employee and reimbursement of expenses arising in the ordinary course of business), shareholder, member, manager, officer, director (or any of their respective Affiliates) or any Affiliate of the Company or any of its Subsidiaries (other than with respect to shares of the Company’s capital stock, Employee Benefit Plans and Stock Plans).

(v) Customers and Suppliers. Section 3.1(v) of the Company Disclosure Letter lists the Company’s and the Subsidiaries’ (taken as a whole) (i) ten (10) largest customers in terms of sales during the fiscal twelve (12)-month period ended February 28, 2013 and (ii) ten (10) largest suppliers in terms of purchases during the fiscal twelve (12)-month period ended February 28, 2013, together with the aggregate amount of the sales made to each such customer and purchases made from each such supplier during the fiscal twelve (12)-month period ended February 28, 2013. Except as set forth on Section 3.1(v) of the Company Disclosure Letter, to the Knowledge of the Company, as of the date of this Agreement, none of the customers or suppliers referenced in Section 3.1(v) of the Company Disclosure Letter has given the Company or any of its Subsidiaries written notice of termination or intent to terminate its relationship with the Company or any of its Subsidiaries. To the Knowledge of the

Company, as of the date of this Agreement, neither the Company nor its Subsidiaries have received any written communication that would indicate that any such customers or suppliers intend to terminate their business relationship with the Company or its Subsidiaries or to limit or adversely alter its business relationship with the Company or its Subsidiaries.

(w) Product Liability; Product Recall. Other than product claims and returns in the ordinary course of business, since February 28, 2010, neither the Company nor any of its Subsidiaries has effected a recall of any product sold. Since February 28, 2010, neither the Company nor any of its Subsidiaries has been named a party in any material suit by a third party for personal injury allegedly due and owing to the use, application, malfunction or defect of a product of the Company.

(x) Information Technology. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) The Company or its Subsidiaries either own or hold valid leases and/or licenses to the Company Systems which are used by or necessary for the Company and its Subsidiaries to conduct their business as currently conducted. Upon the consummation of the Merger, the Company and its Subsidiaries shall have the right to use and access the Company Systems as required to carry on their respective businesses as currently conducted.

(ii) In the twelve (12) months preceding the date hereof, neither the Company or its Subsidiaries, on the one hand, nor, to the Knowledge of the Company, any IT Contract Supplier, on the other hand, has been in default of any IT Contract with respect to the provision of information and communications technology services to the Company or its Subsidiaries.

(iii) There have been no interruptions, data losses or similar incidents attributable to the Company Systems owned or used by the Company and its Subsidiaries. To the Knowledge of the Company, the Company Systems owned or used by the Company and its Subsidiaries have the capacity and performance necessary to meet the requirements of their respective businesses as currently conducted.

(iv) For purposes of this Section 3.1(x), “IT Contract” means any written Contract for the provision of information and communications technology (including hardware, software, databases, data security, network communication) services to the Company or its Subsidiaries; “IT Contract Supplier” means any third party supplier that is contractually obliged to provide information and communications technology (including hardware, software, and databases) services to the Company or its Subsidiaries under any IT Contract; and “Company Systems” means the computer and data processing systems, information and communications technologies used in the business of the Company and its Subsidiaries.

(y) Brokers. Except for Baird, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries that is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement. The Company has made available to the Parent a complete and accurate copy of all agreements pursuant to which Baird is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

(z) Joint Venture.

(i) MSC/TEKNO Laminates and Composites Ltda., a limited liability company organized under the laws of Brazil (the “Tekno Joint Venture”) (A) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (B) has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (C) is duly qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business requires such qualification, except where any such failure to be so qualified, in good standing or to have such power or authority would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has made available to Parent complete and correct copies of the Tekno Joint Venture’s certificates of incorporation and bylaws or equivalent governing documents, each as amended to the date of this Agreement, and each as so made available is in full force and effect.

(ii) Each of the outstanding shares of capital stock or equity interests of the Tekno Joint Venture and of Productive Research LLC (“Productive Research”) owned by the Company or by a direct or indirect wholly-owned Subsidiary of the Company, are owned free and clear of any Lien, except for such transfer restrictions of general applicability as may be provided under the applicable Contract governing the Tekno Joint Venture or with Productive Research, the Securities Act or other applicable securities Laws.

(iii) There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to (A) repurchase, redeem or otherwise acquire any of the equity interests of the Tekno Joint Venture or Productive Research, (B) provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in the Tekno Joint Venture or Productive Research for any purpose, or (C) contractually indemnify or hold harmless any of the other parties to the Tekno Joint Venture or to Productive Research, other than as set forth in the Joint Venture Contracts.

(iv) Each material contract that the Company or any of its Subsidiaries has entered into with the Tekno Joint Venture or with Productive Research is set forth on Section 3.1(z)(iv) of the Company Disclosure Letter (each such Contract, a “Joint Venture Contract” and all such Contracts, collectively, the “Joint Venture Contracts”). Each of the Joint Venture Contracts is valid and binding on the Company, each of its Subsidiaries that is a party thereto, and, to the Knowledge of the Company, each other Person that is a party thereto, as applicable (but, in each case subject solely to the Bankruptcy and Equity Exception) and is in full force and effect. To the Knowledge of the Company, there is no material default under any Joint Venture Contract by the Company, any of its Subsidiaries that is a party thereto or the other Persons party thereto.

(aa) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 3.1, none of the Company, its Subsidiaries or any of their respective Affiliates, employees or representatives are making or have made any representations or warranties of any sort to or for the benefit of Parent or Merger Sub, whether oral or written, express or implied, including any implied warranty of merchantability or of fitness for a particular purpose, and the Company expressly disclaims any other representations and warranties.

3.2 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub each hereby jointly and severally represent and warrant to the Company that:

(a) Organization, Good Standing and Qualification. Each of Parent and Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (iii) is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business requires such qualification, except where any such failure to be so organized, validly existing, qualified, in good standing or to have such power or authority would not, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement. Parent has made available to the Company complete and correct copies of the certificate of incorporation and bylaws of each of Parent and Merger Sub, each as amended to the date of this Agreement, and each as so made available is in full force and effect.

(b) Corporate Authority. As of the date hereof, the vote of the holders of any class or series of capital stock or other securities of Parent that is necessary for Parent to consummate the Merger or the other transactions contemplated hereby has already been obtained. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject only to the Bankruptcy and Equity Exception.

(c) Governmental Filings; No Violations.

(i) Except for: (A) the applicable requirements of the Securities Act, the Exchange Act and state securities or “blue sky” laws; (B) the applicable requirements of the HSR Act and any other applicable Antitrust Laws; and (C) the filing with the office of the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain would not, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

(ii) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of the certificate of incorporation or bylaws of Parent or Merger Sub, (B) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligations under, or the creation of a Lien on any of the assets, of Parent or Merger Sub pursuant to, any material Contracts to which Parent or Merger Sub is a party or by which Parent, Merger Such or any of their respective properties are bound or (C) assuming compliance with the matters referred to in Section 3.2(c)(i), a violation of any Laws to which Parent or Merger Sub is subject, except, in the case of clause (B) or (C), for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

(d) Litigation. As of the date of this Agreement, (i) there is no investigation or review pending (or, to the Knowledge of Parent, threatened) by any Governmental Entity with respect to Parent or Merger Sub and (ii) there are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations or other proceedings pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub, which, in each case of clauses (i) and (ii), if adversely determined, would, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement. As of the date of this Agreement, neither Parent nor Merger Sub is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity imposed upon Parent or Merger Sub, except as would not, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

(e) Financing.

(i) Parent has delivered to the Company correct and complete copies of (A) the executed commitment letters from PNC Bank, National Association and GSO Capital Partners LP (the “Debt Financing Commitments”), pursuant to which the parties thereto have committed, subject to the terms and conditions set forth therein, to provide the debt financing set forth therein in connection with the transactions contemplated by this Agreement (the “Debt Financing”), and (B) the executed Equity Financing Commitment (together with the Debt Financing Commitment, the “Financing Commitments”), pursuant to which the Guarantors have committed, subject to the terms and conditions set forth therein, to provide the Equity Financing set forth therein in connection with the transactions contemplated by this Agreement (together with the Debt Financing, the “Financing”). The Equity Financing Commitment provides that the Company is an intended third party beneficiary thereof, subject to its terms.

(ii) As of the date hereof, the Financing Commitments are in full force and effect and are the legal, valid and binding obligations of Parent, Merger Sub, or the Affiliates of Parent or Merger Sub party thereto, on the one hand, and each of the other parties thereto, on the other hand, enforceable against Parent, Merger Sub, or the Affiliates of Parent or Merger Sub party thereto, on the one hand, and, to the Knowledge of Parent, each of the other parties thereto, on the other hand, in accordance with their respective terms, subject to the Bankruptcy and Equity Exception. As of the date hereof, none of the respective commitments contained in the Financing Commitments have been terminated, withdrawn, rescinded, modified or amended in any respect. Parent and Merger Sub, as applicable, have fully paid, or caused to be fully paid, any and all commitment or other fees which are due and payable on or prior to the date hereof pursuant to the terms of the Financing Commitments. As of the date hereof, no event has occurred that, with or without notice or lapse of time or both, would constitute a breach or default by Parent, Merger Sub, or the Affiliates of Parent or Merger Sub party thereto or, to the Knowledge of Parent, any other parties to the Financing Commitments under the Financing Commitments. There are no conditions precedent or other contingencies related to the funding of the Financing, other than as expressly set forth in or expressly contemplated by the Financing Commitments and the customary related fee letters (copies of which have been provided to the Company with only the fee amount redacted). Except for such fee letters with respect to the Debt Financing, there are no side letters or other agreements, contracts or arrangements related to the funding or investing, as applicable, of the Financing other than as expressly set forth in the Financing Commitments. Assuming the satisfaction of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger, the amount of funds to be provided pursuant to the Debt Financing, if funded in accordance with the terms of the Debt Financing Commitments, together with the Equity Financing, if funded in accordance with the terms of the Equity Financing Commitment, will be sufficient at the Effective Time, to (A) pay the aggregate Per Share Merger Consideration, (B) pay the aggregate Option Consideration, (C) pay the aggregate Restricted Stock Consideration, and (D) satisfy all of the other payment obligations of Parent, Merger Sub and the Surviving Corporation contemplated hereunder.

(f) Capitalization; Operations. The authorized capital stock of Merger Sub consists solely of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent free and clear of all Liens, other than Liens of New Star’s current lenders. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated hereby or related hereto. Merger Sub does not have outstanding any option, warrant, right or any other agreement pursuant to which any Person other than Parent may acquire any equity security of Merger Sub.

(g) Brokers. No agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

(h) Solvency. Assuming (i) satisfaction of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger, or waiver of such conditions by Parent and Merger Sub, (ii) the accuracy of the representations and warranties of the Company set forth in Sections 3.1(f) and 3.1(h)(iii), (iii) that any estimates, projections or forecasts of the Company and its Subsidiaries that have been provided to Parent have been prepared in good faith, and (iv) after giving effect to the transactions contemplated by this Agreement, including the Financing, the payment of the aggregate Per Share Merger Consideration, the payment of the aggregate Option Consideration and the payment of the aggregate Restricted Stock Consideration, any other repayment or refinancing of Indebtedness contemplated by the Financing Commitments, payment of all amounts required to be paid in connection with the consummation of the transactions contemplated hereby and payment of all related fees and expenses, each of Parent and the Surviving Corporation will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated hereby. No transfer of property is being made and no obligation is being incurred by Parent or Merger Sub in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Parent, the Surviving Corporation and/or its Subsidiaries.

(i) Limited Guaranty. Concurrently with the execution of this Agreement, the Guarantors have delivered to the Company the duly executed Limited Guaranty. The Limited Guaranty is in full force and effect and is a valid, binding and enforceable obligation of the Guarantors, subject to the Bankruptcy and Equity Exception, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantors under the Limited Guaranty.

(j) Ownership of Common Shares. None of Parent, Merger Sub or any of their respective “affiliates” or “associates” is, or was at any time during the last three (3) years, an “interested stockholder” of the Company. None of Parent, Merger Sub or any of their respective “affiliates” or “associates” “owns” any shares of capital stock of the Company, as such quoted terms are defined in Section 203 of the DGCL.

(k) Proxy Statement. The information to be supplied by or on behalf of Parent or Merger Sub in writing expressly for inclusion in the Proxy Statement will not, on the date the Proxy Statement is first mailed to the stockholders of the Company, at the time of any amendment of supplement thereto or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in, or omissions from, the Proxy Statement based on information supplied, or omitted, by the Company in connection with the preparation of the Proxy Statement for inclusion or incorporation by reference therein).

(l) Absence of Certain Management Agreements. Except for the Voting Agreements, to the Knowledge of Parent, neither Parent nor any of its Affiliates has entered into a written agreement or written commitment to enter into any agreement with any director, officer or employee relating to the transactions contemplated by this Agreement or the operations of the Company after the Effective Time.

(m) No Other Company Representations or Warranties. Except for the representations and warranties set forth in Section 3.1 (as qualified by the information provided in or incorporated into the Company Disclosure Letter), Parent and Merger Sub hereby acknowledge and agree that neither the Company nor any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or Representatives, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations. Other than with respect to fraud and other than for the representations and warranties set forth in Section 3.1 (as qualified by the information provided in or incorporated into the Company Disclosure Letter), neither the Company nor any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or Representatives, nor any other Person, will have or be subject to any liability or indemnification obligation to Parent, Merger Sub or any other Person resulting from the delivery, dissemination or any other distribution to Parent, Merger Sub or any other Person, or the use by Parent, Merger Sub or any other Person, of any such information provided or made available to them by the Company or any of its Subsidiaries, or any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or Representatives, or any other Person, including any information, documents, estimates, projections, forecasts or other forward-looking information, business plans, cost-related plans or other material provided or made available to Parent, Merger Sub or any other Person in certain “data rooms,” confidential information memoranda, management presentations or due diligence discussions in anticipation or contemplation of any of the transactions contemplated by this Agreement. Notwithstanding the provisions of this Section 3.2(m), Parent and Merger Sub shall be entitled to rely on, and the Company acknowledges that Parent and Merger Sub have relied, on the representations and warranties set forth in Section 3.1 (as qualified by the information provided in or incorporated into the Company Disclosure Letter).

(n) Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan and cost-related plan information, regarding the Company, its Subsidiaries and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans and cost-related plans, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans and cost-related plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information, business plans or cost-related plans), and that Parent and Merger Sub will have no claim against the Company or any of its Subsidiaries, or any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, or any other Person, with respect thereto. Accordingly, Parent and Merger Sub hereby acknowledge that none of the Company nor any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, Affiliates, advisors, agents or representatives, nor any other Person, has made or is making any representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements, business plans or cost-related plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements, business plans or cost-related plans). Notwithstanding the provisions of this Section 3.2(n), Parent and Merger Sub shall be entitled to rely on, and the Company acknowledges that Parent and Merger Sub have relied, on the representations and warranties set forth in Section 3.1 (as qualified by the information provided in or incorporated into the Company Disclosure Letter).

Article IV

COVENANTS

4.1 Conduct of Business.

(a) Except as (x) required by applicable Law, (y) otherwise expressly required, permitted or contemplated by this Agreement or (z) otherwise set forth in Section 4.1 of the Company Disclosure Letter, the Company covenants and agrees that, commencing on the date hereof and ending at the Effective Time or such earlier date as this Agreement may be terminated in accordance with its terms, unless Parent shall otherwise approve in writing, such approval not to be unreasonably withheld or conditioned (and if Parent fails to respond in the negative to any consent requested in writing within five (5) Business Days of receipt of such request, Parent shall be deemed to have granted such consent), the Company shall, and shall cause its Subsidiaries to, conduct their respective businesses in the ordinary course and use their respective commercially reasonable best efforts to preserve their respective business organizations intact and maintain existing relations and goodwill with Governmental Entities, customers, suppliers, employees and business associates. Without limiting the generality of the foregoing and in furtherance thereof, commencing on the date hereof and ending at the Effective Time or such earlier date as this Agreement may be terminated in accordance with its terms, except as (A) required by applicable Law, (B) otherwise expressly required, permitted or contemplated by this Agreement or (C) otherwise set forth in Section 4.1 of the Company Disclosure Letter, unless Parent shall otherwise approve in writing, such approval not to be unreasonably withheld or conditioned, except in the cases of clauses (i), (ii), (iii), (iv), (v), (vi), (viii), (ix), (x), (xi), (xv) or (xviii) (solely to the extent relating to one of the preceding clauses), as to each of which Parent shall have the right to approve in its sole discretion (and if Parent fails to respond in the negative to any consent requested in writing within five (5) Business Days of receipt of such request, Parent shall be deemed to have granted such consent), the Company will not and will not permit any of its Subsidiaries to:

(i) amend or otherwise change its governing documents;

(ii) merge or consolidate with any other Person or restructure, reorganize or completely or partially liquidate the Company or any of its Subsidiaries;

(iii) issue, sell, pledge, dispose of, grant, confer, award, transfer or encumber any shares of capital stock of the Company or any its Subsidiaries or grant any additional Company Stock-Based Awards (other than (A) the issuance of Common Shares upon the exercise of Company Options, the vesting of Company Restricted Stock in accordance with their terms or pursuant to the Stock Purchase Plan, (B) the issuance or transfer of capital stock by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company, or (C) restricted stock grants made to directors of the Company in the ordinary course of business consistent with past practice and which shall not exceed a value of $8,500 per fiscal quarter per non-employee director), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities;

(iv) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any wholly-owned Subsidiary of the Company to the Company or to any other wholly-owned Subsidiary of the Company);

(v) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock, other than (A) the acquisition of any Common Shares tendered by Employees or current or former directors in connection with the cashless exercise of Company Options or in order to pay Taxes in connection with the exercise of Company Options or the vesting of Company Restricted Stock, (B) pursuant to the forfeiture of Company Options or Company Restricted Stock or (C) from former employees and directors in accordance with agreements providing for the repurchase of shares of capital stock in connection with any termination of services to the Company or any of its Subsidiaries;

(vi) incur any Indebtedness or guarantee such Indebtedness of another Person (other than a wholly-owned Subsidiary of the Company), issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, other than with respect to letters of credit or similar agreements in the ordinary course of business, or subject any of its properties or assets to any Lien (other than Permitted Liens);

(vii) make any material changes in accounting methods, principles or practices, except as required by changes in GAAP;

(viii) except as required by Law, in the ordinary course of business consistent with past practice (solely with respect to consultants, independent contractors, service providers and Employees that are not officers or executives of the Company or any of its Subsidiaries and not exceeding three and one-half percent (3.5%) in the aggregate of the total salary base for all such persons on an annual basis), or as required pursuant to existing written agreements or Benefit Plans in effect as of the date hereof, (A) increase the compensation or other benefits payable or to become payable to present or former directors, Employees, consultants, independent contractors or service providers of the Company or any of its Subsidiaries, (B) grant or increase any retention, severance or termination pay to, or enter into, amend or renew any retention agreement, severance agreement or termination agreement with any present or former directors, Employees, consultants, independent contractors or service providers of the Company or any of its Subsidiaries, (C) enter into, amend or renew any employment agreement with any officers or Employees of the Company or any of its Subsidiaries earning an annual base salary in excess of $100,000, or (D) establish, adopt, enter into, amend or renew any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or Employees or any of their beneficiaries;

(ix) except as required by Law or as required pursuant to existing written agreements or Benefit Plans in effect as of the date hereof, or to comply with Section 409A of the Code and guidance applicable thereunder (to the extent that such action would not reasonably be expected to result in the imposition of a penalty under Section 409A of the Code), (A) enter into any new, or amend, terminate or renew any existing, bonus or change in control or severance agreement with or for the benefit of any officers, directors or Employees of the Company or its Subsidiaries, (B) establish, adopt, enter into, amend, renew or terminate any Benefit Plan, (C) make any deposits or contributions of cash or other property to, or take any other action to fund or in any other way secure the payment of compensation or benefits under, Benefit Plans or agreements subject to Benefit Plans or any other plan, agreement, contract or arrangement of the Company, or (D) hire or terminate any employee earning an annual base salary in excess of $100,000, other than in the ordinary course of business consistent with past practice;

(x) other than as permitted under clause (iii) above, grant, confer or award options, convertible securities, restricted stock units, phantom stock or units, or other rights to acquire any capital stock of the Company or any of its Subsidiaries (or to receive benefits measured in whole or in part by the value of a number of Common Shares) or take any action to cause to be exercisable any otherwise unexercisable Company Option or to vest any otherwise unvested Restricted Stock;

(xi) acquire (including by merger, consolidation, business combination, acquisition of stock or assets or otherwise), except in respect of any mergers, consolidations, business combinations or acquisitions among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries, any Person or any division thereof, or all or substantially all of the assets of any Person in connection with acquisitions or investments, or enter into any agreement, arrangement or understanding with respect to any such acquisition or investment;

(xii) (A) except in the ordinary course of business consistent with past practice, modify or amend in any material respect any Material Contract which cannot be terminated without material penalty to the Company or its applicable Subsidiary upon notice of sixty (60) calendar days or less, (B) except in the ordinary course of business consistent with past practice, waive, release or assign any material rights or claims under any Material Contract or (C) enter into any Contract that if in existence on the date hereof would have been a Material Contract (other than a renewal or replacement of any existing Material Contract that is expiring by its terms, so long as the terms and conditions of which renewal or replacement Contract, in the aggregate, are not materially less favorable to the Company or its applicable Subsidiary than the existing Material Contract) involving payments to or by the Company or any Subsidiary of the Company in excess of $250,000 and otherwise in the ordinary course of business consistent with past practice;

(xiii) except for transactions among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries and for sales of inventory in the ordinary course of business consistent with past practice, sell, lease, license, transfer, exchange or swap, or otherwise dispose of, any of its properties or assets with a value in excess of $250,000 in the aggregate;

(xiv) except in the ordinary course of business consistent with past practice, file any amendment to any Tax Return or make any election relating to Taxes, change any election relating to Taxes already made, adopt or change any accounting method relating to Taxes, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

(xv) initiate, settle, compromise, discharge or agree to settle, compromise or discharge any litigation, investigation, arbitration or proceeding, other than those that do not involve the payment by the

Company or any of its Subsidiaries of monetary damages in excess of $100,000 in the aggregate and do not involve any injunctive or other non-monetary relief or impose restrictions on the business or operations of the Company or its Subsidiaries;

(xvi) make any capital expenditures, except (A) capital expenditures made in accordance with the Company’s annual budget and capital expenditure plan for the current fiscal year and in accordance with the Company’s proposed annual budget and capital expenditure plan for the fiscal year ending February 28, 2015, copies of which have been previously made available to Parent, or (B) other capital expenditures in the ordinary course of business consistent with past practice in an aggregate amount not to exceed $400,000;

(xvii) other than in the ordinary course of business consistent with past practice, take any action or fail to take any action which action or failure to act would result in the material loss or reduction in value of the Intellectual Property of the Company and its Subsidiaries;

(xviii) enter into any “non-compete”, “non-solicit” or similar agreement that would restrict the businesses of the Surviving Corporation or its Subsidiaries or their ability to solicit customers or employees following the Effective Time;

(xix) effectuate a “plant closing” or “mass layoff”, as those terms are defined in the WARN Act; or

(xx) authorize or enter into any written agreement or otherwise make any commitment to do any of the foregoing.

(b) Nothing contained in this Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and notwithstanding anything to the contrary contained in this Agreement, no consent of Parent or Merger Sub will be required with respect to any matter set forth in this Agreement to the extent the requirement of such consent would violate any applicable Law. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations and the operations of its Subsidiaries.

4.2 Go Shop; No Solicitation.

(a) Go-Shop. Notwithstanding any other provision of this Agreement to the contrary, during the period commencing on the date of this Agreement and ending at 11:59 p.m. (Chicago time) on February 12, 2014 (the “Go-Shop Period”), the Company and its Representatives and Subsidiaries shall be permitted to, directly or indirectly, (i) initiate, solicit, facilitate and encourage any inquiry, discussion, offer or request that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal and (ii) engage in discussions and negotiations with, and furnish non-public information relating to the Company and its Subsidiaries and afford access to the books and records of the Company and its Subsidiaries to any Person in connection with an Acquisition Proposal or any inquiry, discussion, offer or request that could reasonably be expected to lead to an Acquisition Proposal; provided, that prior to furnishing such information or affording such access, the Company has entered into an Acceptable Confidentiality Agreement with such Person and has previously provided or made available (or substantially concurrently provides or makes available) such information to Parent.

(b) No Solicitation or Negotiation. Except as permitted by this Section 4.2 and except with an Excluded Party (for so long as such Person is an Excluded Party) prior to the Excluded Party End Date, from and after the expiration of the Go-Shop Period, the Company shall, and shall cause its Subsidiaries to, and shall cause its Representatives to, immediately cease and terminate any discussions or negotiations with any Person or Persons that may be ongoing with respect to an Acquisition Proposal or any discussions or negotiations that could reasonably be expected to lead to an Acquisition Proposal. Except as permitted by this Section 4.2 and except with an Excluded Party (for so long as such Person is an Excluded Party), from the expiration of the Go-Shop Period until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause its Subsidiaries and Representatives not to, (i) initiate, solicit or take any action to knowingly facilitate or encourage the making of any Acquisition Proposals or any inquiries, offers or proposals that may reasonably be expected to lead to an Acquisition Proposal, (ii) engage in or otherwise participate in any discussions or negotiations with any Person or Persons with respect to any Acquisition Proposals or any discussions or negotiations that could reasonably be expected to lead to an Acquisition Proposal, (iii) provide any non-public information concerning the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, any Person or Persons with the intent to initiate, solicit or knowingly encourage the making of any Acquisition Proposals, (iv) grant any waiver or release under any Standstill or similar agreement entered into by the Company, or (v) enter into any letter of intent, term sheet, acquisition agreement, merger agreement or other similar agreement (other than an Acceptable Confidentiality Agreement) relating to an Acquisition Transaction or that requires the Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement or to breach its obligations under this Agreement (an “Alternative Acquisition Agreement”).

(c) Conduct Following the Date Hereof. Notwithstanding anything in this Agreement to the contrary, at any time following the expiration of the Go-Shop Period and prior to the time the Company Requisite Vote is obtained, if the Company or any of its Representatives receives an Acquisition Proposal from any Person or Persons that did not result from a direct or indirect breach of this Section 4.2, the Company and its Representatives may contact such Person or Persons to clarify the terms and conditions thereof and, subject to compliance with this Section 4.2, (x) the Company and its Representatives may provide access to nonpublic information concerning the Company and its Subsidiaries to such Person or Persons pursuant to an Acceptable Confidentiality Agreement (provided, that the Company makes available to Parent and Merger Sub any material non-public information concerning the Company or any of its Subsidiaries, which was not previously made available to Parent, that the Company or any of its Representatives provides to such Person or Persons prior to or substantially concurrently with the time it is provided to such Person or Persons), (y) the Company and its Representatives may engage, enter into or participate in discussions or negotiations with such Person or Persons with respect to such Acquisition Proposal and (z) after having complied with Section 4.2(d), the Board of Directors of the Company may authorize, adopt, approve, recommend or otherwise declare advisable such Acquisition Proposal, if and only to the extent that, (A) prior to taking any action described in clauses (x) or (y), the Board of Directors of the Company determines in good faith (after consultation with the Company’s outside legal counsel and independent financial advisor) that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal and (B) prior to taking any action described in clause (z), the Board of Directors of the Company determines in good faith (after consultation with the Company’s outside legal counsel and independent financial advisor) that the failure to take such actions would be inconsistent with its fiduciary duties under applicable Law and that such Acquisition Proposal is a Superior Proposal. Notwithstanding anything to the contrary contained in this Section 4.2, prior to the time the Company Requisite Vote is obtained, the Company shall be permitted to take the actions described in Section 4.2(a) and Section 4.2(b) (other than in clause (b)(v), except to the extent effected in accordance with this Agreement, including Section 4.2(d)) and clauses (x) and (y) above with respect to any Excluded Party until 11:59 p.m. (Chicago time) on February 27, 2014 (the “Excluded Party End Date”), including with respect to any amended or revised proposal submitted by such Excluded Party following the expiration of the Go-Shop Period and prior to the Excluded Party End Date, and the restrictions in Section 4.2(b) (other than in clause (b)(v), except to the extent effected in accordance with this Agreement, including Section 4.2(d)) shall not apply with respect thereto until after the Excluded Party End Date (and thereafter the restrictions of Section 4.2(b) and this Section 4.2(c) shall apply in all respects with respect to such Excluded Party). For the avoidance of doubt, Section 4.2(d) shall apply at all times with respect to an Excluded Party.

(d) No Change in Recommendation or Alternative Acquisition Agreement.

(i) Except as contemplated by this Section 4.2(d), Section 4.2(e), Section 6.3(a) or Section 6.3(c), the Board of Directors of the Company shall not: (A) withhold, withdraw, modify, amend or qualify, or publicly propose to withhold, withdraw, modify, amend or qualify, in a manner adverse to Parent, the Company Recommendation; (B) authorize, adopt, approve, recommend or otherwise declare advisable any Acquisition Proposal; or (C) cause or permit the Company to enter into an Alternative Acquisition Agreement.

(ii) Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 4.2(d)(iii), prior to the time the Company Requisite Vote is obtained, the Board of Directors of the Company may (A) if an Intervening Event has occurred, withhold, withdraw, modify, amend or qualify, or publicly propose to withhold, withdraw, modify, amend and or qualify, the Company Recommendation, or (B) authorize, adopt, approve, recommend or otherwise declare advisable any Acquisition Proposal made after the date hereof (whether prior to or after the expiration of the Go-Shop Period) that the Board of Directors of the Company determines in good faith (after consultation with the Company’s outside legal counsel and independent financial advisor) is a Superior Proposal (any action in clause (A) or (B), a “Change of Recommendation”), in each case if the Board of Directors of the Company determines in good faith (after consultation with its outside legal counsel) that failure to do so would be inconsistent with its fiduciary duties under applicable Law, and may also take action pursuant to Section 6.3(a) or Section 6.3(c).

(iii) Notwithstanding anything to the contrary contained in this Agreement, the Company shall not effect a Change of Recommendation (with respect to an Intervening Event or otherwise; provided that the requirements below with respect to a Superior Proposal shall not apply in the event the Change of Recommendation is in connection with an Intervening Event) or enter into an Alternative Acquisition Agreement in connection with a Superior Proposal (whether prior to or after the expiration of the Go-Shop Period) prior to taking the following actions: (A) the Company shall notify Parent in writing, at least three (3) Business Days in advance, that it intends to effect a Change of Recommendation (with respect to an Intervening Event or otherwise) or enter into an Alternative Acquisition Agreement in connection with a Superior Proposal; (B) upon Parent’s request, the Company shall provide to Parent the facts and circumstances giving rise to a Change Recommendation for such Intervening Event or, if applicable, the material terms and conditions of the Superior Proposal (including a copy of the Alternative Acquisition Agreement and any other transaction documents to the extent such documents contain any financial terms, conditions or other material terms relating to any Acquisition Proposal, and a summary of the terms of any financing commitments related thereto comparable to what is disclosed in the Proxy Statement or in any report filed with or furnished to the SEC with respect to the Financing); (C) to the extent that Parent desires to negotiate, the Company shall, and shall cause its Representatives to, negotiate in good faith during such three (3) Business Day period to make such adjustments to the terms and conditions of this Agreement, the Financing Commitments and/or the Limited Guaranty as would permit the Board of Directors of the Company not to effect a Change of Recommendation for such Intervening Event or, if applicable, so that the such Superior Proposal ceases to constitute a Superior Proposal; (D) following such three (3) Business Day period, the Board of Directors of the Company shall have determined in good faith, after consultation with the Company’s outside legal counsel and independent financial advisor, and taking into account any changes to this Agreement, the Financing Commitments and/or the Limited Guaranty proposed in writing by Parent in response to such notice or otherwise, that (1) a failure to effect a Change in Recommendation for such Intervening Event would continue to be inconsistent with its fiduciary duties under applicable Law, or (2) such Superior Proposal would continue to constitute a Superior Proposal; (E) in the event of any material change in the facts or circumstances giving rise to such Change of Recommendation for such Intervening Event, or to the terms of such Superior Proposal, the Company shall, in each case, provide Parent with an additional notice as described above, except that the references to a three (3) Business Day period above shall be references to a two (2) Business Day period; and (F) in the event the Company is entering into an Alternative Acquisition Agreement, the Company shall terminate this Agreement pursuant to Section 6.3(a) and immediately prior to or substantially concurrently with such termination, pay to Parent or its designees in immediately available funds any payments required to be paid by it pursuant to Section 6.5.

(e) Certain Permitted Disclosure. Nothing contained in this Section 4.2 shall be deemed to prohibit the Board of Directors of the Company or any of its Representatives from (i) complying with its disclosure obligations under applicable Law, including taking and disclosing to its stockholders a position contemplated by

Rule 14d-9 or Rule 14e-2 under the Exchange Act (or any similar communications to the Company’s stockholders) or (ii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the Company’s stockholders).

(f) Notice. The Company shall within two (2) Business Days following the expiration of the Go-Shop Period: (i) deliver to Parent a written notice setting forth: (A) the identity of each Excluded Party and (B) the material terms and conditions of the pending Acquisition Proposal made by such Excluded Party; and (ii) deliver to Parent copies of all draft agreements (and any other transaction documents the extent such documents contain any financial terms, conditions or other material terms relating to any Acquisition Proposal (and a summary of the terms of any financing commitments related thereto comparable to what is disclosed in the Proxy Statement or in any report filed with or furnished to the SEC with respect to the Financing)) sent by such Excluded Party to the Company, any Subsidiary or any Representative of the Company in connection with the pending Acquisition Proposal made by such Excluded Party. From and after the expiration of the Go-Shop Period, the Company agrees that it will promptly notify Parent if (i) any inquiries, offers or proposals with respect to an Acquisition Proposal, or inquiries, offers or proposals that could reasonably be expected to lead to an Acquisition Proposal, are received by the Company or such of its Representatives, indicating, in connection with such notice, the identity of the Person making such inquiries, offers or proposals and the material terms and conditions of such Acquisition Proposal (including, if applicable, by providing Parent with a copy of such Acquisition Proposal and any proposed agreements with respect thereto (and a summary of the terms of any financing commitments related thereto comparable to what is disclosed in the Proxy Statement or in any report filed with or furnished to the SEC with respect to the Financing)), (ii) any non-public information is requested from the Company or any of its Representatives by any Person or Persons that have made any inquiries, offers or proposals with respect to an Acquisition Proposal, or inquiries, offers or proposals that could reasonably be expected to lead to an Acquisition Proposal, (iii) the Company or its Representatives engage, enter into or participate in any discussions or negotiations with any Person or Persons that have made any inquiries, offers or proposals with respect to an Acquisition Proposal, or inquiries, offers or proposals that could reasonably be expected to lead to an Acquisition Proposal, other than to clarify the terms and conditions thereof, (iv) an amendment to a previously disclosed Acquisition Proposal is received by the Company or any of its Representatives, indicating, in connection with such notice, the identity of the Person making such Acquisition Proposal and the material terms and conditions of such amendment (including, if applicable, by providing Parent with copies of such amendment and any revised agreements with respect thereto (and a summary of the terms of any financing commitments related thereto comparable to what is disclosed in the Proxy Statement or in any report filed with or furnished to the SEC with respect to the Financing)). Without limiting the generality of the foregoing, the Company shall provide to Parent, as soon as practicable and in any event within one (1) day after receipt or delivery thereof, copies of all draft agreements (and any other transaction documents to the extent such transaction documents contain any financial terms, conditions or other material terms relating to any Acquisition Proposal, or inquiries, offers or proposals that could reasonably be expected to lead to an Acquisition Proposal, and a summary of the terms of any financing commitments related thereto comparable to what is disclosed in the Proxy Statement or in any report filed with or furnished to the SEC with respect to the Financing) sent by or provided to the Company, any Subsidiary or any Representative in connection with any Acquisition Proposal, or inquiries, offers or proposals that could reasonably be expected to lead to an Acquisition Proposal.

4.3 Proxy Statement.

(a) As promptly as reasonably practicable after the date hereof, but in no event later than January 31, 2014, the Company shall prepare and file with the SEC a proxy statement in preliminary form relating to the Stockholders Meeting (such proxy statement, including any amendments or supplements thereto, the “Proxy Statement”). Parent shall cooperate with the Company in connection with the preparation of the Proxy Statement, including furnishing to the Company any and all information regarding Parent and Merger Sub and their respective Affiliates as may be required to be disclosed or incorporated by reference therein under the Exchange Act or other applicable Law as promptly as reasonably practicable. The Company shall promptly notify Parent of the receipt of all comments from the SEC or its staff with respect to the Proxy Statement and of any request by the SEC or its staff for any amendment or supplement thereto or for additional information, and shall promptly provide to Parent copies of all written correspondence between the Company and/or its Representatives and the SEC or its staff with respect to the Proxy Statement or the Merger. The Company and Parent (to the extent applicable) shall each use its commercially reasonable best efforts to promptly provide responses to the SEC or its staff with respect to all comments received on the Proxy Statement from the SEC or its staff. The Company shall cause the definitive Proxy Statement to be mailed to the holders of Common Shares promptly after the date the staff of the SEC advises the Company that it has no further comments thereon or that the Company may commence mailing the Proxy Statement to the holders of Common Shares. Notwithstanding anything to the contrary contained in this Agreement, prior to filing the Proxy Statement, or any amendment or supplement thereto, with the SEC, mailing the Proxy Statement, or any amendment or supplement thereto, to the holders of Common Shares or responding to any comments or requests from the SEC or its staff with respect to the Proxy Statement or the Merger, the Company shall provide Parent and its counsel with a reasonable opportunity to review and comment on such Proxy Statement, amendment, supplement or response and shall consider in good faith any comments reasonably proposed by Parent and/or its counsel and, to the extent permissible, shall provide Parent and its counsel a reasonable opportunity to participate in any material discussions or meetings with the staff of the SEC with respect to the Proxy Statement.

(b) If, at any time prior to the time the Company Requisite Vote is obtained, any information is discovered by the Company, Parent or Merger Sub which it reasonably believes should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, the party that discovers such information shall provide prompt notice thereof to the other parties hereto and, if the Board of Directors of the Company determines in good faith (after consultation with its outside legal counsel) that an amendment or supplement to the Proxy Statement describing such information is required under applicable Law, such an amendment or supplement shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

4.4 Stockholders Meeting. Unless this Agreement has been terminated in accordance with its terms, the Company will take, in accordance with applicable Law, its certificate of incorporation and bylaws and the rules and regulations of the SEC and NASDAQ, all action necessary to convene and hold a meeting of the holders of Common Shares (the “Stockholders Meeting”), which Stockholders Meeting shall be held as promptly as reasonably practicable after the date the Proxy Statement is mailed to the holders of Common Shares (the initial meeting date to be set no more than thirty (30) days after such mailing, or such later date as the parties mutually agree on), to consider and vote upon the adoption of this Agreement; provided, however, for the avoidance of doubt, the Company may postpone or adjourn the Stockholders Meeting: (i) with the consent of Parent in its sole discretion; (ii) for the absence of a quorum; (iii) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement required under applicable Law is provided to the holders of Common Shares within a reasonable period of time in advance of the Stockholders Meeting; (iv) to allow reasonable additional time to solicit additional proxies; (v) to the extent required by Law or any court of competent jurisdiction; (vi) if the Company has provided a written notice to Parent pursuant to Section 4.2(d)(iii) that it intends to make a Change of Recommendation or enter into an Alternative Acquisition Proposal in connection with a Superior Proposal and the notice period contemplated by Section 4.2(d)(iii) has not yet expired. Subject to a Change of Recommendation pursuant to Section 4.2, the Board of Directors of the Company shall unanimously recommend the adoption of this Agreement by the holders of Common Shares, shall include such unanimous recommendation in the Proxy Statement and shall take all reasonable lawful action to solicit such adoption of this Agreement by the holders of Common Shares.

4.5 Filings; Other Actions; Notification.

(a) Cooperation. Subject to the terms and conditions set forth in this Agreement, the Company and Parent shall cooperate with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as reasonably practicable the expiration or termination of any applicable waiting period, and to obtain all necessary actions, non-actions, waivers, consents, registrations, approvals, permits and authorizations that may be required, necessary or advisable to be obtained from any third party and/or any Governmental Entity, in order to consummate the Merger or any of the other transactions contemplated by this Agreement, including under the HSR Act and any other applicable Antitrust Law. In furtherance of and not in limitation of the foregoing, Parent and the Company each shall file the initial pre-merger notifications with respect to this Agreement and the transactions contemplated herein required under the HSR Act no later than ten (10) Business Days after the date of this Agreement. Parent and the Company shall also make, as soon as reasonably practicable, all notifications, reports, applications or other filings, and take all other actions, that may be reasonably necessary, proper or advisable, under any other applicable Antitrust Law. The Company and Parent will each request early termination of the waiting period with respect to the Merger under the HSR Act and any other applicable Antitrust Law. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Affiliates, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. Notwithstanding anything else contained in this Agreement, any party may, as it deems advisable or necessary, (i) not provide any competitively sensitive material to any other party or (ii) designate any competitively sensitive material provided to the other parties under this Section 4.5 as “outside counsel only” (provided that, in the case of Parent, counsel is deemed to be counsel to the Guarantors and the Equity Provider and their respective Affiliates). Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as reasonably practicable. Nothing in this Agreement shall require the Company or any of its Subsidiaries to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon the Closing.

(b) Information. Subject to applicable Law, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Affiliates, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Affiliates to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement, including under the HSR Act and any other applicable Antitrust Law.

(c) Status. Subject to applicable Law and the instructions of any Governmental Entity, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Affiliates, from any third party and/or any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement. Neither the Company nor Parent shall permit any of its Affiliates, officers or any other Representatives to participate in any meeting with any Governmental Entity in respect of any filing, investigation or other inquiry with respect to the Merger or any of the other transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat.

(d) Notwithstanding the foregoing provisions of this Section 4.5 or any other provision of this Agreement, the obligations of Parent and Merger Sub with respect to the Financing are solely set forth in Section 4.13.

4.6 Access. Commencing on the date hereof and ending at the Effective Time or such earlier date as this Agreement may be terminated in accordance with its terms, the Company shall (and shall cause its Subsidiaries to) at Parent’s expense and with supervision by Representatives of the Company (a) upon reasonable prior written notice, afford Parent and its Representatives reasonable access, during normal business hours and in a manner that does not disrupt or interfere with business operations, to its and its Subsidiaries’ properties, books, contracts and records, and (b) furnish promptly to Parent all information concerning the Company’s and its Subsidiaries’ business, properties and personnel as may reasonably be requested by Parent; provided, that the foregoing shall not require the Company to, nor shall the Company be required to cause its Subsidiaries to, permit any access, or disclose any information, that in the reasonable judgment of the Company would violate any applicable Law or any Contract with a customer or trade supplier of the Company. The parties will use their commercially reasonable best efforts to make appropriate substitute arrangements under circumstances in which the restrictions of the preceding sentence apply. All information obtained by Parent or any of its Representatives pursuant to this Section 4.6 shall be governed by the terms of the Confidentiality Agreement.

4.7 Stock Exchange De-listing. The Company agrees to use its commercially reasonable best efforts to continue the quotation of the Common Shares on NASDAQ prior to the Effective Time. Parent shall take such actions as are necessary to cause the Company’s securities to be de-listed from NASDAQ and de-registered under the Exchange Act as soon as practicable following the Effective Time.

4.8 Public Announcements. Neither the Company, on the one hand, nor Parent or Merger Sub, on the other hand, shall issue any public release or make any public announcement or disclosure concerning this Agreement or the Merger without the prior written consent of the other party(ies) (which consent shall not be unreasonably withheld, delayed or conditioned), except as such release, announcement or disclosure may be required by applicable Law or the rules or regulations of any applicable securities exchange or Governmental Entity to which the relevant party is subject or submits, wherever situated, in which case the party required to make the release, announcement or disclosure shall use its reasonable best efforts to allow the other party(ies) reasonable time to comment on such release, announcement or disclosure in advance of such issuance (it being understood that the final form and content of any such release, announcement or disclosure, as well as the timing of any such release, announcement or disclosure, shall be at the final discretion of the disclosing party); provided, however, that the restrictions set forth in this Section 4.8 shall not apply to any release, announcement or disclosure made or proposed to be made by the Company pursuant to Section 4.2.

4.9 Employee Benefits.

(a) Parent agrees that, for a period of not less than one (1) year following the Effective Time, it shall use its commercially reasonable best efforts, or it shall cause the Surviving Corporation or any of its Subsidiaries to use its commercially reasonable best efforts, to provide all individuals who are employees of the Company or any of its Subsidiaries as of the Effective Time (the “Affected Employees”), while employed by Parent, the Surviving Corporation or any of their respective Subsidiaries, with base salaries, bonus opportunities and employee benefits (other than equity, equity-based or change in control compensation) that are substantially comparable in the aggregate to those provided to such Affected Employees immediately prior to the Effective Time.

(b) Parent shall use its commercially reasonable best efforts to cause each Affected Employee to receive full credit for service accrued or deemed accrued immediately prior to the Effective Time with the Company or any of its Subsidiaries for purposes of eligibility to participate and vesting and, in the case of vacation, or severance pay only benefit accrual under, any employee benefit plan, program or arrangement established or maintained by Parent, the Surviving Corporation or any of their respective Subsidiaries under which any such Affected Employee becomes eligible to participate from or after the Effective Time to the same extent recognized by the Company or any of its Subsidiaries under an analogous Benefit Plan immediately prior to the Effective Time (except to the extent that such service credit would result in a duplication of benefits).

(c) With respect to the welfare benefit plans, programs and arrangements maintained, sponsored or contributed to by Parent, the Surviving Corporation or any of their respective Subsidiaries (the “Parent Welfare Benefit Plans”) in which an Affected Employee becomes eligible to participate from or after the Effective Time, Parent shall use commercially reasonable best efforts to (i) cause to be waived all limitations as to pre-existing conditions and at-work conditions, if any, with respect to participation and coverage requirements applicable to each such Affected Employee and his or her eligible dependents under any Parent Welfare Benefit Plan to the same extent waived under an analogous Benefit Plan, (ii) cause any eligible expenses incurred by any Affected Employee and his or her eligible dependents under a Benefit Plan during the plan year in which such individuals move to an analogous Parent Welfare Benefit Plan to be taken into account under such Parent Welfare Benefit Plan for purposes of satisfying all deductible, co-insurance and maximum out-of-pocket requirements applicable to such Affected Employee and his or her eligible dependents as if such amounts had been paid in accordance with such Parent Welfare Benefit Plan and (iii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to an Affected Employee and his or her eligible dependents from or after the Effective Time during the plan year in which such individuals move to an analogous Parent Welfare Benefit Plan.

(d) Nothing contained in this Agreement will create any third party beneficiary rights in any Person not a party hereto, including any Employee or beneficiary or dependent thereof. Nothing contained in this Agreement, express or implied, (i) shall be construed to establish, amend or modify any Benefit Plan or other benefit plan, program or other arrangement, (ii) require Parent, the Surviving Corporation or any of their respective Subsidiaries to continue any Benefit Plan or other benefit plan, program or other arrangement, or prevent the amendment, modification or termination thereof following the Effective Time, (iii) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries or Affiliates to terminate any employee for any reason or (iv) obligate Parent or the Surviving Corporation to provide any equity or equity-based awards or compensation (including stock options, phantom stock or restricted stock).

4.10 Expenses. Except as otherwise provided in Section 4.13(e), Section 6.5(b) or Section 6.5(d), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Merger, the other transactions contemplated hereby or the financing thereof shall be paid by the party incurring such costs or expenses.

4.11 Indemnification; Directors’ and Officers’ Insurance.

(a) For a period of six (6) years after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation and the governing documents of each of its Subsidiaries shall contain, and Parent shall cause the certificate of incorporation and bylaws of the Surviving Corporation and the governing documents of each of its Subsidiaries to contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of directors and officers than are set forth in the certificate of incorporation or bylaws of the Company or the governing documents of its applicable Subsidiary as in effect on the date hereof. For a period of six (6) years after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless, to the fullest extent permitted under applicable Law (and shall also advance expenses as incurred to the fullest extent permitted under applicable Law upon receipt of an undertaking by or on behalf of an Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified), each person who is now, has been at any time prior to the date hereof or who becomes prior to the Effective Time a director or officer of the Company or any of its Subsidiaries (collectively, the “Indemnified Parties”) against any fees, costs or expenses (including reasonable attorneys’ fees and disbursements), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such Indemnified Party’s service as a director, officer, employee or agent of the Company or any of its Subsidiaries or services performed by such Indemnified Party at the request of the Company or any of its Subsidiaries, whether asserted or claimed prior to, at or after the Effective Time; provided, however, that if, at any time prior to the six (6) year anniversary of the Effective Time, any Indemnified Party delivers to the Surviving Corporation a written notice asserting a claim for indemnification under this Section 4.11, then the foregoing obligations of the Surviving Corporation, and of Parent to cause the Surviving Corporation, to indemnify, hold harmless and advance expenses to Indemnified Parties in respect of the claim asserted in such notice shall survive the six (6) year anniversary of the Effective Time until such time as such claim is fully and finally resolved.

(b) The Company shall use commercially reasonable best efforts prior to the Effective Time to purchase a six (6) year non-cancellable prepaid “tail policy,” with terms, conditions, retentions and limits of liability that are at least as favorable to the beneficiaries thereof as provided in the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, the “Current D&O Insurance Policies”) as of the date hereof, with respect to matters existing or occurring at or prior to the Effective Time, covering, without limitation, the transactions contemplated hereby from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to the Current D&O Insurance Policies; provided, that (i) such “tail policy” shall not require the payment of an aggregate annual premium in excess of three hundred percent (300%) of the aggregate annual premium most recently paid by the Company prior to the date hereof to maintain the Current D&O Insurance Policies (and if the aggregate annual premium of such “tail policy” exceeds such amount, the Company shall use commercially reasonable best efforts prior to the Effective Time to purchase a prepaid “tail policy” with the greatest coverage available for a cost not exceeding such amount) and (ii) the Company shall not purchase such “tail policy” without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). If the Company shall for any reason fail to obtain such “tail policy” prior to the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect for at least six (6) years from the Effective Time, at no expense to the beneficiaries thereof, the Current D&O Insurance Policies, with terms, conditions, retentions and limits of liability that are at least as favorable to the beneficiaries thereof as provided in the Current D&O Insurance Policies as of the date hereof, with respect to matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement); provided, however, that neither Parent nor the Surviving Corporation shall be required to pay an aggregate annual premium for such Current D&O Insurance Policies in excess of three hundred percent (300%) of the aggregate annual premium most recently paid by the Company prior to the date hereof to maintain the Current D&O Insurance Policies (and if the aggregate annual premium of such Current D&O Insurance Policies exceeds such amount, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, obtain directors’ and officers’ insurance policies and fiduciary liability insurance policies with the greatest coverage available for a cost not exceeding such amount).

(c) The provisions of this Section 4.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, each of the other persons who are beneficiaries under the Current D&O Insurance Policies and their respective heirs and legal representatives, who are third party beneficiaries of this Section 4.11, with full rights of enforcement against Parent and the Surviving Corporation as if a party hereto.

(d) The provisions of this Section 4.11 are intended to be in addition to the rights available to current or former directors, officers or employees, as the case may be, of the Company or any of its Subsidiaries under the certificate of incorporation or bylaws of the Company or the governing documents of any of its Subsidiaries, or under any applicable agreements, contracts, arrangements, understandings or Laws. Parent and Merger Sub agree that all rights to indemnification, exculpation and advancement of expenses for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the current or former directors, officers or employees, as the case may be, of the Company or any of its Subsidiaries, as provided in the certificate of incorporation or bylaws of the Company or the governing documents of any of its Subsidiaries or in any agreement, contract, arrangement or understanding, shall survive the Merger, shall not be amended, repealed or otherwise modified in any manner by the Merger and shall continue in full force and effect following the Merger.

(e) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ or fiduciary liability insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective current or former directors, officers or employees, it being understood and agreed that the indemnification provided for in this Section 4.11 is not prior to or in substitution for any such claims under such policies.

4.12 Anti-Takeover Laws. In the event that any state anti-takeover or other similar Law is or becomes applicable to any of the transactions contemplated by this Agreement, the Company, Parent and Merger Sub shall use their reasonable best efforts to ensure that the transactions contemplated by this Agreement may be consummated as promptly as reasonably practicable on the terms and subject to the conditions set forth in this Agreement and otherwise to eliminate or minimize the effects of such Law on this Agreement and the transactions contemplated hereby.

4.13 Financing.

(a) Parent and Merger Sub each shall use its commercially reasonable best efforts to obtain the Equity Financing on the terms and conditions set forth in the Equity Financing Commitment. Neither Parent nor Merger Sub shall amend, alter or waive, or agree to amend, alter or waive, any term of the Equity Financing Commitment, without the prior written consent of the Company. Parent and Merger Sub shall use their commercially reasonable best efforts to maintain in effect the Equity Financing Commitment until the earlier of the termination of this Agreement and the consummation of the transactions contemplated by this Agreement and to enforce their rights under the Equity Financing Commitment. Each of Parent and Merger Sub agrees to notify the Company promptly, and in any event within one (1) Business Day, if at any time prior to the Closing Date (i) the Equity Financing Commitment expires or is terminated for any reason (or if any Person attempts or purports to terminate the Equity Financing Commitment, whether or not such attempted or purported termination is valid), or (ii) the investor party to the Equity Financing Commitment refuses to provide the full Equity Financing on the terms set forth in the Equity Financing Commitment. Except as set forth in Section 4.13(b), in no event shall Parent and Merger Sub be required to seek or obtain equity financing other than the Equity Financing and in no event shall the Guarantors be required to provide equity financing in an amount in excess of the amount set forth in the Equity Financing Commitment.

(b) Parent shall use its commercially reasonable best efforts to obtain the Debt Financing on the terms and conditions (including flex provisions) set forth in the Debt Financing Commitment. Parent shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the Debt Financing Commitment, without the prior written consent of the Company, if such amendment, modification or waiver would (i) reduce the aggregate amount of the Debt Financing (including by changing the amount of fees to be paid or original issue discount of the Debt Financing), unless the Equity Financing is increased by a corresponding amount on terms no less favorable in any material respect (including as to conditionality), or (ii) impose new or additional conditions, or otherwise amend, modify or expand any conditions, to the receipt of the Debt Financing in a manner that could reasonably be expected to prevent, delay or impede the Closing or the funding of the Debt Financing. Notwithstanding the foregoing, Parent and Merger Sub may, to the extent expressly permitted under the Debt Financing Commitments, (A) amend or modify the Debt Financing Commitment to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Financing Commitment as of the date hereof, if the addition of such additional parties, individually or in the aggregate, would not prevent, materially delay or materially impede the availability of the Debt Financing or the consummation of the transactions contemplated by this Agreement, and (B) enter into additional financing commitment letters with respect to the debt financing of the transactions contemplated by this Agreement; provided, that such commitment letters (x) do not contain any new or additional conditions other than those set forth in the Debt Financing Commitment or terms that could reasonably be expected to prevent, delay or impede the Closing or the funding of the Debt Financing and (y) if such commitments are reduced, the Equity Financing Commitment is increased by an amount corresponding to such reduction.

(c) Parent shall use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to arrange and obtain the Debt Financing on the terms and conditions described in the Debt Financing Commitments, including using commercially reasonable best efforts to (i) maintain in effect the Debt Financing Commitments pursuant to their terms, (ii) satisfy, perform and observe on a timely basis all conditions and, in all material respects, all covenants applicable to Parent or Merger Sub in the Debt Financing Commitments and otherwise comply in all material respects with its obligations thereunder, (iii) negotiate in good faith and enter into definitive agreements with respect to the Debt Financing on the terms and conditions (including any flex provisions) contemplated by the Debt Financing Commitments, (iv) upon satisfaction of the conditions contained in the Financing Commitments, consummate the Financing at or prior to Closing, and (v) refrain from using any proceeds of the Debt Financing as a dividend to Parent’s stockholders, if necessary. Without limiting the generality of the foregoing, Parent shall give the Company prompt notice (which in no event shall be more than two (2) Business Days from their knowledge thereof): (A) of any material breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any material breach or default) by any party to any Financing Commitment or definitive document related to the Financing; and (B) of the receipt of any written notice or other written communication from any member of the Financing Group with respect to any material breach or default, termination or repudiation by any party to any Financing Commitment or any definitive document related to the Financing or any provisions of the Financing Commitment or any definitive document related to the Financing. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Agreement shall require, and in no event shall the commercially reasonable best efforts of Parent or Merger Sub be deemed or construed to require, either Parent, Merger Sub or any of their Affiliates to (i) pay any fees or other amounts related to the Debt Financing in excess of those contemplated by the Debt Financing Commitments (and related fee letters) or (ii) threaten, commence or pursue litigation, arbitration or other adversarial proceedings against any Debt Financing Source or Affiliate of any of same. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that it derives no contractual rights, whether as a third party beneficiary or otherwise, under the Debt Financing Commitments or any debt financing document related to the Debt Financing and shall not be entitled to enforce any such Debt Financing Commitments or documents against any agent, arranger, bookrunner, lender, letter of credit issuer or other financing party that is a party to any such Debt Financing Commitments or document (including PNC Bank, National Association, GSO Capital Partners LP and their respective Affiliates) (collectively, the “Financing Group”).

(d) In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated (including flex provisions) in the Debt Financing Commitment, Parent shall use its commercially reasonable best efforts to promptly arrange and obtain any such portion from alternative sources (the “Alternative Financing”) on terms not materially less favorable to Parent than those in the Financing Commitments (taking into account flex provisions) (as determined in the sole discretion of Parent). Parent shall promptly provide a true, correct and complete copy of each Alternative Financing commitment (together with a copy of any related fee letter with only the fee amount redacted) to the Company.

(e) Prior to the Closing, at Parent’s sole expense, the Company shall use commercially reasonable best efforts to provide Parent and Merger Sub with such cooperation in connection with the financing of the Merger (including the Debt Financing contemplated by the Debt Financing Commitments) as may be reasonably requested by Parent; provided, that (i) no liability or obligation (including any liability or obligation to pay any commitment or other similar fee) of the Company or any of its Subsidiaries under any certificate, document or instrument shall be effective until the Effective Time and none of the Company or any of its Subsidiaries shall be required to take any action that is not contingent upon the Closing (including the entry into of any agreement that is effective before the Effective Time) or that would be effective prior to the Effective Time, (ii) nothing herein shall require such cooperation to the extent it would interfere unreasonably with the business or operations of the Company or any of its Subsidiaries, (iii) none of the Company or any of its Subsidiaries shall be required to issue any offering or information document and (iv) none of the Company or any of its Subsidiaries shall be required to take any action pursuant to this Section 4.13(e) that would subject it to actual or potential liability for which it would not be indemnified hereunder or to bear any cost or expense or to pay any commitment or other similar fee or make any other payment or provide or agree to provide any indemnity in connection with the Financing or any of the foregoing prior to the Effective Time. Subject in all cases to the proviso in the immediately preceding sentence, such cooperation shall include the following: (A) participating in a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders and purchasers of, the Debt Financing and senior management and Representatives, with appropriate seniority and expertise, of the Company and its Subsidiaries), presentations, road shows, due diligence sessions, and drafting sessions; (B) assisting Parent and Merger Sub with the preparation of customary offering memoranda, bank information memoranda, and similar documents relating to the Debt Financing; (C) delivery to Parent, Merger Sub and their Financing Sources of all information with respect to the business, operations, financial condition, projections and prospects of the Company and its Subsidiaries as may be reasonably requested by Parent (including in connection with Parent’s preparation of pro forma financial statements); (D) participation by senior management of the Company in the negotiation of, and the execution and delivery of, the definitive agreements contemplated by the Debt Financing Commitments; (E) providing and executing documents as may be reasonably requested by Parent, including a certificate of the Chief Financial Officer of the Company with respect to solvency matters; (F) executing and delivering customary pledge and security documents, affidavits of title, estoppels and ground lease estoppels and consents, and otherwise facilitating the pledge of collateral; (G) cooperating with marketing efforts of Parent, Merger Sub and their Financing Sources for all or any portion of the Debt Financing; (H) using commercially reasonable efforts to obtain accountant’s comfort letters and legal opinions from the Company’s current outside legal counsel (it being understood that the main enforceability legal opinion relating to the Debt Financing will be rendered by counsel to Parent) reasonably requested by Parent; and (I) using commercially reasonable best efforts to arrange for customary payoff letters, Lien terminations and instruments of discharge in connection with the repayment of outstanding Indebtedness of the Company and its Subsidiaries, as contemplated by the Financing Commitments. All non-public or otherwise confidential information regarding the Company or any of its Subsidiaries obtained by Parent, Merger Sub or any of their respective Representatives pursuant to this Section 4.13(e) shall be kept confidential in accordance with the Confidentiality Agreement; provided, that the Company agrees that Parent and Merger Sub may share non-public or otherwise confidential information with the Financing Sources in connection with the marketing of the Debt Financing, and each such Financing Source shall be deemed a “Representative” (as defined in the Confidentiality Agreement) thereunder and the Affiliate of Parent that is a counterparty to the Confidentiality Agreement shall be responsible for any breach of the Confidentiality Agreement by such Financing Source or its officers, directors, employees or other representatives with whom the confidential information is shared. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs (including reasonable attorneys’ fees) incurred by the Company or any of its Subsidiaries in connection with the cooperation contemplated by this Section 4.13(e). Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by any of them in connection with the arrangement of the Financing (including any action taken in accordance with this Section 4.13(e)) and any information utilized in connection therewith (other than historical information relating to the Company or any of its Subsidiaries approved by the Company in writing specifically for use in the Debt Financing offering documents). The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided, that such logos shall be used solely in a manner that is not intended or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries or any of their respective Intellectual Property rights or imply that the Company or any of its Subsidiaries have prepared, endorsed or approved any such materials. Notwithstanding anything to the contrary, the condition set forth in Section 5.2(b), as it applies to the Company’s obligations under this Section 4.13(e), shall be deemed satisfied unless the Financing (or any alternative financing) has not been obtained primarily as a result of the Company’s or its Subsidiaries’ knowing and material breach of their obligations under this Section 4.13(e).

(f) Each of Parent and Merger Sub acknowledges and agrees that the obtaining of the Financing, or any alternative financing, is not a condition to Closing. In addition, each of Parent and Merger Sub acknowledges and agrees that any dividend payments by the Parent or any of its Affiliates as described in the Debt Financing Commitments are not a condition to Closing.

(g) For purposes of this Section 4.13, unless the context otherwise requires, references to “Financing” shall include the financing contemplated by the Financing Commitments as permitted to be replaced, amended and/or modified by this Section 4.13, references to “Equity Financing” shall include the equity financing contemplated by the Equity Financing Commitment as permitted to be amended and/or modified by this Section 4.13, references to “Debt Financing” shall include the debt financing contemplated by the Debt Financing Commitments as permitted to be replaced, amended and/or modified by this Section 4.13 and references to “Equity Financing Commitment” or “Debt Financing Commitments” shall include such documents as permitted to be replaced, amended and/or modified by this Section 4.13.

4.14 Litigation. In the event that any litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement is brought, or, to the Knowledge of the Company, threatened in writing, against the Company and/or the members of the Board of Directors of the Company prior to the Effective Time, the Company shall promptly notify Parent of any such litigation and shall keep Parent reasonably informed with respect to the status thereof; provided, however, that the obligation of the Company to notify Parent of any demands for appraisal pursuant to Section 262 of the DGCL is solely set forth in Section 2.9(f). The Company shall give Parent the opportunity to consult with the Company regarding the defense or settlement of any such litigation, and, at Parent’s sole discretion and expense, participate in the defense or settlement of any such litigation; provided, however, that the right of Parent to participate in the defense or settlement of any demands for appraisal pursuant to Section 262 of the DGCL is solely set forth in Section 2.9(f). The Company shall not settle, compromise, discharge or agree to settle, compromise or discharge any such litigation without Parent’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

4.15 Rule 16b-3. Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act to the extent permitted by applicable Law.

4.16 Notification of Certain Matters. At all times during the period commencing on the date hereof and ending at the Effective Time or such earlier date as this Agreement may be terminated in accordance with its terms, Parent shall give prompt notice to the Company, and the Company shall give prompt notice to Parent, (a) upon becoming aware that any representation or warranty made by it (or, in the case of Parent, Merger Sub) has become untrue or inaccurate in any material respect such that the condition set forth in Section 5.2(a) (with respect to representations and warranties made by the Company) or Section 5.3(a) (with respect to representations and warranties made by Parent or Merger Sub) would not be satisfied, in each case, at any time from and after the date of this Agreement until the Effective Time or such earlier date as this Agreement may be terminated in accordance with its terms or (b) of any failure by it (or, in the case of Parent, Merger Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it (or, in the case of Parent, Merger Sub) under this Agreement such that the condition set forth in Section 5.2(b) (with respect to covenant, condition or agreement of the Company) or Section 5.3(b) (with respect to covenant, condition or agreement of Parent or Merger Sub) would not be satisfied; provided, however, that the unintentional failure to give notice upon becoming aware that any representation or warranty has become untrue or inaccurate under this Section 4.16 shall not be deemed a covenant breach, but instead shall constitute only a breach of the underlying representation or warranty. Notwithstanding the above, the delivery of any notice pursuant to this Section 4.16 will not affect or be deemed to modify any representation or warranty set forth in this Agreement or limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Merger. All information obtained by Parent pursuant to this Section 4.16 shall be governed by the terms of the Confidentiality Agreement.

4.17 Confidentiality. The Company, Parent and Merger Sub hereby acknowledge that Parent and the Company have previously executed a Confidentiality Agreement, dated as of October 20, 2013 (as the same may have been amended or supplemented, the “Confidentiality Agreement”), which will continue in full force and effect in accordance with its terms. Parent and Merger Sub may share non-public or otherwise confidential information regarding the Company and its Subsidiaries with the Financing Sources in connection with the marketing of the Debt Financing and each such Financing Source shall be deemed a “Representative” (as defined in the Confidentiality Agreement) thereunder and the Affiliate of Parent that is a counterparty to the Confidentiality Agreement shall be responsible for any breach of the Confidentiality Agreement by any such Financing Source or its officers, directors, employees or other representatives with whom the confidential information is shared.

4.18 Forum Selection Bylaw. In connection with the approval of this Agreement by the Board of Directors of the Company, or as soon thereafter as practicable after the date of this Agreement, the Board of Directors of the Company shall adopt a forum selection bylaw substantially in the form set forth below:

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law, or the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to (i) the provisions of this Section and (ii) the personal jurisdiction of the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in any proceeding brought to enjoin any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this Section. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

Article V

CONDITIONS

5.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver (where permissible under applicable Law) at or prior to the Closing of each of the following conditions:

(a) Stockholder Approval. This Agreement shall have been duly adopted by holders of Common Shares constituting the Company Requisite Vote in accordance with applicable Law and the certificate of incorporation and bylaws of the Company.

(b) Regulatory Consents. (i) The waiting period (and extensions thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated and (ii) all required approvals and clearances applicable to the Merger under applicable Antitrust Law shall have been obtained and any applicable waiting period (or extension thereof) thereunder shall have expired or been earlier terminated.

(c) Orders. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger (collectively, an “Order”).

5.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Closing of each of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of the Company (i) set forth in Section 3.1(b) (Capitalization) shall be true and correct in all respects, except for such inaccuracies as are de minimis relative to each such representation and warranty, at and as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date); provided that for purposes of this clause (i), de minimis shall not include anything that results in losses, damages or payments in excess of $100,000, (ii) set forth in Section 3.1(c)(i) (Corporate Authority), Section 3.1(l) (Section 203 of the DGCL), and Section 3.1(y) (Brokers) shall be true and correct in all material respects at and as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) set forth in Section 3.1 (other than the sections of Section 3.1 referred to in clauses (i) and (ii)), without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein, shall be true and correct at and as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of clause (iii), for such failures to be true and correct as would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations required to be performed by it under this Agreement on or prior to the Closing Date.

(c) No Company Material Adverse Effect. Since the date hereof, no Company Material Adverse Effect shall have occurred.

(d) Officer’s Certificate. The Company shall have delivered to Parent a certificate, dated as of the Closing Date, signed on behalf of the Company by a duly authorized officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 5.2(a), (b) and (c).

5.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Closing of each of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement, without giving effect to any materiality qualifications therein, shall be true and correct at and as of the Effective Time as though made as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such date), except for such failures to be true and correct as would not, individually or in the aggregate, prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects the obligations required to be performed by it under this Agreement on or prior to the Closing Date.

(c) Officer’s Certificate. Parent shall have delivered to the Company a certificate, dated as of the Closing Date, signed on behalf of Parent by a duly authorized officer of Parent, certifying as to the satisfaction of the conditions specified in Sections 5.3(a) and (b).

Article VI

TERMINATION

6.1 Termination by Mutual Consent. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 5.1, by mutual written agreement of the Company and Parent.

6.2 Termination by Either the Company or Parent. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time by either the Company or Parent, with written notice from the terminating party to the other party, if:

(a) the Merger shall not have been consummated by July 8, 2014, whether such date is before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 5.1 (such date, the “End Date”); provided, that the right to terminate this Agreement pursuant to this Section 6.2 shall not be available to any party hereto whose actions or omissions have been the primary cause of, or the primary factor that resulted in, either the failure to satisfy the conditions to the obligations of the terminating party set forth in Article V to consummate the Merger prior to the End Date or the failure of the Effective Time to have occurred prior to the End Date;

(b) the Stockholders Meeting shall have been held and completed and the adoption of this Agreement by the stockholders of the Company referred to in Section 5.1(a) shall not have been obtained at such Stockholders Meeting or at any adjournment or postponement thereof; or

(c) any Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger shall become final and non-appealable, whether such Order becomes final and non-appealable before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 5.1(a); provided, that (i) the right to terminate this Agreement pursuant to this Section 6.2(c) shall not be available to any party hereto whose actions or omissions have been the primary cause of, or the primary factor that resulted in, such Order being issued and (ii) such Order shall have caused the failure of any condition set forth in Article V to be satisfied and the party entitled to rely on any such condition shall not elect to waive such condition.

6.3 Termination by the Company. This Agreement may be terminated, and the Merger may be abandoned, by the Company, with written notice to Parent:

(a) at any time prior to the time that the Company Requisite Vote is obtained, if (i) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, other than Section 4.2, in all material respects and complying with Section 4.2 in all respects other than de minimis non-compliance, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, (ii) immediately prior to or substantially concurrently with the termination of this Agreement, the Company enters into an Alternative Acquisition Agreement with respect to such Superior Proposal and (iii) the Company, immediately prior to or substantially concurrently with such termination, pays to Parent or its designees in immediately available funds any payments required to be paid by it pursuant to Section 6.5;

(b) at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 5.1(a), if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, such that the conditions set forth in Section 5.3(a) or Section 5.3(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by the Company to Parent and (ii) the date that is three (3) Business Days prior to the End Date; provided, however, that the Company is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 5.1, Section 5.2(a) or Section 5.2(b) not to be satisfied;

(c) at any time prior to the time that the Company Requisite Vote is obtained, if (i) the Board of Directors of the Company shall have effected a Change of Recommendation in response to, or as a result of, an Intervening Event, subject to complying with the terms of this Agreement, other than Section 4.2, in all material respects and complying with Section 4.2 in all respects other than de minimis non-compliance and (ii) the Company, immediately prior to or substantially concurrently with such termination, pays to Parent or its designees in immediately available funds any payments required to be paid by it pursuant to Section 6.5; provided, however, that the Company is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 5.1, Section 5.2(a) or Section 5.2(b) not to be satisfied; or

(d) at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company referred to in Section 5.1(a), if (i) the End Date has not occurred, (ii) all of the conditions set forth in Section 5.1 and Section 5.2 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, (iii) the Company has in good faith indicated in writing that it is ready, willing and able to consummate the Merger and (iv) Parent and Merger Sub fail to close the transactions contemplated herein, including the Merger, within three (3) Business Days after the date the Closing should have occurred pursuant to Section 2.2.

6.4 Termination by Parent. This Agreement may be terminated, and the Merger may be abandoned by Parent, with written notice to the Company:

(a) at any time prior to the time that the Company Requisite Vote is obtained, (i) the Board of Directors of the Company shall have effected a Change of Recommendation, (ii) the Company or the Board of Directors of the Company (or any committee thereof) shall (x) publicly approve, adopt or recommend any Acquisition Proposal or (y) approve or recommend, or enter into or allow the Company or any of its Subsidiaries to enter into, a letter of intent, agreement in principle or definitive agreement for an Acquisition Proposal, (iii) the Company shall have breached, in any material respect, any of its obligations under Section 4.2, (iv) the Company shall have failed to include the Company Recommendation in the Proxy Statement distributed to stockholders, (v) the Company or the Board of Directors of the Company (or any committee thereof) shall formally authorize or publicly propose any of the foregoing in clauses (i) through (v), or (vi) in the event a tender or exchange offer for Common Shares that constitutes an Acquisition Proposal (whether or not a Superior Proposal) is commenced by a Person unaffiliated with Parent and, within ten (10) Business Days after the public announcement of such Acquisition Proposal, the Company shall not have filed a Schedule 14D-9 pursuant to Rule 14e-2 and Rule 14d-9 under the Exchange Act recommending that the holders of Common Shares reject such Acquisition Proposal and not tender any Common Shares into such tender or exchange offer;

(b) at any time prior to the Effective Time, there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, such that the conditions set forth in Section 5.2(a) or Section 5.2(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by Parent to the Company and (ii) the date that is three (3) Business Days prior to the End Date; provided, however, that Parent and Merger Sub are not then in breach of this Agreement so as to cause any of the conditions set forth in Section 5.1, Section 5.3(a) or Section 5.3(b) not to be satisfied; or

(c) if, since the date of this Agreement, there shall have been a Company Material Adverse Effect that cannot reasonably be expected to be cured by the End Date.

6.5 Effect of Termination.

(a) In the event of the termination of this Agreement, and the abandonment of the Merger, pursuant to this Article VI, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates); provided, however, and notwithstanding anything in the foregoing to the contrary, that (i) the agreements of the Company, Parent and Merger Sub contained in Article I, Section 4.7 (Public Announcements), Section 4.10 (Expenses), Section 4.13(e) (Financing) (solely with respect to the indemnification and expense reimbursement provisions therein), Section 4.16 (Confidentiality), this Section 6.5, Article VII (Miscellaneous and General), the Confidentiality Agreement and the Limited Guaranty shall survive the termination of this Agreement (in the case of the Confidentiality Agreement and the Limited Guaranty, subject to the terms thereof) and (ii) the termination of this Agreement will not relieve any party hereto from liability for fraud in connection with this Agreement.

(b) In the event that:

(i) (A) this Agreement is terminated (1) pursuant to Section 6.2(a) (End Date) before obtaining the Company Requisite Vote or (2) pursuant to Section 6.2(b) (No Stockholder Approval), (B) after the date of this Agreement, but prior to such termination, a bona fide Acquisition Proposal shall have been publicly announced to the holders of Common Shares and (C) within twelve (12) months after such termination either (1) an Acquisition Transaction is consummated, (2) the Board of Directors of the Company recommends that the stockholders approve or adopt any Acquisition Transaction or (3) the Company shall have entered into a definitive agreement with respect to an Acquisition Transaction (provided, that for purposes of this clause (C), the references to twenty percent (20%) and eighty percent (80%) in the definition of “Acquisition Transaction” shall be deemed to be references to fifty percent (50%)), then the Company shall promptly, but in no event later than three (3) Business Days after the date on which any of the items set forth in clauses (1), (2) or (3) occur, pay Parent an amount equal to $4,000,000 (the “Termination Fee”) by wire transfer of immediately available funds;

(ii) this Agreement is terminated by Parent pursuant to (A) Section 6.4(a) (Change of Recommendation) or (B) pursuant to Section 6.4(b) (Company Breach), then the Company shall promptly, but in no event later than three (3) Business Days after the date of such termination, pay Parent the Termination Fee by wire transfer of immediately available funds; provided that if the Change of Recommendation is in connection with an Acquisition Proposal from an Excluded Party that results in the entry into of an Alternative Acquisition Agreement with such Excluded Party prior to the Excluded Party End Date, the “Termination Fee” shall be an amount equal to $2,500,000;

(iii) this Agreement is terminated by the Company pursuant to Section 6.3(a) (Alternative Acquisition Agreement) or Section 6.3(c) (Intervening Event), then the Company shall, immediately prior to or substantially concurrently with such termination, pay Parent the Termination Fee by wire transfer of immediately available funds; provided that if this Agreement is terminated by the Company pursuant to Section 6.3(a) in connection with the entry into of an Alternative Acquisition Agreement with an Excluded Party prior to the Excluded Party End Date, the “Termination Fee” shall be an amount equal to $2,500,000; or

(iv) this Agreement is terminated pursuant to Section 6.2(b) (No Stockholder Approval) then the Company shall, upon demand of Parent accompanied by copies of all appropriate invoices, promptly, but in no event later than three (3) Business Days after the date of such demand, reimburse Parent for the reasonable out-of-pocket costs and expenses incurred by or on behalf of Parent and/or Merger Sub in connection with the transactions contemplated by this Agreement, up to a maximum amount equal to $1,250,000 (the “Expense Reimbursement”). Any payment by the Company of such Expense Reimbursement shall be offset against, and shall reduce on a dollar-for-dollar basis, any applicable Termination Fee, if any, that may become due and payable by the Company pursuant to this Section 6.5.

For the avoidance of doubt, in no event shall the Company be required to pay the Termination Fee on more than one occasion, whether or not the Termination Fee may be payable under multiple provisions of this Agreement at the same time or at different times or upon the occurrence of different events.

(c) In the event that this Agreement is terminated by the Company pursuant to Section 6.3(b) (Parent Breach), or Section 6.3(d) (Parent Closing Failure), then Parent shall promptly, but in no event later than three (3) Business Days after the date of such termination, pay or cause to be paid to the Company an amount equal to $8,500,000 (the “Parent Fee”), by wire transfer of immediately available funds. For the avoidance of doubt in no event shall Parent be required to pay the Parent Fee on more than one occasion, whether or not the Parent Fee may be payable under multiple provisions of this Agreement at the same time or at different times or upon the occurrence of different events.

(d) The parties acknowledge that the agreements contained in this Section 6.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amounts due pursuant to Section 6.5(b) or Parent fails to promptly pay the amount due pursuant to Section 6.5(c), and, in order to obtain such payment, Parent or Merger Sub, on the one hand, or the Company, on the other hand, commences a suit that results in a judgment against the Company for any amounts set forth in Section 6.5(b) or any portion thereof or a judgment against Parent for the amount set forth in Section 6.5(c) or any portion thereof, the Company shall pay to Parent or Merger Sub, on the one hand, or Parent shall pay to the Company, on the other hand, (i) its reasonable costs and expenses (including reasonable attorneys’ fees) in connection with such suit and (ii) interest on the amount payable pursuant to such judgment, at the prime rate as published in the Wall Street Journal in effect on the date such payment was originally required to be made pursuant to Section 6.5(b) or Section 6.5(c), as the case may be plus three percent (3%), with such interest being payable in respect of the period from the date that payment was originally required to be made pursuant to Section 6.5(b) or Section 6.5(c), as the case may be, through the date of payment.

(e) Subject to Parent’s right to specific performance of this Agreement pursuant to Section 7.8, in the event Parent receives the Termination Fee and any applicable Expense Reimbursement (and reimbursement owed pursuant to Section 6.5(d)), Parent’s receipt of such amounts shall be deemed to be liquidated damages and be the sole and exclusive remedies of Parent, Merger Sub and their respective Affiliates and Representatives against the Company and any of its Affiliates and Representatives for any loss suffered as a result of any breach of any covenant or agreement in this Agreement or the failure of the Merger to be consummated, and upon payment of any such amounts, none of the Company or any of its Affiliates or Representatives shall have any other liability or obligation for any or all losses or damages suffered or incurred by Parent, Merger Sub or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for the termination of this Agreement, and none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any other claim, action or proceeding against the Company or any of its Affiliates or Representatives arising out of this Agreement (and termination thereof), any of the transactions contemplated hereby (and abandonment thereof), or any matters forming the basis for the termination of this Agreement.

(f) Subject to the Company’s right to specific performance of this Agreement pursuant to Section 7.8, in the event that the Company receives the Parent Fee, the Company’s receipt of such amount shall be deemed to be liquidated damages and the sole and exclusive remedy of the Company, its Subsidiaries, its stockholders and any of their Affiliates or Representatives against Parent, Merger Sub, any of their Affiliates and Representatives, the Equity Provider, the Guarantors and the lenders under the Debt Financing Commitments for any loss suffered as a result of any breach of any covenant or agreement in this Agreement or the failure of the Merger to be consummated, and upon payment of any such amounts none of Parent, Merger Sub, any of their Affiliates or Representatives, the Equity Provider, the Guarantors or the lenders under the Debt Financing Commitments shall have any other liability or obligation for any or all losses or damages suffered or incurred by the Company or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for the termination of this Agreement, and none of the Company, its Subsidiaries, its stockholders and any of their Affiliates or Representatives or any other Person shall be entitled to bring or maintain any other claim, action or proceeding against Parent, Merger Sub or any of their Affiliates or Representatives, the Equity Provider, the Guarantors or the lenders under the Debt Financing Commitments arising out of this Agreement (and the termination thereof), the Debt Financing Commitments, the Equity Financing Commitment, the Limited Guaranty or any of the transactions contemplated hereby or thereby (and the abandonment thereof), or any matters forming the basis for the termination of this Agreement.

(g) The Company (on behalf of itself and any of its Affiliates, its stockholders, directors, officers, employees, managers, members or agents of any of the foregoing) hereby waives any rights or claims against any lender under the Debt Financing Commitments in connection with this Agreement, the Debt Financing Commitments, the Debt Financing or in respect of any other document or any of the transactions contemplated hereby or thereby or theory of law or equity (whether in tort, contract or otherwise) or in respect of any oral or written representations made or alleged to be made in connection herewith or therewith and the Company agrees not to directly or indirectly commence any action or proceeding against any lender under the Debt Financing Commitments in connection with this Agreement, the Debt Financing Commitments, the Debt Financing or in respect of any other document or any of the transactions contemplated hereby or thereby or theory of law or equity. Nothing in this Section 6.5(g) shall limit, impair or otherwise modify (i) the rights of any of the parties to the Debt Financing Commitments (including Parent, Merger Sub or their respective Affiliates party to the Debt Financing Commitments) enumerated in the Debt Financing Commitments in accordance with the express terms and conditions thereof, (ii) any liability or obligation of any of the Financing Sources, and/or any of the rights of Parent, Merger Sub or their respective Affiliates, under any of the definitive documentation with respect to the Debt Financing or (iii) the obligations of Parent and Merger Sub with respect to the Debt Financing.

6.6 Damages Limitation. Notwithstanding anything herein to the contrary, if Parent and Merger Sub fail to effect the Closing for any or no reason or otherwise breach this Agreement or fail to perform hereunder (in any case, whether willfully, intentionally, unintentionally or otherwise), then the Company’s, and each of its Affiliates’ and Representatives’ sole and exclusive remedies (whether at law, in equity, in contract, in tort or otherwise) against Parent, Merger Sub and any of their Affiliates and Representatives for any breach, loss or damage shall be (i) to terminate this Agreement as provided in Section 6.3(b) and pursue any claims that the Company has for damages as a result of any such breach; provided that in no event shall Parent, Merger Sub or any of their Affiliates or Representatives be liable in the aggregate for any amounts in excess of the Parent Fee, (ii) to terminate this Agreement as provided in Section 6.3(b) or Section 6.3(d) and receive the Parent Fee, or (iii) pursue its remedies under Section 7.8; provided that, for the avoidance of doubt, the Company shall be permitted and entitled to seek the remedies set forth in clauses (i) or (ii) and (iii) simultaneously; provided, however, that under no circumstance shall the Company be permitted or entitled to receive both (1) a grant of specific performance to cause the Equity Financing to be funded and the Merger to be consummated that results in the Closing and (2) payment of the Parent Fee. Upon receipt by the Company of all the payments or fulfillment of the remedies referred to in clause (i), (ii) or (iii) above, as applicable, no Person shall have any rights or claims against Parent, Merger Sub or any of their Affiliates or Representatives under this Agreement, the Limited Guaranty, the Equity Commitment, the Debt Commitment or otherwise, whether at law or equity, in contract in tort or otherwise, and neither Parent, Merger Sub or any of their Affiliates or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or any of the transactions contemplated hereby and the Company agrees to cause any action pending in connection with this Agreement or any of the transactions contemplated hereby (including any action related to the Limited Guaranty, the Debt Financing, the Equity Financing, the Debt Commitment, the Equity Commitment, or otherwise) by the Company or any of its Affiliates or Representatives against Parent, Merger Sub or any of their Affiliates or Representatives to be dismissed with prejudice promptly, and in any event within five (5) Business Days thereafter. For the avoidance of doubt, under no circumstances will the Company be entitled to amounts in excess of the amount of the Parent Fee.

Article VII

MISCELLANEOUS AND GENERAL

7.1 Survival. None of the representations, warranties, covenants or agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time; provided, however, that those covenants and agreements contained in this Agreement that by their terms apply, or are to be performed in whole or in part, following the Effective Time shall survive the Effective Time until fully performed.

7.2 Amendment. Except as otherwise expressly provided in this Agreement, this Agreement may be amended by the parties hereto at any time by execution of a written instrument by each of the Company, Parent and Merger Sub; provided, however, that in the event that this Agreement has been duly adopted by the holders of Common Shares, no amendment shall be made to this Agreement that requires the approval of the holders of Common Shares under applicable Law without such approval.

7.3 Extension; Waiver. At any time and from time to time prior to the Effective Time, any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of another party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any instrument delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any delay in exercising any right, power or privilege under this Agreement shall not constitute a waiver of such right, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.4 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement. For purposes of this Agreement, a facsimile or portable document format (pdf) signature will be considered an original signature.

7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

7.6 Consent to Jurisdiction. Each of the parties hereto (i) irrevocably and unconditionally consents and submits itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, County of New Castle, or, only if that court does not have subject matter jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined only in any such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court and (v) waives any objection that it may now or hereafter have to the venue of any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any such court or that such action or proceeding was brought in an inconvenient forum, and agrees not to plead or claim the same. Each party hereto irrevocably agrees that any party hereto may make service on another party hereto by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7.9; provided, that nothing in this Section 7.6 shall affect the right of any Person to serve legal process in any other manner permitted by Law.

7.7 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF

THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (INCLUDING ANY ACTION OR PROCEEDING AGAINST AN EQUITY FINANCING PROVIDER) IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING (WHETHER BASED ON TORT, CONTRACT OR OTHERWISE). EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.7.

7.8 Remedies; Specific Performance.

(a) Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

(b) The parties hereto agree that (i) irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, (ii) money damages or other legal remedies would not be an adequate remedy for any such damage and (iii) the provisions in Section 6.5 and Section 6.6 shall not diminish or otherwise impair in any respect any party’s right to specific performance as set forth in this Section 7.8 and (iv) the right of specific performance as set forth in this Section 7.8 is an integral part of the Merger and the other transactions contemplated hereby and without that right, none of the parties hereto would have entered into this Agreement. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at law or in equity. Without limitation of the foregoing and notwithstanding anything in this Agreement to the contrary, the parties hereby further acknowledge and agree that prior to the Closing, the Company shall be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of Section 4.13 by Parent or Merger Sub. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief sought in accordance with this Section 7.8 on the basis that (i) the party seeking such remedy has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity.

(c) Notwithstanding Section 7.8(b), it is explicitly agreed that the Company shall be entitled to specific enforcement of Merger Sub’s obligations to cause the Equity Financing to be funded to effect the Merger on the terms and subject to the conditions of this Agreement only in the event that (i) all conditions set forth in Section 5.1 and Section 5.2 have been satisfied (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing) at the time when the Closing would have occurred but for the failure of the Equity Financing to be funded, (ii) the Debt Financing (or, if Alternative Financing is being used in accordance with Section 4.13, pursuant to the commitments with respect thereto) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, (iii) Parent and Merger Sub fail to complete the Closing in accordance with Section 2.2 and (iv) the Company has irrevocably confirmed in writing that if specific performance is granted and the Equity Financing and Debt Financing are funded, then it would take such actions required of it under this Agreement to cause the Closing to occur. For the avoidance of doubt, in no event shall the Company be entitled to enforce or seek to enforce specifically the obligation to cause the Equity Financing to be funded or to complete the Merger if the Debt

Financing or any Alternative Financing pursuant to the commitments with respect thereto has not been funded (or will not be funded at the Closing if the Equity Financing is funded at the Closing). The Company shall be permitted and entitled to seek both a grant of specific performance and payment of the Parent Fee; provided that under no circumstance shall the Company be permitted or entitled to receive both (1) a grant of specific performance to cause the Equity Financing to be funded and the Merger to be consummated that results in the Closing and (2) payment of the Parent Fee.

(d) Parent and Merger Sub shall be permitted and entitled to seek both a grant of specific performance and payment of the Termination Fee or any applicable Expense Reimbursement; provided that under no circumstance shall Parent and Merger Sub be permitted or entitled to receive both (1) a grant of specific performance to cause the Merger to be consummated that results in the Closing and (2) payment of the Termination Fee and any applicable Expense Reimbursement.

7.9 Notices. Any notices and other communications hereunder shall be deemed to have been duly delivered and received (a) three (3) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, (c) immediately upon delivery by hand or (d) immediately upon facsimile transmission (with a written or electronic confirmation of delivery) if sent during normal business hours of the recipient, or, if not sent during normal business hours of the recipient, then on the next Business Day, in each case to the intended recipient as set forth below:

If to Parent or Merger Sub, to it at:

c/o Insight Equity Management Company LLC

1400 Civic Place, Suite 250

Southlake, Texas 76092

Attention:	Jack F. Waterstreet
Robert J. Conner, Esq.
Facsimile No.:	(817) 488-7739

with a copy to:

Hunton & Williams LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

Attention:	Gregory J. Schmitt, Esq.
Richard L. Warren, Esq.
Facsimile No.:	(214) 740-7166

If to the Company, to it at:

Material Sciences Corporation

2200 East Pratt Boulevard

Elk Grove Village, Illinois 60007

Attention:	Clifford D. Nastas
Facsimile No.:	847-439-0737

with a copy to:

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, Illinois 60661-3693

Attention:	Lawrence D. Levin, Esq.
Matthew S. Brown, Esq.
Facsimile No.:	(312) 577-8641
(312) 902-1061

Any party to this Agreement may give any notice or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly delivered and received unless and until it is actually received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner set forth in this Section 7.9.

7.10 Entire Agreement. This Agreement (including the Exhibits hereto), the Company Disclosure Letter, the Confidentiality Agreement, the Voting Agreement, the Financing Commitments and the Limited Guaranty constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all other prior agreements, understandings, representations and warranties by or among the parties hereto, or any of them, whether written or oral, with respect to the subject matter hereof.

7.11 No Third Party Beneficiaries.

(a) Except as provided (i) in Section 4.11 (with respect to which the Indemnified Parties, each of the other persons who are beneficiaries under the Current D&O Insurance Policies and their respective heirs and legal representatives shall be third party beneficiaries, but only following the Effective Time), (ii) the third to last sentence of Section 4.13(e) (with respect to which the Representatives described in such sentence shall be third party beneficiaries), (iii) Section 6.5(e) (with respect to which the Affiliates and Representatives of the Company shall be third party beneficiaries), (iv) Section 6.5(f) (with respect to which the Affiliates and Representatives of Parent and Merger Sub, including the Financing Sources, shall be third party beneficiaries), and (v) Section 6.5(g) and Section 7.7 (with respect to which the Financing Sources shall be third party beneficiaries), this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

(b) The Company acknowledges and agrees that it has no right of recovery against Parent, Merger Sub or any of their Affiliates or Representatives, whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of Parent or Merger Sub against any of their Affiliates or Representatives, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise, except for its rights (i) against Parent and Merger Sub under, and solely in accordance with the terms of, this Agreement, (ii) against the Guarantors under, and solely in accordance with the terms of, the Limited Guaranty, (iii) against Insight Equity under, and solely in accordance with the terms of, the Equity Financing Commitment, (iv) against New Star under, and solely in accordance with the terms of, the Equity Financing Commitment, and (v) under, and solely in accordance with the terms of, the Confidentiality Agreement. The Company hereby covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, this Agreement, the Equity Financing Commitment or the transactions contemplated hereby or thereby, or in respect of any oral representations made or alleged to be made in connection herewith or therewith, against Parent, Merger Sub or any of their Affiliates or Representatives, except for (1) claims against Parent and/or Merger Sub under, and solely in accordance with the terms of, this Agreement, (2) claims against the Guarantors under, and solely in accordance with the terms of, the Limited Guaranty, (3) claims against Insight Equity under, and solely in accordance with the terms of, the Equity Financing Commitment, (4) claims against the New Star under, and solely in accordance with the terms of, the Equity Commitment, or (5) claims by the Company for breach of the Confidentiality Agreement.

(c) Each of Parent and Merger Sub acknowledges and agrees that it has no right of recovery against the Company, its Subsidiaries or any of their Affiliates or Representatives, whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of the Company or its Subsidiaries against any of their Affiliates or Representatives, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise, except for its rights (i) against the Company under, and solely in accordance with the terms of, this Agreement, (ii) against a counterparty to a Voting Agreement under the terms of such Voting Agreement and

(iii) under, and solely in accordance with the terms of, the Confidentiality Agreement. Each of Parent and Merger Sub hereby covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, this Agreement, or the transactions contemplated hereby or thereby, or in respect of any oral representations made or alleged to be made in connection herewith or therewith, against the Company or any of its Affiliates or Representatives, except for (1) claims against the Company under, and solely in accordance with the terms of, this Agreement, (2) against a counterparty to a Voting Agreement under, and solely in accordance with the terms of, such Voting Agreement, or (3) claims by the Parent or its Affiliate for breach of the Confidentiality Agreement.

7.12 Obligations of the Company and the Surviving Corporation. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

7.13 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to negotiate in good faith to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

7.14 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void; provided, that (a) Parent and Merger Sub may assign or transfer their respective rights under this Agreement to any Affiliate without the prior written consent of the Company provided that the Equity Financing Commitment, Debt Financing Commitments and the Limited Guaranty remain in full force and effect and (b) after the Effective Time, each of Parent and Merger Sub may assign its rights and obligations hereunder to the Debt Financing Sources, pursuant to the terms thereof, to the extent necessary for the purposes of creating a security interest herein or otherwise assigning as collateral in respect of such Debt Financing; provided, further, that no such assignment shall release any assigning party from its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

[Signature page follows.]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

ZINK ACQUISITION HOLDINGS INC.

By:	/s/ Ted W. Beneski
	Name:	Ted W. Beneski
	Title:	Chairman of the Board

By:	/s/ Victor L. Vescovo
	Name:	Victor L. Vescovo
	Title:	Managing Director

ZINK ACQUISITION MERGER SUB INC.

By:	/s/ Ted W. Beneski
	Name:	Ted W. Beneski
	Title:	Chairman of the Board

By:	/s/ Victor L. Vescovo
	Name:	Victor L. Vescovo
	Title:	Managing Director

MATERIAL SCIENCES CORPORATION

By:	/s/ Clifford D. Nastas
	Name:	Clifford D. Nastas
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex B

Investment Banking

January 8, 2014

CONFIDENTIAL

Board of Directors

Material Sciences Corporation

2200 East Pratt Boulevard

Elk Grove Village, IL 60007

Board of Directors:

Material Sciences Corporation, a Delaware corporation (the “Company”) proposes to enter into an agreement and plan of merger (the “Agreement”) dated as of January 8, 2014 by and among ZINK Acquisition Holdings Inc., a Delaware corporation (“Buyer”), Zink Acquisition Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Buyer (“Merger Sub”), and the Company. As more fully described in the Agreement, (i) Merger Sub will be merged with and into the Company (the “Merger”) with the Company becoming a wholly owned subsidiary of Buyer, and (ii) each outstanding share of the common stock, $0.02 par value per share, of the Company (a “Common Stock”), outstanding immediately prior to the Effective Time (as defined in the Agreement), excluding Excluded Shares (as defined in the Agreement), will be automatically converted into the right to receive $12.75 in cash (the “Consideration”).

In connection with your consideration of the Merger, you have requested our opinion as to the fairness, from a financial point of view, to the holders of the Company’s Common Stock of the Consideration to be paid by the Buyer in the Merger. Pursuant to your request, we have only considered the fairness of the Consideration payable by the Buyer in the Merger, from a financial point of view, on an aggregate dollar amount basis. We express no opinion about the fairness of any amount or nature of the compensation or consideration (including any allocation of the Consideration) payable to any of the Company’s creditors, officers, directors or employees, or any class of such persons, or to any particular shareholder relative to the Consideration payable to the holders of the Company’s Common Stock. You have not asked us to express, and we are not expressing, any opinion with respect to any of the other financial or non-financial terms, conditions, determinations or actions with respect to the Merger.

As part of our investment banking business, we are engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Robert W. Baird & Co.

227 West Monroe Street, Suite 2100

Chicago IL 60606

Main 312 609-4999

Fax 312 609-4950

www.rwbaird.com

Board of Directors

Material Sciences Corporation

January 8, 2014

In conducting our investigation and analyses and in arriving at our opinion herein, we have reviewed such information and have taken into account such financial and economic factors, investment banking procedures and considerations as we have deemed relevant under the circumstances. In that connection, and subject to the various assumptions, qualifications and limitations set forth herein, we have, among other things: (i) reviewed certain internal information, primarily financial in nature, including financial forecasts for fiscal years 2014 – 2019 concerning the business and operations of the Company (the “Forecasts”) furnished to us, and prepared, by the Company’s management for purposes of our analysis; (ii) reviewed certain publicly available information, including, but not limited, to the Company’s recent filings with the Securities and Exchange Commission and equity analyst research reports covering the Company prepared by various research firms, consensus earnings estimates for the Company for the fiscal year ending 2014; (iii) reviewed the principal financial terms of the draft Agreement dated January 8, 2014 in the form expected to be presented to the Company’s Board of Directors as they related to our analysis; (iv) compared the financial position and operating results of the Company with those of certain other publicly traded companies we deemed relevant; (v) compared the historical market prices, trading activity and market trading multiples of the Company’s common stock with those of certain other publicly traded companies we deemed relevant; (vi) compared the proposed Consideration payable by the Buyer in the Merger with the reported enterprise value of certain other business combinations we deemed relevant; and (vii) considered the present values of the forecasted cash flows of the Company reflected in the Forecasts. We have held discussions with members of the Company’s senior management concerning the Company’s historical and current financial condition and operating results, as well as the future prospects of the Company. We have also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant for the preparation of this opinion. We have not been engaged or requested to, and we did not, solicit third party indications of interest in acquiring all or any part of the Company. As a part of our engagement, we were requested by you to solicit third party indications of interest in acquiring all or any part of the Company following the acceptance of the Agreement. As such, upon execution of the Agreement, we plan to launch a 35-day go-shop period to solicit superior offers from potential third-party acquirers.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information that was publicly available or provided to us by or on behalf of the Company. We have not independently verified any information supplied to us by the Company concerning the parties to the Merger that formed a substantial basis for our opinion. We have not been engaged to independently verify, have not assumed any responsibility to verify, assume no liability for, and express no opinion on, any such information, and we have assumed, without independent verification, that the Company is not aware of any information prepared by it or its advisors that might be material to our opinion that has not been provided to us. We have assumed, without independent verification, that: (i) all material assets and liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in the Company’s financial statements provided to us; (ii) the financial statements of the Company provided to us present fairly the results of operations, cash flows and financial condition of the Company for the periods, and as of the dates, indicated and were prepared in conformity with U.S. generally accepted accounting principles consistently applied; (iii) the Forecasts for the Company were reasonably prepared on bases reflecting the best available estimates and good faith judgments of the Company’s senior management as to the future performance of the Company, and we have relied, without independent verification, upon such Forecasts in the preparation of this opinion, although we express no opinion with respect to the Forecasts or any judgments, estimates, assumptions or bases on which they were based, and we have assumed, without independent verification, that the Forecasts currently contemplated by the Company’s management used in our analysis will be realized in the amounts and on the time schedule contemplated; (iv) the Merger will be consummated in accordance with the terms and conditions of the draft Agreement without any amendment thereto and without waiver by any party of any of the conditions to their

Board of Directors

Material Sciences Corporation

January 8, 2014

respective obligations thereunder; (v) the representations and warranties contained in the draft Agreement are true and correct and that each party will perform all of the covenants and agreements required to be performed by it under the Agreement; (vi) all corporate, governmental, regulatory or other consents and approvals (contractual or otherwise) required to consummate the Merger have been, or will be, obtained without the need for any divestitures or other changes to the Consideration or other material financial terms or conditions of the Merger or that would otherwise affect the Company or our analysis. We have relied, without independent verification, as to all legal matters regarding the Merger on the advice of legal counsel to the Company. In conducting our review, we have not undertaken or obtained an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise, known or unknown) or solvency of the Company nor have we made a physical inspection of the properties or facilities of the Company. We have not considered any expenses or potential adjustments to the Consideration relating to the Merger as part of our analysis. In each case above, we have made the assumptions and taken the actions or inactions described above with your knowledge and consent.

Our opinion necessarily is based upon economic, monetary and market conditions as they exist and can be evaluated on the date hereof, and our opinion does not predict or take into account any changes which may occur, or information which may become available, after the date hereof. Furthermore, we express no opinion as to the price or trading range at which any of the Company’s securities (including the Company’s Common Stock) will trade following the date hereof or as to the effect of the Merger on such price or trading range. Such price and trading range may be affected by a number of factors, including but not limited to (i) dispositions of the Common Stock of the Company by shareholders within a short period of time after, or other market effects resulting from, the announcement and/or effective date of the Merger; (ii) changes in prevailing interest rates and other factors which generally influence the price of securities; (iii) adverse changes in the current capital markets; (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or in the Company’s industries; (v) actions by, or restrictions of, federal, state or other governmental agencies or regulatory authorities; and (vi) whether or not the Merger is timely completed on terms and conditions that are acceptable to all parties at interest.

Our opinion has been prepared at the request and for the internal and confidential information of the Board of Directors of the Company, and may not be relied upon, used for any other purpose or disclosed to any other party without our prior written consent; provided, however, that this letter may be reproduced in full in the Proxy Statement to be provided to the Company’s shareholders in connection with the Merger. Any description or reference to us or our opinion in the Proxy Statement (or any other publicly available document or regulatory filing), however, shall be subject to our prior review and approval. This opinion does not address the relative merits or risks of: (i) the Merger, the Agreement or any other agreements or other matters provided for, or contemplated by, the Agreement; (ii) any other transactions that may be, or might have been, available as an alternative to the Merger; or (iii) the Merger compared to any other potential alternative transactions or business strategies considered by the Company’s Board of Directors and, accordingly, we have relied upon our discussions with the senior management of the Company with respect to the availability and consequences of any alternatives to the Merger. This opinion does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote with respect to the Merger.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee (a “Transaction Fee”) for our services, substantially all of which is contingent upon the consummation of the Merger. We will also receive a separate fee for rendering this opinion, which fee is not contingent upon the conclusions of our opinion or the consummation of the Merger, but is fully creditable against the Transaction Fee (if paid). In addition, the Company has agreed to reimburse us for our out-of-pocket costs and to indemnify us

Board of Directors

Material Sciences Corporation

January 8, 2014

against certain liabilities that may arise out of our engagement. We will not receive any other significant payment or compensation contingent upon the successful completion of the Merger.

Within the past two years, we have had no material relationship with the Company, the Buyer, any other party to the Merger, or any of their affiliates and no such relationship is mutually understood to be contemplated in which it is intended that we would receive any compensation.

We are a full service securities firm. As such, in the ordinary course of our business, we may from time to time provide investment banking, advisory, brokerage and other services to clients that may be competitors or suppliers to, or customers or security holders of, the Company or the Buyer or that may otherwise participate or be involved in the same or a similar business or industry as the Company or the Buyer or may from time to time trade the securities of the Company (including the Company’s Common Stock) for our own account or the accounts of our customers and, accordingly, may at any time hold long or short positions or effect transactions in such securities.

Our opinion was approved by our firm’s internal fairness committee, a majority of the members of which were not involved in providing financial advisory services on our behalf to the Company in connection with the Merger.

Based upon and subject to the foregoing, including the various assumptions, qualifications and limitations set forth herein, we are of the opinion that, as of the date hereof, the Consideration to be paid by the Buyer in the Merger is fair, from a financial point of view, to the holders of the Company’s Common Stock (other than the Buyer and its affiliates).

Very truly yours,

ROBERT W. BAIRD & CO. INCORPORATED

By:

Christopher C. McMahon

Its: Managing Director – Investment Banking

Annex C

GENERAL CORPORATION LAW OF DELAWARE

SECTION 262 — APPRAISAL RIGHTS

(effective for merger agreements entered into after August 1, 2013)

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to

§ 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by11:59 p.m., Eastern Time, on March 19, 2014.

Vote by Internet • Go to www.investorvote.com/MASC • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

 ▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board recommends a vote FOR Proposals 1, 2 and 3.

1. To adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 8, 2014, by and among Material Sciences Corporation (“MSC”), Zink Acquisition Holdings Inc. and Zink Acquisition Merger Sub Inc., as it may be amended from time to time.

	For ☐	Against ☐	Abstain ☐	+

2. To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to or on behalf of MSC’s named executive officers that is based on or otherwise relates to the merger contemplated by the Merger Agreement.

	☐	☐	☐

3. To approve the adjournment of the special meeting or any adjournment or postponement of the meeting, if necessary or appropriate, for the solicitation of additional proxies in the event there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.

	☐	☐	☐

The proxies are authorized to vote in their discretion upon such other business as may properly come before the special meeting or any adjournment or postponement of the meeting.

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Special Meeting

Special Meeting of

Material Sciences Corporation Stockholders

Thursday, March 20, 2014, 10:00am Local Time

2200 East Pratt Boulevard

Elk Grove Village, Illinois 60007

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 20, 2014

The Proxy Statement for the March 20, 2014 Special Meeting of the Company’s stockholders is available at www.matsci.com under “Annual Report and Proxy Materials” in the “Investors” section.

 ▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — Material Sciences Corporation

Notice of Special Meeting of Stockholders

2200 East Pratt Boulevard, Elk Grove Village, Illinois 60007

Proxy Solicited by Board of Directors for Special Meeting – March 20, 2014

John P. Reilly and Clifford D. Nastas, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of common stock of Material Sciences Corporation of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Material Sciences Corporation to be held on March 20, 2014 or at any postponement or adjournment thereof.

When this proxy is properly executed, the shares of common stock to which this proxy relates will be voted as specified and, if no specification is made, will be voted FOR proposals 1, 2 and 3, and this proxy authorizes the above-designated proxies to vote in their sole discretion on such other business as may properly come before the special meeting or any adjournments or postponements thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

(Items to be voted appear on reverse side.)